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As filed with the Securities and Exchange Commission on July 16, 2003.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IDEC PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2836	33-0112644
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3030 Callan Road
San Diego, California 92121
(858) 431-8500
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

John M. Dunn, Esq.
Senior Vice President and General Counsel
IDEC Pharmaceuticals Corporation
3030 Callan Road
San Diego, California 92121
(858) 431-8500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

David R. Snyder, Esq. Pillsbury Winthrop LLP 101 West Broadway, Suite 1800 San Diego, California 92101-4700 Phone: (619) 234-5000 Fax: (619) 236-1995	Louis A. Goodman, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Beacon Street Boston, Massachusetts 02108 Phone: (617) 573-4800 Fax: (617) 573-4822

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this Registration Statement and the effective time of the merger of Bridges Merger Corporation, a wholly owned subsidiary of the Registrant, with and into Biogen, Inc. as described in the Agreement and Plan of Merger, dated as of June 20, 2003, included as Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and are in compliance with General Instruction G, check the following box. ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to Be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)

Common Stock ($0.0005 par value)	192,759,213	N/A	$7,054,987,197.63	$570,748.46

(1)
This registration statement relates to shares of the Registrant's common stock, par value $0.0005 per share, issuable to holders of Biogen, Inc. common stock, par value $0.01 per share, pursuant to the proposed merger of Bridges Merger Corporation, a Massachusetts corporation and wholly owned subsidiary of the Registrant, with and into Biogen, Inc.

(2)
Represents the maximum number of shares of the Registrant's common stock to be issued pursuant to the merger agreement in exchange for all of the issued and outstanding shares of Biogen, Inc. common stock. Pursuant to the merger agreement, for each outstanding share of Biogen, Inc. common stock the Registrant will issue 1.15 shares of the Registrant's common stock. The estimated maximum number of shares of the Registrant's common stock to be issued is based on the following, calculated as of May 31, 2003, (i) 148,764,583 shares of Biogen, Inc. common stock outstanding, and (ii) 18,852,124 shares of Biogen, Inc. common stock issuable upon exercise of outstanding options to purchase Biogen, Inc. common stock. The sum of the shares set forth in clauses (i) and (ii) is 167,616,707. The product of (i) 167,616,707 and (ii) 1.15 is 192,759,213. The Registrant's common stock registered pursuant to this Registration Statement includes registration of an equal number of rights issuable to the Registrant's stockholders pursuant to and under the circumstances described in the Registrant's Amended and Restated Rights Agreement dated as of July 27, 2001, as amended.

(3)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457 under the Securities Act. Pursuant to Rule 457(c), 457(f)(1) and 457(f)(3), the proposed maximum aggregate offering price of the common stock of the Registrant was calculated based on the market value of the shares of Biogen, Inc. common stock (the securities to be received by the Registrant in the merger) determined as the product of (i) the average of the high (i.e., $42.56) and low (i.e., $41.62) bid prices per share of Biogen, Inc. common stock on July 15, 2003, as reported on the Nasdaq National Market, and (ii) 167,616,707, the number of shares of Biogen, Inc. common stock outstanding as of the effective date, calculated as described in footnote (2) above.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION OF WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS IS A PART IS EFFECTIVE. THIS JOINT PROXY STATEMENT/PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITION.

MERGER PROPOSAL—YOUR VOTE IS IMPORTANT

        The boards of directors of IDEC Pharmaceuticals Corporation and Biogen, Inc. unanimously have approved a merger of equals designed to create one of the world's largest biotechnology companies. We believe the combined company will be able to create more stockholder value than could be achieved by either company individually. We ask for your support in voting in favor of the proposals to be presented at our special meetings.

        If the merger is completed, Biogen stockholders will receive 1.15 shares of IDEC common stock for each share of Biogen common stock they hold, plus cash in lieu of fractional shares. IDEC stockholders will continue to own their existing IDEC shares. Upon completion of the merger, Biogen will be a wholly owned subsidiary of IDEC, IDEC's name will be changed to BIOGEN IDEC INC. and the shares of the combined company will be traded on the Nasdaq National Market under the symbol "        ."

        We are asking IDEC stockholders to approve the issuance of the shares of IDEC common stock in connection with the merger and an amendment to IDEC's certificate of incorporation to increase the authorized shares of IDEC common stock and to change the name of the corporation to BIOGEN IDEC INC. We are also asking IDEC stockholders to approve a new equity incentive plan, entitled the 2003 Omnibus Equity Plan, and a new Performance Based Management Incentive Plan, both of which will become effective upon completion of the merger. IDEC's special meeting will be held on:

[                        ], [                        ], 2003

[          ] a.m.

at the following location:

[                        ]

San Diego, California [          ]

        IDEC's board of directors unanimously recommends that IDEC stockholders vote FOR the issuance of shares of IDEC common stock in connection with the merger, the amendment to IDEC's certificate of incorporation described above and the approval of the 2003 Omnibus Equity Plan and the Performance Based Management Incentive Plan.

        We are asking Biogen stockholders to approve the merger agreement. Biogen's special meeting will be held on:

[                        ], [                        ], 2003

[          ] a.m.

at the following location:

15 Cambridge Center
Cambridge, Massachusetts 02142

        Biogen's board of directors unanimously recommends that Biogen stockholders vote FOR the approval of the merger agreement.

        We cannot complete the merger unless Biogen stockholders approve the merger agreement and IDEC stockholders approve the issuance of shares of IDEC common stock in the merger. In addition, approval by IDEC's stockholders of the amendment of IDEC's certificate of incorporation is a condition to closing under the merger agreement. Your vote is very important. Whether or not you plan to attend your company's special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us.

        We encourage you to read carefully this joint proxy statement/prospectus, including the section entitled "Risks Relating to the Merger" beginning on page 16, before voting your shares.

William H. Rastetter, Ph.D. Chairman and Chief Executive Officer IDEC Pharmaceuticals Corporation	James C. Mullen Chairman and Chief Executive Officer Biogen, Inc.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the securities to be issued in the merger or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        This joint proxy statement/prospectus is dated                        , 2003 and is first being mailed to the stockholders of IDEC and Biogen on or about                        , 2003.

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates important business and financial information about IDEC and Biogen from other documents that are not included in or delivered with this joint proxy statement/prospectus. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference in this joint proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

IDEC Pharmaceuticals Corporation 3030 Callan Road San Diego, California 92121 (858) 431-8656 Attn: Investor Relations	Biogen, Inc. 14 Cambridge Center Cambridge, Massachusetts 02142 (617) 679-2812 Attn: Investor Relations

        If you would like to request documents, the applicable company must receive your request by                        , 2003 (which is at least five business days before the date of the special meetings), in order for you to receive them before your special meeting.

        See "Where You Can Find More Information" beginning on page 115.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To All Stockholders of IDEC Pharmaceuticals Corporation:

        NOTICE IS HEREBY GIVEN that IDEC will hold a special meeting of its stockholders on                        ,                 , 2003,             a.m., local time, at [                        ], San Diego, California [          ] for the following purposes:

  1.
  To consider and vote on a proposal to approve the issuance of shares of IDEC common stock under the Agreement and Plan of Merger, dated as of June 20, 2003, by and among IDEC, Bridges Merger Corporation and Biogen. A copy of the merger agreement is included as Annex A to the accompanying joint proxy statement/prospectus.

  2.
  To consider and vote on a proposal to amend IDEC's certificate of incorporation to increase the authorized shares of common stock from 500,000,000 to 1,000,000,000 and to change the name of the corporation to BIOGEN IDEC INC., to become effective upon completion of the merger.

  3.
  To consider and vote on the approval of a new equity incentive plan entitled the 2003 Omnibus Equity Plan, or the Stock Plan, to become effective upon completion of the merger. A copy of the Stock Plan is included as Annex B to the accompanying joint proxy statement/prospectus.

  4.
  To consider and vote on the approval of a new performance based management incentive plan entitled the Performance Based Management Incentive Plan, or the Incentive Plan, to become effective upon completion of the merger. A copy of the Incentive Plan is included as Annex C to the accompanying joint proxy statement/prospectus.

  5.
  To consider and vote on any proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals.

  6.
  To transact such other business as may properly come before the special meeting.

        Holders of record of IDEC common stock at the close of business on                        , 2003, the record date, are entitled to receive this notice and to vote their shares at the special meeting or any adjournment or postponement of that meeting. As of the record date, there were                        shares of IDEC common stock outstanding. Each share of IDEC common stock is entitled to one vote on each matter properly brought before the special meeting.

        A list of the stockholders entitled to vote at IDEC's special meeting will be available at the special meeting and for ten days prior to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at IDEC's corporate offices located at 3030 Callan Road, San Diego, California 92121. You should contact the Secretary of IDEC if you wish to review this list of stockholders.

        After careful consideration, IDEC's board of directors unanimously has determined that the merger is advisable, fair to and in the best interests of IDEC and its stockholders and unanimously has approved each of the following:

  •
  The merger agreement

  •
  The proposed merger

  •
  The issuance of shares of IDEC common stock to holders of Biogen common stock as contemplated by the merger agreement

  •
  The amendment to IDEC's certificate of incorporation to change IDEC's name to BIOGEN IDEC INC. and to increase the authorized shares of IDEC common stock from 500,000,000 to 1,000,000,000, in each case to become effective upon completion of the merger

  •
  The Stock Plan, to become effective upon completion of the merger

  •
  The Incentive Plan, to become effective upon completion of the merger

  •
  The adjournment of the special meeting, if necessary, to solicit additional votes relating to any of the foregoing

        IDEC's board of directors unanimously recommends that you vote to approve each of IDEC's proposals listed above, all of which are described in detail in the accompanying joint proxy statement/prospectus.

By Order of the Board of Directors,
John M. Dunn Secretary
[ ], 2003 San Diego, California

IMPORTANT

        Your vote is important. Even if you plan to attend the special meeting, please complete and mail the enclosed proxy card. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To All Stockholders of Biogen, Inc.:

        NOTICE IS HEREBY GIVEN that Biogen will hold a special meeting of its stockholders on                        ,                         2003,             a.m., local time, at its offices located at 15 Cambridge Center, Cambridge, Massachusetts 02142 for the following purposes:

  1.
  To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of June 20, 2003, by and among IDEC, Bridges Merger Corporation and Biogen. A copy of the merger agreement is included as Annex A to the accompanying joint proxy statement/prospectus.

  2.
  To consider and vote on any proposal to adjourn the meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

  3.
  To transact such other business as may properly come before the special meeting.

        Holders of record of Biogen common stock at the close of business on                        , 2003, the record date, are entitled to receive this notice and to vote their shares at the special meeting or any adjournment or postponement of that meeting. As of the record date, there were            shares of Biogen common stock outstanding. Each share of Biogen common stock is entitled to one vote on each matter properly brought before the special meeting. If the merger is approved, each share of Biogen common stock will be converted into the right to receive 1.15 shares of IDEC common stock.

        After careful consideration, Biogen's board of directors unanimously has determined that the merger is advisable, fair to and in the best interests of Biogen and its stockholders and unanimously has adopted and approved the merger agreement and the proposed merger. Biogen's board of directors unanimously recommends that you vote to approve the merger agreement and the proposal relating to adjournment.

By Order of the Board of Directors,

Thomas J. Bucknum Secretary
[ ], 2003 Cambridge, Massachusetts

IMPORTANT

        Your vote is important. Even if you plan to attend the special meeting, please complete and mail the enclosed proxy card. If your shares are held in the name of a bank, broker or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder. REMEMBER, YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

i

THE COMPANIES	36
IDEC	36
Biogen	37
OPINIONS OF FINANCIAL ADVISORS	38
Opinion of IDEC's Financial Advisor—Merrill Lynch	38
Opinion of Biogen's Financial Advisor—Goldman Sachs	43
INTERESTS OF CERTAIN PERSONS IN THE MERGER	52
Interests of Certain Executive Officers and Directors of IDEC in the Merger	52
Employment Agreement with William H. Rastetter, Ph.D.	52
IDEC Severance Plans and Agreements	52
Interests of Certain Executive Officers and Directors of Biogen in the Merger	53
New Employment Agreement with James C. Mullen	53
Biogen Severance Plans and Agreements	54
Treatment of Biogen Stock Options	54
Indemnification; Directors' and Officers' Insurance	54
THE MERGER AGREEMENT	55
General	55
Closing Matters	55
Consideration to Be Received in the Merger; Treatment of Stock Options	55
Exchange of Certificates in the Merger	56
Fractional Shares	56
Listing of Common Stock of the Combined Company	56
Covenants	56
Other Covenants and Agreements	61
Representations and Warranties	62
Conditions to Completion of the Merger	63
Termination of Merger Agreement	63
Termination Fee	65
Amendments, Extensions and Waivers	68
PRO FORMA FINANCIAL DATA	69
IDEC and Biogen Unaudited Pro Forma Condensed Combined Financial Statements	69
Unaudited Pro Forma Condensed Combined Statement of Income for the Three Months Ended March 31, 2003	70
Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2002	71
Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2003	72
Notes to Unaudited Pro Forma Condensed Combined Financial Statements	73
INFORMATION ABOUT THE MEETINGS AND VOTING	77
The IDEC Special Meeting	77
The Biogen Special Meeting	79
OTHER IDEC MEETING PROPOSALS	83
2003 Omnibus Equity Plan	83
Performance Based Management Incentive Plan	87
COMPARISON OF STOCKHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS	90

ii

DESCRIPTION OF IDEC CAPITAL STOCK	108
Authorized Capital Stock	108
IDEC Common Stock	108
IDEC Preferred Stock	108
IDEC's Amended and Restated Rights Agreement	109
Transfer Agent and Registrar	111
LEGAL MATTERS	112
EXPERTS	112
ADDITIONAL INFORMATION FOR STOCKHOLDERS	113
Future Stockholder Proposals	113
WHERE YOU CAN FIND MORE INFORMATION	115
ANNEXES
Annex A	Agreement and Plan of Merger
Annex B	2003 Omnibus Equity Plan
Annex C	Performance Based Management Incentive Plan
Annex D	Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Annex E	Opinion of Goldman, Sachs & Co.
Annex F	Massachusetts Appraisal Rights Statute

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:
Why are the companies proposing the merger?

A:
We believe that a combination of IDEC and Biogen will create a leading global biotechnology company that will capitalize on the complementary strengths of each company and produce greater stockholder value than would be expected absent the proposed merger.

Q:
What will a stockholder receive when the merger occurs?

A:
IDEC Stockholders:

  After the merger, IDEC stockholders will continue to hold the shares of IDEC common stock that they presently own. However, those shares will represent a smaller proportion of the outstanding shares of the combined company, which will change its name to BIOGEN IDEC INC.

  Biogen Stockholders:

  Biogen stockholders will receive 1.15 shares of IDEC common stock for each share of Biogen common stock that they own. Biogen stockholders will receive cash instead of any resulting fraction of a share in an amount reflecting the market value of the fraction of a share.

Q:
What do I need to do now?

A:
After you carefully read this document, including the annexes, please vote your shares as soon as possible so that your shares will be represented at your company's special meeting. Please follow the instructions set forth on the proxy card or on the instruction card provided by the record holder if your shares are held in the name of your broker, a bank or other nominee.

Q:
Why is my vote important?

A:
If you are a Biogen stockholder and you do not submit a proxy or vote in person at your special meeting, it will have the same effect as a vote against approval of the merger agreement. If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against the approval of the merger agreement. Biogen stockholder approval of the merger agreement is a condition to closing under the merger agreement. See "Information About the Meetings and Voting—The Biogen Special Meeting" on page 79.

  If you are an IDEC stockholder and you do not submit a proxy or vote in person at your special meeting, it will have the same effect as a vote against the proposal to amend IDEC's certificate of incorporation but it will not have any effect on the other proposals to be presented at the special meeting. If you submit a proxy and affirmatively elect to abstain from voting, your proxy will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against each of the proposals to be voted on at the special meeting. IDEC stockholder approval of the issuance of shares in the merger and the amendment to the certificate of incorporation is a condition to closing under the merger agreement. See "Information About the Meetings and Voting—The IDEC Special Meeting" on page 77.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Yes, but only if you instruct your broker as to how you want your shares voted. If you do not provide your broker with instructions on how to vote your "street name" shares, your broker cannot vote on any of the proposals.

Q:
What if I fail to instruct my broker?

A:
If you fail to instruct your broker to vote your shares and the broker submits an unvoted proxy, the resulting broker "non-vote" will be counted toward the quorum at the respective special meeting, and, with the exception of the vote by IDEC stockholders to amend IDEC's certificate of incorporation and the vote by Biogen stockholders to approve the merger agreement, it will otherwise have no effect on the proposals to be voted on at the special meetings.

Q:
Can I change my vote after I have mailed my proxy card?

A:
Yes. Stockholders who hold shares in their own name can change their vote at any time before their proxy is voted at their company's special meeting. You can do this by using any one of the following methods:

•
Timely delivery by mail of a valid, subsequently-dated proxy

•
Delivery to your company's secretary before or at the special meeting of written notice revoking your proxy or of your intention to vote by ballot at the special meeting

•
Submitting a vote by ballot at the special meeting

  If you have instructed a broker to vote your shares, you must follow your broker's directions in order to change those instructions.

Q:
When and where are the special meetings?

A:
IDEC's special meeting will take place on                        ,                             , 2003, at [                        ], San Diego, California [          ], at             a.m., local time.

  Biogen's special meeting will take place on                        ,                             , 2003, at its offices located at 15 Cambridge Center, Cambridge, Massachusetts 02142, at              a.m., local time.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, the combined company will send Biogen stockholders written instructions for exchanging their stock certificates. IDEC stockholders may keep their existing stock certificates.

Q:
When do you expect the merger to be completed?

A:
We hope to complete the merger as soon as possible after the special meetings occur and all closing conditions under the merger agreement are satisfied.

Q:
Who do I call if I have questions about the special meetings or the merger?

A:
If you have any questions about the merger, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy, you should contact:

IDEC STOCKHOLDERS:	BIOGEN STOCKHOLDERS:
IDEC Pharmaceuticals Corporation 3030 Callan Road San Diego, California 92121 (858) 431-8656 Attention: Investor Relations	Biogen, Inc. 14 Cambridge Center Cambridge, Massachusetts 02142 (617) 679-2812 Attention: Investor Relations

        YOU MAY ALSO OBTAIN ADDITIONAL INFORMATION ABOUT IDEC AND BIOGEN FROM DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY FOLLOWING THE INSTRUCTIONS IN THE SECTION ENTITLED "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 115.

SUMMARY

        This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. The information contained in this summary is qualified in its entirety by, and should be read in conjunction with, the detailed information and financial statements, including the notes thereto, appearing elsewhere in this joint proxy statement/prospectus and the documents incorporated into this joint proxy statement/prospectus by reference. See "Where You Can Find More Information" on page 115. We have included references to other portions of this joint proxy statement/prospectus to direct you to a more complete description of the topics presented in this summary.

The Companies (see page 36)

IDEC Pharmaceuticals Corporation
Bridges Merger Corporation
3030 Callan Road
San Diego, California 92121
(858) 431-8500
Internet Address: www.idecpharm.com (Information set forth in IDEC's website is not incorporated herein by reference.)

        IDEC is a biotechnology company engaged primarily in the research, development, manufacture and commercialization of targeted therapies for the treatment of cancers and autoimmune and inflammatory diseases. IDEC's two commercial products, Rituxan® (rituximab) and Zevalin® (ibritumomab tiuxetan) are for use in the treatment of certain B-cell non-Hodgkin's lymphomas, or B-cell NHLs. Rituxan is copromoted with Genentech, Inc., or Genentech, in the United States. Outside of the United States, rituximab, marketed as MabThera, is sold by F. Hoffman-La Roche, or Roche, except in Japan where Roche copromotes Rituxan in collaboration with Zenyaku Kogyo Co., Ltd., or Zenyaku. IDEC receives royalties on sales of Rituxan outside the United States. Rituxan achieved net sales of $310 million in the United States for the first quarter of 2003 (of which IDEC recorded $93 million as its share of copromotion profits) and $1.08 billion in the United States for the year ended December 31, 2002 (of which IDEC recorded $324 million as its share of copromotion profits). In February 2002, Zevalin became the first radioimmunotherapy approved by the U.S. Food and Drug Administration, or FDA, for the treatment of certain B-cell NHLs. IDEC commenced sales of Zevalin in the United States in April 2002. IDEC has granted marketing and distribution rights for Zevalin outside the United States to Schering Aktiengesellschaft, or Schering AG. Marketing approval for Zevalin in Europe is pending. Zevalin achieved net sales of $5.7 million in the United States for the first quarter of 2003 and $13.7 million in the United States for the year ended December 31, 2002. IDEC reported revenues of $117.2 million for the first quarter of 2003, $404.2 million in the year 2002 and $272.7 million in the year 2001. IDEC employs 1,000 people. IDEC spent $93.6 million on research and development in 2002.

        Bridges Merger Corporation is a Massachusetts corporation and a wholly owned subsidiary of IDEC. Bridges Merger Corporation was organized solely for the purpose of entering into the merger agreement with Biogen and completing the merger. It has not conducted any business operations. If the merger is completed, Bridges Merger Corporation will cease to exist following the merger of it with and into Biogen.

Biogen, Inc.
14 Cambridge Center
Cambridge, Massachusetts 02142
(617) 679-2000
Internet Address: www.biogen.com (Information set forth in Biogen's website is not incorporated herein by reference.)

        Biogen is a global biotechnology company that develops, manufactures and markets novel human therapeutic products. Its primary focus is on developing pharmaceutical products that address unmet medical needs, particularly in its core therapeutic areas of neurology, dermatology and rheumatology. Biogen currently sells AVONEX® (Interferon beta-1a) for the treatment of relapsing multiple sclerosis and AMEVIVE® (alefacept) for the treatment of adult patients with moderate-to-severe chronic plaque psoriasis who are candidates for systemic therapy or phototherapy. Biogen also receives revenues from royalties on sales by its licensees of a number of products covered under patents that it controls and from contract revenues related to a collaborative agreement with IDEC. Biogen's revenues for 2002 were $1.148 billion, approximately 90% of which were from sales of AVONEX. Biogen employs 2,700 people worldwide. Biogen spent $368 million on research and development in 2002.

The Proposed Merger (see page 21)

        Under the terms of the proposed merger, Bridges Merger Corporation, a wholly owned subsidiary of IDEC formed for the purpose of the merger, will merge with and into Biogen. As a result, Biogen will survive the merger and will become a wholly owned subsidiary of IDEC upon completion of the merger. IDEC will change its name to BIOGEN IDEC INC. upon completion of the merger.

        The merger agreement is included as Annex A to this joint proxy statement/prospectus. We encourage you to read carefully the merger agreement in its entirety, as it is the legal document that governs the merger.

What Biogen Stockholders Will Receive in the Merger (see "The Merger Agreement—Consideration to be Received in the Merger; Treatment of Stock Options" on page 55)

        Biogen stockholders will receive 1.15 shares of IDEC common stock for each share of Biogen common stock they hold. The exchange ratio is fixed and will not be adjusted for changes in the market value of the common stock of Biogen or IDEC. IDEC will not issue fractional shares in the merger. Therefore, the total number of shares of IDEC common stock that each Biogen stockholder will receive in the merger will be rounded down to the nearest whole number and each Biogen stockholder will receive a cash payment for the remaining fraction of a share of IDEC common stock that he or she would otherwise receive, if any, based on the average closing price of IDEC common stock for the ten trading days preceding the date of the merger.

Recommendations to Stockholders

To IDEC Stockholders (see "The Proposed Merger—Reasons of IDEC's Board of Directors for the Merger" on page 26):

        IDEC's board of directors believes that the merger is advisable, fair to and in the best interests of IDEC stockholders and unanimously recommends that IDEC stockholders vote FOR the proposal to issue shares of IDEC common stock in the merger.

        IDEC's board of directors also unanimously recommends that IDEC stockholders vote FOR the proposals to:

  •
  Amend IDEC's certificate of incorporation to increase the authorized number of shares of common stock from 500,000,000 to 1,000,000,000 and to change the name of IDEC to BIOGEN IDEC INC., to become effective upon the completion of the merger

  •
  Approve the Stock Plan and the Incentive Plan, each to become effective upon the completion of the merger

  •
  Adjourn the special meeting, if necessary, to solicit additional votes relating to the foregoing proposals

To Biogen Stockholders (see "The Proposed Merger—Reasons of Biogen's Board of Directors for the Merger" on page 29):

        Biogen's board of directors believes that the merger is advisable, fair to and in the best interests of Biogen stockholders and recommends that Biogen stockholders vote FOR the proposals to:

  •
  Approve the merger agreement

  •
  Adjourn the special meeting, if necessary, to solicit additional votes relating to the merger agreement

Reasons for the Merger (see pages 26 and 29)

        The boards of directors of IDEC and Biogen believe that this merger will accelerate both companies' strategic plans and create one of the world's largest biotechnology companies, with the scientific depth, global marketing strength and financial resources to take greater advantage of new opportunities and to bring innovative new products to market more quickly.

        The boards of both companies believe that the combined company will benefit from:

  •
  The complementary nature of the products, research and development skills and manufacturing resources of the two companies

  •
  The diversification of product portfolios and revenue bases of the two companies

  •
  Strengthened research and development capability through an anticipated annual research and development budget of over $500 million and more than 1,000 dedicated research and development employees

  •
  Becoming an attractive partner-of-choice for companies seeking to partner on promising biologic products in development

  •
  Synergies and cost savings that the combined company hopes to achieve, particularly by avoiding duplicative buildup of manufacturing facilities, other infrastructure and administrative staff

Opinion of IDEC's Financial Advisor (see page 38)

        On June 20, 2003, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or Merrill Lynch, financial advisor to IDEC, rendered to IDEC's board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated June 20, 2003, that, as of that date, and based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as Merrill Lynch considered relevant, the exchange ratio in the merger was fair from a financial point of view to the holders of IDEC common stock. The full text of Merrill Lynch's written opinion is included as Annex D to this joint proxy statement/prospectus. We encourage you to read carefully this opinion in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Merrill Lynch provided its opinion for the use and benefit of

IDEC's board of directors and Merrill Lynch's opinion does not constitute a recommendation as to how any stockholder should vote on the merger or any matter related thereto.

Opinion of Biogen's Financial Advisor (see page 43)

        On June 20, 2003, Goldman, Sachs & Co., or Goldman Sachs, financial advisor to Biogen, delivered to Biogen's board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated June 20, 2003, that, as of that date, and based upon and subject to the considerations described in its opinion and based upon such other matters as Goldman Sachs considered relevant, the exchange ratio of 1.15 shares of IDEC common stock to be received for each share of Biogen common stock was fair to holders of Biogen common stock, from a financial point of view. The full text of Goldman Sachs' written opinion, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion is included as Annex E to this joint proxy statement/prospectus. Goldman Sachs provided its opinion for the information and assistance of Biogen's board of directors in connection with its consideration of the transaction contemplated by the merger agreement. Goldman Sachs' opinion is not a recommendation as to how any Biogen stockholder should vote with respect to the merger. We encourage you to read carefully this opinion in its entirety.

Board of Directors and Management Following the Merger (see "Interests of Certain Persons in the Merger" on page 52 and "The Merger Agreement—Other Covenants and Agreements" on page 61)

        Upon completion of the merger, William H. Rastetter, Ph.D., Chairman and Chief Executive Officer of IDEC, will serve as Executive Chairman and Chairman of the board of directors of the combined company and James C. Mullen, Chairman and Chief Executive Officer of Biogen, will serve as Chief Executive Officer and President of the combined company.

        IDEC and Biogen have agreed that the board of directors of the combined company will consist of 12 directors, with six directors being designated by IDEC (one of whom will be Dr. Rastetter) and six directors being designated by Biogen (one of whom will be Mr. Mullen).

Stockholder Votes Required

For IDEC Stockholders (see page 77):

        Approval of the proposals to issue shares of IDEC common stock in the merger, to approve the Stock Plan, to approve the Incentive Plan and to adjourn the special meeting, if necessary, to solicit additional votes in favor of the foregoing proposals, each requires the affirmative vote of at least a majority of the voting power present at the special meeting, as long as a quorum, which is a majority of the shares entitled to vote, is present in person or by proxy at the special meeting. Approval of the proposal to amend IDEC's certificate of incorporation requires the affirmative vote of at least a majority of the outstanding shares of IDEC common stock. Approval of the proposal to issue shares of IDEC common stock in the merger is a condition to completion of the merger. Stockholder approval of the proposal to amend IDEC's certificate of incorporation is a condition to closing under the merger agreement, but may be waived by IDEC and Biogen if the proposal is not approved by IDEC stockholders and IDEC's and Biogen's boards of directors determine that the companies nonetheless should complete the merger.

        On the record date, directors and executive officers of IDEC and their affiliates beneficially owned or had the right to vote            shares of IDEC common stock, representing approximately    % of the shares of IDEC common stock outstanding on the record date. To IDEC's knowledge, directors and executive officers of IDEC and their affiliates intend to vote their common stock in favor of the proposals described in the preceding paragraph.

For Biogen Stockholders (see page 79):

        Approval of the merger agreement requires the affirmative vote of at least a majority of the outstanding shares of Biogen common stock. Approval of the merger agreement is a condition to the completion of the merger. Approval of any proposal to adjourn the special meeting, if necessary, to solicit additional votes in favor of the merger requires the affirmative vote of at least a majority of the votes cast by holders of Biogen common stock present at the special meeting.

        On the record date, directors and executive officers of Biogen and their affiliates beneficially owned or had the right to vote            shares of Biogen common stock, representing approximately            % of the shares of Biogen common stock outstanding on the record date. To Biogen's knowledge, directors and executive officers of Biogen and their affiliates intend to vote their common stock in favor of the merger agreement and the proposal to adjourn the special meeting, if necessary, to solicit additional votes.

Treatment of Biogen Stock Options (see "The Merger Agreement—Consideration to be Received in the Merger; Treatment of Stock Options" on page 55)

        Each outstanding Biogen stock option will be assumed by IDEC as of the completion of the merger and, after such date, will be exercisable for shares of common stock of the combined company under the same terms and conditions of the same documents as currently govern such options. The number of shares of common stock of the combined company underlying the new option will equal the number of shares of Biogen common stock for which the corresponding Biogen option was exercisable, multiplied by 1.15 and rounded down to the nearest whole share. The per share exercise price of each new option will equal the exercise price of the corresponding Biogen option divided by 1.15 and rounded up to the nearest one cent.

Ownership of Common Stock of the Combined Company After the Merger

        IDEC stockholders will own approximately 50.5% of the combined company and Biogen stockholders will own approximately 49.5% of the combined company, on a fully diluted basis. As used in the calculation of IDEC stockholder and Biogen stockholder ownership, fully diluted means that the number of shares of common stock issuable upon conversion or exercise, as applicable, of outstanding convertible securities and stock options with conversion prices or exercise prices, as applicable, that are less than the market price of the applicable company's common stock minus the number of shares of stock that could be purchased with the proceeds that would be received by the companies from the exercise of such options (assuming such options actually were exercised), are deemed to be outstanding. The ownership percentages are based on the number of shares of IDEC and Biogen common stock, convertible preferred stock, convertible debt securities and stock options outstanding on May 31, 2003 and the market prices of IDEC and Biogen common stock shortly prior to the signing of the merger agreement.

Conditions to Completion of the Merger (see page 63)

        Completion of the merger depends upon the satisfaction or waiver, where permitted by the merger agreement, of a number of conditions, including the following:

  •
  Approval of the merger agreement by Biogen stockholders

  •
  Approval by IDEC stockholders of the issuance of the shares of IDEC common stock in the merger and the amendment to IDEC's certificate of incorporation

  •
  Approval by Nasdaq of the listing on the Nasdaq National Market of the shares of IDEC common stock to be issued in the merger

  •
  Expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or the HSR Act, and waiting periods under any applicable foreign statutes or regulations

  •
  Absence of any law, regulation or court order prohibiting the merger

  •
  Receipt of opinions of counsel to IDEC and Biogen that the merger will qualify as a tax-free reorganization, which condition cannot be waived following the receipt of Biogen stockholder approval of the merger without further Biogen stockholder approval

  •
  Any inaccuracies in the representations and warranties in the merger agreement made by a party, in the aggregate, having not had and not being reasonably likely to have a material adverse effect on that party

  •
  The material compliance by the parties with their obligations under the merger agreement

  •
  Neither party having suffered any change that is reasonably likely to have a material adverse effect on that party

Regulatory Matters Relating to the Merger (see page 32)

        Under the HSR Act, the merger cannot be completed until (i) IDEC and Biogen have made required notifications and submitted required information and materials to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and (ii) specified waiting period requirements have expired or been terminated. IDEC and Biogen filed the required notification and report forms with these entities on July 9, 2003.

        IDEC and Biogen each conduct business in various foreign countries, some of which require filings with regulatory authorities in connection with the proposed merger.

        IDEC and Biogen are not permitted to complete the merger unless the regulatory conditions described above are satisfied.

Material U.S. Federal Income Tax Consequences of the Merger (see page 31)

        Assuming the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes, which IDEC and Biogen anticipate, holders of Biogen common stock whose shares of Biogen common stock are exchanged in the merger for shares of common stock of the combined company will not recognize gain or loss, except to the extent of cash, if any, received in lieu of a fractional share of common stock of the combined company.

        The discussion of material U.S. federal income tax consequences of the merger contained in this joint proxy statement/prospectus is intended to provide only a general summary, and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any foreign, state or local taxes. IDEC and Biogen strongly urge each holder of Biogen common stock to consult his or her tax advisor to determine the particular U.S. federal, state, or local or foreign income or other tax consequences to that stockholder of the merger.

Listing of Common Stock of the Combined Company (see page 56)

        The shares of common stock of the combined company to be issued in the merger will be listed on the Nasdaq National Market under the ticker symbol "        ."

Dissenters' Rights of Appraisal (see page 33)

        IDEC is incorporated under the laws of the State of Delaware. Under Delaware law, IDEC stockholders will not have dissenters' rights of appraisal in connection with the issuance of shares of common stock of the combined company in the merger.

        Biogen is incorporated under the laws of Massachusetts. Under Massachusetts law, Biogen stockholders have the right to dissent from the merger and to receive payment in cash for the appraised value of their shares of Biogen common stock in lieu of receiving shares of common stock of the combined company. The appraised value of their shares of Biogen common stock may be more than, less than or equal to the value of the merger consideration. Any Biogen stockholder who wishes to exercise his or her right to dissent must take the following actions:

  •
  Deliver to Biogen, before the special meeting, written notice of such stockholder's objection to the merger and intent to exercise his or her dissenter's rights of appraisal and demand payment for his or her shares of Biogen common stock if the merger is completed

  •
  Not vote his or her shares in favor of the merger agreement

  •
  Follow the statutory procedures for perfecting dissenters' rights under Massachusetts law, which are summarized in the section entitled "Dissenters' Rights of Appraisal" on page 33

        Merely voting against the merger agreement will not preserve the dissenter's rights of a Biogen stockholder. Sections 85 through 98 of the Massachusetts Business Corporation Law, or MBCL, are reprinted in their entirety and included as Annex F to this joint proxy statement/prospectus. Failure by a Biogen stockholder to precisely comply with all procedures required by the MBCL may result in the loss of dissenters' rights for that stockholder.

Interests of Certain Persons in the Merger (see page 52)

        When IDEC and Biogen stockholders consider their respective board of directors' recommendations that they vote in favor of the proposals relating to the merger, they should be aware that certain executive officers of IDEC and Biogen and the members of IDEC's and Biogen's boards of directors have interests in the merger that may be different from, or in addition to, the interests of stockholders generally. IDEC's and Biogen's boards of directors were aware of and considered these potentially conflicting interests when they approved the proposals relating to the merger.

Restrictions on Alternative Transactions (see "The Merger Agreement—Covenants—No Solicitation" on page 58)

        The merger agreement contains restrictions on the ability of each of IDEC and Biogen to solicit or engage in discussions or negotiations with a third party with respect to a proposal to acquire a significant interest in the applicable company. Notwithstanding these restrictions, the merger agreement provides that under specified circumstances, if either party receives an acquisition proposal from a third party that is a superior proposal, as defined in the merger agreement, it may furnish nonpublic information to that third party and engage in negotiations regarding the superior proposal with that third party. Prior to withdrawing its recommendation in favor of the merger in light of a superior proposal, IDEC or Biogen, as applicable, must, if requested by the other party, negotiate with the other party to amend the merger agreement so that the third party proposal is no longer a superior proposal. Even if IDEC or Biogen receives a proposal from a third party that is a superior proposal, it is obligated to hold a stockholders meeting relating to the merger proposals which are the subject of this joint proxy statement/prospectus.

        Under certain circumstances, if the merger agreement is terminated by a party in connection with the existence of a superior proposal, a termination fee of up to $230 million may be payable by the party that received the superior proposal. See "The Merger Agreement—Termination Fee" on page 65.

Accounting Treatment of the Merger (see page 31)

        IDEC will account for the merger under the purchase method of accounting for business combinations under accounting principles generally accepted in the United States of America, which means that the assets and liabilities of Biogen will be recorded, as of the completion of the merger, at their fair values and added to those of IDEC.

Amendment to IDEC's Certificate of Incorporation

        At IDEC's special meeting, holders of IDEC common stock will be asked to approve an amendment to IDEC's certificate of incorporation increasing the authorized number of shares of common stock from 500,000,000 to 1,000,000,000 and changing the name of the company to BIOGEN IDEC INC., effective upon the completion of the merger. Stockholder approval of the amendment to IDEC's certificate of incorporation is a condition to closing under the merger agreement, but may be waived by IDEC and Biogen if the proposal is not approved by IDEC stockholders and IDEC's and Biogen's boards of directors determine that the companies nonetheless should complete the merger.

Summary Selected Historical Financial Information

        IDEC and Biogen are providing the following financial information to aid you in your analysis of the financial aspects of the merger. IDEC and Biogen derived the summary selected historical consolidated balance sheets data and consolidated statements of income data as of and for the years ended December 31, 1998 through December 31, 2002 from the audited consolidated financial statements of IDEC and Biogen for those periods. IDEC and Biogen derived the statements of income data for the three months ended March 31, 2002 and 2003 and the balance sheet data as of March 31, 2003 from the unaudited consolidated financial statements of IDEC and Biogen for those periods.

        In the opinion of IDEC's management, the unaudited consolidated financial statements of IDEC have been prepared on a basis consistent with its audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for these periods. In the opinion of Biogen's management, the unaudited consolidated financial statements for Biogen have been prepared on a basis consistent with its audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial position and results of operations for these periods. The operating results for the three months ended March 31, 2003 are not necessarily indicative of the results that may be expected for the entire fiscal year of IDEC, Biogen or the combined company.

        The table below represents summary selected historical consolidated statements of income and consolidated balance sheets data of IDEC and Biogen and you should read it together with the historical financial statements and related notes contained in the annual reports and other information that each company has filed with the Securities and Exchange Commission and incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 115 for more information.

IDEC Summary Selected Historical Financial Information

IDEC Pharmaceuticals Corporation and Subsidiaries
(in thousands, except per share amounts)

Consolidated Statement of Income Data:

	Years Ended December 31,					Three Months Ended March 31,
	1998	1999	2000	2001	2002	2002	2003
Product sales	$—	$—	$—	$—	$13,711	$—	$5,663
Revenues from unconsolidated joint business arrangement	53,813	93,197	132,782	251,428	385,809	78,182	110,911
Corporate partner revenues	33,146	24,806	21,900	21,249	4,702	1,559	672
Total revenues	86,959	118,003	154,682	272,677	404,222	79,741	117,246
Total operating costs and expenses	68,055	76,586	98,823	141,540	190,346	38,092	54,104
Income before income tax provision and cumulative effect of accounting change	21,900	45,606	69,347	161,604	231,522	45,651	66,452
Income before cumulative effect of accounting change	21,478	43,157	57,408	101,659	148,090	29,673	41,200
Cumulative effect of accounting change	—	—	(9,263)	—	—	—	—
Net income	$21,478	$43,157	$48,145	$101,659	$148,090	$29,673	$41,200

Diluted earnings per share:
Before cumulative effect of accounting change	$0.15	$0.29	$0.36	$0.59	$0.85	$0.17	$0.24
Cumulative effect of accounting change	—	—	(0.06)	—	—	—	—

Diluted earnings per share	$0.15	$0.29	$0.30	$0.59	$0.85	$0.17	$0.24

Shares used in calculation of diluted earnings per share	140,262	151,287	159,310	181,481	179,634	182,418	177,821

Consolidated Balance Sheet Data:

	December 31,
						March 31, 2003
	1998	1999	2000	2001	2002
Cash, cash equivalents and securities available-for sale	$73,502	$246,826	$750,526	$866,607	$1,447,865	$1,481,944
Due from related parties	17,473	23,654	41,753	67,651	100,288	94,571
Total assets	125,273	307,074	856,406	1,141,216	2,059,689	2,118,407
Notes payable, less current portion	2,095	122,910	128,888	135,977	866,205	871,345
Total stockholders' equity	106,428	159,978	694,619	956,479	1,109,690	1,160,368

Biogen Summary Selected Historical Financial Information

Biogen, Inc. and Subsidiaries
(in thousands, except per share amounts)

Consolidated Statement of Income Data:

	Years Ended December 31,					Three Months Ended March 31,
	1998	1999	2000	2001	2002	2002	2003
Product revenues	$394,863	$620,636	$760,292	$970,546	$1,034,357	$265,985	$278,177
Royalty revenues	162,724	173,799	165,373	71,766	114,007	22,358	41,373
Contract revenues	—	—	—	—	—	—	1,149
Total revenues	557,587	794,435	925,665	1,042,312	1,148,364	288,343	320,699
Total costs and expenses	366,948	478,184	597,309	682,114	851,727	195,175	226,795
Income before income taxes	210,193	329,016	487,105	389,497	276,595	100,196	88,240
Net income	138,697	220,450	333,577	272,683	199,148	72,141	63,533
Diluted earnings per share	$0.90	$1.40	$2.16	$1.78	$1.31	$0.47	$0.42
Shares used in calculating diluted earnings per share	154,270	157,788	154,602	152,916	151,930	152,202	151,494

Consolidated Balance Sheet Data:

	December 31,
						March 31, 2003
	1998	1999	2000	2001	2002
Cash, cash equivalents and short-term marketable securities	$516,914	$654,539	$682,412	$798,107	$867,109	$812,381
Total assets	924,715	1,277,973	1,431,856	1,721,046	2,006,988	1,975,889
Long-term debt, less current portion	56,960	52,073	47,185	42,297	37,410	36,605
Total stockholders' equity	718,613	979,530	1,106,402	1,348,832	1,595,421	1,618,679
Dividends—none

Summary Selected Unaudited Pro Forma Combined Financial Information

        The merger will be accounted for under the purchase method of accounting, which means that the assets and liabilities of Biogen will be recorded, as of completion of the merger, at their fair values and added to those of IDEC. For a more detailed description of purchase accounting, see "The Proposed Merger—Accounting Treatment of the Merger" on page 31.

        We have presented below selected unaudited pro forma combined financial information that is intended to provide you with a better picture of what the businesses might have looked like had IDEC and Biogen actually been combined. The unaudited pro forma combined balance sheet combines the historical consolidated balance sheets of IDEC and Biogen as of March 31, 2003, giving effect to the merger as if it occurred on March 31, 2003. The unaudited pro forma combined statements of income combine the historical consolidated statements of income of IDEC and Biogen for the year ended December 31, 2002 and the three months ended March 31, 2003, giving effect to the merger as if it occurred on January 1, 2002. The combined financial information would have been different, perhaps materially, had the companies actually been combined as of that date. The selected unaudited pro forma combined financial information does not reflect the effect of asset dispositions, if any, or cost savings that may result from the merger or any non-recurring charges directly attributable to the merger, such as in-process research and development and amortization of the inventory step-up. You should not rely on the selected unaudited pro forma combined financial information as being indicative of the historical results that would have occurred had the companies been combined or the future results that may be achieved after the merger. The following selected unaudited pro forma combined financial information has been derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included in this joint proxy statement/prospectus.

BIOGEN IDEC INC. and Subsidiaries
(in thousands, except per share amounts)

Pro Forma Combined Statement of Income Data:

	Year Ended December 31, 2002	Three Months Ended March 31, 2003
Product sales	$1,048,068	$283,840
Royalties	114,007	41,373
Revenues from unconsolidated joint business	385,809	110,911
Corporate partner revenues	4,702	672
Total revenues	1,552,586	436,796
Income before income taxes	272,997	95,404
Net income(1)	179,042	62,177
Diluted earnings per share	$0.52	$0.18
Shares used in calculation of diluted earnings per share	354,354	352,039

Pro Forma Combined Balance Sheet Data:

March 31, 2003
Cash, cash equivalents and marketable securities	$2,294,325
Due from related parties	94,571
Total assets	9,512,122
Notes payable, less current portion	907,950
Total stockholders' equity	6,934,836
Dividends	—

(1)
Included in net income are several merger-related charges, such as amortization of intangible assets and deferred compensation.

Comparative Per Share Information

        The following table sets forth selected historical share, net income per share and book value per share information of IDEC and Biogen and unaudited pro forma combined share, net income per share and book value per share information after giving effect to the merger between IDEC and Biogen, assuming that 1.15 shares of IDEC common stock had been issued in exchange for each outstanding share of Biogen common stock. The pro forma equivalent information of Biogen was derived using the historical share, net income per share and book value per share information assuming that 1.15 shares of IDEC common stock had been issued in exchange for each outstanding share of Biogen common stock. You should read this information in conjunction with the selected historical financial information included elsewhere in this document, and the historical financial statements of IDEC and Biogen and related notes that are incorporated in this document by reference. The unaudited pro forma combined share, net income per share and book value per share information is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements and related notes included in this joint proxy statement/prospectus. The historical share, net income per share and book value per share information is derived from unaudited consolidated financial statements of IDEC and Biogen as of and for the three months ended March 31, 2003. The historical share and net income per share information is derived from audited consolidated financial statements of IDEC and Biogen as of and for the year ended December 31, 2002. The amounts set forth below are in thousands, except per share amounts.

	IDEC		Biogen
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent
	Year Ended December 31, 2002
Basic earnings per share	$0.97	$0.55	$1.33	$1.16
Diluted earnings per share	$0.85	$0.52	$1.31	$1.14
Shares used in calculating earnings per share:
Basic	153,086	324,824	149,337	171,738
Diluted	179,634	354,354	151,930	174,720
	IDEC		Biogen
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent
	Three Months Ended March 31, 2003
Basic earnings per share	$0.27	$0.19	$0.42	$0.37
Diluted earnings per share	$0.24	$0.18	$0.42	$0.36
Book value per share	$7.49	$21.30	$10.90	$9.48
Dividends	—	—	—	—
Shares used in calculating per share information:
Basic	154,673	326,726	149,611	172,053
Diluted	177,821	352,039	151,494	174,218
Book value	154,907	325,622	148,448	170,715

Comparative Per Share Market Price and Dividend Information

        IDEC common stock and Biogen common stock are each listed on the Nasdaq National Market. IDEC's ticker symbol is "IDPH" and Biogen's ticker symbol is "BGEN." The following table sets forth, for the calendar quarters indicated, based on published financial sources, the high and low bid prices per share of IDEC common stock and Biogen common stock as reported on the Nasdaq National Market. Neither IDEC nor Biogen has paid any cash dividends on its common stock to date.

	IDEC Common Stock*		Biogen Common Stock
	High	Low	High	Low
2000
First Quarter	$57.67	$25.00	$129.00	$67.88
Second Quarter	42.88	18.54	74.88	48.50
Third Quarter	60.04	36.75	75.62	52.62
Fourth Quarter	77.65	50.38	64.62	47.12
2001
First Quarter	$67.56	$32.63	$75.00	$50.25
Second Quarter	75.00	33.50	67.50	51.75
Third Quarter	69.60	44.78	62.80	48.29
Fourth Quarter	73.32	47.07	61.15	52.10
2002
First Quarter	$71.40	$50.09	$58.30	$48.02
Second Quarter	66.84	30.75	51.31	38.36
Third Quarter	47.67	20.76	41.43	28.43
Fourth Quarter	47.41	31.17	46.81	28.50
2003
First Quarter	$37.14	$27.80	$43.44	$29.31
Second Quarter	42.05	30.01	50.52	29.95

*
Adjusted for a 3-for-1 stock split by way of a stock dividend in January 2001.

Recent Closing Prices

        The following table sets forth the high and low bid prices per share of IDEC common stock and Biogen common stock as reported on the Nasdaq National Market on June 20, 2003, the last full trading day prior to the announcement of the signing of the merger agreement, and                        , 2003, the most recent practicable date prior to the mailing of this joint proxy statement/prospectus to IDEC and Biogen stockholders. The equivalent price per share is equal to the high and low bid prices of a share of IDEC common stock on that date multiplied by 1.15, the exchange ratio in the merger.

							Biogen Common Stock						Equivalent Price Per Share
IDEC Common Stock
Date
	High			Low			High			Low			High			Low
June 20, 2003		$39.88			$38.08			$44.88			$43.20			$45.86			$43.79
, 2003	[		]	[		]	[		]	[		]	[		]	[		]

RISKS RELATING TO THE MERGER

        In addition to the other information included in this joint proxy statement/prospectus, including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements," you should consider carefully the following risks before voting at your special meeting. Further, you should read and consider the risks and uncertainties associated with each of the businesses of IDEC and Biogen because these risks also will affect the combined company. These risks and uncertainties can be found in the annual reports for each company on Form 10-K for the year ended December 31, 2002 and the quarterly reports for each company on Form 10-Q for the three months ended March 31, 2003, which are filed with the Securities and Exchange Commission and incorporated by reference in this joint proxy statement/prospectus. Additional risks and uncertainties not presently known to IDEC and Biogen or that currently are not believed to be important to IDEC and Biogen also may affect adversely the merger and the combined company following the merger.

The value of common stock of the combined company to be received by Biogen stockholders in the merger will fluctuate

        The number of shares of common stock of the combined company issued in the merger for each share of Biogen common stock is fixed. The market price of IDEC common stock and Biogen common stock when the merger is completed may vary from their market prices at the date of this joint proxy statement/prospectus and at the date of the special meetings of IDEC and Biogen. For example, during the 12-month period ended on                        , 2003, the most recent practical date prior to the mailing of this joint proxy statement/prospectus, the low and high bid prices for IDEC common stock ranged from $    to $    , and the low and high bid prices for Biogen common stock ranged from $    to $    . See "Comparative Per Share Market Price and Dividend Information" on page 15 for more detailed share price information.

        Future variations may be the result of various factors including:

  •
  Changes in the business, operations or prospects of IDEC or Biogen

  •
  Any issues or difficulties arising with respect to the companies' products or programs

  •
  Governmental and/or litigation developments and/or regulatory considerations

  •
  Market assessments as to whether and when the merger will be consummated

  •
  Uncertainty caused by intellectual property disputes and the impact of competition on the sales of the companies' products

  •
  General market and economic conditions

        The merger consideration will not be adjusted for any increase or decrease in the market price of IDEC common stock or Biogen common stock. If the market value of IDEC common stock declines prior to the time the merger is completed, the value of the merger consideration to be received by Biogen stockholders will decline. In addition, the merger may not be completed until a significant period of time has passed after IDEC's and Biogen's special meetings. At the time of their special meetings, IDEC and Biogen stockholders will not know the exact value of the shares of common stock of the combined company that will be issued in connection with the merger.

        Stockholders of IDEC and Biogen are urged to obtain current market quotations for IDEC common stock and Biogen common stock before voting their shares at the special meetings.

We may be unable to integrate our operations successfully and realize all of the anticipated benefits of the merger

        The merger involves the integration of two companies that previously have operated independently, which is a complex, costly and time-consuming process. The difficulties of combining the companies' operations include, among other things:

  •
  The necessity of coordinating geographically disparate organizations, systems and facilities

  •
  Integrating personnel with diverse business backgrounds

  •
  Consolidating corporate and administrative functions

  •
  Consolidating research and development and manufacturing operations

  •
  Coordinating sales and marketing functions

  •
  Retaining key employees

  •
  Preserving the research and development, collaboration, distribution, marketing, promotion and other important relationships of IDEC and Biogen

        The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined company's business and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the merger and the integration of the two companies' operations could harm the business, results of operations, financial condition or prospects of the combined company after the merger.

        Among the factors considered by IDEC's and Biogen's boards of directors in connection with their approvals of the merger agreement were the opportunities for cost savings from operating efficiencies that could result from the merger. There can be no assurance that these savings will be realized within the time periods contemplated or that they will be realized at all. There also can be no assurance that the integration of IDEC and Biogen will result in the realization of the full benefits anticipated by the companies to result from the merger.

Obtaining required approvals and satisfying closing conditions may delay or prevent completion of the merger

        The merger is subject to review by, and IDEC and Biogen are required to make pre-merger notification filings with, the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission under the HSR Act. In addition, other filings with, notifications to and authorizations and approvals of, governmental agencies in foreign countries with respect to the transactions contemplated by the merger agreement, relating primarily to antitrust issues, must be made and received prior to the completion of the merger. Completion of the merger is conditioned upon the receipt of all material governmental authorizations, consents, orders and approvals, including the expiration or termination of the applicable waiting periods under the HSR Act. IDEC and Biogen are seeking to obtain all required regulatory approvals prior to the special meetings; however, no assurances can be given that all required regulatory approvals will be obtained or that restrictions on the combined company will not be sought by governmental agencies as a condition to obtaining those approvals. There can be no assurance that any operating restrictions imposed would not affect adversely the value of the combined company.

The merger agreement requires payment of a termination fee of up to $230 million in certain instances, which could deter a third party from proposing an alternative transaction to the merger

        Under the terms of the merger agreement, IDEC, Biogen or both may be required to pay to the other a termination fee of up to $230 million if the merger agreement is terminated under certain circumstances. With some exceptions, these circumstances include, among others, (i) situations in which one party has terminated the merger agreement as a result of the withdrawal, modification or change in the recommendation of the other party's board of directors with respect to the merger and (ii) certain other terminations if, prior to the termination, a third party announced an offer or indicated an interest in a transaction involving a party and/or, within 12 months of such termination, that party enters into a transaction involving the sale of that party, or the merger of that party, with another company. The effect of this termination fee may discourage competing bidders from presenting proposals to acquire or merge with IDEC or Biogen that, from a financial perspective, might be superior to the terms of the merger. For a more complete description of the termination rights of each party and the termination fees payable under the merger agreement, see "The Merger Agreement—Termination of Merger Agreement" and "—Termination Fee" on pages 63 and 65.

CAUTIONARY STATEMENT CONCERNING

FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this joint proxy statement/prospectus and the other documents incorporated into this joint proxy statement/prospectus by reference that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, and Section 27A of the Securities Act of 1933, or the Securities Act. Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or results of operations of IDEC, Biogen or the combined company. These statements involve estimates and assumptions based on the judgment of each company's management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements include the information in this joint proxy statement/prospectus and the other documents incorporated by reference into this joint proxy statement/prospectus regarding:

  •
  Management forecasts and plans
  •
  Efficiencies, cost avoidance and cost savings
  •
  Competition and the impact of competitive products
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  Income and margins
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  Earnings per share
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  Market opportunities
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  Combined operations and execution of integration plans
  •
  Facility expansion
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  The condition of the economy
  •
  Economic performance and growth
  •
  Conditions to, and the timetable for, completing the merger
  •
  Acquisitions and dispositions
  •
  Intellectual property positions and litigation
  •
  Potential and contingent liabilities
  •
  Taxes
  •
  Development and commercialization of additional products
  •
  Regulatory approvals
  •
  Merger and integration-related expenses
  •
  Timing and potential outcome of clinical trials and programs
  •
  Revenues
  •
  Costs, expenses and future spending

        These statements may be preceded by, followed by or include the words "believes," "expects," "anticipates," "intends," "plans," "estimates" or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

        Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in "Risks Relating to the Merger" above and elsewhere in this document, and in the documents which are incorporated into this joint proxy statement/prospectus by reference, could affect the future results of IDEC, Biogen and the combined company after the completion of the merger, and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

Competitive Factors

  •
  The ability to respond to and the impact of the loss of patent protection for IDEC's and Biogen's products and technologies

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  The impact of competitive products on the sales of IDEC's and Biogen's significant pharmaceutical products

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  The timing of the introduction of new products

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  The ability to respond to price pressures imposed by managed care groups, insurers and government agencies

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  The ability to respond to technological advances attained by competitors and patents granted to competitors

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  The ability to manufacture products competitively and cost effectively

Operating Factors

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  Changes in the market's reaction to IDEC's and Biogen's significant products

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  The ability to identify new viable therapies and technologies internally and from outside sources and to commercialize innovative and competitive products worldwide

  •
  The ability to successfully complete clinical trials and obtain and maintain regulatory approval for new products and manufacturing facilities in the United States and other countries

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  The ability to successfully manufacture products in quantities required to meet clinical and commercial demand

  •
  The effect of other regulatory developments

  •
  The ability to gain consumer acceptance for new products

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  The ability to secure and defend intellectual property rights and, when appropriate, license required technology or intellectual property rights

  •
  The ability to generate cash flows or obtain financing to fund growth

  •
  The ability to complete and integrate this and other acquisitions, strategic alliances and joint ventures

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  The ability to respond to unexpected safety or efficacy concerns with respect to marketed products, whether or not scientifically justified, leading to product recalls, litigation, withdrawals or declining sales

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  Adverse outcomes of pending or threatened litigation

  •
  Contingencies related to actual or alleged environmental contamination

Economic and Industry Conditions

  •
  The effect of changes in currency exchange rates

  •
  The effect of political and economic conditions, inflation and interest rates worldwide

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  The effect of changes in reimbursement from third party payors for existing products, approval of reimbursement for new products and healthcare reform initiatives

  •
  The effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters

THE PROPOSED MERGER

        The following is a description of the material aspects of the proposed merger. The following discussion is a summary only and may not contain all of the information that is important to you. We encourage you to read carefully this entire joint proxy statement/prospectus, including the merger agreement included as Annex A to this joint proxy statement/prospectus, for a more complete understanding of the merger.

General

        Each of IDEC's and Biogen's board of directors unanimously has approved the merger agreement. At the effective time of the merger, Bridges Merger Corporation will be merged with and into Biogen, and Biogen will become a wholly owned subsidiary of IDEC. Biogen stockholders will receive 1.15 shares of IDEC common stock for each share of Biogen common stock they own.

        IDEC's board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of IDEC common stock for use at IDEC's special meeting to be held to approve the issuance of IDEC common stock in the merger and related transactions and as a prospectus relating to the issuance of IDEC common stock to Biogen stockholders in connection with the merger. Biogen's board of directors is using this document to solicit proxies from the holders of Biogen common stock for use at Biogen's special meeting to be held to approve the merger agreement and related transactions.

IDEC's Proposals

        At IDEC's special meeting, holders of IDEC common stock are being asked to vote on:

  •
  The issuance of shares of IDEC common stock in the merger

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  An amendment to IDEC's certificate of incorporation to increase the authorized number of shares of common stock from 500,000,000 to 1,000,000,000 and to change the name of the company to BIOGEN IDEC INC., in each case to become effective upon completion of the merger

  •
  The approval of the Stock Plan, to become effective upon completion of the merger

  •
  The approval of the Incentive Plan, to become effective upon completion of the merger

  •
  The approval of any proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals

        THE MERGER WILL NOT BE COMPLETED UNLESS IDEC STOCKHOLDERS APPROVE THE ISSUANCE OF THE SHARES OF IDEC COMMON STOCK IN THE MERGER.

Biogen's Proposals

        At Biogen's special meeting, holders of Biogen common stock will be asked to vote on:

  •
  The approval of the merger agreement

  •
  The approval of any proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the merger agreement

        THE MERGER WILL NOT BE COMPLETED UNLESS BIOGEN STOCKHOLDERS APPROVE THE MERGER AGREEMENT.

Background of the Merger

        The managements of IDEC and Biogen continually review their options for achieving long-term strategic goals and enhancing stockholder value.

        In the fall of 2002, William H. Rastetter, Ph.D., Chairman and Chief Executive Officer of IDEC, and James C. Mullen, Chairman and Chief Executive Officer of Biogen, discussed the possibility of exploring a potential strategic collaboration involving Biogen and IDEC. In particular, Mr. Mullen raised the possibility of a collaboration around several of Biogen's oncology product candidates. The discussions were followed by substantive negotiations regarding such a strategic collaboration that resulted in the signing of a collaboration agreement on January 30, 2003.

        During the course of the collaboration negotiations, Dr. Rastetter asked IDEC's financial advisor, Merrill Lynch, to assist IDEC in reviewing additional strategic alternatives with Biogen that might be available to enhance stockholder value, including, among others, a possible business combination.

        During the month of December 2002, Dr. Rastetter and Mr. Mullen met to discuss the progress of the collaboration negotiations. During this meeting, they also discussed the complementary nature of their companies' products and research and development efforts and had a very preliminary discussion regarding the possibility of a business combination between IDEC and Biogen. Exploratory discussions continued in the context of discussions on the strategic oncology collaboration during several telephone conversations between Dr. Rastetter and Mr. Mullen during the month of December 2002.

        At its regularly scheduled meeting on December 18, 2002, IDEC's board of directors was presented a preliminary analysis of a business combination with Biogen prepared by Merrill Lynch. The presentation included background information about Biogen and strategic rationale for a combination with Biogen. IDEC's board of directors agreed that members of IDEC's executive management should expand discussions with Biogen. IDEC also began consulting with its legal and financial advisors about a possible business combination with Biogen. Consultations by IDEC with these advisors continued throughout the remaining business combination discussions.

        On January 8 and January 9, 2003, Dr. Rastetter and Mr. Mullen, together with Connie Matsui, Senior Vice President, Planning and Resource Development of IDEC, and Craig E. Schneier, Ph.D., Executive Vice President of Human Resources of Biogen, met to exchange information relating to organizational structure. Following these meetings, Ms. Matsui and Dr. Schneier had several telephone conversations to exchange preliminary ideas about the possible organizational structure of a combined company. On January 16, 2003, Dr. Rastetter, Mr. Mullen and Peter Kellogg, Executive Vice President—Finance, Chief Financial Officer of Biogen, had a telephone conversation during which they continued exploratory discussions concerning a potential business combination.

        On January 22, 2003, Dr. Rastetter and Mr. Mullen had an extended telephone conversation during which they continued exploratory discussions concerning the strategic rationales for a potential business combination of IDEC and Biogen. They agreed to establish teams of senior managers, financial advisors and outside legal advisors to determine if the two companies' business strategies could be appropriately aligned, whether a business combination would be in the best interests of the companies' respective stockholders and whether a preliminary agreement could be reached on basic issues relating to the legal and managerial structure of a business combination.

        On January 24, 2003, IDEC's board of directors held a special meeting at which it considered and approved the product collaboration with Biogen. At that meeting, Dr. Rastetter updated the board of directors on various considerations in connection with a possible business combination with Biogen.

        During a special telephonic meeting of Biogen's board of directors on January 27, 2003, Mr. Mullen advised the board of his initial exploratory discussions with Dr. Rastetter.

        On January 30, 2003, IDEC and Biogen announced that an agreement had been reached relating to the oncology product collaboration.

        On January 31, 2003, Biogen retained Goldman Sachs as financial advisor in connection with a possible strategic transaction between Biogen and IDEC. At a regularly scheduled meeting of Biogen's board of directors on February 7, 2003, there was a general discussion of the strategic rationale for a possible business combination between IDEC and Biogen.

        A non-disclosure agreement was signed by the parties on February 11, 2003. Following execution of the non-disclosure agreement, representatives of IDEC, Biogen and outside legal, accounting and financial advisors met on February 11 and February 12, 2003. At these meetings, both companies presented information relating to their products, manufacturing operations and finances. They also discussed possible business combination structures and strategies.

        On February 19, 2003, at its regularly scheduled meeting, IDEC's board of directors met with representatives of Pillsbury Winthrop LLP, special counsel to IDEC, and Merrill Lynch to discuss a potential business combination with Biogen. At the meeting, representatives of Merrill Lynch gave a presentation to IDEC's board of directors discussing possible financial and market implications of a transaction. Also at this meeting, representatives of Pillsbury Winthrop and John M. Dunn, Senior Vice President and General Counsel of IDEC, discussed legal and practical considerations of a business combination with Biogen. At the conclusion of the February 19, 2003 meeting, IDEC's board of directors authorized IDEC's management to continue discussions with Biogen regarding a possible transaction.

        During the last two weeks of February 2003, Dr. Rastetter and Mr. Mullen had several phone conversations to discuss a potential business combination, including discussions regarding management organization and structure. In these discussions, it was agreed in principle that, if there were a business combination, it should be structured as a merger of equals.

        At a special meeting of Biogen's board of directors on February 26, 2003, which was attended by representatives of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Biogen, and representatives of Goldman Sachs, there was a lengthy discussion regarding a possible business combination with IDEC. Representatives of Goldman Sachs reviewed the businesses of IDEC and Biogen and certain potential strategic and financial benefits of a combination. The board discussed the opportunity to create increased stockholder value through a combination with IDEC. There followed a discussion of potential transaction structures and matters relating to management organization and integration of the two companies' businesses and operations after any closing.

        IDEC's management and its financial and legal advisors met on March 5, 2003 to discuss due diligence topics and process, financial terms and possible structures of the potential business combination. Between March 17 and March 20, 2003, members of IDEC's and Biogen's executive managements met with certain members of the other company's board of directors. The meetings focused on the strategic rationale for a potential business combination and the ramifications of structuring the transaction as a merger of equals. At the same time, members of IDEC's executive management toured Biogen's manufacturing facilities and discussed manufacturing, financial and other integration issues with members of Biogen's executive management.

        During a special telephonic meeting of Biogen's board of directors on March 26, 2003, Mr. Mullen updated the directors on discussions with representatives of IDEC. There was discussion regarding leadership and management issues, the due diligence that needed to be completed and the many issues that needed to be successfully resolved before management could make any recommendation to the board.

        Each company made available to the other party data rooms containing legal and business due diligence materials beginning on April 2, 2003. From that time on, members of IDEC's and Biogen's senior managements and their internal and external legal, accounting and financial advisors conducted due diligence reviews from an operational, financial, accounting, tax and legal perspective, including participating in discussions with members of the other party's management. From April 2 through April 9, 2003, representatives of the principal business units of the two companies met as part of the companies' ongoing due diligence efforts.

        On April 10, 2003, Dr. Rastetter and Mr. Mullen met with Biogen's board of directors to discuss the potential business combination and the vision for a combined company. In a conference call with IDEC's board of directors on April 11, 2003, IDEC's management reviewed the status and results of IDEC's due diligence of Biogen to date and the results of the April 10, 2003 meeting. The April 11, 2003 conference call was followed by another call with IDEC's board of directors on May 9, 2003, to update it further on the status of due diligence and negotiations of the proposed business combination.

        At a regularly scheduled meeting of Biogen's board of directors on April 11, 2003, attended by representatives of Skadden Arps and Goldman Sachs, there was extensive discussion regarding a possible business combination and its potential benefits. A summary of due diligence activities and results was also presented. Representatives of Skadden Arps discussed the fiduciary duties of the board of directors in the context of a proposed business combination with IDEC.

        During the remainder of April and continuing through May, the parties and their legal and financial advisors continued their due diligence and engaged in negotiations with respect to a merger agreement. Dr. Rastetter and Mr. Mullen had numerous phone conversations relating to various aspects of the potential business combination. There was also a meeting in San Diego on May 8, 2003, among Dr. Rastetter, Mr. Mullen, William R. Rohn, President and Chief Operating Officer of IDEC, and Edward M. Rodriguez, Vice President, Finance and Controller of IDEC, during which discussions focused on organizational matters and possible synergies that could result from a business combination.

        At its regularly scheduled meeting on May 19, 2003, IDEC's board of directors reviewed the terms of the proposed business combination with representatives of Pillsbury Winthrop, including, among other things, the following terms of a draft of the merger agreement: the representations and warranties, covenants, post-closing board composition, provisions with respect to alternative transactions, termination provisions and termination fee provisions. Representatives of Pillsbury Winthrop and Mr. Dunn also discussed the board's fiduciary duties under the circumstances. In addition, members of IDEC's executive management and representatives of Merrill Lynch reviewed with the board the financial aspects of, and strategic rationale for, the proposed business combination.

        From May 28 through May 30, 2003, representatives from each company met to discuss financial and functional synergies between the two companies and matters relating to integration of the two companies if a business combination occurred.

        Biogen's board of directors held a regularly scheduled meeting on June 5, 2003, which was attended by representatives of Skadden Arps and Goldman Sachs. The board was updated on the status of due diligence and of the merger agreement negotiations, and representatives of Goldman Sachs reviewed with the board the financial aspects of, and strategic rationales for, the proposed business combination. Mr. Kellogg gave a financial overview of the proposed business combination including a discussion of potential synergies. Thomas J. Bucknum, Executive Vice President and General Counsel of Biogen, gave an overview of the then current draft of the merger agreement. In addition, Mr. Mullen reviewed management's ongoing discussions with Elan Pharma International Limited, or Elan, Biogen's collaboration partner in the development of ANTEGREN® (natalizumab), regarding obtaining a waiver from Elan with respect to the change of control and related buy-sell provisions contained in Biogen's agreement with Elan. At this meeting, management was directed to continue discussions and negotiations with IDEC, with a view to finalizing the merger agreement, and with Elan with a view to obtaining the waiver.

        During the next two weeks, the parties negotiated final terms of a merger agreement. Although the parties had previously agreed in principle that any transaction would be effected as a merger of equals, implying an exchange ratio which should result in an approximately equal division of the equity of the combined company between the stockholders of the two companies, the final share exchange ratio had not been agreed to by the parties. During the week of June 16, 2003, discussions continued between Dr. Rastetter and Mr. Mullen and the two companies' respective financial advisors relating to the exchange ratio. On June 19, 2003, Biogen and IDEC reached a preliminary understanding on an exchange ratio of 1.15 shares of IDEC common stock for each outstanding share of Biogen common stock.

        On June 19, 2003, the compensation committee of IDEC's board of directors met and considered and adopted the severance arrangements that IDEC's management recommended be approved in connection with the proposed transaction, as well as the proposed employment arrangements between Dr. Rastetter and IDEC and Mr. Mullen and IDEC, in each case, to become effective upon completion of the merger.

        On June 20, 2003, IDEC's board of directors held a special meeting to consider adoption of the merger agreement and approval of the transactions contemplated by the merger agreement. Prior to the meeting, IDEC's board of directors was provided with materials, including substantially final drafts of the merger agreement and related documents. At this meeting:

  •
  Ms. Matsui presented a discussion on business integration issues

  •
  Dr. Rastetter and Mr. Rodriguez presented a discussion on business plan synergies

  •
  Representatives of Merrill Lynch presented financial information with respect to IDEC, Biogen and the proposed transaction and rendered an oral opinion, subsequently confirmed by a written opinion dated June 20, 2003, that, as of such date, and based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as Merrill Lynch considered relevant, the exchange ratio in the proposed merger was fair from a financial point of view to IDEC common stockholders

  •
  Representatives of Pillsbury Winthrop and Mr. Dunn reviewed the final forms of the merger agreement and related documents, the amendment to IDEC's existing Amended and Restated Rights Agreement and other legal matters, including the board of directors' fiduciary duties in connection with the proposed merger

Following detailed discussion, IDEC's board of directors unanimously adopted the merger agreement and unanimously approved the transactions contemplated thereby, including the merger, the issuance of shares to Biogen stockholders and the amendment to IDEC's certificate of incorporation. IDEC's board of directors also unanimously approved the severance and retention arrangements and the employment agreements with Dr. Rastetter and Mr. Mullen that had been approved by the compensation committee of IDEC's board of directors on June 19, 2003. The board also unanimously determined to recommend that IDEC stockholders vote in favor of the issuance of shares in connection with the merger, the amendment of the certificate of incorporation and the other proposals relating to the merger. By action by unanimous written consent, on July 10, 2003, IDEC's board of directors subsequently approved the Stock Plan and the Incentive Plan and resolved to recommend that IDEC stockholders vote in favor of the approval of the plans at the special meeting.

        On June 20, 2003, Biogen's board of directors held a special meeting to consider approval of the merger agreement. Prior to the meeting, Biogen's board of directors was provided with a copy of the merger agreement, in substantially final form, and a summary of the transaction.

        At the June 20th Biogen board meeting:

  •
  Mr. Mullen updated the board of directors on developments since its June 5, 2003, meeting, including discussions regarding and the determination of the exchange ratio, and his expectation that the waiver by Elan of certain change of control and related buy-sell provisions contained in Biogen's collaboration agreement with Elan, which had been discussed with the board at its June 5, 2003, meeting, would be received shortly (a waiver dated June 20, 2003, was received shortly after the meeting)

  •
  Management of Biogen reviewed certain strategic considerations in connection with, and synergies expected to be achieved by, the proposed business combination

  •
  The board of directors was updated on the final results of Biogen's due diligence review of IDEC

  •
  Representatives of Skadden Arps and Mr. Bucknum outlined the key terms of the merger agreement and the board of directors' legal duties and responsibilities

  •
  Representatives of Goldman Sachs presented financial information with respect to Biogen, IDEC and the proposed transaction and rendered an oral opinion, subsequently confirmed by a written opinion dated June 20, 2003, that, as of that date, and subject to the matters and assumptions set forth in the opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Biogen common stock

  •
  The chairperson of the compensation committee of the board of directors reviewed with the board the final terms of the proposed employment agreement between Mr. Mullen and IDEC which, upon completion of the proposed merger, would supersede Mr. Mullen's existing employment agreement with Biogen

Following a discussion of the proposed transaction, Biogen's board of directors unanimously determined that the merger and terms of the merger agreement were advisable and fair to, and in the best interest of, Biogen and its stockholders, unanimously approved the merger agreement and determined to recommend to Biogen stockholders that they approve the merger agreement.

        Following the approvals of the merger and related transactions by their respective boards of directors, IDEC and Biogen executed the merger agreement on June 20, 2003. Prior to the opening of trading on the Nasdaq National Market on June 23, 2003, IDEC and Biogen issued a joint press release announcing the execution of the merger agreement.

Reasons of IDEC's Board of Directors for the Merger

        In reaching its decision to approve the merger agreement and proceed with the business combination with Biogen, IDEC's board of directors consulted with IDEC's management, legal advisors, accounting advisors and financial advisors regarding the strategic, operational and financial aspects of the merger. In the course of reaching its decision to approve the merger agreement, the board considered a variety of factors, including the following material factors:

  •
  Its analysis of the business, operations, financial performance and condition, earnings, prospects and products of each of IDEC and Biogen as separate entities and on a combined basis

  •
  The importance of market position, scale and financial resources relative to the company's ability to compete effectively in the global biotechnology market

  •
  The strategic nature of the business combination, the complementary nature of IDEC's and Biogen's products and product pipelines, research and development and manufacturing capabilities, and the conviction that the combined company will be a stronger, more diversified company with an increased presence in major international markets, enhanced research and development programs, enhanced manufacturing capacity and increased opportunity for growth

  •
  The belief that combining with Biogen will enhance product and revenue diversification and reduce the risks of being heavily dependent on Rituxan

  •
  The belief that the combination will give IDEC expanded commercial presence in dermatology and neurology, as well as establishing an infrastructure in Europe for product distribution

  •
  The current industry, economic and market conditions and trends, including the likelihood of continuing consolidation and increasing competition in the biotechnology industry

  •
  The strategic alternatives reasonably available to IDEC to enhance stockholder value, including remaining a stand-alone entity and pursuing a strategic business combination with another third party

  •
  The synergies and cost savings that the combined company is expected to achieve resulting from the elimination of redundant functions and the optimization of the combined company's information technology, manufacturing facilities and quality and marketing and sales infrastructure

  •
  The belief that, with an anticipated combined annual research and development budget of more than $500 million and the strength and expertise of the combined company's research and development teams, the combined company will be in a position to attract companies seeking collaborative partners in the development and marketing of new biotechnology products

  •
  The results of IDEC's due diligence review of Biogen

  •
  The oral opinion of Merrill Lynch, subsequently confirmed by a written opinion dated June 20, 2003, that, as of June 20, 2003, and based upon and subject to the factors and assumptions set forth in the opinion and based upon such other matters as Merrill Lynch considered relevant, the exchange ratio in the merger was fair from a financial point of view to IDEC common stockholders

  •
  The structure of the merger and the provisions of the merger agreement designed to ensure that the transaction will be a merger of equals, including the following factors:

  •
  The exchange ratio will enable IDEC's stockholders to own approximately 50.5% of the outstanding common stock of the combined company, measured on a fully diluted basis

  •
  The board of the combined company will consist of an equal number of directors designated by each of IDEC and Biogen

  •
  The senior management of the combined company will include senior officers of both IDEC and Biogen

  •
  The terms of the merger agreement relating to third-party offers, including:

  •
  The restrictions on the ability of each of IDEC and Biogen to solicit offers for alternative business transactions

  •
  The ability of a party to terminate the merger agreement if the other party alters its recommendation in favor of the merger or fails to confirm its recommendation in favor of the merger

    •
    The requirement that each of IDEC and Biogen must pay the other a termination fee of up to $230 million in the event that the merger agreement is terminated under certain circumstances specified in the merger agreement

  •
  Other terms of the merger agreement, including:

  •
  The representations and warranties of Biogen

  •
  The covenants of IDEC and Biogen and the effect of such covenants on the operations of each company prior to completion of the merger

  •
  The ability to consummate the merger, including the conditions to the merger requiring receipt of necessary regulatory approvals

  •
  The interests that certain executive officers and directors of IDEC may have with respect to the merger in addition to their interests as IDEC stockholders

  •
  The challenges of combining the businesses of two major corporations and the risks associated with the diversion of management resources and the impact of the merger on employees, collaboration partners and customers

  •
  The opportunity for IDEC stockholders to participate in a larger company with a broader and more diverse product line, and as stockholders of the combined company, to benefit from future growth of the combined company

        In its review of the proposed merger, IDEC's board of directors considered the potential adverse impact of other factors, including:

  •
  The risks described under the section of this joint proxy statement/prospectus entitled "Risks Relating to the Merger," including the challenges of combining the operations of the two companies and the risk that the proposed business combination might not be completed

  •
  The limitations imposed on the conduct of IDEC regarding its business and the solicitation by IDEC of alternative business transactions prior to the completion of the proposed merger

  •
  The uncertainty created by the fixed exchange ratio as to the value of IDEC common stock that Biogen stockholders will receive in the merger

        IDEC's board of directors did not find it constructive to and did not quantify, rank or otherwise assign relative weights to the factors considered in reaching its decision. IDEC's board of directors considered all of the factors outlined above, both positive and negative, in reaching its decision; however, individual members of IDEC's board of directors may have placed different weight on different factors.

        This summary of the reasoning of IDEC's board of directors, as well as certain information presented in this section, is forward-looking in nature. This information should be read in light of the factors discussed under the section entitled "Cautionary Statement Concerning Forward-Looking Statements" on page 19.

        IDEC's board of directors unanimously approved the merger agreement, the merger and the other transactions contemplated thereby and believes that the terms of the merger are advisable, fair to and in the best interests of IDEC and its stockholders. IDEC's board of directors unanimously recommends that IDEC stockholders vote FOR the proposals relating to approval of the issuance of shares of IDEC common stock in the merger, approval of the amendment of IDEC's certificate of incorporation, approval of the Stock Plan, approval of the Incentive Plan and approval of the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes at the special meeting to approve the merger-related proposals.

Reasons of Biogen's Board of Directors for the Merger

        In making its decision as to the advisability of approving the merger agreement and proceeding with the business combination with IDEC, Biogen's board of directors consulted with Biogen's management and its financial and legal advisors. In the course of reaching its decision, the board considered a variety of factors, including the following:

  •
  Its analysis of the business, operations, financial condition, products, pipeline of product candidates, earnings and prospects of Biogen and IDEC

  •
  The strategic nature of the business combination, the complementary nature of the companies' products, research and development expertise and manufacturing resources, and the belief of Biogen's board that combining the two companies likely will create a stronger company with enhanced development programs, with the scale to be a major force in the biotechnology industry and with the ability to deliver enhanced stockholder value

  •
  The belief that combining with IDEC will enhance product diversification and reduce the risks of being heavily dependent on AVONEX

  •
  The belief that, with an anticipated combined research and development budget of over $500 million and over 1,000 research and development employees, the combined company will be a particularly attractive candidate for companies seeking collaborative partners in the development and marketing of new biotechnology products

  •
  The belief that the combined company will have the ability to reallocate significant research and development funds from infrastructure-related activities to product development, which will allow the combined company to pursue more products and is expected to enhance opportunity for revenue growth in the medium-to-long term

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  The synergies and cost savings that could be achieved, particularly by avoiding duplicative buildup of manufacturing facilities and administrative staff

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  The expectation that operating expenses for the combined company can be reduced by more than $300 million and capital expenses for the combined company can be reduced by more than $175 million over the period of 2003 to 2007

  •
  The results of Biogen's due diligence review of IDEC

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  The strategic alternatives reasonably available to Biogen to enhance stockholder value, including remaining a stand-alone entity and pursuing a strategic business combination with another third party

  •
  The structure of the business combination and the provisions of the merger agreement and other related transaction documents that are designed to ensure that the business combination will be a merger of equals, including:

  •
  The fact that Biogen stockholders will own approximately 49.5% of the outstanding common stock of the combined company on a fully diluted basis

  •
  The board of the combined company will consist of an equal number of directors designated by Biogen and IDEC

  •
  The senior management of the combined company will include senior officers of both Biogen and IDEC

  •
  The terms of the merger agreement relating to third-party offers, including:

  •
  The limitations on the ability of both parties to solicit offers for alternative business combinations

    •
    The ability of a party to terminate the merger agreement if the other party alters its recommendation in favor of the merger or fails to confirm its recommendation in favor of the merger

    •
    The requirement that Biogen and IDEC, as applicable, must pay the other a termination fee of $230 million if the merger agreement is terminated under circumstances specified in the merger agreement

  •
  The other terms of the merger agreement, including:

  •
  The exchange ratio

  •
  The representations and warranties of IDEC

  •
  The covenants of Biogen and IDEC and their effect on the operations of the companies prior to the merger

  •
  The expectation that the business combination will be treated as a tax-free reorganization for U.S. federal income tax purposes and that the receipt of IDEC common stock by Biogen stockholders will not give rise to taxable income for U.S. federal income tax purposes

  •
  The financial presentation of Goldman Sachs described below under "Opinion of Biogen's Financial Advisor," and the oral opinion, subsequently confirmed by a written opinion dated June 20, 2003, that, as of that date, and subject to the matters and assumptions set forth in the opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to the holders of Biogen common stock

  •
  The likelihood that the business combination would receive the necessary regulatory approvals

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  The impact of the business combination on Biogen's employees, collaboration partners, and customers

  •
  Current trends in the biotechnology industry

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  The opportunity for Biogen stockholders to participate in a larger company with a broader and more diverse product line, and as stockholders of the combined company, to benefit from future growth of the combined company and thereby enhance the value of their stock

        In its review of the proposed merger, Biogen's board of directors also reviewed and considered the interests that certain officers and directors of Biogen may have with respect to the merger in addition to their interests as stockholders of Biogen generally.

        In its review of the proposed merger, Biogen's board of directors considered the potential adverse impact of other factors on the proposed transaction including:

  •
  The risks described under the section of this joint proxy statement/prospectus entitled "Risks Relating to the Merger," including the challenges of combining the assets and workforces of the two companies and the risk that the proposed business combination would not be completed

  •
  The limitations imposed in the merger agreement on the conduct by Biogen of its business and the solicitation by Biogen of alternative business combinations prior to the completion of the merger

  •
  The uncertainty created by the fixed exchange ratio as to the value of IDEC common stock that Biogen stockholders will receive in the merger

        In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, Biogen's board of directors did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. Biogen's board of directors conducted an overall analysis of the factors described above, and overall considered the factors favorable to and to support its determination. In considering the factors described above, individual members of Biogen's board of directors may have given different weight to different factors.

        Biogen's board of directors unanimously recommends that Biogen stockholders vote FOR approval of the merger agreement and the proposal relating to the adjournment of the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes at the special meeting to approve the merger agreement.

Accounting Treatment of the Merger

        The merger will be accounted for as a purchase by IDEC under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Biogen will be recorded, as of completion of the merger, at their respective fair values and added to those of IDEC. Reported financial condition and results of operations of IDEC issued after completion of the merger will reflect Biogen's balances and results after completion of the merger, but will not be restated retroactively to reflect the historical financial position or results of operations of Biogen. Following the completion of the merger, the earnings of the combined company will reflect purchase accounting adjustments, including in-process research and development charges and increased cost of sales, amortization and depreciation expense for acquired assets and related tax benefits.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a discussion of the material U.S. federal income tax consequences of the merger to Biogen stockholders who exchange their shares of Biogen common stock for shares of common stock of the combined company in the merger. This discussion addresses only a Biogen stockholder who is a U.S. citizen or resident and holds Biogen common stock as a capital asset. It does not address all of the U.S. federal income tax consequences that may be relevant to a particular Biogen stockholder in light of that stockholder's individual circumstances or to a Biogen stockholder who is subject to special rules, including, without limitation:

  •
  A financial institution or insurance company

  •
  A mutual fund

  •
  A tax-exempt organization

  •
  A stockholder who is not a citizen or resident of the United States

  •
  A pass-through entity or an investor in such an entity

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  A dealer or broker in securities or foreign currencies

  •
  A stockholder who holds individual retirement or other tax-deferred accounts

  •
  A trader in securities who elects to apply a mark-to-market method of accounting

  •
  A stockholder who holds Biogen common stock as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction

  •
  A stockholder who exercises dissenters' rights or

  •
  A stockholder who acquired his or her shares of Biogen common stock pursuant to the exercise of employee stock options or otherwise as compensation

        The following discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury regulations, administrative interpretations and court decisions, each as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change, possibly with retroactive effect. It is not binding on the Internal Revenue Service, or the IRS. In addition, the discussion does not address any state, local or foreign tax consequences of the merger.

        Biogen stockholders are strongly urged to consult their tax advisors as to the specific tax consequences to them of the merger in light of their particular circumstances including the applicability and effect of U.S. federal, state, local, foreign and other tax laws.

        IDEC and Biogen have structured the merger so that it is anticipated that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the completion of the merger that IDEC receive a written opinion from Pillsbury Winthrop LLP, and Biogen receive a written opinion from Skadden, Arps, Slate, Meagher & Flom LLP, in each case dated as of the effective date of the merger, both to the effect that the merger will qualify as such a reorganization. IDEC's and Biogen's conditions relating to these tax opinions are not waivable after receipt of Biogen stockholder approval without reapproval by Biogen stockholders (with appropriate disclosure), and neither IDEC nor Biogen intends to waive this condition. The opinions will rely on assumptions, including assumptions regarding the absence of changes in existing facts and law and the completion of the merger in the manner contemplated by the merger agreement, and representations and covenants made by IDEC, Bridges Merger Corporation and Biogen, including those contained in representation letters of officers of IDEC, Bridges Merger Corporation and Biogen. If any of those representations, covenants or assumptions is inaccurate, counsel may not be able to render the required opinions and the tax consequences of the merger could differ from those discussed here. An opinion of counsel represents counsel's best legal judgment and is not binding on the IRS or any court, nor does it preclude the IRS from adopting a contrary position. No ruling has been or will be sought from the IRS on the U.S. federal income tax consequences of the merger.

        Assuming that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes:

  •
  A Biogen stockholder whose shares of Biogen common stock are exchanged in the merger for shares of common stock of the combined company will not recognize gain or loss, except to the extent of cash, if any, received in lieu of a fractional share of common stock of the combined company

  •
  A Biogen stockholder's tax basis in shares of common stock of the combined company received in the merger will equal (i) the tax basis of the Biogen common stock surrendered in the merger, less (ii) the portion of that tax basis allocable to a fractional share of common stock of the combined company for which cash is received, if any

  •
  A Biogen stockholder's holding period for shares of common stock of the combined company received in the merger will include the holding period for the shares of Biogen common stock surrendered in the merger

  •
  To the extent that a Biogen stockholder receives cash in lieu of a fractional share of common stock of the combined company, the stockholder will be deemed to have received that fractional share in the merger and then to have received the cash in redemption of that fractional share. The stockholder will recognize gain or loss equal to the difference between the cash received and the portion of the stockholder's tax basis in the shares of Biogen common stock surrendered allocable to that fractional share. This gain or loss generally will be long-term capital gain or loss if the holding period for those shares of Biogen common stock is more than one year at the effective time of the merger

Regulatory Matters Relating to the Merger

        U.S. Antitrust Laws.    Under the HSR Act and its associated rules, the merger may not be completed until notifications have been given and certain information and materials have been furnished to and reviewed by the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and the required waiting period has expired or been terminated. IDEC and Biogen filed the required notification and report forms under the HSR Act with the Federal Trade Commission and the Department of Justice on July 9, 2003. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, that it would not be successful. In addition, state antitrust authorities and private parties in certain circumstances may bring legal action under the antitrust laws seeking to enjoin the merger or seeking conditions to the completion of the merger.

        Other Jurisdictions.    In addition to filings under the HSR Act, other regulatory approvals or filings are required or advisable in connection with the completion of the merger. Required filings include filings with applicable authorities in Germany, Finland, Spain and Turkey.

Dissenters' Rights of Appraisal

        Under the Massachusetts Business Corporation Law, or MBCL, Biogen stockholders who object to the merger are entitled to appraisal rights in connection with the merger. If the merger is completed, a Biogen stockholder who has followed the procedures under Sections 85 through 98 of the MBCL may, instead of receiving the merger consideration, require the combined company to pay the "fair value" (determined as provided under the MBCL) for the shares of Biogen common stock held by such stockholder, in cash. The following is a brief summary of certain features of Sections 85 through 98 of the MBCL, the full text of which is included in this joint proxy statement/prospectus as Annex F. This summary is not exhaustive and is subject to and qualified in its entirety by reference to the full text of such provisions.

        If you are contemplating the exercise of your dissenters' rights of appraisal in connection with the merger, you should carefully review the text of Sections 85 through 98 of the MBCL, particularly the procedural steps required to perfect dissenters' rights. We also encourage you to consult your legal counsel before attempting to exercise your dissenters' rights. If you do not fully and precisely satisfy the procedural requirements of the MBCL, you may lose your dissenters' rights.

        Requirements for Exercising Rights.    To preserve your right if you wish to exercise your statutory dissenters' rights, you must:

  •
  Deliver to Biogen, before the special meeting, written notice of your objection to the merger and your intent to exercise your dissenters' rights of appraisal and demand payment for your shares of Biogen common stock if the merger is consummated

  •
  Not vote your shares in favor of the merger agreement

  •
  Follow the statutory procedures for perfecting dissenters' rights under the MBCL, which are summarized below under "Appraisal Procedures"

        If you do not satisfy each of the requirements, you cannot exercise dissenters' rights and, if the merger agreement is approved by Biogen stockholders and the merger becomes effective, your shares of Biogen common stock will be converted into the right to receive shares of IDEC common stock pursuant to the terms of the merger agreement.

        Notice.    Your written notice of your intent to exercise dissenters' rights must be filed with Biogen at: Biogen, Inc., 14 Cambridge Center, Cambridge, Massachusetts 02142, Attn: Corporate Secretary.

        It is important that Biogen receive all written notices before the special meeting. Your written notice to demand payment should specify (i) your name and mailing address, (ii) the number of shares of Biogen common stock you own and (iii) your intention to demand cash payment for your shares of

Biogen common stock if the merger agreement is approved. A vote against the merger agreement does not alone constitute a written objection.

        Vote.    Your shares must either not be voted at Biogen's special meeting or must be voted against the approval of the merger agreement. Submitting a properly signed proxy card that is received prior to the vote at the special meeting that does not direct how the shares of Biogen common stock represented by that proxy are to be voted will constitute a vote in favor of the merger and a waiver of your statutory appraisal rights. Provided you follow the proper procedures, failure to vote against a matter will not constitute a waiver of your appraisal rights.

        Appraisal Procedures.    If the merger agreement is approved by Biogen stockholders and the merger is completed, within ten days after the merger becomes effective, Biogen will send written notice to each stockholder who timely filed a written objection and whose shares were not voted in favor of the approval of the merger agreement advising him or her that the merger has been completed.

        Within 20 days after the mailing of the notice by Biogen, the dissenting stockholder must demand in writing payment for his or her shares of Biogen common stock. If Biogen and the stockholder fail to agree on the value of Biogen stock within 30 days after the expiration of the 20-day demand period, either Biogen or the stockholder may file a bill in equity in the Superior Court Department of Middlesex County, Massachusetts, asking that such court determine the fair value of Biogen common stock. The bill in equity must be filed within four months after the expiration of the 30-day period.

        If the bill in equity is timely filed, the court or an appointed special master will hold a hearing. After a hearing, the court will determine the fair value of the Biogen stock and order payment of such value, together with interest, if any, to the stockholders entitled thereto upon the transfer by them to Biogen of the certificates representing such stock if certificated or, if uncertificated, upon receipt of instruction transferring such stock to Biogen. The fair value of the shares is determined as of the day preceding the date of the vote approving the merger agreement excluding any element of value arising from the expectation or completion of the merger.

        The enforcement by a stockholder of his or her request to receive payment for shares of Biogen stock, as provided under the applicable statutory provisions, is the stockholder's exclusive remedy, except that the stockholder retains his or her right to bring or maintain an appropriate proceeding to obtain relief on the ground that the corporate action will be or is illegal or fraudulent as to the stockholder. In addition, dissenting stockholders are not limited to the statutory remedy of judicial appraisal where violations of fiduciary duty exist.

Federal Securities Laws Consequences; Stock Transfer Restriction Agreements

        The registration statement of which this joint proxy statement/prospectus is a part does not cover any resales of the IDEC common stock to be received by Biogen stockholders upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any such resale.

        All shares of IDEC common stock received by Biogen stockholders in the merger will be freely transferable, except that shares of IDEC common stock received by persons who are deemed to be "affiliates" of Biogen under the Securities Act at the time of Biogen's special meeting may be resold by them only in transactions permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Biogen for these purposes generally include individuals or entities that control, are controlled by or are under common control with, Biogen, and may include directors and executive officers of Biogen. The merger agreement permits IDEC to place appropriate legends on stock certificates of persons deemed affiliates and to issue stop transfer instructions to IDEC's stock transfer agent.

Stock Exchange Listing; Delisting and Deregistration of Biogen Common Stock

        It is a condition to the merger that the shares of IDEC common stock issuable in the merger be approved for listing on the Nasdaq National Market, subject to official notice of issuance. If the merger is completed, Biogen common stock will cease to be listed on the Nasdaq National Market and Biogen's shares will be deregistered under the Exchange Act.

Recent Developments

        On June 25, 2003, a suit was filed in the Superior Court of California, County of San Diego, on behalf of a purported class of Biogen stockholders against Biogen, IDEC and certain members of Biogen's board of directors alleging, among other things, that each of Biogen, IDEC and the members of Biogen's board of directors breached and/or aided in the breach of the other defendants' breaches of their fiduciary duties of candor, loyalty, due care, independence, good faith and fair dealing by tailoring the structural terms of the merger to meet the specific needs of IDEC rather than attempting to obtain the highest price reasonably available for Biogen. The complaint, which Biogen and IDEC believe to be without merit, seeks, among other things, to enjoin or rescind the merger and to impose constructive trusts in favor of the plaintiff class. Biogen and IDEC intend to vigorously defend this action.

THE COMPANIES

IDEC

        IDEC is a biotechnology company engaged primarily in the research, development, manufacture and commercialization of targeted therapies for the treatment of cancer and autoimmune and inflammatory diseases. IDEC's two commercial products, Rituxan (rituximab) and Zevalin (ibritumomab tiuxetan), are for use in the treatment of B-cell NHLs. B-cell NHLs currently afflict approximately 300,000 patients in the United States. IDEC is also developing products for the treatment of cancers and various autoimmune and inflammatory diseases, such as rheumatoid arthritis, allergic asthma and allergic rhinitis.

        In November 1997, Rituxan became the first monoclonal antibody approved by the FDA for a cancer therapy indication. Rituxan, marketed in the United States under a copromotion arrangement between IDEC and Genentech, achieved net sales of $779 million in the United States in 2001 (of which IDEC recorded $229 million as its share of copromotion profits), compared to $1.08 billion in the United States in 2002 (of which IDEC recorded $324 million as its share of copromotion profits), an increase of 39%. Roche sells rituximab, marketed as MabThera, outside the United States, except in Japan where it copromotes Rituxan in collaboration with Zenyaku.

        Under IDEC's copromotion arrangement with Genentech, IDEC shares responsibility with Genentech for selling and continued development of Rituxan in the United States. Continued development of Rituxan includes conducting supportive research and post-approval clinical studies on Rituxan and seeking to obtain approval of Rituxan for additional indications. Genentech provides support functions for the commercialization of Rituxan, including marketing, customer service, order entry, distribution, shipping and billing. Since September 1999, Genentech has been responsible for all worldwide manufacturing of Rituxan.

        All U.S. sales of Rituxan and associated costs and expenses are recognized by Genentech and IDEC records its share of the pretax copromotion profits on a quarterly basis. IDEC's profit-sharing formula with Genentech with respect to Rituxan has two tiers; IDEC earns a higher percentage of the pretax copromotion profits at the upper tier once a fixed pretax copromotion profit level is met. The profit- sharing formula resets annually at the beginning of each year to the lower tier. IDEC began recording its profit share at the higher percentage during the first quarter of both 2001 and 2002. IDEC receives royalties on sales of Rituxan outside the United States by Roche and Zenyaku.

        Initial results of a Roche sponsored Phase II blinded, randomized, controlled study of Rituxan plus steroids alone or in combination with methotrexate or cyclophosphamide in rheumatoid arthritis were presented at the American College of Rheumatology Meeting in 2002. These results suggest that Rituxan had significant activity in rheumatoid arthritis. IDEC, in conjunction with Genentech and Roche, is now pursuing Phase III trials and additional Phase II trials in this indication.

        In February 2002, Zevalin became the first radioimmunotherapy approved by the FDA for the treatment of certain B-cell NHLs. Zevalin, which is delivered intravenously, is approved as a treatment for relapsed or refractory low-grade, follicular, or transformed B-cell NHL, including patients with Rituxan refractory follicular NHL. IDEC commenced selling Zevalin in April 2002 and achieved net sales of $13.7 million in the United States in 2002. IDEC has retained all U.S. marketing and distribution rights to Zevalin and has granted marketing and distribution rights outside the United States to Schering AG. The European Agency for the Evaluation of Medicinal Products has accepted for filing the Zevalin Marketing Authorization Application, submitted by Schering AG in the European Union. The "Summary of Product Characteristics" was accepted by the European Committee for Proprietary Medicinal Products, or CPMP, for the treatment of adult patients with rituximab relapsed or refractory CD20+ follicular B-cell NHL. Final approval is pending.

        In January 2003, IDEC signed a collaboration agreement with Biogen under which IDEC and Biogen will collaborate on the development of three oncology therapeutics from Biogen's pipeline of early-stage product candidates.

        In June 2003, IDEC and Genentech entered into an amended and restated collaboration agreement for the development of one or more new humanized anti-CD20 antibodies targeting B-cell disorders for a broad range of indications. Genentech and IDEC plan to file an investigational new drug application on the first such humanized anti-CD20 antibody by the end of 2003.

Biogen

        Biogen is a global biotechnology company that develops, manufactures and markets novel human therapeutic products. Biogen's primary focus is developing pharmaceutical products that address unmet medical needs, particularly in its core therapeutic areas of neurology, dermatology and rheumatology. Biogen currently sells AVONEX for the treatment of relapsing multiple sclerosis and AMEVIVE for the treatment of adult patients with moderate-to-severe chronic plaque psoriasis who are candidates for systemic therapy or phototherapy. Biogen also receives revenues from royalties on sales by its licensees of a number of products covered under patents that it controls and from contract revenues related to a collaborative agreement with IDEC. In addition, Biogen has a pipeline of development stage products and a number of research programs in its core therapeutic areas and in other areas of interest.

        AVONEX is the most prescribed therapeutic product in multiple sclerosis worldwide. Globally, over 122,000 patients have chosen AVONEX as their treatment of choice. In 2002, Biogen focused its sales and marketing efforts on continuing to drive AVONEX growth in the United States and the European Union in the face of increasing competition. As a result of these efforts, Biogen achieved revenues from sales of AVONEX of $1.03 billion in 2002, compared to $970.5 million in 2001.

        Biogen launched its second product, AMEVIVE, in February 2003 in the United States. AMEVIVE is approved in the United States for the treatment of adult patients with moderate-to-severe chronic plaque psoriasis who are candidates for systemic therapy or phototherapy. In February 2003, Biogen withdrew its application for approval to market AMEVIVE in the European Union. This decision was based on a determination by the CPMP that more clinical information is needed to approve AMEVIVE. Biogen plans to develop the additional information necessary to obtain approval of AMEVIVE for psoriasis patients in the European Union. Developing the data and re-filing the application may take several years.

        In addition to ongoing development work with its marketed products, Biogen continues to devote significant resources to other ongoing development efforts, including its collaboration with Elan Corporation plc, or Elan, on ANTEGREN and with IDEC on oncology product candidates.

        With Elan, Biogen is developing ANTEGREN for use in the treatment of multiple sclerosis and Crohn's disease. In January 2003, the results of the Phase II clinical studies of ANTEGREN in multiple sclerosis and Crohn's disease were published in the New England Journal of Medicine. Based on the promising Phase II results, together with Elan, Biogen is currently conducting four Phase III clinical studies of ANTEGREN, two in multiple sclerosis and two in Crohn's disease. These four studies became fully enrolled during 2002.

        In January 2003, Biogen signed a collaboration agreement with IDEC under which Biogen and IDEC will collaborate on the development of three oncology therapeutics from Biogen's pipeline of early-stage product candidates.

OPINIONS OF FINANCIAL ADVISORS

Opinion of IDEC's Financial Advisor—Merrill Lynch

        IDEC retained Merrill Lynch to act as its financial advisor in connection with a possible business combination with Biogen. On June 20, 2003, Merrill Lynch rendered to IDEC's board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated June 20, 2003, that, as of such date and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio in the proposed merger of 1.15 shares of IDEC common stock for each share of Biogen common stock was fair from a financial point of view to the holders of IDEC common stock.

        The full text of Merrill Lynch's opinion, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch, is included as Annex D to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of Merrill Lynch's opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. The holders of IDEC common stock are urged to read the opinion in its entirety. Merrill Lynch's opinion was provided for the use and benefit of IDEC's board of directors and was directed only to the fairness from a financial point of view of the exchange ratio to the holders of IDEC common stock. Merrill Lynch's opinion did not address the merits of the underlying decision by IDEC to engage in the merger and does not constitute a recommendation to any holder of IDEC common stock as to how such holder should vote on the proposed merger or any matter related thereto.

        The exchange ratio was determined through negotiations between IDEC and Biogen and was approved by IDEC's board of directors. Merrill Lynch provided advice to IDEC during the course of those negotiations.

        The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch opinion or the presentations made by Merrill Lynch to IDEC's board of directors. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Merrill Lynch considered the results of all analyses and did not attribute any particular weight to any analysis or factor considered by it; Merrill Lynch made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. While each factor set forth below is separate, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses or of the summary set forth below, without considering all analyses, would create an incomplete view of the process underlying its opinion.

        In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch or IDEC. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, as described above, Merrill Lynch's opinion was among several factors taken into consideration by IDEC's board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses performed by Merrill Lynch described below should not be viewed as determinative of the decision of IDEC's board of directors or IDEC's management with respect to the fairness of the exchange ratio.

        In arriving at its opinion, Merrill Lynch, among other things:

  •
  Reviewed publicly available business and financial information relating to IDEC and Biogen that Merrill Lynch deemed to be relevant

  •
  Reviewed information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of IDEC and Biogen, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger, furnished to Merrill Lynch by Biogen and IDEC, respectively

  •
  Conducted discussions with members of senior management of IDEC and Biogen concerning the matters described above, as well as their respective businesses and prospects before and after giving effect to the merger and the cost savings and related expenses and synergies expected to result from the merger

  •
  Reviewed the market prices and valuation multiples for the IDEC common stock and the Biogen common stock and compared them with those of other selected publicly traded companies that Merrill Lynch deemed to be relevant

  •
  Reviewed the results of operations of IDEC and Biogen and compared them with those of other selected publicly traded companies which Merrill Lynch deemed to be relevant

  •
  Participated in discussions and negotiations among representatives of IDEC and Biogen and their financial and legal advisors

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  Reviewed the potential pro forma impact of the merger, before and after giving effect to the cost savings and related expenses and synergies expected to result from the merger

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  Reviewed the merger agreement

  •
  Reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions

        In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with or reviewed by or for Merrill Lynch, or publicly available, and Merrill Lynch did not assume any responsibility for independently verifying such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of IDEC or Biogen or been furnished with any such evaluation or appraisal, nor has Merrill Lynch evaluated the solvency or fair value of IDEC or Biogen under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, Merrill Lynch did not assume any obligation to conduct any physical inspection of the properties or facilities of IDEC or Biogen. With respect to the financial forecast information and the cost savings and related expenses and synergies expected to result from the merger furnished to or discussed with Merrill Lynch by IDEC or Biogen, Merrill Lynch assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of IDEC's or Biogen's management as to the expected future financial performance of IDEC or Biogen, as the case may be, and the cost savings and related expenses and synergies expected to result from the merger. Merrill Lynch also assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

        The Merrill Lynch opinion was necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Merrill Lynch as of, the date of the Merrill Lynch opinion. Merrill Lynch assumed, in all respects material to its analysis, that all governmental, regulatory or other consents or approvals (contractual or otherwise) necessary for or in connection with the merger will be obtained without any adverse effect on IDEC or Biogen or on the contemplated benefits of the merger. Merrill Lynch also assumed, in all respects material to its analysis, that the merger will be consummated as described in the merger agreement, that all representations and warranties of each party contained in the merger agreement are true and correct, that each party to the merger agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto and that all conditions to the completion of the merger will be satisfied without waiver thereof. Merrill Lynch noted that they are not legal, tax or regulatory experts and have relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of IDEC's legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the merger.

        In connection with the preparation of its opinion, Merrill Lynch was not authorized by IDEC or IDEC's board of directors to solicit, nor did Merrill Lynch solicit, third-party indications of interest for the acquisition of all or any part of IDEC.

        The following is a summary of the material valuation, financial and comparative analyses presented by Merrill Lynch to the board of directors of IDEC in connection with the rendering of its opinion.

        For purposes of the summary below, the references to "implied equity ownership of IDEC" refer to the percentage ownership interest that holders of IDEC common stock would have in the combined company derived using the different methods of analysis described below. In calculating the implied equity ownership of IDEC, Merrill Lynch utilized the Treasury Stock Method and assumed all the in-the-money options issued by IDEC and Biogen were exercised for cash. Because IDEC also has convertible securities outstanding, Merrill Lynch assumed the issuance of approximately 14,000,000 shares of IDEC common stock upon conversion of IDEC's in-the-money 1999 Liquid Yield Option Notes®, or LYONs, and the issuance of approximately 2,000,000 shares of IDEC common stock upon conversion of IDEC's in-the-money convertible preferred securities. Based on the exchange ratio of 1.15 shares of IDEC common stock for each share of Biogen common stock and these assumptions, Merrill Lynch calculated the implied equity ownership of IDEC to be 50.5%.

        Historical Exchange Ratio Analysis.    Merrill Lynch calculated the implied equity ownership of IDEC based on the relative daily closing stock prices of IDEC and Biogen from January 1, 2003 to June 19, 2003. This analysis showed that the implied equity ownership of IDEC ranged from a low of 47.0% to a high of 58.5% during this period.

        In addition, Merrill Lynch calculated the average historical implied equity ownership of IDEC over various periods of time prior to June 19, 2003. The following table presents the average historical implied equity ownership of IDEC resulting from this analysis:

Average Implied Equity Ownership of IDEC
June 19, 2003	51.5%
One Week prior	50.8%
Two Weeks prior	50.8%
Four Weeks prior	51.0%
Six Weeks prior	50.8%
Two Months prior	50.7%
Six Months prior	50.8%

        Relative Earnings Contribution Analysis.    Merrill Lynch performed an analysis of the pro forma relative contributions by each of IDEC and Biogen to, among other things, earnings before interest and taxes, or EBIT, and net income of the combined company, in each case before taking into account net synergies expected to result from the merger projected by IDEC's management. The following table presents the estimated implied equity ownership of IDEC for 2003, 2004, 2005 and 2006 based upon the percentage contributions of IDEC and Biogen to the combined company's pro forma EBIT and net income. The EBIT calculations were based upon the operating projections of IDEC's management and publicly available research analyst estimates for Biogen and were adjusted for the respective capital structures of IDEC and Biogen. The net income calculations were based upon the operating projections of IDEC's management and First Call consensus estimates for each of IDEC and Biogen.

	2003	2004	2005	2006
EBIT	45.0%	49.8%	52.5%	54.2%
Net Income	39.2% - 41.2%	44.0% - 44.8%	48.0%	50.6% - 51.0%

        Comparable Publicly Traded Company Analysis.    Merrill Lynch reviewed publicly available information as of June 19, 2003, including First Call consensus estimates, to calculate specified financial and operating information, market values and trading multiples (as described below) and then compared such financial and operating information, market values and trading multiples of IDEC and Biogen as of June 19, 2003, with the corresponding financial and operating information, market values and multiples of Amgen, Inc., Genentech, Inc., Gilead Sciences Inc., Genzyme Corporation (pro forma for the exchange of certain of its tracking stocks into common stock of Genzyme Corporation), Serono S.A., MedImmune, Inc. and Chiron Corporation. Merrill Lynch selected such companies for comparison with IDEC and Biogen because they are the publicly-traded companies most comparable to IDEC and Biogen in the biotechnology industry with operations that for the purposes of this analysis may be considered similar to certain operations of IDEC and Biogen.

        Merrill Lynch derived an estimated valuation range for IDEC by comparing:

  •
  The price per share as a multiple of estimated earnings per share (using First Call consensus estimates) for 2003 and 2004 for Amgen, Inc. common stock, Gilead Sciences Inc. common stock, Genzyme Corporation common stock (pro forma for the exchange of certain of its tracking stocks into common stock of Genzyme Corporation), Serono S.A. common stock, MedImmune, Inc. common stock and Chiron Corporation common stock, which estimates ranged from 59.7x to 26.8x for 2003 and from 36.6x to 22.1x for 2004 (as compared to a multiple of 36.9x for 2003 and 29.7x for 2004 for IDEC common stock and 24.2x for 2003 and 22.3x for 2004 for Biogen common stock)

  •
  The ratio of price per share to earnings per share (using First Call consensus estimates) for 2003, as a multiple of estimated 5-year compound annual growth rates for estimated earnings per share (using First Call consensus estimates) for Amgen, Inc. common stock, Gilead Sciences Inc. common stock, Genzyme Corporation common stock (pro forma for the exchange of certain of its tracking stocks into common stock of Genzyme Corporation), Serono S.A. common stock, MedImmune, Inc. common stock and Chiron Corporation common stock, which estimates ranged from 1.49x to 1.73x for 2003 (as compared with 1.68x for 2003 for IDEC and 2.01x for 2003 for Biogen)

        Based in part on the above analysis, Merrill Lynch selected assumed multiples for earnings per share (from 33.0x to 39.0x for IDEC in 2003, from 27.0x to 31.0x for IDEC in 2004, from 26.0x to 31.0x for Biogen in 2003 and from 22.0x to 25.0x for Biogen in 2004) and for earnings per share as a multiple of estimated 5-year compound annual growth rates (from 1.50x to 1.70x for each of IDEC and

Biogen in 2003). Using low and high assumed multiples for each criterion, Merrill Lynch calculated the following ranges of implied equity ownership of IDEC:

	Implied Equity Ownership of IDEC
Measure
	Low	High
P/E Multiple 2003	45.6%	45.4%
2004	49.0%	49.2%
P/E/Growth
2003	55.1%	55.1%

        None of the selected comparable companies listed above and used in the above analysis is identical to IDEC and Biogen. Accordingly, an analysis of the results of the foregoing analysis is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

        Pro Forma Merger Analysis.    Merrill Lynch performed an analysis of the potential pro forma financial impacts of the merger on the cash earnings per share (calculated without deducting from earnings estimated amortization of intangibles and incremental expenses resulting from the merger) of IDEC common stock for 2003, 2004 and 2005 based upon the operating projections of IDEC's management and First Call consensus estimates and other publicly available research analyst estimates for Biogen. In performing this analysis, Merrill Lynch assumed, among other things:

  •
  The merger was completed as of January 1, 2003

  •
  The preliminarily estimated net synergies expected to result from the merger projected by the management of IDEC

        The results of this analysis indicated that, both in scenarios including and excluding the net synergies expected to result from the merger, the merger would be accretive to the projected cash earnings per share of IDEC common stock in 2003, 2004 and 2005.

        Merrill Lynch performed the same pro forma analysis using First Call consensus estimates for IDEC rather than operating projections of IDEC's management. The results of this analysis indicated that, both in scenarios including and excluding the net synergies expected to result from the merger, the merger would be accretive to the projected cash earnings per share of IDEC common stock in 2003, 2004 and 2005.

        Pursuant to a letter agreement between IDEC and Merrill Lynch, dated as of May 14, 2003, IDEC agreed to pay Merrill Lynch (i) a fee of two million dollars upon the execution of the merger agreement, (ii) a fee of $15 million upon the closing of the merger involving IDEC and Biogen and (iii) the lesser of $15 million or 6% of any fee, payment, judgment, amount or profit payable to IDEC following or in connection with the termination, abandonment or failure to occur of the merger or other transactions involving IDEC and Biogen. Any fee paid pursuant to clause (i), however, will be deducted from any fee to which Merrill Lynch is entitled to receive pursuant to clauses (ii) or (iii). IDEC has also agreed to indemnify Merrill Lynch and certain related persons for various liabilities, including liabilities under the federal securities laws, related to or arising out of the performance by Merrill Lynch of services under its engagement. In addition to acting as financial advisor to IDEC in connection with the merger, Merrill Lynch has, during the past two years, advised IDEC in connection with various capital markets activities. In connection with the provision of these services, Merrill Lynch received customary fees from IDEC.

        IDEC retained Merrill Lynch to act as its financial advisor in connection with the merger based upon Merrill Lynch's qualifications, experience, reputation and expertise. Merrill Lynch is an internationally recognized investment banking and advisory firm. IDEC did not place any limitations on Merrill Lynch concerning its engagement as financial advisor to IDEC's board of directors in connection with the merger. Merrill Lynch, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        Merrill Lynch has, in the past, provided financial advisory and financing services to IDEC and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of its business, Merrill Lynch and its affiliates may actively trade shares of IDEC common stock and other securities of IDEC, as well as shares of Biogen common stock and other securities of Biogen, for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

Opinion of Biogen's Financial Advisor—Goldman Sachs

        On June 20, 2003, Goldman Sachs, financial advisor to Biogen, delivered to Biogen's board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated June 20, 2003, that, as of that date, and based upon and subject to the considerations described in its opinion and based upon such other matters as Goldman Sachs considered relevant, the exchange ratio of 1.15 shares of IDEC common stock to be received for each share of Biogen common stock was fair to holders of Biogen common stock from a financial point of view.

        The full text of the written opinion of Goldman Sachs, which sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with the opinion, is included as Annex E to this joint proxy statement/prospectus. Goldman Sachs provided its opinion for the information and assistance of Biogen's board of directors in connection with its consideration of the transaction contemplated by the merger agreement. Goldman Sachs' opinion is not a recommendation as to how any holder of Biogen common stock should vote with respect to the merger. We encourage you to read the opinion in its entirety.

        In connection with its opinion, Goldman Sachs reviewed, among other things:

  •
  The merger agreement

  •
  Annual reports to stockholders and annual reports on Form 10-K of Biogen and IDEC for the five years ended December 31, 2002

  •
  Interim reports to stockholders and quarterly reports on Form 10-Q of Biogen and IDEC

  •
  Other communications from Biogen and IDEC to their respective stockholders

  •
  Financial analyses and forecasts for Biogen prepared by the management of Biogen

  •
  Financial analyses and forecasts for IDEC prepared by the management of IDEC, as adjusted by the management of Biogen

  •
  Forecasts of cost savings and operating synergies projected by the managements of Biogen and IDEC to result from the transaction contemplated by the merger agreement

        Goldman Sachs also held discussions with members of the senior managements of Biogen and IDEC regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of Biogen and IDEC.

        In addition, Goldman Sachs:

  •
  Reviewed the reported price and trading activity for Biogen common stock and IDEC common stock

  •
  Compared financial and stock market information for Biogen and IDEC with similar information for other selected companies, the securities of which are publicly traded

  •
  Reviewed the financial terms of selected recent business combinations

  •
  Performed such other studies and analyses as Goldman Sachs considered appropriate

        Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal and other information discussed with or reviewed by it and assumed the accuracy and completeness of this information for purposes of rendering its opinion. In that regard, Goldman Sachs assumed, with the consent of Biogen's board of directors, that the financial forecasts prepared by the management of Biogen and IDEC, including the forecasts relating to the cost savings and operating synergies referred to above, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Biogen and IDEC, and that the forecasts, cost savings and operating synergies would be realized in the amounts and time periods contemplated thereby. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Biogen or IDEC or any of their respective subsidiaries, and Goldman Sachs was not furnished with any such evaluations or appraisals. Goldman Sachs also assumed that all material governmental, regulatory or other consents and approvals necessary for the completion of the transaction contemplated by the merger agreement would be obtained without any adverse effect on Biogen or IDEC or on the contemplated benefits of the transaction contemplated by the merger agreement. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Biogen. Goldman Sachs' opinion does not address the relative merits of the transaction as compared to any alternative business transaction that might be available to Biogen, nor does it address the underlying business decision of Biogen to engage in the contemplated transaction. In addition, Goldman Sachs is not expressing any opinion as to the prices at which the Biogen common stock or the IDEC common stock will trade at any time.

        The following is a summary of the material financial analyses presented by Goldman Sachs to Biogen's board of directors in connection with providing its opinion to Biogen's board. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs. The order of analyses described does not represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 19, 2003, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis

        Goldman Sachs reviewed and compared the historical daily trading prices of IDEC common stock during the period from June 19, 2002 to June 19, 2003 with a Profitable Biotech Index, comprised of the common stock of Amgen Inc., Biogen Inc., Cephalon, Inc., Chiron Corporation, Genentech Inc., Genzyme Corporation, Gilead Sciences, Inc., MedImmune, Inc., SangStat Medical Corporation and QLT, Inc.

        The analysis indicated that for the period from June 19, 2002 to June 19, 2003, the IDEC common stock initially outperformed or performed comparably to the above index; but, since November 2002, IDEC common stock has been underperforming the Profitable Biotech Index.

        Goldman Sachs also reviewed and compared the historical daily trading prices of Biogen common stock during the period from June 19, 2002 to June 19, 2003 with a Profitable Biotech Index, comprised of the common stock of Amgen Inc., Cephalon, Inc., Chiron Corporation, Genentech Inc., Genzyme Corporation, Gilead Sciences, Inc., IDEC, MedImmune, Inc., SangStat Medical Corporation and QLT, Inc. The analysis indicated that, for the period from June 19, 2002 to June 19, 2003, Biogen common stock generally underperformed the Profitable Biotech Index.

Discounted Cash Flow Analysis—IDEC

        Goldman Sachs performed an analysis to derive indicative present values per share of IDEC common stock, based on discounted cash flow methodologies. Using IDEC's management's projections for IDEC, as adjusted by Biogen's management, Goldman Sachs performed this analysis on a stand-alone basis. Goldman Sachs analyzed the business of IDEC based on the IDEC base case scenario, which involved IDEC's management's projections, as adjusted by Biogen's management, of future revenue growth and earnings for the fiscal years 2003 through 2007, without any cost savings, operating synergies or one-time charges.

        In its analysis of the IDEC base case scenario, Goldman Sachs applied discount rates ranging from 10.0% to 14.0% and terminal value multiples of estimated 2008 price to earnings ranging from 15.0x to 25.0x. The ranges for discount rates and terminal value multiples were chosen by Goldman Sachs based upon its prior experience in analyzing cost of capital ranges that could be applicable. Based on these discount rates and terminal value multiples, Goldman Sachs derived an illustrative equity reference range per share of IDEC common stock of $30.05 to $56.37.

        Based upon the illustrative range of equity values described above, Goldman Sachs derived ranges of implied perpetuity growth rates for the IDEC common stock and of implied premiums or discounts to the closing price per share of IDEC common stock on June 19, 2003 as set forth below.

Illustrative Equity Value Per Share of IDEC Common Stock	Implied Perpetuity Growth Rate	Premium (Discount) to Closing Price on June 19, 2003
$30.05	8.1%	(22.9)%
$56.37	6.5%	44.5%

        Goldman Sachs also performed a sensitivity analysis to derive a range of implied aggregate equity values for IDEC by adjusting the incremental revenue growth rate and incremental operating margin assumed in IDEC's management's projections for IDEC, as adjusted by Biogen's management. Based upon ranges of both incremental growth rates and incremental operating margins from (10.0)% to 10.0%, Goldman Sachs calculated a range of illustrative present values of IDEC aggregate equity of approximately $3.9 billion to approximately $11.6 billion.

        Goldman Sachs performed an analysis, using discounted cash flow methodologies, to derive illustrative present values of IDEC's cash flows from Rituxan and Zevalin. Using IDEC's management's projections for Rituxan and Zevalin, as adjusted by Biogen's management, Goldman Sachs performed this analysis on a stand-alone basis, which involved projections of future sales of Rituxan and Zevalin for the fiscal years 2003 through 2007, without any cost savings or operating synergies. For purposes of this analysis, Goldman Sachs assumed that IDEC has a 38% share of operating profits from U.S.-based sales of Rituxan under its collaboration agreement with Genentech.

        In its analysis of Rituxan and Zevalin values, Goldman Sachs applied discount rates ranging from 10.0% to 14.0% and terminal value multiples of estimated 2007 sales ranging from 5.0x to 7.0x and 4.0x to 6.0x, respectively. The ranges for discount rates and terminal value multiples were chosen by Goldman Sachs based upon its prior experience in analyzing cost of capital ranges that could be applicable. Based on these discount rates and terminal value multiples, Goldman Sachs calculated implied values of Rituxan and Zevalin per IDEC share, implied perpetuity growth rates for Rituxan and Zevalin sales and the implied percentage of IDEC's fully diluted market capitalization (approximately $6.9 billion based upon the $39.00 closing price per share of IDEC common stock on June 19, 2003) represented by illustrative values of Rituxan and Zevalin sales as set forth below.

	Illustrative Value Per Share of IDEC Common Stock	Implied Perpetuity Growth Rate	Implied Percentage of IDEC Market Capitalization
Rituxan	$24.37 - $36.19	0.2% - 6.6%	62.5% - 92.8%
Zevalin	$1.72 - $3.03	3.5% - 9.4%	4.3% - 7.5%

Discounted Cash Flow Analysis—Biogen

        Goldman Sachs also performed an analysis to calculate illustrative present values per share of Biogen common stock using discounted cash flow methodologies. Using Biogen's management's projections, Goldman Sachs performed this analysis on a stand-alone basis. Goldman Sachs analyzed the business of Biogen based on the Biogen base case scenario, which involved Biogen's management's projections of future revenue growth and earnings for the fiscal years 2003 through 2007, without any cost savings, operating synergies or one-time charges.

        This analysis of the Biogen base case scenario is based on discount rates ranging from 10.0% to 14.0% and terminal value multiples of estimated 2008 price to earnings ranging from 15.0x to 25.0x. The discount rates and terminal value multiples were chosen by Goldman Sachs based upon its prior experience in analyzing cost of capital ranges that could be applicable. Based on these discount rates and terminal value multiples, Goldman Sachs derived an illustrative equity reference range per share of Biogen common stock of $40.35 to $74.19.

        Based upon the range of implied equity values described above, Goldman Sachs calculated ranges of implied perpetuity growth rates for the Biogen common stock and of implied premiums or discounts to the closing price per share of Biogen common stock on June 19, 2003 as set forth below.

Illustrative Equity Value Per Share of Biogen Common Stock	Implied Perpetuity Growth Rate	Premium (Discount) to Closing Price on June 19, 2003
$40.35	9.4%	(6.7)%
$74.19	7.3%	71.5%

        Goldman Sachs also performed a sensitivity analysis to derive a range of implied aggregate equity values for Biogen by adjusting the incremental revenue growth rate and incremental operating margin assumed in Biogen's management's projections. Based upon ranges of both incremental growth rates and incremental operating margins from (10.0)% to 10.0%, Goldman Sachs calculated a range of illustrative present values of Biogen aggregate equity of approximately $6.8 billion to approximately $10.4 billion.

        In addition, Goldman Sachs performed an analysis, using discounted cash flow methodologies, based on Biogen's cash flows from AVONEX, AMEVIVE and ANTEGREN. Using Biogen's management's projections for AVONEX, AMEVIVE and ANTEGREN, Goldman Sachs performed this analysis on a stand-alone basis, which involved Biogen's management's projections of sales of

AVONEX, AMEVIVE and ANTEGREN for the fiscal years 2003 through 2007, without any cost savings or operating synergies.

        In its analysis of AVONEX, AMEVIVE and ANTEGREN values, Goldman Sachs applied discount rates ranging from 10.0% to 14.0% for AVONEX, 11.0% to 15.0% for AMEVIVE and 13.0% to 17.0% for ANTEGREN, and terminal value multiples of estimated 2007 sales ranging from 3.0x to 5.0x for AVONEX, 5.0x to 7.0x for AMEVIVE and 5.0x to 7.0x for ANTEGREN, respectively. The ranges for discount rates and terminal value multiples were chosen by Goldman Sachs based upon its prior experience in analyzing cost of capital ranges that could be applicable. Based on these discount rates and terminal value multiples, Goldman Sachs calculated implied values of AVONEX, AMEVIVE and ANTEGREN per Biogen share, implied perpetuity growth rates for of AVONEX, AMEVIVE and ANTEGREN and the implied percentage of Biogen's fully diluted market capitalization (approximately $6.6 billion based upon the $43.25 closing price per share of Biogen common stock on June 19, 2003) as set forth below:

	Illustrative Values Per Share of Biogen Common Stock	Implied Perpetuity Growth Rate	Implied Percentage of Biogen Market Capitalization
AVONEX	$25.12 - $38.16	(6.5)% - 3.1%	58.1% - 88.2%
AMEVIVE	$8.98 - $14.48	4.4% - 10.0%	20.8% - 33.5%
ANTEGREN	$3.79 - $7.62	11.4% - 15.8%	8.7% - 17.6%

Pro Forma Growth Analysis

        Using Biogen's management's projections for Biogen and IDEC's management's projections for IDEC, as adjusted by Biogen's management, for the five years ended December 31, 2007, Goldman Sachs compared the implied compound annual growth rate, or CAGR, for the combined company with that for each of Biogen and IDEC on a stand-alone basis over the same five-year period for revenue, earnings before interest and tax, or EBIT, net income and cash earnings per share. For purposes of this analysis, EBIT for the combined company was derived by taking into account Biogen's and IDEC's managements' projected operating synergies; net income for the combined company was derived by taking into account Biogen's management's projected operating and tax synergies; and cash earnings per share was calculated by adjusting GAAP earnings per share for amortization expense, non-cash and other merger-related charges and based upon the pro forma share count assuming an exchange ratio of 1.15 shares of IDEC common stock per share of Biogen common stock. Goldman Sachs' analysis indicated that the proposed merger, when taking into account projected operating synergies, would enhance Biogen's standalone CAGR for all financial items listed above for the five years ended December 31, 2007.

Historical Exchange Ratio and Ownership Analysis

        Goldman Sachs reviewed the implied historical exchange ratios determined by dividing the closing price per share of Biogen Common Stock by the closing price per share of IDEC common stock over the period June 19, 2002 through June 19, 2003 and compared the implied fully diluted ownership of holders of Biogen common stock in the combined company with the 49.5% fully diluted ownership those holders will have based upon the exchange ratio of 1.15 shares of IDEC common stock for each share of Biogen common stock. Goldman Sachs also reviewed the number of trading days since January 1, 2003 that Biogen's fully diluted ownership was below 49.5%. This analysis indicated that Biogen's fully diluted ownership was below 49.5% for 61 of the 117 trading days year to date, and 47 of the 64 trading days over the three month period ended June 19, 2003.

Exchange Ratio and Implied Premium Analysis

        Goldman Sachs reviewed the historical trading prices of IDEC common stock and Biogen common stock in order to derive implied prices per share of Biogen common stock using the 1.15 exchange ratio and the implied premium to the $43.25 closing price per share of Biogen common stock on June 19, 2003 as set forth in the following table:

Trading Period	Biogen Price	IDEC Price	Implied Biogen Price Based on 1.15x Exchange Ratio	Implied Exchange Ratio Premium
June 19, 2003	43.25	39.00	44.85	3.7%
One Week Average (a)	46.04	40.50	46.58	1.2%
Two Weeks Average (b)	45.60	40.10	46.12	1.1%
One Month Average (c)	43.85	38.67	44.47	1.4%
Two Months Average (d)	40.20	35.17	40.44	0.6%
Three Months Average (e)	38.59	35.31	40.61	5.2%
Six Months Average (f)	38.20	33.62	38.66	1.2%
One Year Average (g)	37.28	36.74	42.25	13.3%
52 Week High (Nov. 27, 2002)	44.90	33.14	38.11	(15.1)%
52 Week Low (Sept. 27, 2002)	29.39	42.22	48.55	65.2%

(a)
One week represents trading days from 6/13/2003 through 6/19/2003.

(b)
Two weeks represents trading days from 6/6/2003 through 6/19/2003.

(c)
One month represents trading days from 5/20/2003 through 6/19/2003.

(d)
Two months represents trading days from 4/20/2003 through 6/19/2003.

(e)
Three months represents trading days from 3/20/2003 through 6/19/2003.

(f)
Six months represents trading days from 12/20/2002 through 6/19/2003.

(g)
One year represents trading days from 6/20/2002 through 6/19/2003.

        Goldman Sachs also compared the historical trading price of Biogen common stock for the corresponding periods with the implied price per share of Biogen common stock derived by using IDEC's closing price of $39.00 on June 19, 2003 and multiplying this by the 1.15 exchange ratio in order to calculate the implied premium (discount) per share of Biogen common stock over the periods set forth in the following table:

Trading Period	Biogen Price	Absolute Price Implied Premium
June 19, 2003	43.25	3.7%
One Week Average	46.04	(2.6)%
Two Weeks Average	45.60	(1.6)%
One Month Average	43.85	2.3%
Two Months Average	40.20	11.6%
Three Months Average	38.59	16.2%
Six Months Average	38.20	17.4%
One Year Average	37.28	20.3%
52 Week High (Nov. 27, 2002)	44.90	(0.1)%
52 Week Low (Sept. 27, 2002)	29.39	52.6%

Contribution Analysis

        Goldman Sachs conducted a contribution analysis of Biogen relative to the pro forma combined entity resulting from the merger using discounted cash flow methodologies. Using projections provided by management of Biogen and IDEC without taking into account any cost savings or operating synergies, Goldman Sachs derived theoretical equity contribution percentages for Biogen assuming a discount rate of 12.0% and terminal value multiples of price to earnings for Biogen and IDEC ranging from 15.0x to 25.0x. Based on this discount rate and these terminal value multiples, Goldman Sachs derived theoretical equity reference range contribution percentages ranging from 41.6% to 64.2%.

        Goldman Sachs also reviewed historical and estimated future operating and financial information, including, among other things, sales, EBIT, and net income, for IDEC, Biogen and the pro forma combined entity resulting from the merger based on Biogen's management's projections for Biogen and IDEC's management's projections for IDEC, as adjusted by Biogen's management, without taking into account any cost savings or operating synergies. Goldman Sachs analyzed the relative income statement contribution of IDEC and Biogen to the combined company on a pro forma basis based on financial data for 2002 and on the assumptions provided to Goldman Sachs by Biogen's management for estimated years 2003 through 2007. Goldman Sachs calculated the relative contributions of IDEC and Biogen to the combined company in terms of (1) sales, (2) EBIT, (3) net income, (4) fully diluted equity market capitalization, based on the closing price of IDEC common stock of $39.00 and the closing price of Biogen common stock of $43.25 on June 19, 2003 and (5) enterprise value, based on the closing price of IDEC common stock of $39.00 and the closing price of Biogen common stock of $43.25 on June 19, 2003, IDEC net cash of approximately $756.0 million as of March 31, 2002 and Biogen net cash of approximately $770.8 million as of March 31, 2003. The implied percentage of the combined company derived from Biogen's and IDEC's contribution to sales and EBIT, reflected adjustments for the net cash positions of each company as of March 31, 2003. The results of these analyses for 2003 and 2007 are as follows:

			Implied % of Combined Equity
	% Contribution
					Implied Exchange Ratio
	IDEC	Biogen	IDEC	Biogen
Sales
FY 2003E	28.4%	71.6%	30.8%	69.2%	2.378x
FY 2007E	38.7%	61.3%	39.9%	60.1%	1.609x
EBIT
FY 2003E	40.5%	59.5%	41.5%	58.5%	1.504x
FY 2007E	53.4%	46.6%	53.0%	47.0%	0.956x
Net Income
FY 2003E	35.9%	64.1%	35.9%	64.1%	1.903x
FY 2007E	47.9%	52.1%	47.9%	52.1%	1.164x
Equity Market Capitalization	51.5%	48.5%	51.5%	48.5%
Enterprise Value	51.7%	48.3%

Pro Forma Merger Analysis

        Based upon Biogen's management's estimates and projections for Biogen and IDEC's management's estimates and projections for IDEC, as adjusted by Biogen's management, Goldman Sachs prepared a sensitivity analysis for both IDEC and Biogen as to the effect of the merger on their respective cash and GAAP earnings per share, or EPS, assuming realization of various percentage levels of cost synergies projected by Biogen management as a result of the combination of IDEC and Biogen over the period of 2003 to 2007.

        Goldman Sachs' analysis indicated that for Biogen the proposed merger would be dilutive to GAAP EPS in 2003 and in 2007. Assuming realization of operating synergies projected by Biogen's and IDEC's managements and excluding identifiable intangible asset amortization and other merger related expenses, this analysis indicated that the merger would be dilutive to cash EPS in 2003 and accretive to cash EPS in 2007.

        For IDEC, assuming realization of operating synergies projected by Biogen's and IDEC's managements, this analysis indicated that the merger would be dilutive to GAAP EPS in 2003 and accretive to GAAP EPS in 2007 and it would be accretive to cash EPS beginning in 2003.

Stock Price Analysis

        Based upon Biogen's and IDEC's managements' estimates for 2004 cash earnings per share for the pro forma combined entity resulting from the merger, Goldman Sachs derived a range of implied values per share of Biogen common stock assuming a 1.15 exchange ratio, price to earnings multiples for the stock of the combined entity ranging from 22.0x to 30.0x and realization of projected cost synergies from 0% to 100%. Based upon this analysis, Goldman Sachs derived an implied range of values per share of Biogen common stock of $41.45 to $57.92.

        Based upon Biogen's management's estimates for 2004 cash earnings per share for the pro forma combined entity resulting from the merger, Goldman Sachs derived a range of implied values per share of Biogen common stock assuming a 1.15 exchange ratio, PEG ratios (price to earnings ratio divided by growth rate in earnings per share) for the stock of the combined entity ranging from 1.30x to 1.80x and realization of projected cost synergies from 0% to 100%. Based upon this analysis, Goldman Sachs derived a range of indicative values per share of Biogen common stock of $48.99 to $69.51.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all the analyses and did not attribute any particular weight to any factor or analysis considered by it; rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. No company used in the above analyses as a comparison is directly comparable to Biogen or IDEC.

        Goldman Sachs prepared these analyses solely for purposes of providing an opinion to the Biogen board of directors as to the fairness from a financial point of view to holders of Biogen common stock of the exchange ratio of 1.15 shares of IDEC common stock to be received for each share of Biogen common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty and are based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Biogen, IDEC or Goldman Sachs assumes responsibility if future results are materially different from those forecast.

        As described above, the opinion of Goldman Sachs to Biogen's board of directors was one of many factors taken into consideration by Biogen's board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

        Goldman Sachs, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities as private placements as well as for estate, corporate and other purposes. Goldman Sachs has acted as financial advisor to Biogen in connection with, and has participated in certain of the negotiations leading to, the transaction. In addition, Goldman Sachs has provided certain investment banking services to Biogen in the past, and may provide investment banking services to Biogen, IDEC and the combined company in the future, for which services Goldman Sachs has received, or may receive compensation.

        Biogen selected Goldman Sachs as its financial advisor because Goldman Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction contemplated by the merger agreement. In addition, Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold long and short positions in securities, including derivative securities, of Biogen and IDEC for its own account and for the accounts of customers.

        Pursuant to a letter agreement, dated January 31, 2003, Biogen engaged Goldman Sachs to act as its financial advisor in connection with a potential transaction involving IDEC. Pursuant to this letter agreement, Biogen agreed to pay Goldman Sachs a transaction fee of $14 million, the principal portion of which is payable upon completion of the merger. Biogen has also agreed to pay Goldman Sachs an additional two million dollars, payable upon completion of the merger, in connection with Biogen's review of alternatives relating to collaboration arrangements in connection with a potential transaction involving IDEC. Biogen has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees and disbursements, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Interests of Certain Executive Officers and Directors of IDEC in the Merger

        IDEC's directors and executive officers have interests in the merger as individuals in addition to, and that may be different from, their interests as stockholders. IDEC's board of directors was aware of these interests and considered them in its decision to approve the merger agreement.

Employment Agreement with William H. Rastetter, Ph.D.

        In connection with the signing of the merger agreement, IDEC has entered into an employment agreement with William H. Rastetter, Ph.D., which will become effective upon completion of the merger. The agreement has a three-year initial term and contains a provision that automatically extends the term by one day on a daily basis beginning one year after the merger, unless written notice not to renew the agreement is given. The agreement provides that Dr. Rastetter will serve as the Executive Chairman of the combined company and Chairman of the board of directors of the combined company. Pursuant to the agreement, Dr. Rastetter also will be responsible for discovery research, venture strategy and investment, public policy and public relations, corporate strategy, portfolio management and strategic initiatives functions of the company.

        The agreement provides that Dr. Rastetter will receive a minimum annual base salary of $900,000 during the term and provides for an annual target bonus opportunity equal to his annual base salary. The agreement provides that Dr. Rastetter will receive severance payments in the event of a termination of his employment by the company (other than a termination for "cause" or due to his disability (in each case as defined in the agreement)) or by Dr. Rastetter for "good reason" (as defined in the agreement), including a lump-sum payment in an amount equal to three times the sum of (x) his annual base salary and (y) his annual target bonuses. In addition, Dr. Rastetter would receive a pro-rata bonus for the year in which such termination occurred and all of Dr. Rastetter's then outstanding unvested options immediately would vest and become exercisable upon such termination of employment. If payments in an amount greater than $100,000 made to Dr. Rastetter under the agreement (or any other plan or agreement) are subject to excise tax under the provisions of Section 4999 of the Internal Revenue Code, the agreement provides that the company will pay him an additional amount such that the amount retained by him would equal the net amount of payments which would have been received by him absent application of the excise tax. Also, in the event of a legal proceeding related to the agreement which occurs on or following a change in control of the company, the company will pay Dr. Rastetter's reasonable legal fees and expenses related to such proceeding. Dr. Rastetter has agreed, pursuant to the agreement, not to compete with the company during his employment and for a period of one year following termination of his employment (such period being reduced to six months for termination on or following the occurrence of a change in control).

IDEC Severance Plans and Agreements

        IDEC has entered into change of control letter agreements, dated as of the later of April 8, 1992 or their date of employment, with the following officers: William H. Rastetter, Ph.D., William R. Rohn, Nabil Hanna, Ph.D., Paul C. Grint, M.D., John M. Dunn, Connie L. Matsui, Michael E. Wiebe, Ph.D., Wolfgang Berthold, Ph.D. and Mark C. Wiggins. Pursuant to these agreements, in the event that the officer is terminated "involuntarily" (as defined in the agreement) within 18 months following a "change of control" (as defined in the agreement) of IDEC, unvested options held by the officer that were acquired on or after the date of the officer's letter agreement will accelerate and become fully vested.

        In connection with signing the merger agreement, IDEC adopted the IDEC Executive Severance Plan. Under the plan, all IDEC executives at and above the level of vice president are entitled to severance upon a termination of their employment by IDEC without "cause" (as defined in the plan). This severance protection is not triggered upon the occurrence of the merger, but would be applicable to a qualifying termination prior to or following the merger. The principal severance benefits under this plan consist of (i) a lump sum severance payment ranging from a minimum of six months of annual base salary or target bonus (for executives at the level of vice president) or nine months (for executives at the level of senior or executive vice president) up to a maximum of 12 to 18 months of such payments; and (ii) continuation of medical and dental insurance benefits for a corresponding period. A total of 16 executives are participants in the plan.

Interests of Certain Executive Officers and Directors of Biogen in the Merger

        Biogen's directors and executive officers have interests in the merger as individuals in addition to, and that may be different from, their interests as stockholders. Biogen's board of directors was aware of these interests and considered them in its decision to approve the merger agreement.

New Employment Agreement with James C. Mullen

        Biogen currently has an employment agreement with James C. Mullen. In connection with the signing of the merger agreement, IDEC has entered into an employment agreement with Mr. Mullen which will become effective upon completion of the merger and will at such time supercede and replace the existing employment agreement between Mr. Mullen and Biogen. The agreement has a three-year initial term and contains a provision that automatically extends the term by one day on a daily basis beginning one year after the merger, unless written notice not to renew the agreement is given. The agreement provides that Mr. Mullen will serve as the Chief Executive Officer of the combined company and a member of its Board of Directors. Pursuant to the agreement, Mr. Mullen will report to the Executive Chairman of the combined company, and all functions of the combined company (other than discovery research, venture strategy and investment, public policy and public relations, corporate strategy, portfolio management and strategic initiatives functions of the company), including commercial operations and technical operations, product development and clinical research, program management, regulatory affairs, business development, information technology, investor relations, finance, human resources, legal and governmental affairs, will report to Mr. Mullen.

        The agreement provides that Mr. Mullen receive a minimum annual base salary of $900,000 during the term and provides for an annual target bonus opportunity equal to his annual base salary. The agreement provides that Mr. Mullen will receive severance payments in the event of termination of his employment by the company (other than a termination for "cause" or due to his disability (in each case as defined in the agreement)) or by Mr. Mullen for good reason (as defined in the agreement), including a lump sum payment in an amount equal to three times the sum of (x) his annual base salary and (y) his annual target bonuses. In addition, Mr. Mullen would receive a pro-rata bonus for the year in which such termination occurred and all of Mr. Mullen's then outstanding options which were not yet vested and exercisable would become immediately vested and exercisable upon such termination of employment. If payments in an amount greater than $100,000 made to Mr. Mullen under the agreement (or any other plan or agreement) are subject to excise tax under the provisions of Section 4999 of the Internal Revenue Code, the agreement provides that the company will pay him an additional amount such that the amount retained by him would equal the net amount of payments which would have been received by him absent application of the excise tax. Also, in the event of a legal proceeding related to the agreement which occurs on or following a change in control of the company, the company will pay Mr. Mullen's reasonable legal fees and expenses related to such proceeding. Mr. Mullen has agreed, pursuant to the agreement, not to compete with the company during his employment and for a period of one year following termination of his employment (such period being reduced to six months for termination on or following the occurrence of a change in control).

Biogen Severance Plans and Agreements

        Pursuant to the Biogen Executive Severance Plan, all Biogen executives at and above the level of vice president are entitled to severance upon a termination of their employment by Biogen without "cause" (as defined in the plan). This severance protection is not triggered upon the occurrence of the merger, but would be applicable to a qualifying termination prior to or following the merger. The principal severance benefits under this plan consist of (i) a lump sum severance payment ranging from a minimum of six months of annual base salary or target bonus (for executives at the level of vice president) or nine months (for executives at the level of senior or executive vice president) up to a maximum of 12 to 18 months of such payments; and (ii) continuation of medical and dental insurance benefits for a corresponding period. A total of 52 executives are participants in the plan.

        Pursuant to the original terms of letter agreements between Biogen and each of Peter Kellogg and Hans-Peter Hasler, dated June 21, 2000 and October 8, 2001, respectively, if such executive's employment its terminated as a result of a change of control of Biogen, the remaining principal and interest on the mortgage loan from Biogen to the terminated executive would be forgiven. Each of these letter agreements, and a letter agreement between Biogen and Craig E. Schneier, Ph.D., dated June 22, 2001, also provide for a signing bonus, structured in the form of a loan from Biogen, which is being forgiven over a 36-month period from the making of the loan and which will be forgiven in full if the executive is terminated without cause. In addition, Mr. Schneier will be paid his severance benefits (which are as described above) in the event his employment terminates at a time when Mr. Mullen is no longer President and Chief Executive Officer of Biogen.

Treatment of Biogen Stock Options

        In the merger, each outstanding stock option for Biogen common stock will be converted into an option to purchase common stock of the combined company as of the date of the completion of the merger. The number of shares of common stock underlying the new option will equal the number of shares of Biogen common stock to which the corresponding Biogen option was subject, multiplied by 1.15. The per share exercise price of each new IDEC option will be equal to the exercise price of the corresponding Biogen option divided by 1.15. All other terms of the Biogen stock option will remain unchanged after the conversion.

Indemnification; Directors' and Officers' Insurance

        The merger agreement generally provides that following completion of the merger, the combined company will fulfill the obligations of Biogen pursuant to any indemnification agreements between Biogen and its directors or officers. Following the merger, the certificate of incorporation and bylaws of the combined company will contain provisions with respect to indemnification that are at least as favorable to Biogen directors and officers as those contained in the Biogen articles of organization and bylaws in effect on the date the merger agreement was executed, and these provisions will not be adversely amended or repealed for a period of six years following completion of the merger, unless such modification is required by law. For a period of six years after the completion of the merger, the combined company will continue in effect the current policies of directors' and officers' and fiduciary liability insurance maintained by Biogen (or no less favorable substitute policies), but only with respect to claims arising from facts or events which occurred at or before the completion of the merger.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, IDEC has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement. This summary does not purport to describe all of the terms of the merger agreement and is qualified by reference to the complete merger agreement which is included as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. All stockholders of IDEC and Biogen are urged to read the entire merger agreement carefully.

General

        Under the merger agreement, Bridges Merger Corporation, a wholly owned subsidiary of IDEC, will merge with and into Biogen, with Biogen continuing as the surviving corporation. As a result of the merger, Biogen will become a wholly owned subsidiary of IDEC.

Closing Matters

        Closing.    Unless the parties agree otherwise, the closing of the merger will take place on a date specified by the parties but no later than the second business day after all closing conditions have been satisfied or waived at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts 02108. See "Conditions to Completion of the Merger" below for a more complete description of the conditions that must be satisfied or waived prior to closing.

        Completion of the Merger.    As soon as practicable after the satisfaction or waiver of the conditions to the merger, IDEC and Biogen will file articles of merger with the Secretary of the Commonwealth of Massachusetts in accordance with the relevant provisions of the Massachusetts Business Corporation Law. The merger will become effective when the articles of merger are filed or at such later time as IDEC and Biogen agree and specify in the articles of merger.

Consideration to be Received in the Merger; Treatment of Stock Options

        The merger agreement provides that, at the completion of the merger:

  •
  Each share of Biogen common stock issued and outstanding immediately prior to the completion of the merger, but excluding shares of Biogen common stock held in the treasury of Biogen, will be converted into the right to receive 1.15 shares of IDEC common stock (and associated rights issued under the IDEC stockholders rights plan)

  •
  Each outstanding and unexercised option to purchase shares of Biogen common stock granted under the Biogen stock plans will be assumed by IDEC and converted into an option to purchase shares of common stock of the combined company. The number of shares of common stock of the combined company underlying the new option will equal the number of shares of Biogen common stock for which the corresponding Biogen option was exercisable, multiplied by 1.15 (rounded down to the nearest whole share); the per share exercise price of each new option will equal the exercise price of the corresponding Biogen option divided by 1.15 (rounded up to the nearest cent)

        As soon as practicable after the completion of the merger, the combined company will deliver notices to the holders of Biogen stock options. These notices will set forth each holder's rights under the Biogen stock plans as assumed by the combined company, including that, in connection with the merger and pursuant to the terms of the Biogen stock plans, the agreements evidencing the grants of the Biogen stock options will continue in effect on the same terms and conditions, taking into account provisions providing for full vesting of those options and the adjustments to the number of shares underlying, and the exercise price of, the options. To the extent permitted by law, IDEC will comply with the terms of the Biogen stock plans and will use its commercially reasonable efforts to ensure that the stock options which qualified as incentive stock options prior to the completion of the merger continue to qualify as incentive stock options of the combined company after the merger.

Exchange of Certificates in the Merger

        Before the closing of the merger, an exchange agent will be appointed to handle the exchange of Biogen stock certificates for certificates representing shares of IDEC common stock and the payment of cash for fractional shares. Promptly after the closing of the merger, the exchange agent will send a letter of transmittal to each former Biogen stockholder explaining the procedure for surrendering Biogen stock certificates in exchange for certificates representing the number of shares of IDEC common stock into which the shares of Biogen common stock were converted in the merger. A former Biogen stockholder should, if required, complete the substitute IRS Form W-9 included with the letter of transmittal to avoid possible backup withholding tax on cash in lieu of fractional shares of common stock of the combined company of $20 or more.

        After the completion of the merger, each certificate that previously represented shares of Biogen common stock will only represent the right to receive the shares of IDEC common stock into which those shares of Biogen common stock have been converted. In addition, after the completion of the merger, Biogen will not register any transfers of the shares of Biogen common stock. IDEC stockholders need not exchange their stock certificates.

Fractional Shares

        No fractional shares of IDEC common stock will be issued in the merger. Instead, the exchange agent will pay each of those stockholders who would have otherwise been entitled to a fractional share of IDEC common stock an amount in cash determined by multiplying the fractional share interest by the average closing price, as reported on the Nasdaq National Market, of one share of IDEC common stock for the ten most recent trading days preceding the date of the merger.

Listing of Common Stock of the Combined Company

        IDEC has agreed to use all commercially reasonable efforts to cause the shares of IDEC common stock to be issued in the merger and the shares of IDEC common stock to be reserved for issuance upon exercise of the Biogen stock options to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, in connection with the completion of the merger. IDEC's symbol "IDPH" will be changed to "        " effective upon the first trading day following the merger, assuming the listing application is approved. Approval for listing on the Nasdaq National Market of the shares of IDEC common stock issuable to Biogen stockholders in the merger, subject only to official notice of issuance, is a condition to the obligations of IDEC and Biogen to complete the merger.

Covenants

        Each of IDEC and Biogen have undertaken certain covenants in the merger agreement restricting the conduct of our respective businesses between the date the merger agreement was signed and the completion of the merger. Some of these covenants are complicated and not easily summarized. You are urged to read carefully the section of the merger agreement entitled "Conduct of Business." The following summarizes the more significant of these covenants:

        Conduct of Business.    Except as expressly required by, or provided for, in the merger agreement, or agreed to by the other party in writing, each of Biogen and IDEC is required to carry on its business in the ordinary course, consistent with past practice and use all commercially reasonable efforts to (i) preserve its current business organization, (ii) maintain the services of its current officers and key employees and (iii) preserve its relationships with its customers, suppliers and other persons with which it has significant business relations.

        Required Consent.    Without the prior written consent of the other party, and with certain exceptions described in the merger agreement (which exceptions apply to certain but not all of the following items), none of Biogen, IDEC or any of their respective subsidiaries may take any of the following actions or authorize, commit or agree to take any of the following actions:

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  Declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock

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  Split, combine or reclassify any of its or any of its subsidiaries' capital stock or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock

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  Purchase, redeem or acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities

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  Issue, sell, deliver, pledge or otherwise encumber or subject to any lien, any shares of capital stock or other voting securities or any rights, warrants or options to acquire such shares or securities, other than (A) the issuance of common stock or options upon the exercise or conversion of options, (B) the issuance of options granted after the date of the merger agreement in the ordinary course of business, with certain limitations, (C) the issuance of common stock in the ordinary course of business to participants in employee stock purchase plans or (D) the contribution of shares of common stock in the ordinary course of business to employee defined contribution plans

  •
  Amend its charter documents or bylaws

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  Acquire, or agree to acquire, by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, any person or business that would be material to the acquiror other than acquisitions permitted by the merger agreement

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  Sell, pledge, dispose of, transfer, lease, license or otherwise encumber any property or assets

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  Sell, pledge, dispose of, transfer, lease, license, encumber, abandon or fail to maintain any material intellectual property

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  Make any loans, advances or capital contributions to, or investments in, any person or entity

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  Borrow money or issue any debt securities or assume, guarantee, endorse or become responsible for the debt obligations of any person or entity, other than in the ordinary course of business

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  Settle any material claim, action or proceeding, except settlements in the ordinary course of business or for which reserves have been established as of the date of the merger agreement

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  Make any material tax election, except in the ordinary course of business

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  Increase in any manner the compensation or fringe benefits of (or enter into any commitment to pay any pension or benefit to), or pay any bonus to, any of its officers or directors, or materially increase any of the foregoing for any employees, except in the ordinary course of business consistent with past practices

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  Commit itself to, or enter into, any employment agreement involving a significant amount of compensation or for a significant term, or adopt any new benefit, compensation or stock option plan, or amend, supplement or accelerate any existing benefit, stock option or compensation plan

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  Change accounting methods, principles or practices unless required by GAAP or the Securities and Exchange Commission with the concurrence of its independent accountants

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  Enter into, modify or amend in any material respect, or terminate, waive, release or assign any material benefit or claim under, any material joint venture, development, commercialization, manufacturing, supply or other collaboration agreement, strategic partnership, alliance, license or sublicense or other material contract

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  Modify or amend in any material respect, terminate, waive, release or assign any material rights or claims under any confidentiality or standstill agreement in connection with or to facilitate, encourage or permit an alternative transaction or a possible alternative transaction

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  Enter into any new material line of business

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  Subject itself to any material non-compete or other similar restriction on the conduct of its business following completion of the merger other than in the ordinary course of business

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  Take or authorize any action to take any of the foregoing actions

        Consultation.    Subject to certain exceptions and to the extent permitted by applicable law, each of IDEC and Biogen must use commercially reasonable efforts to consult with the other party (and to consider in good faith the advice of such party) prior to taking any of the following actions (or authorizing, committing or agreeing to take any of the following actions):

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  Any merger or acquisition, or purchase of any equity interest in or a portion of the assets of, any person or entity if the amount of consideration involved exceeds five million dollars

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  Any permitted sale, pledge, transfer, lease, license or other encumbrance of any of its property or assets (other than intellectual property) with a value in excess of two million five hundred thousand dollars, in the case of dispositions in the ordinary course of business, or one million dollars, in certain other circumstances

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  Any permitted sale, pledge, transfer, lease, license, encumbrance of, or abandonment or failure to maintain any of its intellectual property involving consideration (including milestone payments) in excess of three million dollars

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  Any permitted loans, advances, capital contributions to, or investments in, another person or entity in excess of one million dollars

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  Any permitted indebtedness, issuance of debt securities or assumption, guarantee or endorsement of another person's obligations in excess of two million five hundred thousand dollars

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  Any permitted settlement of a material claim that involves a payment greater than two million dollars or any royalty

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  Any modification, amendment, termination, waiver, release or assignment under any joint venture, collaboration, strategic partnership, alliance or material contract for which consent of the other party is not required

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  Any material non-compete or other similar material restriction on the conduct of its respective businesses that would be binding after completion of the merger for which consent of the other party is not required

        Biogen has also agreed to use its commercially reasonable efforts to consult with IDEC with respect to obtaining any consent or waiver regarding the merger under the collaboration agreement between Biogen and Elan and with respect to any acquisition or disposition of any asset, right or license which is the subject of that collaboration agreement. Provided Biogen has materially complied with this consultation requirement, any amendment, termination or waiver of the collaboration agreement between Biogen and Elan or any other agreement or transaction involving Biogen in connection with obtaining such consent or waiver or such an acquisition or dispostion, and any act, effect or occurrence or state of facts arising therefrom, shall not constitute a breach by Biogen of the merger agreement or a failure by Biogen to satisfy any closing condition in the merger agreement. By waiver dated June 20, 2003, Elan waived, in respect of the merger, certain change of control and related buy-sell provisions in the collaboration agreement between Biogen and Elan.

        No Solicitation.    Each of IDEC and Biogen has agreed that, except in certain circumstances, IDEC and Biogen and their respective subsidiaries will not, nor will either company authorize or permit any of its officers, directors, employees, financial advisors, attorneys, accountants or other representatives to, take any of the following actions:

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  Solicit, initiate, encourage or take any other action that would be reasonably likely to facilitate, induce or encourage any inquiries or the making, submission or announcement of any proposal or offer that constitutes, or could reasonably be expected to lead to, an "alternative transaction" (as defined below)

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  Participate in any discussions or negotiations regarding, or furnish any information with respect to, an alternative transaction

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  Approve, endorse or recommend any alternative transaction

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  Enter into any letter of intent, agreement or commitment contemplating or otherwise relating to any proposed alternative transaction

        The merger agreement also provides that each party will promptly advise the other of the status and terms of any alternative transaction proposal or any inquiry or request for information relating to any alternative transaction proposal and the status and terms of any such discussions or negotiations. Each of IDEC and Biogen shall also notify the other of any meeting of the board of directors of such party at which any alternative transaction proposal is reasonably likely to be considered.

        An "alternative transaction" includes, with respect to any party, with certain exceptions, any liquidation or dissolution of such party, or any transaction or series of related transactions with one or more third parties involving any one or more of the following:

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  Any purchase from such party or acquisition by any person or entity or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than ten percent of the total outstanding voting securities of such party or any of its subsidiaries

  •
  Any tender offer or exchange offer that, if consummated, would result in any person, entity or group beneficially owning ten percent or more of the total outstanding voting securities of such party or any of its subsidiaries

  •
  Any merger, consolidation, business combination or similar transaction involving such party or any of its subsidiaries

  •
  Any sale, lease, exchange, transfer, license, acquisition or disposition of more than ten percent of the assets of such party or any of its subsidiaries, taken as a whole

        Each of IDEC and Biogen, in response to an unsolicited, bona fide, written proposal for an alternative transaction that is determined in accordance with the merger agreement by such party's board of directors to constitute a "superior proposal" (as defined on page 60 of this joint proxy statement/prospectus), may (i) furnish its nonpublic information to a person proposing such superior proposal and (ii) participate in discussions or negotiations with such person regarding such superior proposal if all of the following conditions are met:

  •
  Such party has given the other party prior notice of its intentions to engage in negotiations and of the identity or the person, entity or group making such superior proposal and the material terms and conditions of such superior proposal

  •
  Such party has not breached provisions in the merger agreement prohibiting solicitation of competing bids

  •
  Such party's board of directors has determined in good faith that such action is required to comply with its fiduciary obligations

  •
  Such party enters into a confidentiality agreement with the person proposing the superior proposal

  •
  Such party provides a copy of any materials provided to the person proposing the superior proposal to the counterparty to the merger agreement

        In response to the receipt of an unsolicited proposed alternative transaction that is determined to be a superior proposal, the board of directors of the party receiving such proposal may withhold, withdraw, amend or modify its recommendation in favor of the merger and, in the case of a tender or exchange offer made directly to stockholders, may recommend that the stockholders accept the tender or exchange offer if all of the following conditions are met:

  •
  The superior proposal has not been withdrawn and continues to be a superior proposal

  •
  Such party's stockholders' meeting has not occurred

  •
  Such party (i) has provided the other party five business days prior written notice that it has received a superior proposal, (ii) has provided the other party with the material terms and conditions of the superior proposal and the identity of the person, entity or group making the superior proposal, (iii) has notified the other party that such party intends to change its recommendation in favor of the merger and (iv) during such five-day period, if requested by the other party, such party has engaged in good faith negotiations to amend the merger agreement in such a manner that the alternative transaction proposal is no longer a superior proposal

  •
  Such party's board of directors believes in good faith, after consultation with outside counsel, that, in light of such superior proposal, failure to change its recommendation is reasonably likely to result in a breach of its fiduciary obligations

  •
  Such party has complied with the applicable provisions of the merger agreement relating to such an event and has not breached in any material respect any of the other applicable provisions set forth in the merger agreement

        A "superior proposal," with respect to a party, means any unsolicited, bona fide written proposal made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination:

  •
  (i) All or substantially all of the assets of such party or (ii) all of the outstanding voting securities of such party and as a result of which the stockholders of such party immediately preceding such transaction would hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction

  •
  On terms that such party's board of directors has in good faith, following consultation with outside and independent legal and financial advisors, and after taking into account all of the terms and conditions of such proposal and the merger agreement (including any proposal by either party to amend the terms of the merger agreement), determined (i) to be more favorable, from a financial point of view, to its stockholders and (ii) to be reasonably capable of being consummated on the terms proposed, taking into account all other legal, financial, regulatory and other aspects of such proposed alternative transaction and the person proposing such alternative transaction

        No proposed alternative acquisition will be deemed to be a superior proposal if such proposal is subject to a financing condition or any financing required to consummate such acquisition proposal is not committed.

        In addition, in no event may either party submit any alternative transaction or superior proposal to its stockholders for approval during the term of the merger agreement. No alternative transaction or change of recommendation will limit or otherwise affect the obligation of Biogen or IDEC to convene their respective special meeting in connection with the merger that is the subject of this joint proxy statement/prospectus. However, neither IDEC nor Biogen is prohibited from disclosing to its stockholders a position relating to a tender offer or exchange offer which constitutes a superior proposal.

Other Covenants and Agreements

        Expenses.    Each company has agreed to pay its own costs and expenses incurred in connection with the merger and the merger agreement. Each company has agreed to pay 50% of any expenses incurred in connection with the filing with the Securities and Exchange Commission of the registration statement of which this joint proxy statement/prospectus forms a part, the HSR Act filing fees and the costs associated with the printing and mailing of this joint proxy statement/prospectus.

        Election to IDEC's Board of Directors.    In connection with the completion of the merger, IDEC will expand its board of directors to 12 members and will cause the election of six members to be designated by Biogen. Six members of IDEC's board prior to the merger will continue to serve as directors following the merger. These board members will include James C. Mullen, Biogen's existing Chairman and Chief Executive Officer, and William H. Rastetter, Ph.D., IDEC's existing Chairman and Chief Executive Officer. Dr. Rastetter will serve as Executive Chairman of the combined company and Chairman of the board of directors of the combined company and Mr. Mullen will serve as President and Chief Executive Officer of the combined company following the merger. In addition, (i) the committees of the board of directors following the merger will comprise an equal number of Biogen-designated directors and IDEC-designated directors, (ii) each of the three classes of directors following the merger will include two Biogen-designated directors and two IDEC-designated directors, (iii) Dr. Rastetter and Mr. Mullen will be elected to the class of directors with the longest remaining term, (iv) the Chairman of the compensation committee of the combined company will be an IDEC-designated director and (v) the Chairman of the corporate governance and nominating committee and the finance and audit committee of the combined company will be Biogen-designated directors.

        Other Covenants and Agreements.    The merger agreement contains certain other covenants and agreements, including covenants relating to:

  •
  Cooperation between IDEC and Biogen in the preparation of this joint proxy statement/prospectus

  •
  Timeliness of holding stockholders' meetings to approve the merger and the recommendation of the boards of directors of the parties with respect to approval of the merger at such meetings (subject to the provisions described above permitting the board of directors of a party to change its recommendations)

  •
  Assumption by IDEC of the stock option plans and agreements of Biogen in connection with the merger

  •
  Honoring, following the completion of the merger, of the indemnity and insurance obligations of the parties prior to the merger

  •
  Confidentiality and access by each party to certain information about the other party

  •
  Cooperation with respect to any public announcements regarding the merger

  •
  Cooperation to obtain (and to keep each other apprised of the status of) all governmental approvals required to complete the merger

        IDEC's bylaws will also be amended upon completion of the merger to provide that, until the third anniversary of the completion of the merger, the affirmative vote of at least 80% of IDEC's entire board of directors (excluding directors who are then serving as an officer or employee of IDEC) will be required to (i) remove William H. Rastetter, Ph.D., from his position as the Executive Chairman of the combined company and Chairman of the board of directors of the combined company or significantly diminish his position, authority, duties or responsibilities or (ii) remove James C. Mullen from his position as Chief Executive Officer of the combined company or significantly diminish his position, authority, duties or responsibilities.

Representations and Warranties

        The merger agreement contains substantially reciprocal representations and warranties, many of which are qualified by materiality, made by each of us to the other. The representations and warranties relate to, among other topics, the following:

  •
  Corporate existence, qualification to conduct business and corporate standing and power

  •
  Ownership of subsidiaries and capital structure

  •
  Corporate authority to enter into and perform the merger agreement and enforceability of the merger agreement

  •
  Absence of a breach of the certificate of incorporation, bylaws, law or material agreements as a result of the merger

  •
  Filings with the Securities and Exchange Commission and other government entities

  •
  Financial statements

  •
  Absence of certain changes or events, including litigation

  •
  Compliance with laws and regulations

  •
  Labor and other employment matters and employee benefit plans

  •
  Tax matters

  •
  Regulatory compliance

  •
  Absence of environmental liabilities

  •
  Intellectual property matters

  •
  Inapplicability of anti-takeover statutes and absence of any triggering events under the Biogen and IDEC stockholder rights plans

  •
  Payment of fees to finders or brokers in connection with the merger agreement

  •
  Opinions of financial advisors

  •
  Ownership by Biogen or IDEC of the other party's common stock

  •
  Existence and enforceability of material contracts

  •
  Absence of undisclosed interested party transactions

  •
  Board of director and stockholder approval

        The merger agreement also contains certain representations and warranties of IDEC with respect to its wholly owned subsidiary, Bridges Merger Corporation, including corporate organization and authorization, absence of a breach of the certificate of incorporation and the bylaws, no prior business activities and capitalization of the merger subsidiary.

Conditions to Completion of the Merger

        The obligations of Biogen and IDEC to complete the merger are subject to the satisfaction or waiver in some cases of the following conditions:

  •
  The approval of the merger agreement by Biogen stockholders, and the approval of the issuance of shares of IDEC common stock in the merger and the amendment to IDEC's certificate of incorporation by IDEC stockholders

  •
  The expiration or termination of the applicable waiting periods under anti-trust laws

  •
  The absence of any law, order or injunction prohibiting completion of the merger

  •
  The approval for listing by Nasdaq of the IDEC common stock to be issued in the merger, subject to official notice of issuance

  •
  The receipt of all other governmental and regulatory consents, approvals and authorizations necessary for the merger unless failure to obtain those consents or approvals would not reasonably be expected to have a material adverse effect on the combined company

  •
  The Securities and Exchange Commission having declared effective the IDEC registration statement, of which this joint proxy statement/prospectus forms a part

  •
  The receipt of all securities and blue sky permits and approvals necessary to consummate the transaction

  •
  The receipt of an opinion of each company's counsel to the effect that the merger will qualify as a "reorganization" under the Internal Revenue Code (this condition is not waivable after Biogen stockholders approve the merger agreement unless future Biogen stockholder approval is obtained with appropriate disclosure)

        In addition, each of Biogen's and IDEC's obligation to effect the merger are subject to the satisfaction or waiver of the following additional conditions:

  •
  The representations and warranties of the other company contained in the merger agreement being true and correct as required by the merger agreement

  •
  The other party having performed or complied, in all material respects, with all agreements or covenants required to be performed by it under the merger agreement

  •
  The other party and its respective subsidiaries not having suffered from any change or effect that would reasonably be expected to have a material adverse effect on such party, as defined in the merger agreement

  •
  Absence of any event causing the rights under the Biogen or IDEC stockholder rights plan to become non-redeemable, exercisable, distributed or triggered

Termination of Merger Agreement

        Right to Terminate.    The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the stockholder approvals have been obtained by either IDEC or Biogen, or both, under the following circumstances:

  •
  By mutual written consent of IDEC and Biogen if their respective boards so determine

  •
  By board authorized written notice of IDEC or Biogen for any of the following reasons:

  •
  If the merger has not been completed by December 15, 2003 (subject to an extension to January 31, 2004 under certain conditions), provided that a party may not terminate by reason of the merger not occurring by December 15, 2003 (or January 31, 2004 if extended) if such party's failure to fulfill in any material respect any of its obligations or satisfy any condition to be satisfied by it has caused or resulted in the failure of the merger to occur on or before December 15, 2003 (or January 31, 2004, if extended)

  •
  If a governmental entity has issued a final and nonappealable order, decree or ruling or taken any other action or inaction which has the effect of permanently restraining, enjoining or otherwise prohibiting the merger and the party seeking to terminate has used commercially reasonable efforts to resolve such order, decree, ruling or other action or inaction

  •
  If the stockholders of Biogen have not approved the merger agreement or the stockholders of IDEC have not approved the amendment of IDEC's certificate of incorporation or the issuance of IDEC common stock in the merger and (i) such failure to obtain such stockholder approval was not caused by (through action or inaction) the party seeking to terminate the merger agreement and (ii) such action or inaction constitutes a material breach of the merger agreement

  •
  By IDEC upon a breach of any representation, warranty, covenant or agreement contained in the merger agreement on the part of Biogen, or if any representation or warranty of Biogen shall become untrue, in either case such that the conditions set forth in the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall become untrue, provided that IDEC may not terminate the merger agreement before December 12, 2003 if Biogen is exercising commercially reasonable efforts to cure such breach or if IDEC has materially breached the merger agreement and such breach has not been cured

  •
  By Biogen upon a breach of any representation, warranty, covenant or agreement contained in the merger agreement on the part of IDEC, or if any representation or warranty of IDEC shall become untrue, in either case such that the conditions set forth in the merger agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall become untrue, provided that Biogen may not terminate the merger agreement before December 12, 2003 if IDEC is exercising commercially reasonable efforts to cure such breach or if Biogen has materially breached the merger agreement and such breach has not been cured

  •
  By IDEC, at any time prior to the approval of the merger by Biogen stockholders, if Biogen or its board of directors (or a committee thereof), for any reason, shall have:

  •
  Failed to hold the Biogen stockholders' meeting in accordance with the terms of the merger agreement on or before December 11, 2003

  •
  Failed to include in the joint proxy statement/prospectus its recommendation without modification or qualification that Biogen stockholders adopt and approve the merger agreement and the merger

  •
  Withdrawn its recommendation in favor of the merger agreement

  •
  Amended, modified or qualified such recommendation in a manner adverse to the interest of IDEC

  •
  Failed to reconfirm such recommendation within ten calendar days of receipt of a written request from IDEC to do so

    •
    Approved or recommended any alternative transaction

    •
    Failed, within ten business days after any tender or exchange offer relating to Biogen common stock commenced by any third party is first published, sent or given, to have mailed to its security holders a statement disclosing that Biogen's board of directors recommends rejection of such tender offer or exchange offer

  •
  By Biogen, at any time prior to the approval of the merger by IDEC stockholders, if IDEC or its board of directors (or any committee thereof), for any reason, shall have:

  •
  Failed to hold the IDEC stockholders' meeting in accordance with the terms of the merger agreement on or before December 11, 2003

  •
  Failed to include in the joint proxy statement/prospectus its recommendation without modification or qualification that IDEC stockholders adopt and approve the amendment of IDEC's certificate of incorporation and the issuance of IDEC common stock in the merger

  •
  Withdrawn its recommendation in favor of the amendment to IDEC's certificate of incorporation or the issuance of IDEC common stock in the merger

  •
  Amended, modified or qualified such recommendation in a manner adverse to the interest of Biogen

  •
  Failed to reconfirm such recommendation within ten calendar days of receipt of a written request from Biogen to do so

  •
  Approved or recommended any alternative transaction

  •
  Failed, within ten business days after any tender or exchange offer relating to IDEC common stock commenced by any third party is first published, sent or given, to have mailed to its security holders a statement disclosing that IDEC's board of directors recommends rejection of such tender offer or exchange offer

Termination Fee

        If terminated, the merger agreement will become void and, except in circumstances where a termination fee is payable or in instances of a willful breach of any representation or warranty in the merger agreement or a breach of any covenant or agreement contained in the merger agreement, neither party will have any liability to the other party under the merger agreement. Upon a termination, a party may become obligated to pay to the other party a termination fee, as described below:

        Biogen will be obligated to pay a termination fee to IDEC equal to up to $230 million as follows:

  •
  Biogen will be obligated to pay 100% of the termination fee if IDEC terminates the merger agreement because prior to the approval of the merger of the Biogen stockholders, Biogen, its board of directors or any committee thereof, for any reason, has:

  •
  Failed to hold the Biogen stockholders' meeting in accordance with the terms of the merger agreement on or before December 11, 2003

  •
  Failed to include in the joint proxy statement/prospectus its recommendation without modification or qualification that Biogen stockholders adopt and approve the merger agreement and the merger

  •
  Withdrawn its recommendation in favor of the merger agreement

  •
  Amended, modified or qualified such recommendation in a manner adverse to the interest of IDEC

    •
    Failed to reconfirm such recommendation within ten calendar days of receipt of a written request from IDEC to do so

    •
    Approved or recommended any alternative transaction

    •
    Failed, within ten business days after any tender or exchange offer relating to Biogen common stock commenced by any third party is first published, sent or given, to have mailed to its security holders a statement disclosing that Biogen's board of directors recommends rejection of such tender offer or exchange offer

  •
  Except as provided above, if Biogen or IDEC terminates the merger agreement because Biogen's stockholders have not approved the merger agreement at the Biogen stockholders' meeting:

  •
  Biogen will be obligated to pay 50% of the termination fee if prior to the Biogen stockholders' meeting, a third party has announced an offer or indication of interest in an "acquisition" (see definition on page 67 of this joint proxy statement/prospectus) involving Biogen

  •
  Biogen will be obligated to pay the remaining 50%, for a total of 100%, of the termination fee if (i) prior to the Biogen stockholders' meeting, a third party has announced an offer or indication of interest in an acquisition involving Biogen and (ii) Biogen consummates or enters into an agreement with respect to such a transaction within 12 months of the termination date

  •
  If Biogen or IDEC terminates the merger agreement because the merger has not occurred by December 15, 2003 (subject to extension to January 31, 2004, under certain circumstances) and (i) prior to such termination, a third party has announced an offer or indication of interest in an acquisition involving Biogen and (ii) within 12 months of the termination of the merger agreement Biogen consummates or enters into an agreement with respect to such a transaction, Biogen will be obligated to pay 100% of the termination fee

  •
  If IDEC terminates the merger agreement as a result of a breach by Biogen of the merger agreement which is not cured before December 12, 2003, Biogen will be obligated to pay 100% of the termination fee if, prior to such termination, a third party has announced an offer or indication of interest in an alternative transaction (see definition on page 59 of this joint proxy statement/prospectus) involving Biogen

        No termination fee will be payable by Biogen if (i) the merger agreement is terminated by IDEC solely as a result of the board of directors of Biogen changing its recommendation with respect to the merger in accordance with the terms of the merger agreement as a result of a material adverse change of IDEC and (ii) prior to such termination no third party has announced an offer or indication of interest with respect to an alternative transaction involving Biogen.

        IDEC will be obligated to pay a termination fee to Biogen equal to up to $230 million as follows:

  •
  IDEC will be obligated to pay 100% of the termination fee if Biogen terminates the merger agreement because prior to the approval of the transactions related to the merger by IDEC stockholders, IDEC, its board of directors or any committee thereof, for any reason, has:

  •
  Failed to hold the IDEC stockholders' meeting in accordance with the terms of the merger agreement on or before December 11, 2003

  •
  Failed to include in the joint proxy statement/prospectus its recommendation without modification or qualification that IDEC stockholders adopt and approve the amendment of IDEC's certificate of incorporation and the issuance of IDEC common stock in the merger

    •
    Withdrawn its recommendation in favor of the amendment to IDEC's certificate of incorporation or the issuance of IDEC common stock in the merger

    •
    Amended, modified or qualified such recommendation in a manner adverse to the interest of Biogen

    •
    Failed to reconfirm such recommendation within ten calendar days of receipt of a written request from Biogen to do so

    •
    Approved or recommended any alternative transaction

    •
    Failed, within ten business days after any tender or exchange offer relating to IDEC common stock commenced by any third party is first published, sent or given, to have mailed to its security holders a statement disclosing that IDEC's board of directors recommends rejection of such tender offer or exchange offer

  •
  Except as provided above, if Biogen or IDEC terminates the merger agreement because IDEC's stockholders have not approved the amendment of IDEC's certificate of incorporation or the issuance of IDEC common stock in the merger at the IDEC stockholders' meeting:

  •
  IDEC will be obligated to pay 50% of the termination fee if prior to the IDEC stockholders' meeting, a third party has announced an offer or indication of interest in an acquisition involving IDEC

  •
  IDEC will be obligated to pay the remaining 50%, for a total of 100%, of the termination fee if (i) prior to the IDEC stockholders' meeting, a third party has announced an offer or indication of interest in an acquisition involving IDEC and (ii) IDEC consummates or enters into an agreement with respect to such a transaction within 12 months of the termination date

  •
  If Biogen or IDEC terminates the merger agreement because the merger has not occurred by December 15, 2003 (subject to extension to January 31, 2004, under certain circumstances) and (i) prior to such termination, a third party has announced an offer or indication of interest in an acquisition involving IDEC and (ii) within 12 months of the termination of the merger agreement IDEC consummates or enters into an agreement with respect to such a transaction, IDEC will be obligated to pay 100% of the termination fee

  •
  If Biogen terminates the merger agreement as a result of a breach by IDEC of the merger agreement which is not cured before December 12, 2003, IDEC will be obligated to pay 100% of the termination fee if, prior to such termination, a third party has announced an offer or indication of interest in an alternative transaction involving IDEC

        No termination fee will be payable by IDEC if (i) the merger agreement is terminated by Biogen solely as a result of the board of directors of IDEC changing its recommendation with respect to the merger in accordance with the terms of the merger agreement as a result of a material adverse change of Biogen and (ii) prior to such termination no third party has announced an offer or indication of interest with respect to an alternative transaction involving IDEC.

        An "acquisition" involving IDEC or Biogen means, with certain exceptions, any of the following:

  •
  A merger, business combination, liquidation or other similar transaction involving such party pursuant to which the party's stockholders hold not less than 60% of the equity interests in the entity surviving the transaction or its parent

  •
  A sale or disposition by such party of assets representing more than 40% of its consolidated assets

  •
  An acquisition by any person or group of beneficial ownership or a right to acquire beneficial ownership of shares representing more than 40% of the voting power of such party's then outstanding capital stock

Amendments, Extensions and Waivers

        Amendment.    The merger agreement may be amended by the parties at any time before or after the stockholder meetings to approve the merger. However, following the stockholder meetings, an amendment that changes the amount or form of consideration to be delivered to Biogen stockholders can only be effected with approval of the Biogen and IDEC stockholders.

        Extension; Waiver.    At any time prior to the completion of the merger, any party may (i) extend the time for performance of any obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any document delivered pursuant to the merger agreement or (iii) with certain exceptions, waive compliance by another party with any of the agreements or conditions contained in the merger agreement.

PRO FORMA FINANCIAL DATA

IDEC and Biogen Unaudited Pro Forma Condensed Combined Financial Statements

        The following unaudited pro forma condensed combined financial statements give effect to the merger of IDEC and Biogen in a transaction to be accounted for as a purchase with IDEC treated as the acquiror. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of IDEC and Biogen as of March 31, 2003, giving effect to the merger as if it occurred on March 31, 2003. The unaudited pro forma condensed combined statements of income combine the historical consolidated statements of income of IDEC and Biogen for the year ended December 31, 2002 and the three months ended March 31, 2003, giving effect to the merger as if it occurred on January 1, 2002, reflecting only pro forma adjustments expected to have a continuing impact on the combined results.

        These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, IDEC allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to Biogen's business, including results from ongoing clinical trials, the assumptions and estimates herein could change significantly. Furthermore, the parties expect to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of combining the companies. The pro forma financial information does not reflect these potential expenses and efficiencies. The unaudited pro forma condensed combined financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements, including the related notes, of IDEC and Biogen covering these periods, incorporated by reference into this joint proxy statement/prospectus. See "Where You Can Find More Information" on page 115 for more information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Three Months Ended March 31, 2003
(Amounts in thousands, except per share amounts)

	IDEC	Biogen	Pro Forma Adjustments	Note 3 Reference	Pro Forma Combined
Revenues:
Product sales	$5,663	$278,177	$—		$283,840
Royalties	—	41,373	—		41,373
Revenues from unconsolidated joint business	110,911	—	—		110,911
Corporate partner revenues	672	1,149	(1,149)	J	672

Total revenues	117,246	320,699	(1,149)		436,796

Operating costs and expenses:
Cost of sales	852	46,266	120	N
			71	M	47,309
Research and development	29,387	85,106	(1,149)	J
			57,564	L
			250	N
			365	I
			374	M	171,897
Selling, general and administrative	23,865	95,423	430	N
			54	M
			60	Q	119,832

Total operating costs and expenses	54,104	226,795	58,139		339,038

Income from operations	63,142	93,904	(59,288)		97,758

Other income (expenses), net	3,310	(5,664)	—		(2,354)

Income before income taxes	66,452	88,240	(59,288)		95,404
Income taxes	25,252	24,707	(16,732)	O	33,227

Net income	$41,200	$63,533	$(42,556)		$62,177

Basic earnings per share	$0.27				$0.19

Diluted earnings per share	$0.24				$0.18

Shares used in calculating earnings per share:
Basic	154,673	149,611	(149,611)	P	326,726

			172,053	P
Diluted	177,821	151,494	(151,494)	P	352,039

			174,218	P

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Year Ended December 31, 2002
(Amounts in thousands, except per share amounts)

	IDEC	Biogen	Pro Forma Adjustments	Note 3 Reference	Pro Forma Combined
Revenues:
Product sales	$13,711	$1,034,357	$—		$1,048,068
Royalties	—	114,007	—		114,007
Revenues from unconsolidated joint business	385,809	—	—		385,809
Corporate partner revenues	4,702	—	—		4,702

Total revenues	404,222	1,148,364	—		1,552,586

Operating costs and expenses:
Cost of sales	1,457	160,159	480	N
			302	M	162,398
Research and development	93,648	367,567	230,254	L
			1,001	N
			(568)	I
			1,439	M	693,341
Selling, general and administrative	95,241	324,001	1,718	N
			254	M
			240	Q	421,454

Total operating costs and expenses	190,346	851,727	235,120		1,277,193

Income from operations	213,876	296,637	(235,120)		275,393

Other income (expenses), net	17,646	(20,042)	—		(2,396)

Income before income taxes	231,522	276,595	(235,120)		272,997
Income taxes	83,432	77,447	(66,924)	O	93,955

Net income	$148,090	$199,148	$(168,196)		$179,042

Basic earnings per share	$0.97				$0.55

Diluted earnings per share	$0.85				$0.52

Shares used in calculating earnings per share:
Basic	153,086	149,337	(149,337)	P	324,824

			171,738	P
Diluted	179,634	151,930	(151,930)	P	354,354

			174,720	P

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of March 31, 2003
(Amounts in thousands)

	IDEC	Biogen	Pro Forma Adjustments	Note 3 Reference	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$336,111	$36,260	$—		$372,371
Marketable securities	523,871	776,121	—		1,299,992
Accounts receivable, net	2,911	177,966	(1,149)	J	179,728
Inventories	38,445	93,708	599,450	H	731,603
Other current assets	141,281	96,421	—		237,702

Total current assets	1,042,619	1,180,476	598,301		2,821,396

Marketable securities	621,962	—			621,962
Property, plant & equipment	304,031	749,183	30,427	H	1,083,641
Other assets	149,795	29,871	—		179,666
Intangibles, net	—	16,359	(16,359)	I
			3,640,000	B	3,640,000
Goodwill	—	—	1,165,457	B	1,165,457

Total assets	$2,118,407	$1,975,889	$5,417,826		$9,512,122

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$56,950	$177,352	$(1,149)	J	$—
			18,000	D	251,153
Other current liabilities	715	93,658	177,840	E	272,213

Total current liabilities	57,665	271,010	194,691		523,366

Notes payable	871,345	36,605	—		907,950
Deferred tax liabilities	—	33,673	1,050,346	E	1,084,019
Other liabilities	29,029	15,922	17,000	F	61,951

Total liabilities	958,039	357,210	1,262,037		2,577,286

Stockholders' equity:
Convertible preferred stock	—	—			—
Common stock	78	1,517	(1,517)	G	165
			85	A
Additional paid-in-capital	987,216	831,479	(831,479)	G
			6,456,580	A
			309,761	A	7,753,555
Accumulated other comprehensive income	3,698	16,709	(16,709)	G	3,698
Retained earnings (deficit)	304,376	892,458	(892,458)	G
			(983,000)	C	(678,624)
Deferred compensation			(8,958)	K	(8,958)
Less treasury stock, at cost	135,000	123,484	(123,484)	G	135,000

Total stockholders' equity	1,160,368	1,618,679	4,155,789		6,934,836

Total liabilities and stockholders' equity	$2,118,407	$1,975,889	$5,417,826		$9,512,122

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

1.
DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

        On June 20, 2003, IDEC and Biogen signed an Agreement and Plan of Merger under which a wholly owned subsidiary of IDEC will merge with and into Biogen in a transaction to be accounted for as a purchase under accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the assets and liabilities of Biogen will be recorded as of the acquisition date, at their fair values and added to those of IDEC. The reported financial condition and results of operations of IDEC after completion of the merger will reflect these values, but will not be restated retroactively to reflect historical financial position or results of operations at Biogen. The transaction is expected to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Under the terms of the merger agreement, each share of Biogen common stock outstanding at the closing of the merger will be exchanged for 1.15 shares of IDEC common stock, plus cash in lieu of fractional shares. In addition, each option to purchase Biogen common stock that is outstanding on the closing date will be assumed by IDEC and will thereafter constitute an option to acquire the number of shares of IDEC common stock determined by multiplying the number of shares of Biogen common stock subject to the option immediately prior to the merger by 1.15, rounded down to the nearest whole share, with an exercise price equal to the exercise price of the assumed Biogen option divided by 1.15, rounded up to the nearest whole cent. Each of these options will be subject to the same terms and conditions that were in effect for the related Biogen options. The merger is subject to customary closing conditions, including regulatory approvals, as well as approval by IDEC and Biogen stockholders.

2.
PURCHASE PRICE

        A preliminary estimate of the purchase price is as follows (table in thousands):

Fair value of IDEC shares issued	$6,456,665
Estimated fair value of IDEC stock options exchanged for Biogen stock options	309,761
Estimated transaction costs incurred by IDEC	18,000

Estimated purchase price	$6,784,426

        The fair value of the IDEC shares used in determining the purchase price was $37.69 per share based on the average of the closing price of IDEC common stock for the period two days before through two days after the June 23, 2003 merger agreement announcement date. The fair value of the IDEC stock options issued was determined using the Black-Scholes option pricing model with the following assumptions: stock price of $37.69, which is the value ascribed to the IDEC shares in determining the purchase price; volatility of 40%; risk-free interest rate of 1.8%; and an expected life of 4.0 years.

        The estimated purchase price has been allocated to the acquired tangible and intangible assets and liabilities based on their estimated fair values as of March 31, 2003 (table in thousands):

Inventories	$693,158
Accounts receivable	177,966
Property and equipment	779,610
Acquired identifiable intangible assets	3,640,000
In-process research and development	983,000
Goodwill	1,165,457
Deferred stock-based compensation	8,958
Other current and long-term assets	938,673
Assumed liabilities	(357,210)
Increase benefit plan liability to fair value	(17,000)
Deferred tax liabilities arising from fair value adjustments	(1,228,186)

Total	$6,784,426

        The allocation of the purchase price is preliminary. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and deferred stock-based compensation and the fair values of liabilities assumed as of the date that the merger is consummated. The excess of the purchase price over the fair value of assets and liabilities acquired is allocated to goodwill. The purchase price allocation will remain preliminary until IDEC completes a third-party valuation of significant identifiable intangible assets acquired (including in-process research and development) and determines the fair values of other assets and liabilities acquired. The final determination of the purchase price allocation is expected to be completed as soon as practicable after consummation of the merger. The final amounts allocated to assets and liabilities acquired could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

        The amount allocated to acquired identifiable intangible assets has been attributed to the following categories (table in thousands):

Patents	$670,000
Core technology	2,970,000

Total	$3,640,000

        The estimated fair value attributed to core technology, which relates to Biogen's existing FDA-approved products, was determined based on a discounted forecast of the estimated net future cash flows to be generated from the technology. The estimated fair value attributed to core technology will be amortized over 15 to 19 years which is the estimated period over which cash flows will be generated from the technology.

        The estimated fair value attributed to patents represents only those patents from which Biogen derives cash flows through contractual third-party out-licensing activity and not patents related to Biogen's current product portfolio or in-process research projects. The estimated fair value was determined based on a discounted forecast of the estimated net future cash flows to be generated from the patents. The estimated fair value attributed to patents will be amortized over 17 years which is the estimated period over which cash flows will be generated from the patents.

        The amount allocated to in-process research and development represents an estimate of the fair value of purchased in-process technology for research projects that, as of the expected closing date of the merger, will not have reached technological feasibility and have no alternative future use. Only those research projects that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable likelihood of technical success existed were included in the estimated fair value. Accordingly, the in-process research and development primarily represents the estimated fair value of ANTEGREN, Biogen's drug currently in Phase III development for Crohn's disease and multiple sclerosis. The estimated fair value of the in-process research and development was determined based on a discounted forecast of the estimated net future cash flows for each project, adjusted for the estimated probability of technical success and FDA approval for each research project. In-process research and development will be expensed immediately following consummation of the merger.

3.
PRO FORMA ADJUSTMENTS

(A)
To record the value of the IDEC common stock and stock options issued in the merger. Cash paid in lieu of fractional shares will be from existing cash balances which has not been reflected.

(B)
To record the estimated fair values of acquired identifiable intangible assets and goodwill arising from the merger.

(C)
To record the estimated fair value of in-process research and development acquired in the merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma condensed combined statements of income. However, this item will be recorded as an expense immediately following consummation of the merger.

(D)
To record the estimated IDEC transaction costs of $18 million; transaction costs incurred by Biogen will be expensed as incurred.

(E)
To record the deferred tax liabilities resulting from book-tax basis differences attributable to the fair value adjustments.

(F)
To record the projected benefit obligation associated with Biogen's defined benefit plan at its estimated fair value.

(G)
To eliminate Biogen's historical stockholders' equity accounts.

(H)
To record the estimated step-up of Biogen's inventory and property and equipment from book value to fair value. The fair value step-up of inventory will result in a $599 million decrease in gross margin as the inventory is sold, following consummation of the merger. This impact has not been reflected in the pro forma condensed combined statements of income because it is a material non-recurring charge that will be reflected in operations in the 12-month period following the merger.

(I)
To adjust amounts related to Biogen's capitalized patent costs to conform Biogen's accounting policy to IDEC's accounting policy for patents.

(J)
To eliminate balances and transactions between IDEC and Biogen under an existing collaboration agreement which, upon completion of the merger, would be considered intercompany balances and transactions.

(K)
To record the deferred stock-based compensation related to unvested Biogen options assumed by IDEC in the merger. The amount of the deferred compensation was based on the portion of the intrinsic value of the Biogen options that relates to the future vesting period. The intrinsic value was measured as the difference between the assumed value of the IDEC shares issued in the merger of $37.69 per share and the exercise price of the assumed Biogen options after giving consideration to the exchange of the Biogen options for IDEC options.

(L)
To reflect the amortization of acquired identifiable intangible assets.

  (M)
  To reflect the additional depreciation expense resulting from the step-up in the book basis of property and equipment. The additional depreciation expense has been calculated using the remaining useful life of the property and equipment.

  (N)
  To reflect the amortization of deferred stock-based compensation associated with assumed unvested Biogen options. The deferred compensation is being amortized over the average remaining vesting period of the assumed options. The amortization expense has been recorded in the expense category associated with the payroll classification of the grantee.

  (O)
  To reflect the tax effect of the pro forma adjustments, including the amortization of acquired identifiable intangible assets and deferred stock-based compensation and the additional depreciation expense resulting from the step-up in the book basis of property and equipment. These adjustments as well as the impact of adding Biogen's income to calculate IDEC's tax provision would result in a decrease in IDEC's effective tax rate from 38% to 35% for the three months ended March 31, 2003 and from 36% to 34% for the year ended December 31, 2002.

  (P)
  To eliminate Biogen's weighted average shares outstanding, to reflect the issuance of IDEC shares in the merger and to reflect the dilutive effect of the issuance of IDEC stock options in exchange for Biogen stock options.

  (Q)
  To reflect the impact of the employment agreement with the combined company's Executive Chairman which is directly attributable to the merger.

4.
FORWARD-LOOKING STATEMENTS

        The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. These forward-looking statements are based largely on management's expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. Neither IDEC nor Biogen undertake any obligation to update publicly or revise any forward-looking statements. For a more complete discussion of the risks and uncertainties which may affect such forward-looking statements, please refer to the section entitled "Cautionary Statement Concerning Forward-Looking Statements" on page 19.

INFORMATION ABOUT THE MEETINGS AND VOTING

The IDEC Special Meeting

        IDEC's board of directors is using this joint proxy statement/prospectus to solicit proxies from the holders of IDEC common stock for use at the special meeting of IDEC stockholders. IDEC is first mailing this joint proxy statement/prospectus and accompanying form of proxy to IDEC stockholders on or about            , 2003.

When and Where the IDEC Special Meeting Will Be Held

        IDEC's special meeting will be held at              ,                    , in San Diego, California          .

What Will Be Voted Upon

        At the IDEC special meeting, IDEC stockholders will be asked to consider and vote on the following items:

  •
  A proposal to approve the issuance of shares of IDEC common stock in the merger

  •
  A proposal to amend IDEC's certificate of incorporation to increase the authorized number of shares of common stock from 500,000,000 to 1,000,000,000 and to change the name of the company to BIOGEN IDEC INC., in each case to become effective upon the completion of the merger

  •
  A proposal to approve the Stock Plan, to become effective upon the completion of the merger

  •
  A proposal to approve the Incentive Plan, to become effective upon the completion of the merger

  •
  Any proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals

  •
  Such other matters as may properly come before the special meeting

Detailed descriptions of the Stock Plan and the Incentive Plan are set forth under the caption entitled "Other IDEC Meeting Proposals."

Record Date and Stockholders Entitled To Vote

        IDEC stockholders who hold their shares of record as of the close of business on                        , 2003 are entitled to notice of and to vote at IDEC's special meeting. On the record date, there were                        shares of IDEC common stock outstanding and entitled to vote at the special meeting.

Quorum Requirement

        A quorum of IDEC stockholders is necessary to hold a valid meeting. The presence in person or by proxy at the meeting of holders of a majority of the outstanding shares of IDEC common stock entitled to vote at the meeting is a quorum. Abstentions and broker non-votes count as present for establishing a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction is given.

Vote Required For Approval

        Approval of the proposal to issue shares of IDEC common stock in the merger, the approval of the Stock Plan and the approval of the Incentive Plan and the proposal to adjourn the special meeting, if necessary, to solicit additional votes each requires the affirmative vote of at least a majority of the stock having voting power present, in person or by proxy, at the special meeting as long as a quorum is present in person or by proxy at the special meeting. The proposal to amend IDEC's certificate of incorporation must be approved by the affirmative vote of at least a majority of the outstanding shares of IDEC common stock entitled to vote. Each share of IDEC common stock is entitled to one vote. Shares held by IDEC in its treasury are not voted. As of the IDEC record date, IDEC's directors and executive officers beneficially owned and were entitled to vote                        shares of IDEC common stock, which represents    % of IDEC's outstanding common stock.

Voting Your Shares and Changing Your Vote

        Voting Your Shares.    You may vote in person by ballot at the special meeting or by submitting a proxy. If you do not vote, it will have the same effect as voting against the amendment to the certificate of incorporation and will have no effect on the outcome of the other proposals presented at the IDEC special meeting.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. Please note, however, that if you are not the record holder of your shares and you wish to vote in person at the special meeting, you must bring to the meeting a proxy from the record holder of the shares authorizing you to vote at the meeting.

        If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. Voting instructions are included on your proxy card. If you properly complete the proxy card, sign, date and return it in the enclosed envelope in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

        If your shares are held in the name of a bank, broker or other fiduciary, you must provide the record holder with instructions on how to vote your shares. Please follow the instructions on the voting instruction card furnished by the record holder, which may include options to submit your vote by mail, telephone or the Internet.

        Changing Your Vote.    If your shares are registered in your name, you may revoke your proxy at any time before the meeting. You may revoke your proxy by delivering notice in writing to the Secretary of IDEC or by mailing or delivering a later-dated proxy. Attending the special meeting in person will not revoke a previously submitted proxy unless you request that such action be taken.

        If your shares are not registered in your name, you may change your vote by timely submitting a new voting instruction card.

How Proxies Are Counted

        If you return a signed and dated proxy card but fail to indicate how the shares are to be voted, those shares represented by your proxy card will be voted for approval of all of the proposals identified on the proxy card. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the IDEC special meeting. A properly executed proxy marked "ABSTAIN" will not be voted; however, it will be counted to determine whether there is a quorum present at the special meeting and it will count as voting power present at the meeting. The proposal to amend IDEC's certificate of incorporation requires the affirmative vote of a majority of the outstanding shares of IDEC common stock; therefore, a proxy marked "ABSTAIN" will have the same effect as a vote against such proposal. A proxy marked "ABSTAIN" will have the same effect as a vote against the other proposals to be voted upon at the IDEC special meeting. Brokers cannot vote the shares that they hold beneficially either for or against any of the proposals without specific instructions from the person who beneficially owns those shares. Broker non-votes (i.e., shares held by brokers which are represented at a meeting but with respect to which the broker is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the IDEC special meeting. Broker non-votes will have the effect of voting against the proposal to amend IDEC's certificate of incorporation, but broker non-votes will have no effect on the outcome of the other proposals.

Other Business; Adjournments

        We are not currently aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, or any adjournment thereof, your proxies include discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment.

        Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the meeting, as long as a quorum is present in person or by proxy at the special meeting, without further notice other than by an announcement made at the meeting. If a quorum is not present or represented by proxy at the special meeting, the stockholders entitled to vote have the power to adjourn the meeting.

IDEC Stockholder Account Maintenance

        IDEC's transfer agent is Mellon Investor Services LLC. All communications concerning accounts of IDEC stockholders of record, including address changes, name changes, inquiries as to requirements to transfer shares of common stock and similar issues can be handled by calling the Mellon Investor Services toll-free number, 1-888-522-6645 (United States) or 1-201-329-8660 (International), or by contacting Mellon's web site at www.melloninvestor.com and then click on Investor Service Direct®.

        In addition, IDEC stockholders can access their account through Mellon's Internet website. IDEC stockholders can view their current balance, access their account history, sell or request a certificate for shares held in the Mellon Investor Services Program and obtain current and historical stock prices. To access your account on the Internet, visit www.melloninvestor.com and then click on Investor Service Direct®. For other information about IDEC, stockholders can visit IDEC's website at www.idecpharm.com. Information on Mellon's or IDEC's website is not incorporated by reference herein.

Cost of Solicitation

        IDEC and Biogen will share equally the cost of filing, printing and mailing this joint proxy statement/prospectus. In addition to this mailing, proxies may be solicited by directors, officers or employees of IDEC in person or by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services. IDEC has retained InvestorCom, Inc. to assist in the distribution and solicitation of proxies. IDEC will pay InvestorCom a fee of $75,000 for these services.

        The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

The Biogen Special Meeting

        This joint proxy statement/prospectus is being furnished in connection with the solicitation of proxies from the holders of Biogen common stock by Biogen's board of directors relating to the merger proposal and any other matters to be voted upon at the Biogen special meeting and at any adjournment or postponement of the meeting. Biogen mailed this joint proxy statement/prospectus to its stockholders beginning                        , 2003.

When and Where the Biogen Special Meeting Will Be Held

        Biogen's special meeting will be held at its offices located at 15 Cambridge Center, Cambridge, Massachusetts 02142 on                        starting at              a.m. local time.

What Will Be Voted Upon

        At Biogen's special meeting, Biogen stockholders will be asked to consider and vote on the following items:

  •
  A proposal to approve the merger agreement

  •
  Any proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposals relating to the merger

  •
  Such other matters as properly may come before the special meeting

Record Date and Stockholders Entitled to Vote

        Biogen stockholders who hold their shares of record as of the close of business on                        , 2003, are entitled to notice of and to vote at Biogen's special meeting. On the record date, there were                        shares of Biogen common stock outstanding and entitled to vote at the special meeting, held by approximately                        holders of record.

Quorum Requirement

        In order to have a quorum, a majority of the shares of Biogen common stock that are outstanding and entitled to vote at the special meeting must be represented in person or by proxy. If a quorum is not present, a majority of the shares that are represented may adjourn or postpone the special meeting.

Vote Required for Approval

        The merger proposal must be approved by the affirmative vote of at least a majority of the shares of Biogen common stock that are outstanding and entitled to vote at the special meeting. Any proposal to adjourn the meeting to solicit additional votes in favor of the merger agreement must be approved by at least a majority of the votes cast in person or by proxy at the special meeting. Each share of Biogen stock is entitled to cast one vote. As of the Biogen record date, Biogen directors and executive officers beneficially owned and were entitled to vote                         outstanding shares of Biogen common stock representing    % of Biogen outstanding common stock.

Voting Your Shares and Changing Your Vote

        Voting Your Shares.    You may vote by proxy or in person at the special meeting. If you do not vote, it will have the same effect as voting against the merger agreement, but will have no effect on the proposal to adjourn the special meeting, if necessary.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. Please note, however, that if your are not the record holder of your shares and you wish to vote in person at the special meeting, you must bring to the meeting a proxy from the record holder of the shares authorizing you to vote at the meeting.

        If your shares are registered in your name you are encouraged to vote by proxy, even if you plan to attend the special meeting in person. To grant your proxy, complete the proxy card, sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

        If your shares are held in the name of a bank, broker, or other fiduciary, you must provide the record holder with instructions on how to vote your shares. Please follow the instructions on the voting instruction card furnished by the record holder which may include options to vote by telephone or the Internet as well as by mail.

        If you are a participant in the Biogen Savings Plan, you can vote the shares credited to your account by completing and returning the voting instruction form sent to you with this proxy statement/prospectus by Fidelity Management Trust Company. The trustee will vote your shares in accordance with your instructions. If you do not send instructions, the trustee will not vote the shares credited to your account.

        Changing Your Vote.    If your shares are registered in your name, you may revoke your proxy at any time before the meeting. You may revoke your proxy by delivering notice in writing to the Secretary of Biogen or by mailing, or delivering at the meeting, a subsequently dated proxy or delivering a ballot in person at the meeting. Attending the meeting in person will not itself revoke a previously submitted proxy unless you request it.

        If your shares are not registered in your name you may change your vote by a timely submission of a new voting instruction card.

        If you have shares in the Biogen Savings Plan, you may revoke a previously given voting instruction by timely filing with the trustee either a written revocation or a properly completed and signed voting instruction form bearing a later date.

How Proxies Are Counted

        If you return a signed and dated proxy card but do not indicate how the shares are to be voted, those shares represented by your proxy card will be voted for approval of the merger proposal and any proposal to adjourn the special meeting to solicit additional votes relating to the merger. A valid proxy also gives the individuals named as proxies authority to vote in their discretion when voting the shares on any other matters that are properly presented for action at the Biogen special meeting. A properly executed proxy marked "ABSTAIN" will not be voted. However, it will be counted to determine whether there is a quorum present at the special meeting. Accordingly, since the affirmative vote of at least a majority of the shares outstanding and entitled to vote at the Biogen special meeting is required to approve the merger agreement, a proxy marked "ABSTAIN" will have the effect of a vote against this proposal. A proxy marked "ABSTAIN" will have no effect on the proposal to adjourn the meeting to solicit additional proxies in favor of the merger agreement. Broker non-votes (i.e., shares held by brokers which are represented at a meeting but with respect to which the broker is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the Biogen special meeting. However, brokers cannot vote the shares that they hold beneficially either for or against the merger agreement without specific instructions from the person who beneficially owns those shares. Therefore, if your shares are held by a broker and you do not give your broker instructions on how to vote your shares, this will have the same effect as voting against the merger agreement. Brokers also may not vote on any proposal to adjourn the meeting to solicit additional proxies in favor of the merger agreement, and broker non-votes will have no effect on any such adjournment proposal.

Cost of Solicitation

        Biogen and IDEC will share equally the cost of filing, printing and mailing this joint proxy statement and prospectus. In addition to solicitation by mail, telephone or other means, Biogen will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to beneficial owners. Biogen will, upon request, reimburse these institutions for their reasonable expenses. Biogen has retained D.F. KING & Co., Inc., for a fee of                        plus costs and expenses to aid in the solicitation of proxies and to verify certain records related to the solicitation.

In addition, proxies may be solicited by certain officers, directors and employees of Biogen and IDEC. These individuals will not receive any consideration in connection with these services.

        BIOGEN STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES WITH THE PROXY CARDS. SOON AFTER THE MERGER IS COMPLETED, YOU WILL RECEIVE WRITTEN INSTRUCTIONS ON HOW TO EXCHANGE YOUR BIOGEN STOCK CERTIFICATES FOR SHARES OF IDEC COMMON STOCK.

OTHER IDEC MEETING PROPOSALS

2003 Omnibus Equity Plan

        The merger agreement requires IDEC's board of directors to adopt, subject to stockholder approval, the Stock Plan. The Stock Plan will become effective, if approved by the stockholders, upon the completion of the merger. In connection with the approval of the Stock Plan and the completion of the merger, IDEC's and Biogen's existing stock option plans (other than IDEC's 1993 Non-Employee Directors Stock Option Plan) will be amended so that no new grants may be made under those plans.

        A copy of the Stock Plan is included as Annex B to this joint proxy statement/prospectus. The Stock Plan is intended to encourage ownership of shares of the combined company's common stock by employees of the company and its subsidiaries and affiliates and to provide an additional incentive to such employees and directors to promote the company's success. Approximately 3,800 persons will be eligible to participate in the Stock Plan. The Stock Plan will be administered by the company's compensation committee.

        This proposal is being submitted to stockholders for approval to ensure qualification of the Stock Plan under Nasdaq rules and to allow the company to grant incentive stock options under the plan. In addition, if the Stock Plan is approved by the IDEC stockholders and the other conditions of Internal Revenue Code Section 162(m) relating to performance-based compensation are satisfied, compensation paid to covered officers pursuant to the Stock Plan will be deductible under Section 162(m).

Description of Principal Features of the 2003 Omnibus Equity Plan

        The compensation committee can grant five types of awards under the Stock Plan: restricted stock, stock options (including both incentive stock options within the meaning of Section 422 of the Internal Revenue Code and nonqualified options, which are options that do not qualify as incentive stock options), phantom stock, stock bonus awards and other awards (including stock appreciation rights). In addition, the compensation committee may, in its discretion, make other awards valued in whole or in part by reference to, or otherwise based on, our common stock.

        A total of 17,400,000 shares of common stock have been reserved for issuance under the Stock Plan, subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, reclassification, stock split, subdivision, reorganization, merger, consolidation, combination, repurchase, share exchange or other similar corporate transaction or event (under the original terms of the merger agreement, the parties agreed that 22,500,000 shares would be reserved for issuance under the Stock Plan; subsequent to the signing of the merger agreement, the parties agreed to reduce the number of shares subject to the Stock Plan to 17,400,000). The maximum number of shares of common stock that may be the subject of awards to a participant in any year is 1,500,000. The maximum number of shares subject to awards other than options is 3,100,000.

        Officers, including named executive officers, directors and employees are eligible to receive awards under the Stock Plan, at the discretion of the compensation committee. To date, no awards have been granted under the Stock Plan.

        Awards will become exercisable or otherwise vest at the times and upon the conditions that the compensation committee may determine, as reflected in the applicable award agreement, except that awards of restricted stock, phantom stock, stock bonuses and Other Awards (as defined below) other than stock appreciation rights granted in connection with stock options must vest over the minimum periods, if any, required by the Stock Plan, as described below. The compensation committee has the authority to accelerate the vesting and/or exercisability of any outstanding award, provided that the compensation committee determines that such acceleration is necessary or desirable in light of extraordinary circumstances. Further, the compensation committee may provide in any award agreement that the vesting of the associated award will automatically accelerate upon the occurrence of a "Change in Control" (as defined in the Stock Plan). Because awards under the Stock Plan are discretionary, it is not possible to determine the size of future awards.

        Restricted Stock.    The compensation committee may grant restricted shares of common stock to such persons, in such amounts, at such price, if any, and subject to such terms and conditions as the compensation committee may determine in its discretion, except that grants of restricted stock must vest over a period of not less than three years. Except for restrictions on transfer and such other restrictions as the compensation committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock. Unless the compensation committee determines otherwise, termination of employment during the restricted period will result in the forfeiture by the participant of all shares still subject to restrictions. If a participant's employment is terminated "For Cause," as defined in the Stock Plan, then the participant will immediately forfeit all shares.

        Stock Options.    Options entitle the holder to purchase shares of common stock during a specified period at a purchase price specified by the compensation committee (but at a price not less than 100% of the fair market value of the common stock on the date the option is granted). Each option granted under the Stock Plan will be exercisable for a period of ten years from the date of grant, or such lesser period as the compensation committee shall determine. Options may be exercised in whole or in part by: the payment of cash of the full option price of the shares purchased; if permitted by the compensation committee, by tendering shares of common stock held by the person for at least six months with a fair market value equal to the option price of the shares purchased; or, if permitted by the compensation committee, through a cashless exercise program established with a securities brokerage firm. Upon the exercise of an option, restricted shares of common stock may be issued under the Stock Plan which are subject to repurchase by the company in accordance with certain provisions outlined in the Stock Plan. If a participant's employment is terminated "For Cause," then the participant will immediately lose the right to exercise any unexercised options.

        Phantom Stock.    A phantom stock award is an award of the right to receive upon the vesting date an amount of cash, common stock or other property based upon an increase in the value of the common stock during the term of the award. Phantom stock awards will be granted only in lieu of salary or cash bonus otherwise payable to a participant and will be subject to a minimum one year vesting period. If a participant's employment is terminated "For Cause," then the participant will forfeit all unvested phantom stock.

        Stock Bonus Awards.    A stock bonus award is an award of common stock made at the discretion of the compensation committee. Stock bonus awards will only be granted in lieu of salary or cash bonus otherwise payable to a participant and will be subject to a minimum one year vesting period. Otherwise, stock bonus awards will be made upon such terms and conditions (if any) as the compensation committee may determine. If a participant's employment is terminated "For Cause," then the participant will forfeit all unvested stock.

        Other Awards (including Stock Appreciation Rights).    Other forms of awards (including any stock appreciation rights) valued in whole or in part by reference to, or otherwise based on, common stock may be granted either alone or in addition to other awards under the Stock Plan. "Other Awards," as defined in the Stock Plan, will only be granted in lieu of salary or cash bonus otherwise payable to a participant. Subject to the provisions of the Stock Plan, the compensation committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of common stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards, except that Other Awards (other than stock appreciation rights granted in connection with stock options) will be subject to a minimum one year vesting period. A stock appreciation right may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option, or may be granted unrelated to an option. If a participant's employment is terminated "For Cause," then the participant will immediately lose the right to exercise any unexercised stock appreciation rights or Other Awards.

Other Features of the 2003 Omnibus Equity Plan

        Each member of the compensation committee is now and is expected to be a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act) and an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code).

        The Stock Plan may be amended by the company's board of directors, subject to stockholder approval where necessary to satisfy applicable laws or regulatory requirements and for amendments which increase the number of shares available under the plan, materially change the class of persons eligible under the plan, would have the effect of materially increasing the benefits accruing to participants under the plan or materially alter the vesting provisions for awards of restricted stock. No award outstanding under the Stock Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price without the approval of our stockholders. The Stock Plan will terminate on the date that is ten years following the date of its adoption, unless such term is extended with the consent of the company's stockholders. However, awards granted before the termination of the Stock Plan may extend beyond that date in accordance with their terms.

        The Stock Plan provides that a participant who terminates employment other than for cause, death, disability or retirement shall generally have three months to exercise the vested portion of his or her award. If a participant dies or his or her employment ceases due to total and permanent disability (as determined by the compensation committee), the award shall become fully exercisable and the participant may generally exercise the award within one year of the participant's death or cessation of employment.

        The Stock Plan provides that upon a participant's retirement (as defined in the Stock Plan) awards granted to such participant under the Stock Plan accelerate and become fully vested for 50% of the number of shares of common stock covered by the unvested awards and for an additional 10% for every year of employment beyond ten years. Upon retirement, awards may generally be exercised within three years of retirement to the extent vested upon retirement.

        Awards granted under the Stock Plan are non-transferable, other than by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted by the compensation committee.

        Awards granted under the Stock Plan terminate upon the dissolution or liquidation of the company (other than in connection with a "Change in Control"). The participant may exercise, immediately prior to the dissolution or liquidation, the award to the extent then exercisable on the date immediately prior to such dissolution or liquidation.

        The Stock Plan provides that if awards are assumed or replaced in a corporate transaction (as defined by the Stock Plan) and a designated employee (all of the combined company's senior management are expected to be designated employees) is either terminated other than "For Cause" or leaves for good reason at any time within two years following a corporate transaction, his or her awards, as assumed or replaced, will accelerate and become fully vested or exercisable, as the case may be. Options and stock appreciation rights held by the designated employee are then exercisable until the earlier of one year following the designated employee's termination date and the expiration date of the option or stock appreciation right, as the case may be. The Stock Plan also provides that if the combined company elects to terminate the plan or cash out stock options or stock appreciation rights prior to a corporate transaction, then each affected award of executive officers as well as other employees will accelerate and become fully exercisable immediately prior to the corporate transaction. In the event of a corporate change of control (as defined by the Stock Plan), the Stock Plan provides that the awards of executive officers as well as all other employees will accelerate and become fully exercisable immediately prior to the corporate change of control.

New Plan Benefits

        There have been no awards granted under the Stock Plan to date. Additionally, inasmuch as awards under the Stock Plan will be granted at the sole discretion of the compensation committee, no determination can be made at this time as to the persons who will receive awards under the Stock Plan or the amount of any such awards.

Certain Federal Income Tax Consequences

        Set forth below is a discussion of certain U.S. federal income tax consequences with respect to awards that may be granted pursuant to the Stock Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the Stock Plan.

        Incentive Stock Options.    In general, no taxable income is realized by a participant upon the grant of an incentive stock option. If shares of common stock are issued to a participant pursuant to the exercise of an incentive stock option and the participant does not dispose of the shares within the two-year period after the date of grant or within one year after the receipt of such shares by the participant, then, generally (i) the participant will not realize ordinary income with respect to the option and (ii) upon sale of such shares, any amount realized in excess of the exercise price paid for the shares will be taxed to such participant as capital gain. The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the purchase price generally will, however, constitute an item which increases the participant's "alternative minimum taxable income."

        If shares acquired upon the exercise of an incentive stock option are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price paid for the shares.

        Subject to certain exceptions, an incentive stock option generally will not be treated as an incentive stock option if it is exercised more than three months following termination of employment. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, such option will be treated as an nonqualified stock options as discussed below.

        Nonqualified Stock Options.    In general, no taxable income is realized by a participant upon the grant of an nonqualified stock option. Upon exercise of an nonqualified stock option, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares.

        In the event of a subsequent sale of shares received upon the exercise of an nonqualified stock option, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant's basis in such shares. The participant's basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the nonqualified stock option.

        Restricted Stock.    A participant will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Internal Revenue Code, within 30 days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the company. If the election is not made, the holder will generally recognize ordinary income, on the date that the restrictions to which the restricted stock are subject are removed, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the company generally will be entitled to a deduction in the same amount.

        Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares.

        Other Types of Awards.    The grant of a stock appreciation right will not result in income for the grantee or in a tax deduction for the company. Upon the settlement of such a right or the payment of a stock bonus award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the company generally will be entitled to a tax deduction in the same amount.

Performance Based Management Incentive Plan

        The merger agreement requires IDEC's board of directors to adopt, subject to stockholder approval, the Incentive Plan. The Incentive Plan, will become effective, if approved by the stockholders, upon the completion of the merger. The Incentive Plan will replace the existing management incentive plans of IDEC. A copy of the plan is included as Annex C to this joint proxy statement/prospectus. Internal Revenue Code Section 162(m) precludes the company from taking a deduction for compensation for Federal income tax purposes in excess of one million dollars paid to any named executive officer. Certain qualified performance-based compensation is excluded from this limitation. Compensation to be paid under the plan will be excluded from the Section 162(m) limitation if the plan is approved by our stockholders. The purpose of the plan is to attract and retain skilled employees, and to motivate and reward employees for exceptional performance, while maintaining the deductibility for U.S. federal income tax purposes of compensation paid under the plan to the maximum extent possible.

Material Terms of the Performance Based Management Incentive Plan

        The Incentive Plan participants may include executive officers and certain other key employees of the combined company and its subsidiaries and affiliates who are nominated by the Chief Executive Officer and approved by the compensation committee, or selected by the compensation committee. Unless otherwise permitted by the compensation committee, executive officers and key employees approved for participation in the plan shall be excluded from participation in any of our other cash bonus or incentive programs.

        The Incentive Plan is intended to supplement a person's salary and result in total cash compensation for above average performance that will exceed the average compensation level of comparable companies.

        Participants may receive incentive awards under the Incentive Plan on the basis of percentages established in advance as recommended by the Chief Executive Officer and approved by the compensation committee, or established by the compensation committee, as part of the company's annual compensation plan. In connection with the planning of their performance goals for the plan year, the Chief Executive Officer recommends for approval by the compensation committee, or the compensation committee establishes, the target incentive award for each participant (expressed as a percentage of the annual base pay of the participant). The target incentive award for each participant will be established in accordance with guidelines established by the compensation committee. Because of the many variables in establishing base salary structures, the plan does not contemplate achieving any degree of uniformity in the relationship of incentive awards to annual base pay. Therefore, the range of target incentive awards will be broad. The guidelines will generally be as follows: relative significance of the individual's function in directly influencing the company's performance; the target incentive awards for individuals in similar roles at competing companies; and the relative competitive total compensation for the respective positions.

        The compensation committee will determine and approve the terms and performance goals of the Incentive Plan at the beginning of each fiscal year. Each year, the compensation committee will establish a formula for determining the amount of incentive award a participant may actually receive and such formula will specify the participants or class of participants to which such formula applies. Generally, a formula established by the compensation committee will reflect both (i) company-wide goals which generally should be based on key elements of the company's annual operating plan and (ii) specific goals relating to the performance of the respective participant. Corporate goals and individual goals will be objective and the formula shall be objective and state the method for computing the amount that may be paid to a participant if the performance goal or goals are attained. A formula established by the compensation committee may provide that if certain specified goals are not met, no incentive awards will be awarded under the plan for the year to which such formula applies. The compensation committee may award a participant an incentive award that is less than, equal to or greater than his or her target incentive award, provided that the calculation is not discretionary, but rather is pursuant to an objective formula for computing the amount of compensation payable to the participant.

        Performance goals under the Incentive Plan will be based on one or more of the following business criteria: revenue growth; earnings per share; return on capital employed; profits after taxes; total return to stockholders and earnings (before any one or more of the following items: interest, taxes, depreciation or amortization); operating income; cash flow; return on equity; return on invested capital; return on assets; cost reductions or savings; funds from operations; appreciation in the market value of the company's common stock; progress on the company's product pipeline; research productivity; movement of programs from research to development; product development; product market share; in-licensing and/or out-licensing; mergers and/or acquisitions; sales of assets and/or subsidiaries; litigation; information services related projects; employee turnover and/or other human resources activities; manufacturing quality; production measures; inventory levels; supply chain management; support services; site, plant, building and/or facility development; government relations; management and director composition; leadership development; and/or talent management. Performance goals will relate to significant and measurable areas that require special attention during the plan year. The purpose is to add special emphasis to those particular activities and reward for their accomplishments. From year-to-year, it is expected that the emphasis will change both in relation to the selected individual goals as well as to the importance of such goals in determining the actual incentive award.

        Promptly following the close of a year, the respective managers will evaluate the performance of the participants, determine the extent to which individual goals were achieved (in terms of percentage achievement, subject to a maximum percentage established annually by the compensation committee, which in no event shall be more than 225%) and, with assistance from the chief human resources officer, forward a report on such evaluations and determinations to the compensation committee for review and approval. In all cases, the extent to which individual goals were achieved shall be determined only after a self-assessment has been completed. The final determination of the extent to which corporate goals were achieved (in terms of percentage achievement, subject to a maximum percentage established annually by the compensation committee, which in no event shall be more than 225%) will be made and certified in writing by the compensation committee, promptly following the availability of year-end financial and operational results. The maximum amount payable to any participant may not exceed three million five hundred thousand dollars.

        Stockholder approval of the Incentive Plan is required for the company to be able to exclude compensation paid under the plan to any named executive officer from the one million dollar limitation of Section 162(m). If the plan and the maximum annual award payable to any of the named executive officers pursuant to the plan are approved by the stockholders at the meeting, such approval shall be effective until the earlier of (i) the 2008 annual meeting of stockholders; (ii) modification of the persons eligible to receive awards under the plan; (iii) modification of the business criteria which performance goals shall be based upon; or (iv) modification of the maximum annual award payable to any participant pursuant to the plan.

New Plan Benefits

        There have been no payments made under the Incentive Plan to date. Additionally, inasmuch as payments under the Incentive Plan will be made to participants who are selected in the sole discretion of the compensation committee, acting upon nominations of the Chief Executive Officer, and inasmuch as payments will be made upon the achievement of performance goals established by the compensation committee for each participant, no determination can be made at this time as to the persons who will receive payments under the Incentive Plan or the amount of any such payments.

COMPARISON OF STOCKHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS

        IDEC is a Delaware corporation subject to the provisions of the Delaware General Corporation Law, or DGCL. Biogen is a Massachusetts corporation subject to the provisions of the Massachusetts Business Corporation Law, or MBCL. Upon completion of the merger, Biogen stockholders, whose rights are currently governed by Biogen's articles of organization and bylaws and the MBCL, will become stockholders of IDEC and their rights will be governed by IDEC's certificate of incorporation and bylaws and the DGCL.

        The following description summarizes material differences which may affect the rights of holders of IDEC common stock and Biogen common stock. This summary is not intended to be a complete discussion of all those differences or a complete description of the specific provisions referred to in this summary, and is qualified in its entirety by reference to the DGCL, the MBCL and the various documents of IDEC and Biogen that we refer to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. For additional information regarding the specific rights of holders of IDEC common stock, you should read the section of this proxy statement/prospectus entitled "Description of IDEC Capital Stock" beginning on page 108. You should read carefully the relevant provisions of the MBCL and the DGCL, the certificate of incorporation and bylaws of IDEC and the articles of organization and bylaws of Biogen, which are incorporated by reference into this joint proxy statement/prospectus.

	Rights of IDEC stockholders	Rights of Biogen stockholders
Class of Common Stock	IDEC has only one class of common stock outstanding. Holders of IDEC common stock are entitled to all of the rights and obligations provided to common stockholders under its certificate of incorporation and bylaws and under Delaware law.	Biogen has only one class of common stock outstanding. Holders of Biogen common stock are entitled to all of the rights and obligations provided to common stockholders under its articles of organization and bylaws and under Massachusetts law.
Corporate Governance
The rights of IDEC stockholders are governed by Delaware law and under IDEC's certificate of incorporation and bylaws. Upon completion of the merger, the rights of IDEC stockholders will continue to be governed by Delaware law and IDEC's certificate of incorporation and bylaws.
The rights of Biogen stockholders are currently governed by Massachusetts law and Biogen's articles of organization and bylaws. Upon completion of the merger, the rights of Biogen stockholders will be governed by Delaware law and IDEC's certificate of incorporation and bylaws.
Authorized Capital Stock
The authorized capital stock of IDEC consists of 500,000,000 shares of common stock, $0.0005 par value per share, and 8,000,000 shares of preferred stock, $0.001 par value per share. Upon completion of the merger (and assuming stockholder approval of the amendment to the certificate of incorporation), the authorized number of shares of common stock will be increased from 500,000,000 to 1,000,000,000.
The authorized capital stock of Biogen consists of 375,000,000 shares of common stock, $0.01 par value per share and 20,000,000 shares of preferred stock, par value $.01 per share (of which 250,000 shares are designated as Series A-1 Junior Participating Preferred Stock and 2,760,000 shares are designated as $2.125 Convertible Exchangeable Preferred Stock).

	Rights of IDEC stockholders	Rights of Biogen stockholders
Board Authority to Issue Capital Stock	IDEC's board of directors is authorized to issue, without stockholder approval, undesignated shares of common stock or preferred stock in one or more series, and to determine the rights, preferences, privileges and restrictions of any such series, including dividend rights, conversion rights, voting rights, rights and terms of redemption, redemption price or liquidation preferences and the number of shares constituting any such class or series and the designation of such class or series. For a description of the terms of IDEC's existing outstanding preferred stock, see "Description of IDEC Capital Stock—IDEC Preferred Stock" on page 108.	Biogen's board of directors, subject to limitations prescribed by law and the provisions of its articles of organization, is authorized to provide for the issuance of undesignated shares of preferred stock, without stockholder approval, and to fix the number of shares to be included in each such designation, preferences, voting powers, qualification and special or relative rights or privileges of each such series.
Dividends and Stock Repurchases
Under the DGCL, a corporation may pay dividends out of surplus, or, if there is no surplus, out of net profits for the current or preceding fiscal year in which the dividend is declared, provided that the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.
In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the redemption or repurchase would not impair the capital of the corporation. A Delaware corporation may redeem or repurchase shares having a preference, or if no shares entitled to such a preference are outstanding, any of its shares, upon the distribution of any of its assets if such shares will be retired upon acquisition, and provided that, after the reduction in capital made in connection with such retirement of shares, the corporation's remaining assets are sufficient to pay any debts not otherwise provided for.

Under the MBCL, a corporation may make a distribution by paying a dividend or redeeming or repurchasing its own stock so long as such distribution: (i) is not made when the corporation is insolvent, (ii) does not render the corporation insolvent and (iii) does not violate the corporation's articles of organization. Stockholders to whom a corporation makes a distribution when the corporation is, or is thereby rendered, insolvent are liable to the corporation up to the amount of the distribution made to such stockholder which could have been made without rendering the corporation insolvent.
The directors of a Massachusetts corporation who vote to authorize a dividend, redemption or repurchase of stock are jointly and severally liable to the corporation if such distribution (i) is made when the corporation is insolvent, (ii) renders the corporation insolvent or (iii) violates the corporation's articles of organization, to the extent such distribution is not repaid to the corporation by the stockholders.

	Rights of IDEC stockholders	Rights of Biogen stockholders

IDEC's certificate of incorporation provides that the board of directors may determine and fix the rate at which dividends on the shares of IDEC common stock shall be declared and paid or set aside for payment.
IDEC has never paid cash dividends on its common stock.
Biogen's articles of organization provide that the board of directors may declare and pay dividends out of any funds legally available for the declaration of dividends, subject to any provision of Biogen's articles of organization and subject to the relative rights and preferences of any shares of preferred stock authorized and issued.
Biogen has never paid cash dividends on its common stock.
Voting Rights	The outstanding voting securities of IDEC consist of the shares of IDEC common stock. Each holder of IDEC common stock is entitled to one vote per share.	The outstanding voting securities of Biogen consist of the shares of Biogen common stock. Each holder of Biogen common stock is entitled to one vote per share.
Redemption and Exchange Features	IDEC common stock is not redeemable.	Biogen common stock is not redeemable.
Meetings of Stockholders; Notice
A special meeting of stockholders may be called by the president, the chairman of the board or a majority of the board of directors.
Under its bylaws, IDEC must give each stockholder of record a written notice stating the location, date, time and purpose of the meeting. Notice must be given in writing not fewer than ten nor more than 60 days before the date of the meeting.
A special meeting of stockholders may be called by the board of directors, the chairman of the board of directors or by the clerk upon the written application of one or more stockholders who hold at least 40% in interest of the capital stock entitled to vote at the meeting.
Under its bylaws, Biogen must give each stockholder of record written notice stating the location, date, time and purposes for which the meeting is called. Notice must be given in writing at least seven days before the meeting.
Record Date for Determining Stockholders Entitled to Vote
IDEC's bylaws provide that for purposes of determining the stockholders entitled to notice of a meeting or to vote thereat, or to express consent to a corporate action in writing without a meeting, the board of directors of IDEC may fix, in advance, a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which shall not be fewer than ten days nor more than 60 days before the date of such meeting, nor more than 60 days prior to any other action. Only
Biogen's bylaws provide that for purposes of determining the stockholders entitled to notice of a meeting or to vote thereat, the board of directors may fix, in advance, a record date which shall not be more than 60 days nor less than seven days before the date of such meeting. Only stockholders of record on the date fixed by the board of directors are entitled to notice and to vote at the meeting. If no record date is fixed, the record date is the day immediately preceding the date notice of the meeting is given.

	Rights of IDEC stockholders	Rights of Biogen stockholders
stockholders of record on the date fixed by the board of directors are entitled to notice and to vote at the meeting.
Stockholder Action by Written Consent
Under the DGCL, unless the bylaws state otherwise, stockholders may take any action without a meeting. IDEC's bylaws provide that any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a written consent, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.
Under the MBCL, stockholders may take any action required or permitted to be taken at a meeting without a meeting so long as they act by unanimous written consent. Such consents are treated for all purposes as a vote at a meeting.
Biogen's bylaws require that certain bylaws may only be amended, adopted or repealed at a stockholder meeting. See "Amendments to Bylaws" below.
Stockholder Proposals

Any stockholder of record who has continuously owned not less than the lesser of $2,000 in market value or one percent of IDEC's outstanding voting stock for at least one year may submit a stockholder proposal. The stockholder must continue to own those shares through the date upon which the stockholders' meeting is held. The stockholder must also represent that he or she, or a representative, will attend the meeting to present the proposal.
For a regularly scheduled annual meeting, the stockholder must submit the proposal, supporting statement and requested information to IDEC not less than 120 days before the date of IDEC's proxy statement for the previous year's annual meeting. If IDEC did not hold an annual meeting the previous year, or if the date of the current year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before IDEC begins to print and mail its proxy materials. If the proposal is for a meeting of stockholders other than a regularly

Biogen's bylaws provide that a stockholder must give timely notice to the clerk of the company in order to properly bring a proposal before an annual meeting or special meeting. To be timely, the stockholder must deliver notice to Biogen not less than 60 days, but not more than 90 days, prior to the meeting. However, if less than 70 days' notice or prior public disclosure of the date of the meeting is made to stockholders, notice by the stockholder must be received no later than the 10th day following the day on which such notice or public disclosure of the date of the meeting is made.
A stockholder's notice to the clerk relating to the proposal must include all of the following information:
• A brief description of the proposal and the reasons for conducting such business at the meeting
• The name and address, as they appear on the corporation's books, of the stockholder and any other stockholders known by such stockholder to support such proposal
• The class and number of shares of Biogen's capital stock beneficially

	Rights of IDEC stockholders	Rights of Biogen stockholders

scheduled annual meeting, the deadline is a reasonable time before IDEC begins to print and mail its proxy materials.
A stockholder may submit a single proposal in the form of a resolution and supporting statement (not to exceed 500 words) to be included in IDEC's proxy solicitation. The stockholder's proposal must include all of the following information:
• The name and address of the stockholder
• The number of shares of IDEC's capital stock owned by the stockholder
• The date upon which such shares were acquired
• An indication whether the shares are held in "street" or nominee name
• Documentation to support a claim for beneficial ownership
IDEC may exclude the proposal if the stockholder fails to follow one of the eligibility or procedural requirements identified above, but only after IDEC has notified the stockholder of the problem and the stockholder fails to correct it. IDEC may also exclude the proposal for any of the reasons set forth in Securities and Exchange Commission Rule 14a-8 and related rules. If IDEC intends to exclude a proposal from its proxy materials, IDEC must file its reasons with the Securities and Exchange Commission. The Securities and Exchange Commission will issue a no-action letter stating whether the proposal should be excluded.

    owned by the stockholder and any other stockholders known by such stockholder to support such proposal as of the date of such stockholder notice
• Any financial interest of the stockholder in such proposal
If a stockholder's notice relates to a nominee for election as a director, the notice must set forth all of the following:
• The name, age, business experience and home and business address of each person to be nominated
• The name and address, as they appear on the corporation's books, of the stockholder who intends to make such nomination and any other stockholders known by such stockholder to support the nomination
• The class and number of shares of Biogen's capital stock beneficially owned by such stockholder and any other stockholders known by such stockholder to support such proposal as of the date of such stockholder notice
Quorum for Meetings of Stockholders
The holders of a majority in interest of all outstanding stock entitled to vote at an IDEC stockholder meeting, present in person or represented by proxy, constitutes a quorum for transacting business at a meeting.
The holders of a majority in interest of all outstanding stock entitled to vote at a Biogen stockholder meeting, present in person or represented by proxy, constitutes a quorum for transacting business at a meeting.

	Rights of IDEC stockholders	Rights of Biogen stockholders
Stockholder Inspection	The DGCL provides any stockholder with the right to inspect the company's stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person's interest as a stockholder.	The MBCL and Biogen's bylaws provide that stockholders have the right for a proper purpose to inspect the corporation's articles of organization, bylaws, records of all meetings of incorporators and stockholders and stock and transfer records, including the stockholder list. Any officer or agent of the corporation who refuses such an inspection will be liable to any stockholder for actual damages caused by such refusal. In addition, stockholders have a common law right to petition the court for an order to inspect other books and records of the corporation.
Number of Directors
IDEC currently has nine directors. IDEC's bylaws provide that the number of directors which shall constitute the whole board shall be determined by resolution of the board of directors or by the stockholders at the annual meeting of the stockholders.
Pursuant to the merger agreement, IDEC will expand its board of directors to 12 persons upon completion of the merger.
Biogen currently has 11 directors. Biogen's bylaws provide that the board of directors shall consist of not less than three and not more than 15 directors, which number, subject to the rights of the holders of any preferred stock, shall be determined by the board of directors, except that, in the absence of any such determination, such number shall be nine. Such number may be enlarged or reduced by a vote of a majority of directors then in office.
Classification of Board of Directors
IDEC's bylaws provide that the board of directors will consist of three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a three-year term.
Biogen's bylaws provide that the board of directors will consist of three classes. At each annual meeting of stockholders or special meeting in lieu thereof following the initial classification of the board of directors, directors elected to succeed those directors whose terms then expire are elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified.

	Rights of IDEC stockholders	Rights of Biogen stockholders

Removal of Directors
Under the DGCL, directors may be removed with or without cause by a majority vote of stockholders entitled to vote at the election of directors; however, if the board of directors of the company is classified into several classes of directors (as is the case with IDEC), directors may be removed only for cause.
Under IDEC's bylaws, any director, or the entire board of directors, may be removed, with cause, by the holders of a majority of shares entitled to vote at an election of directors.
Under the MBCL, except as otherwise provided in the articles of organization or bylaws, directors may be removed with or without cause by a majority vote of stockholders entitled to vote on the election of directors or by a majority vote of the directors then in office.
Under Biogen's articles of organization and bylaws, however, directors may be removed from office at any time (i) only for cause (and only after reasonable notice and an opportunity to be heard) and (ii) only by the affirmative vote of the holders of at least 80% of the voting power of all shares of Biogen's capital stock entitled to vote generally in the election of directors, voting together as a single class, or by the affirmative vote of three-fourths of the directors then serving.
Limitation on Personal Liability of Directors and Officers
IDEC's certificate of incorporation provides that directors shall not be personally liable to IDEC or its stockholders for monetary damages for breaching their fiduciary duties, except for liability (i) for any breach of the director's duty of loyalty to IDEC or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Biogen's articles of organization provide that directors shall not be personally liable to Biogen or its stockholders for monetary damages for breaching their fiduciary duties, provided, however, that this provision does not limit the liability of a director (i) for any breach of the director's duty of loyalty to Biogen or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of the MBCL (relating to distributions and loans) or (iv) with respect to any transaction from which the director derived an improper personal benefit.
Indemnification of Directors and Officers
IDEC's certificate of incorporation and bylaws provide that IDEC shall, to the fullest extent permitted by the DGCL, as amended from time to time, indemnify directors for all expenses and liabilities imposed upon them due to any proceeding in which they may become involved by serving or having
Biogen's articles of organization provide for the indemnification of directors and officers of the corporation for all expenses and liabilities imposed upon them due to any proceeding in which they may become involved by serving or having served as directors or officers of the

	Rights of IDEC stockholders	Rights of Biogen stockholders

served as a director of IDEC, or at IDEC's request, as a director or officer of another corporation. The board of directors, in its discretion, has the power on behalf of IDEC to indemnify any current or former officer or employee made a party to any action.
The DGCL and IDEC's bylaws permit IDEC to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent, or is or was serving at the request of IDEC as a director, officer, employee or agent of another organization against any liability incurred by that person or arising out of that person's status as such.
IDEC enters into agreements with its officers and directors which affirm IDEC's obligation to indemnify them to the fullest extent permitted by law.
The DGCL permits a corporation to indemnify persons against judgments in actions brought by or in the right of the corporation.

corporation or at the request of Biogen as directors or officers of another corporation, including any corporation or other entity of which a majority of any class of equity security is owned by Biogen or an affiliate of Biogen, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan to the fullest extent authorized by the MBCL, as amended from time to time.
The MBCL and Biogen's articles of organization and bylaws permit Biogen to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of Biogen as a director, officer, employee or agent of another organization against any liability incurred by that person or arising out of that person's status as such, whether or not Biogen would have the power to indemnify that person against such liability.
Biogen has entered into agreements with certain of its officers and directors which affirm Biogen's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by Biogen's articles of organization.
The MBCL does not explicitly address indemnifying persons against judgments in actions brought by or in the right of the corporation. The general standard applies to these cases.
Amendments to Certificate of incorporation
Under the DGCL, a majority vote of the outstanding shares of common stock is required to amend a company's certificate of incorporation. Under IDEC's certificate of incorporation, IDEC reserves the right to amend or repeal any provision contained in its certificate of
Under the MBCL, amendments to the provisions of the articles of organization of a corporation concerning increases or reduction of the corporation's capital stock, changes in par value, changes in the number of authorized shares and changes in the corporate name require a vote of a

	Rights of IDEC stockholders	Rights of Biogen stockholders

incorporation in any manner prescribed by the DGCL, and all rights conferred to stockholders are granted subject to this reservation.
majority of each class of stock outstanding and entitled to vote thereon. All other amendments to the articles of organization require the vote of two-thirds of each class of stock outstanding and entitled to vote thereon. However, the articles of organization may provide that the articles of organization may be amended by a vote of less than two-thirds, but not less than a majority. If an amendment would adversely effect the rights of any class of stock, the amendment must be authorized by the proportion of that class of stock required by the MBCL or the articles of organization to approve such an amendment, voting separately.
Under Biogen's articles of organization, a vote of 80% or more of the voting power of the outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal Article 6A entitled "Certain Business Combinations," Article 6C entitled "Board of Directors" and Article 6G entitled "Making, Amending and Repealing Bylaws," of the articles of organization; all other amendments are governed by the MBCL.
Amendments to Bylaws
IDEC's bylaws may be amended, altered or repealed, or new bylaws may be adopted, by a majority vote of the board of directors; provided, however, that the stockholders may change or repeal any bylaw adopted by the board of directors by a majority vote. No amendment or supplement to the bylaws adopted by the board of directors may vary or conflict with any amendment or supplement adopted by the stockholders.
Biogen's bylaws may be amended, altered or repealed, and new bylaws may be adopted, by a majority of the board of directors, except with respect to any provision thereof which by law, the articles of organization or the bylaws requires action by the stockholders (who also have the power to amend, adopt or repeal the bylaws), in which case the bylaws may be amended by the stockholders at any stockholders meeting by vote of the holders of a majority in interest of all stock issued and outstanding and entitled to vote, except as otherwise provided in Biogen's articles of organization.

	Rights of IDEC stockholders	Rights of Biogen stockholders

Article 6G of Biogen's articles of organization provides that Articles II and III and Sections 2 and 3 of Article I of Biogen's bylaws (relating to the board of directors, officers and annual and special meetings) may not be altered, amended or repealed, and no provision inconsistent therewith may be adopted, without the vote of the holders of at least 80% of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class.
Anti-Takeover Provisions

Section 203 of the DGCL prohibits a Delaware corporation from engaging in a "business combination" with a person owning 15% or more of the corporation's voting stock, referred to as an "interested stockholder," for three years following the time that person became an interested stockholder, unless any one of the following occurs:
• The board of directors approves the stock acquisition or the business combination before the person becomes an interested stockholder
• The person became an interested stockholder in a transaction in which it acquired at least 85% of the voting stock in the transaction, excluding shares owned by directors and officers and shares owned by some employee stock plans
• A combination transaction is approved by the board of directors and by at least two-thirds of the outstanding voting stock not owned by the interested stockholder
A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by Section 203. IDEC has not made that election.

The Massachusetts "Business Combination" statute prohibits a Massachusetts corporation from engaging in a "business combination" with a stockholder owning five percent or more of the corporation's voting stock referred to as an "interested stockholder," for three years from the date that stockholder became an interested stockholder, unless one of the following occurs:
• The board of directors had approved either the business combination or the stock acquisition or other transaction which resulted in the stockholder becoming an interested stockholder before the stockholder became an interested stockholder
• Upon consummation of the transaction in which the stockholder becomes an interested stockholder, such stockholder owned at least 90% of the outstanding voting securities of the corporation (excluding shares owned by directors and officers and certain employee stock plans)
• The business combination transaction is approved by both the board of directors and at an annual or special meeting of stockholders by two-thirds of the outstanding voting stock not owned by the interested stockholder

	Rights of IDEC stockholders	Rights of Biogen stockholders

Biogen may elect, with stockholder approval, not to be governed by the Massachusetts Business Combination statute. Biogen has not made that election.
Control Share Acquisition Statute	Delaware does not have a Control Share Acquisition statute.
Under the Massachusetts Control Share Acquisition Statute for Massachusetts corporations, a person who acquires beneficial ownership of shares of stock of a corporation in a threshold amount equal to or greater than one-fifth, one-third, or a majority of the voting stock of the corporation, referred to as a "control share acquisition," must obtain the approval of a majority of shares entitled to vote generally in the election of directors (excluding (i) any shares owned by such person acquiring or proposing to acquire beneficial ownership of shares in a control share acquisition, (ii) any shares owned by any officer of the corporation and (iii) any shares owned by any employee of the corporation who is also a director of the corporation) in order to vote the shares that such person acquires in crossing the foregoing thresholds. The statute does not require that such person consummate the purchase before the stockholder vote is taken.
Biogen may elect not to be governed by the Control Share Acquisition Statute by including a provision in the corporation's articles of organization or bylaws pursuant to which the corporation opts out of the statute.
Under its bylaws, Biogen has elected not to be governed by this statute.
Stockholder Rights Plan
As described in the Amended and Restated Rights Agreement dated as of July 26, 2001, as amended, between IDEC and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services LLC), as rights agent, each outstanding share of IDEC common
Biogen has adopted a stockholder rights plan pursuant to that certain Rights Agreement, dated May 8, 1999, between Biogen, Inc. and Equiserve Trust Company, N.A. (as successor to State Street Bank and Trust Company), as amended. The following is a

Rights of IDEC stockholders	Rights of Biogen stockholders

stock represents a right that, when exercisable, will entitle the holder to purchase 1/1000th of a share of preferred stock, designated as Series X Junior Participating Preferred Stock, at a price of $500 per 1/1000th of a share.
The rights are not currently exercisable but will become exercisable upon the earlier of:
• A public announcement that a person, entity or group has acquired, or obtained the right to acquire, 15% or more of the outstanding shares of common stock (other than as a result of repurchases of stock by IDEC, any IDEC employee benefit plan or certain other instances set forth in the rights agreement)
• Ten business days following the commencement of a tender offer or exchange offer which would result in any person, entity or group becoming an Acquiring Person (as defined in the rights agreement)
In the event that, after the first date of public announcement that an Acquiring Person has become such, IDEC is involved in a merger or other business combination transaction (whether or not IDEC is the surviving corporation) or 50% or more of IDEC's assets or earning power are sold, each holder of a right (other than the Acquiring Person) has the right, upon exercise, to buy that number of shares of common stock equal to the market value of two times the purchase price.
The rights expire on the earliest of:
• July 26, 2011
• Upon completion of a merger with a person, entity or group who (i) acquired common stock pursuant to a Permitted Offer (as defined in the rights agreement) and (ii) is offering in the merger the same summary of the rights agreement and is subject to and qualified in its entirety by the terms and conditions of the rights agreement. See "Where You Can Find More Information" on page 115.
Each outstanding share of Biogen common stock represents a right that, when exercisable in accordance with the rights agreement, will entitle the holder to purchase 1/1000th of a share of Series A-1 Junior Participating Preferred Stock at a price of $850 per 1/1000th of a preferred share, subject to adjustment.
The rights are not currently exercisable, but will become exercisable upon the earlier of:
• The close of business on the tenth day the following the day on which the Biogen or an acquiring person publicly announces or publicly discloses facts indicating that a person, entity or group of affiliated or associated persons, an "acquiring person" (other than certain excluded persons) have acquired, beneficial ownership of ten percent or more of the outstanding shares of Biogen common stock
• The tenth business day (or such later date as may be determined by action of the board of directors prior to such time as any person or entity becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of ten percent or more of the outstanding shares of Biogen common stock
In the event that any person becomes an acquiring person, each holder of right, other than rights beneficially owned by the acquiring person or an

Rights of IDEC stockholders	Rights of Biogen stockholders

    price per share and form of consideration paid in the Permitted Offer
• Redemption or exchange of the rights by IDEC
For a more comprehensive description of IDEC's Amended and Restated Rights Agreement, see "Description of IDEC Capital Stock—IDEC's Amended and Restated Rights Agreement" on page 109.

associate or affiliate of such acquiring person or certain of their transferees (which rights will thereafter be void), will have the right to receive, upon exercise, that number of common shares having a market value of two times the purchase price of the rights.
In the event that, following the date a person becomes an acquiring person, referred to as the "shares acquisition date," the company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold each holder of a right will thereafter have the right to receive, upon the exercise of the right at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.
At any time prior to the earlier of (i) the close of business on the tenth business day following the shares acquisition date or (ii) May 8, 2009, the board of directors may redeem the rights in whole, but not in part, at a price of $.001 per right, subject to adjustment. Following the expiration of the above periods, the rights become nonredeemable.
The rights expire on the earliest of:
• May 8, 2009
• Redemption or exchange of the rights by Biogen
The execution and delivery of the merger agreement did not, and the completion of the merger or the transactions contemplated by the merger agreement will not, result in the rights becoming exercisable or in IDEC or its existing and future affiliates and associates being deemed an "acquiring person" under the rights agreement.

	Rights of IDEC stockholders	Rights of Biogen stockholders

Provisions Relating to Some Business Combinations

The DGCL generally requires that a merger or consolidation or sale, lease or exchange of all or substantially all of a corporation's property and assets be approved by the directors and by a majority of the outstanding stock.
Under the DGCL, a surviving corporation need not obtain stockholder approval for a merger if:
• Each share of the surviving corporation's stock outstanding prior to the merger remains outstanding in identical form after the merger
• The merger agreement does not amend the certificate of incorporation of the surviving corporation
• Either no shares of common stock of the surviving corporation are to be issued or delivered in the merger, or, if common stock will be issued or delivered, it will not increase the number of shares of common stock outstanding prior to the merger by more than 20%

Under the MBCL, the affirmative vote of two-thirds of the outstanding shares of each class of stock entitled to vote on the matter is required to authorize the sale, lease or exchange of all or substantially all of Biogen's property and assets or a merger or consolidation of Biogen into any other corporation, unless the articles of organization provide for authorization by a lesser proportion, but not less than a majority. Biogen's articles of organization provide that the vote of a majority of the outstanding shares of capital stock entitled to vote is required to approve the sale, lease or exchange of all or substantially all of Biogen's assets or the merger or consolidation of Biogen into any other corporation (other than transactions with "interested stockholders"), provided such sale, lease, exchange, merger or consolidation has been approved by a majority of Biogen's board of directors.
Under the MBCL, unless the corporation's articles of organization otherwise provides for a stockholder vote, a surviving corporation need not obtain stockholder approval for a merger if:
• The merger agreement does not change the name, the amount of shares authorized of any class of stock or other provisions of the articles of organization of the surviving corporation
• The shares of the surviving corporation to be issued or delivered in the merger do not exceed 15% of the shares of stock of that class outstanding immediately prior to the merger
Under Biogen's articles of organization, the following transactions with any "interested stockholder," defined as the beneficial owner of more than 15% of the voting power of

Rights of IDEC stockholders	Rights of Biogen stockholders

the then outstanding "voting stock" require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock:
• Any merger or consolidation of Biogen with any interested stockholder
• Any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition to or with any interested stockholder
• The issuance or transfer by Biogen or any of its subsidiaries of any securities of Biogen or any of its subsidiaries to any interested stockholder in exchange for payment having an aggregate fair market value equal to or greater than 10% of the combined assets of Biogen and its subsidiaries
• Any reclassification of securities of Biogen or other transaction which has the effect of increasing the proportionate share of securities owned by any interested stockholder; or the adoption of any plan or proposal for the liquidation or dissolution of Biogen proposed by or on behalf of any interested stockholder
The affirmative vote of 80% of the voting power of the then outstanding shares of voting stock is not required for a "business combination" not involving any cash or other consideration being received by the stockholders if such business combination has been approved by a majority of the board of directors of Biogen who are disinterested directors, or for any other business combination that has either been approved by a majority of the board of directors of Biogen who are disinterested directors or meets the following criteria:
• The aggregate amount of cash and

Rights of IDEC stockholders	Rights of Biogen stockholders

    the fair market value of any other consideration to be received per share by holders of common stock of Biogen shall be at least equal to the higher of the following:
    • The highest per share price paid by the interested stockholder for any shares of common stock (i) within the two-year period immediately prior or (ii) in the transaction in which it became an interested stockholder, or
    • The fair market value per share of common stock of Biogen
• The aggregate amount of cash and the fair market value of any other consideration to be received per share by holders of voting stock other than common stock of Biogen shall be at least equal to the highest of the following:
    • The highest per share price paid by the interested stockholder for any shares of common stock (i) within the two-year period immediately prior or (ii) in the transaction in which it became an interested stockholder,
    • The highest preferential amount per share to which the holders of voting stock are entitled in the event of any voluntary liquidation, dissolution or winding up of Biogen, or
    • The fair market value per share of such class of voting stock of Biogen
• The consideration to be received by holders of any particular class of outstanding voting stock (including common stock) shall be in cash or in the same form as the interested stockholder has previously paid for such voting stock
• Prior to the business combination (i) except as approved by a majority

Rights of IDEC stockholders	Rights of Biogen stockholders

    of the disinterested directors, there shall have been no failure to declare and pay any full quarterly dividends on any preferred stock of Biogen, (ii) there shall have been (1) no reduction in the annual rate of dividends on common stock, except as approved by a majority of disinterested directors, (2) an increase in such annual rate of dividends as necessary to reflect any transaction which has the effect of reducing the number of outstanding shares of common stock, unless such failure is approved by a majority of the disinterested directors, and (iii) the interested stockholder shall not have become the beneficial owner of any additional shares of voting stock
• After such interested stockholder has become an interested stockholder, such interested stockholder shall not have received the benefit of any loans, guarantees, pledges or the financial assistance or any tax advantages provided by Biogen and
• A proxy or information statement describing the proposed business combination shall be mailed to Biogen stockholders at least 30 days prior to the consummation of the business combination
A majority of the board of directors of Biogen shall have the duty to determine whether a person is an interested stockholder. Once the board has made a determination, that a person is an interested stockholder, then a majority of the disinterested directors shall have the power and duty to determine (i) the number of shares of voting stock beneficially owned by any person, (ii) whether a person is an affiliate or associate of another, (iii) whether the assets or consideration received for the issuance or transfer of securities by Biogen or

	Rights of IDEC stockholders	Rights of Biogen stockholders

any of its subsidiaries in any business combination has an aggregate fair market value equal to or greater than 10% of the combined assets of Biogen and its subsidiaries and (iv) whether an affirmative vote of 80% of the voting power of the then outstanding shares of voting stock is required.

Appraisal or Dissenters' Rights

Under the DGCL, the right of dissenting stockholders to obtain the fair value for their shares is available in connection with some mergers and consolidations. Unless otherwise provided in the corporate certificate of incorporation, appraisal rights are not available to stockholders when the corporation will be the surviving corporation in a merger and no vote of its stockholders is required to approve the merger. In addition, no appraisal rights are available to holders of shares of any class of stock which is either:
• Listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or
• Held of record by more than 2,000 stockholders

Under the MBCL, a properly dissenting stockholder is entitled to receive the appraised value of his shares when the corporation votes to do any one of the following:
• Sell, lease or exchange all of substantially all of its property and assets
• Adopt an amendment to its articles of organization that adversely affects the rights of the stockholder
• Merge or consolidate with another corporation
No appraisal rights are available, however, to stockholders of a corporation surviving the merger if the merger does not require the approval of these stockholders.
In order to exercise their appraisal rights, stockholders must do all of the following:
• Deliver to the corporation a written objection to the corporate action stating their intention to demand payment for their shares
• Not vote in favor of the corporate action triggering the appraisal right
• Follow the appraisal procedures set out under the MBCL
See "The Proposed Merger—Dissenters' Rights of Appraisal" on page 33.

DESCRIPTION OF IDEC CAPITAL STOCK

        The following is a summary of the material terms of IDEC's capital stock before and after the completion of the merger. It is only a summary; therefore, it is not meant to be complete and does not contain all of the information that may be important to you. Accordingly, you should read carefully the more detailed provisions of IDEC's certificate of incorporation, IDEC's bylaws and IDEC's Amended and Restated Rights Agreement, all of which are incorporated by reference and will be sent to stockholders of IDEC and Biogen upon request. See "Where You Can Find More Information," on page 115.

Authorized Capital Stock

        Prior to Completion of the Merger.    Under IDEC's certificate of incorporation, IDEC's authorized capital stock consists of 500,000,000 shares of common stock, $0.0005 par value per share, and 8,000,000 shares of preferred stock, $0.001 par value per share. As of May 31, 2003, there were issued and outstanding 155,257,594 shares of common stock and 36,214 shares of preferred stock.

        After Completion of the Merger.    At IDEC's special meeting, holders of IDEC common stock will be asked to approve an amendment to IDEC's certificate of incorporation increasing the authorized number of shares of common stock to 1,000,000,000. There will be no increase in the authorized number of shares of preferred stock.

IDEC Common Stock

        IDEC Common Stock Outstanding.    The outstanding shares of IDEC common stock are, and the shares of IDEC common stock issued under the merger will be, duly authorized, validly issued, fully paid and non-assessable.

        Voting Rights.    Each holder of IDEC common stock is entitled to one vote for each share of IDEC common stock held of record on the applicable record date on all matters submitted to a vote of stockholders.

        Dividend Rights; Rights Upon Liquidation.    The holders of IDEC common stock are entitled to receive, from funds legally available for the payment thereof, dividends when and as declared by resolution of IDEC's board of directors, subject to any preferential dividend rights granted to the holders of any outstanding IDEC preferred stock. In the event of a liquidation, dissolution or winding up of IDEC, each share of IDEC common stock is entitled to share pro rata in any distribution of IDEC's assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding IDEC preferred stock.

        Preemptive Rights.    Holders of IDEC common stock have no preemptive rights to purchase, subscribe for or otherwise acquire any unissued or treasury shares or other securities.

IDEC Preferred Stock

        IDEC Preferred Stock.    Pursuant to IDEC's certificate of incorporation, IDEC's board of directors is authorized to issue up to an aggregate of 8,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions, including the dividend rights, conversion rights, voting rights, rights and terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designations of such series, without any further vote or action by the stockholders. The issuance of preferred stock in certain circumstances may have the effect of delaying, deferring or preventing a change of control in IDEC without further actions of the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

        IDEC Preferred Stock Outstanding.    The outstanding shares of IDEC preferred stock are duly authorized, validly issued, fully paid and non-assessable. As of May 31, 2003, there were 13,221 shares of Series A-2 Preferred Stock outstanding, 22,993 shares of Series A-3 Preferred Stock outstanding and no other shares of preferred stock outstanding. Each share of Series A-2 and A-3 Preferred Stock is convertible at any time into 60 shares of IDEC common stock. None of the IDEC preferred stock outstanding has voting rights, except as may be required by the DGCL.

        In the event of a liquidation, dissolution or winding up of IDEC, holders of the outstanding Series A-2 and Series A-3 Preferred Stock will have a right to receive a return of their original purchase price for their shares of preferred stock, prior to and in preference of any distribution of assets of IDEC to any holder of IDEC common stock. Under IDEC's certificate of incorporation, a liquidation is deemed to include any situation in which (i) a single stockholder or group of affiliated stockholders, other than Genentech or its controlled affiliate, who would be required to file a Schedule 13D under the Exchange Act, acquires or obtains the right to acquire IDEC voting stock so that its total holdings of such stock equal or exceed 50% of the then outstanding IDEC voting stock or (ii) any third party, other than Genentech or its controlled affiliate, acquires or obtains the right to acquire all or substantially all of IDEC's assets. The outstanding shares of Series A-2 and A-3 Preferred Stock automatically convert into common stock in the event that a person or entity other than Genentech or its affiliate acquires such shares.

IDEC's Amended and Restated Rights Agreement

        The following is a summary description of the rights issued under IDEC's Amended and Restated Rights Agreement. This description is subject to, and is qualified in its entirety by reference to, the text of the Amended and Restated Rights Agreement, which is incorporated by reference into this document. See "Where You Can Find More Information" on page 115.

        On July 22, 1997, IDEC's board of directors declared a dividend distribution of one "right" for each outstanding share of IDEC common stock to stockholders of record at the close of business on August 11, 1997, or the record date. Since the record date, IDEC has issued one right with each newly issued share of common stock. On July 26, 2001, the board of directors amended the terms of the rights. The description and terms of the rights are set forth in that certain rights agreement between the Company and Mellon Investor Services LLC (f/k/a ChaseMellon Shareholder Services LLC), as the rights agent, originally dated as of July 22, 1997, but amended and restated as of July 26, 2001, and as amended as of June 20, 2003. The following is a summary of the rights as amended to date:

  •
  Each right, when exercisable, will entitle the registered holder to purchase from IDEC 1/1000th of a share of preferred stock, designated as Series X Junior Participating Preferred Stock, at a price of $500 per 1/1000th of a share, subject to adjustment stock splits, stock dividends and other senior events that effect the common stock of the Series X Junior Participating Preferred Stock.

  •
  A distribution of rights certificates to stockholders will occur upon the earliest of the following triggering events: (i) a public announcement that a person, entity or group of affiliated or associated persons and/or entities has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of IDEC common stock (other than (A) as a result of repurchases of stock by IDEC or certain inadvertent actions by institutional or certain other stockholders, (B) IDEC, any subsidiary of IDEC or any employee benefit plan of IDEC or any subsidiary and (C) certain other instances set forth in the rights agreement) or (ii) ten business days (unless such date is extended by IDEC's board of directors) following the commencement of a tender offer or exchange offer which would result in any person, entity or group of affiliated or associated persons and/or entities becoming the beneficial owner of 15%

    or more of the outstanding shares of IDEC common stock, unless such tender offer or exchange offer is a permitted offer (as defined in the rights agreement).

  •
  Until the date of a triggering event noted above (or earlier redemption or expiration of the rights, if applicable), (i) the rights will be evidenced by certificates for IDEC common stock and will be transferred only with such common stock certificates, (ii) IDEC common stock certificates issued upon transfers or new issuances of the common stock will contain a notation incorporating the rights agreement by reference and (iii) the surrender for transfer of any certificates for outstanding IDEC common stock will also constitute the transfer of the rights associated with such common stock. As soon as practicable following the date of a triggering event voted above, separate certificates evidencing the rights, or rights certificates, will be mailed to holders of record of the IDEC common stock as of the close of business on such date, and the separate rights certificates alone will evidence the rights.

  •
  The rights are not exercisable unless and until a triggering event occurs. The rights will expire on the earliest of: (i) July 26, 2011, (ii) completion of a merger transaction with a person, entity or group who (x) acquired IDEC common stock pursuant to a permitted offer and (y) is offering in the merger the same price per share and form of consideration paid in the permitted offer or (iii) redemption or exchange of the rights by IDEC as described below.

  •
  The number of rights associated with each share of IDEC common stock shall be proportionately adjusted in the event of a stock dividend on, or a subdivision, combination or reclassification of, the IDEC common stock. The purchase price payable, and the number of 1/1000ths of a share of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time: (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the preferred stock, (ii) upon the grant to holders of the preferred stock of certain rights, options or warrants to subscribe for preferred stock, certain convertible securities or securities having the same or more favorable rights, privileges and preferences as the preferred stock at less than the current market price of the preferred stock or (iii) upon the distribution to holders of the preferred stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends out of earnings or retained earnings) or of subscription rights, options or warrants (other than those referred to above).

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  In the event that, after the first date of public announcement by IDEC or an acquiring person (as defined in the rights agreement) that such acquiring person has become the beneficial owner of 15% or more of the outstanding shares of IDEC common stock, IDEC is involved in a merger or other business combination transaction (whether or not IDEC is the surviving corporation) or 50% or more of IDEC's assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a right (other than an acquiring person, entity or group) shall thereafter have the right to receive, upon the exercise thereof at the then current purchase price, that number of shares of common stock of either IDEC, in the event that it is the surviving corporation of a merger or consolidation, or the acquiring company which at the time of such transaction would have a market value of two times the purchase price. In the event that a person or entity becomes the beneficial owner of 15% or more of the outstanding shares of IDEC common stock (unless pursuant to a tender offer or exchange offer for all outstanding shares of IDEC common stock at a price and on terms determined prior to the date of the first acceptance of payment for any of such shares by at least a majority of the members of IDEC's board of directors who are not officers of IDEC and are not acquiring persons (or affiliated or associated persons and/or entities thereof) to be fair to and in the best interests of IDEC and its stockholders), then each holder of a right will, for a 60 day period thereafter, have the right to receive upon exercise its subscription right for that number of shares of IDEC common stock having a market value of two times the purchase price.

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  Notwithstanding the foregoing, upon the occurrence of any of the events giving rise to the exercisability of any rights, any rights that are or were at any time after the date of distribution owned by a beneficial owner of 15% or more of the outstanding shares of IDEC common stock (or affiliated or associated persons and/or entities thereof) shall immediately become null and void.

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  At any time prior to the earlier to occur of (i) a person, entity or group becoming a beneficial owner of 15% or more of the outstanding shares of IDEC common stock person or (ii) the expiration of the rights, IDEC may redeem the rights in whole, but not in part, at a price of $0.001 per right, which redemption shall be effective upon the action of IDEC's board of directors.

  •
  Subject to applicable law, IDEC's board of directors may at any time after a person, group or entity becomes a beneficial owner of 15% or more of the outstanding shares of IDEC common stock (but not after the acquisition by such acquiring person of 50% or more of the outstanding shares of IDEC common stock), exchange all or part of the then outstanding and exercisable rights (except for rights which have become void) for shares of IDEC common stock at a rate of one share of IDEC common stock per right (subject to adjustment) or, alternatively, for substitute consideration consisting of cash, securities of IDEC or other assets (or any combination thereof).

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  The preferred stock purchasable upon exercise of the rights will be nonredeemable and junior to any other series of IDEC preferred stock issued (unless otherwise provided in the terms of such stock). Each share of such preferred stock will have a preferential quarterly dividend in an amount equal to 1,000 times the dividend declared on each share of IDEC common stock. In the event of liquidation, the holders of shares of such preferred stock will receive a preferred liquidation payment equal, per share, to the greater of $1,000 or 1,000 times the payment made per share of IDEC common stock. Each share of such IDEC preferred stock will have 1,000 votes, voting together with the shares of IDEC common stock. In the event of any merger, consolidation or other transaction in which shares of IDEC common stock are exchanged, each share of such IDEC preferred stock will be entitled to receive 1,000 times the amount and type of consideration received per share of IDEC common stock. The rights of such preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. Fractional shares of preferred stock will be issuable; however, the Company may elect to (i) distribute depositary receipts in lieu of such fractional shares and (ii) make an adjustment in cash, in lieu of fractional shares other than fractions that are multiples of 1/1000th of a share, based on the market price of the preferred stock.

  •
  Until a right is exercised, the holder has no rights as a stockholder of IDEC, including the right to vote or to receive dividends. While the distribution of the rights should not be taxable to stockholders or to IDEC, holders of rights may, depending upon the circumstances, recognize taxable income in the event (i) that the rights become exercisable for (x) IDEC common stock or preferred stock (or other consideration) or (y) common stock of an acquiring company in the instance of the right within the context of a merger or other business combination as set forth above or (ii) of any redemption or exchange of the rights as set forth above.

  •
  IDEC and the rights agent retain broad authority to amend the rights agreement.

  •
  In connection with signing the merger agreement with Biogen, IDEC entered into an amendment to the rights agreement effective as of June 20, 2003. The amendment clarifies that, prior to the effectiveness of the merger, holders of Biogen common stock will not be deemed to beneficially own shares of IDEC common stock issuable in connection with the merger.

Transfer Agent and Registrar

        Mellon Investor Services LLC is the transfer agent and registrar for IDEC common stock.

LEGAL MATTERS

        Pillsbury Winthrop LLP, San Diego, California, will render an opinion on the validity of the IDEC common stock to be issued to Biogen stockholders in the merger. It is a condition to the completion of the merger that each of IDEC and Biogen receive an opinion from Pillsbury Winthrop LLP and Skadden, Arps, Slate, Meagher & Flom LLP, respectively, concerning the tax treatment of the merger.

EXPERTS

        The consolidated financial statements of IDEC Pharmaceuticals Corporation as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The financial statements of Biogen, Inc. incorporated in this joint proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ADDITIONAL INFORMATION FOR STOCKHOLDERS

Future Stockholder Proposals

IDEC

        Under the present rules of the Securities and Exchange Commission, if a stockholder wants IDEC to include a proposal in its proxy statement and form of proxy for presentation at IDEC's 2004 annual meeting of the stockholders, the proposal must be received by IDEC by December 12, 2003, attention: Secretary, at 3030 Callan Road, San Diego, California, 92121; provided, however, that if the date of the 2004 annual meeting of stockholders is changed by more than 30 days from the date of the previous year's meeting held on May 19, 2003, then the deadline is a reasonable time before IDEC begins to print and mail its proxy materials. Any nominations for directors and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to the Secretary of IDEC at the address noted above.

        IDEC's annual meeting of stockholders is generally held in the middle of May. Assuming that IDEC's 2004 annual meeting is held on schedule, IDEC must receive notice of your intention to introduce a nomination or other item of business at that meeting by March 20, 2004. If IDEC does not receive notice by that date, or if we meet other requirements of the Securities and Exchange Commission rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

        Any nomination must contain the all of the following information about the nominee:

  •
  Name

  •
  Age

  •
  Business and residence addresses

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  Principal occupation or employment

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  The number of shares of common stock held by the nominee

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  The information that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee as a director

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  A signed consent of the nominee to serve as a director of IDEC, if elected

        Any notice of a proposed item of business must include all of the following information:

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  A brief description of the substance of, and the reasons for, conducting such business at the annual meeting

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  The stockholder's name and address

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  The number of shares of common stock held by the stockholder (with supporting documentation where appropriate)

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  Any material interest of the stockholder in such business

        IDEC's board of directors is not aware of any matters that are expected to come before the special meeting other than those referred to in this joint proxy statement/prospectus. If any other matter should come before the special meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

        The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Biogen

        Biogen does not currently expect to hold a 2004 annual meeting of stockholders because Biogen does not expect to be a separate public company if the merger has been completed at that time. If the merger has not been completed and such a meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement for the 2004 annual meeting in accordance with Rule 14a-8 under the Exchange Act.

        To be eligible for inclusion in the proxy materials for a 2004 annual meeting, if one is held, stockholder proposals must be received by Biogen, attention: Executive Vice President—General Counsel, at 14 Cambridge Center, Cambridge, Massachusetts, 02142, before the close of business on December 20, 2003; provided, however, that if the date of the 2004 annual meeting is changed by more than 30 days from the date of the previous year's annual meeting, held on June 6, 2003, then the deadline is a reasonable time before Biogen begins to print and mail its proxy materials.

        Stockholder proposals that are intended to be presented at Biogen's 2004 annual meeting, if one is held, but not included in the proxy materials must be received by Biogen, attention: Clerk, at 14 Cambridge Center, Cambridge, Massachusetts, 02142, not less than 60, but not more than 90, days prior to the date of the 2004 annual meeting. However, if less than 70 days' notice or prior public disclosure of the date of the meeting is made to stockholders, the notice of the stockholder's proposal must be received by Biogen not later than the 10th day following the day on which such notice or public disclosure of the date of the meeting is made.

        Upon timely receipt of any stockholder proposal, Biogen will determine whether to present such proposal at the 2004 annual meeting or include it in the proxy materials in accordance with applicable Securities and Exchange Commission regulations.

        The stockholder's notice relating to the proposal must include all of the following information:

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  A brief description of the proposal and the reasons for conducting such business at the meeting

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  The name and address as they appear on the corporation's books of the stockholder and any other stockholders known by such stockholder to support such proposal

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  The class and number of shares of Biogen capital stock beneficially owned by the stockholder and any other stockholders known by such stockholder to support such proposal as of the date of such stockholder notice

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  Any financial interest of the stockholder in such proposal

        If a stockholder's notice relates to a nominee for election as a director, the notice must set forth all of the following:

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  The name, age, business experience and home and business address of each person to be nominated

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  The name and address, as they appear on the corporation's books, of the stockholder who intends to make such nomination and any other stockholders known by such stockholder to support the nomination

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  The class and number of shares of Biogen capital stock beneficially owned by such stockholder and any other stockholders known by such stockholder to support such proposal as of the date of such stockholder notice

WHERE YOU CAN FIND MORE INFORMATION

        IDEC and Biogen file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of these reports, statements or other information at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Securities and Exchange Commission at l-800-SEC-0330 for further information on the public reference room. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at www.sec.gov.

        IDEC has filed a registration statement on Form S-4 to register with the Securities and Exchange Commission the IDEC common stock to be issued to Biogen stockholders upon completion of the merger. This joint proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of IDEC in addition to being a proxy statement of IDEC and Biogen for their respective meetings. As allowed by Securities and Exchange Commission rules, this joint proxy statement/prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

        The Securities and Exchange Commission allows us to "incorporate by reference" information into this joint proxy statement/prospectus, meaning that we can disclose important information by referring to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information in, or incorporated by reference in, this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about our companies and their finances.

IDEC SECURITIES AND EXCHANGE COMMISSION FILINGS (FILE NO. 019311)	PERIOD
Annual Report on Form 10-K	Fiscal Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarter ended March 31, 2003
Current Reports on Form 8-K	Filed on April 15, 2003 and June 23, 2003
Proxy Statement on Schedule 14A	Filed on April 11, 2003
The description of the rights agreement, contained in the Registration Statement on Form 8-A/A filed pursuant to Section 12 of the Exchange Act on July 27, 2001 and the Form 8-A/A filed on June 25, 2003, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description	Filed on July 27, 2001 and June 25, 2003

BIOGEN SECURITIES AND EXCHANGE COMMISSION FILINGS (FILE NO. 12042)	PERIOD
Annual Report on Form 10-K and Form 10-K/A	Fiscal Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarter ended March 31, 2003
Current Reports on Form 8-K	Filed on April 4, 2003, April 17, 2003 and June 23, 2003
Proxy Statement on Schedule 14A	Filed on April 17, 2003
The description of the rights agreement, contained in the Registration Statement on Form 8-A/A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description	Filed on June 23, 2003

        We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of the initial filing of the registration statement of which this joint proxy statement/prospectus is a part and the effectiveness of the registration statement, as well as between the date of this joint proxy statement/prospectus and the date of the meetings.

        All information contained or incorporated by reference in this joint proxy statement/prospectus relating to IDEC has been supplied by IDEC and all information relating to Biogen has been supplied by Biogen.

        If you are a stockholder, you may have already received some of the documents incorporated by reference. Alternatively, you can obtain any of these documents through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this joint proxy statement/prospectus. Stockholders may obtain documents incorporated by reference in this joint proxy statement/ prospectus by requesting them in writing or by telephone from the appropriate party at the following address:

  IDEC Pharmaceuticals Corporation
  3030 Callan Road
  San Diego, California 92121
  Attention: Corporate Secretary
  (858) 431-8500

  Biogen, Inc.
  14 Cambridge Center
  Cambridge, Massachusetts 02142
  Attention: Corporate Secretary
  (617) 679-2000

        If you are an IDEC stockholder and would like to request documents from IDEC, please do so by                        , 2003 to receive them before IDEC's special meeting. If you are a Biogen stockholder and would like to request documents from Biogen, please do so by                        , 2003 to receive them before Biogen's special meeting.

        You can also get more information by visiting IDEC's website at www.idecpharm.com. Except to the limited extent expressly provided in this joint proxy statement/prospectus, information contained in our website is not incorporated by reference into this joint proxy statement/prospectus.

        YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE PROPOSALS TO IDEC AND BIOGEN STOCKHOLDERS IN CONNECTION WITH THE MERGER, AS THE CASE MAY BE. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED            , 2003. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF SHARES OF IDEC COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

IDEC PHARMACEUTICALS CORPORATION,

BRIDGES MERGER CORPORATION

AND

BIOGEN, INC.

DATED AS OF JUNE 20, 2003

AGREEMENT AND PLAN OF MERGER

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 20, 2003, by and among IDEC PHARMACEUTICALS CORPORATION, a Delaware corporation ("IDEC"), BRIDGES MERGER CORPORATION, a Massachusetts corporation and a direct wholly owned subsidiary of IDEC ("Merger Sub"), and BIOGEN, INC., a Massachusetts corporation ("Biogen").

W I T N E S S E T H:

        WHEREAS, the respective Boards of Directors of IDEC, Merger Sub and Biogen have deemed it advisable and in the best interests of their respective corporations and stockholders that IDEC and Biogen engage in a business combination in a merger of equals in order to advance their respective long-term strategic business interests; and

        WHEREAS, in furtherance thereof, the Boards of Directors of each of IDEC, Merger Sub and Biogen have approved this Agreement and the merger of Merger Sub with and into Biogen with Biogen continuing as the surviving corporation (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the Massachusetts Business Corporation Law (the "MBCL"); and

        WHEREAS, the Board of Directors of Biogen has determined to recommend to its stockholders the approval and adoption of this Agreement and the Merger; and

        WHEREAS, the Board of Directors of IDEC has determined to recommend to its stockholders approval of the IDEC Charter Amendment (as defined in Section 1.8) and the issuance of shares of IDEC Common Stock (as defined in Section 2.1(a)) in connection with the Merger (the "Share Issuance"); and

        WHEREAS, IDEC, as the sole stockholder of Merger Sub, has approved this Agreement and the Merger; and

        WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement is intended to be, and is hereby, adopted as a plan of reorganization within the meaning of Section 368 of the Code.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

THE MERGER

        SECTION 1.1    The Merger.    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MBCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Biogen, the separate corporate existence of Merger Sub shall cease and Biogen shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the property, rights, privileges, powers and franchises of Merger Sub in accordance with the MBCL.

        SECTION 1.2    Closing.    The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Boston time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI (other than delivery of items to be delivered at the Closing and other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Beacon Street, Boston, Massachusetts, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the "Closing Date."

        SECTION 1.3    Effective Time.    Subject to the terms and conditions of this Agreement, as soon as practicable on the Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger executed in accordance with the relevant provisions of the MBCL (the "Articles of Merger") with the Secretary of State of the Commonwealth of Massachusetts (the "Secretary of State") and shall make all other filings or recordings required under the MBCL. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State, or at such subsequent date or time as IDEC and Biogen shall agree and specify in the Articles of Merger. The time at which the Merger becomes effective is referred to herein as the "Effective Time."

        SECTION 1.4    Effects of The Merger.    At the Effective Time, the Merger shall have the effects set forth in this Agreement and in the applicable provisions of the MBCL.

        SECTION 1.5    Purposes of the Surviving Corporation.    The purposes of the Surviving Corporation shall be as set forth in Article 2 of the articles of organization of the Surviving Corporation.

        SECTION 1.6    Organizational Documents of the Surviving Corporation.    At the Effective Time, the Biogen Charter (as defined in Section 3.1(a)(ii)) shall be amended and restated in its entirety to be identical to the articles of organization of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the MBCL and as provided in such articles of organization; provided, however, that at the Effective Time, Article I of the articles of organization of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Biogen, Inc." After the Effective Time, the authorized capital stock of the Surviving Corporation shall consist of 1,000 shares of common stock, par value $.01 per share. At the Effective Time, the Biogen By-Laws (as defined in Section 3.1(a)(ii)) shall be amended and restated in their entirety to be identical to the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the MBCL and as provided in such by-laws.

        SECTION 1.7    Directors and Officers of the Surviving Corporation.    The initial directors of the Surviving Corporation shall be the IDEC Designated Directors (as defined in Section 5.14) and the Biogen Designated Directors (as defined in Section 5.14), until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Biogen immediately prior to the Effective Time, until their respective successors are duly appointed.

        SECTION 1.8    IDEC Charter Amendment.    Immediately prior to the Effective Time, and subject to the terms and conditions of this Agreement and receipt of IDEC Stockholder Approval (as defined in Section 3.2(c)(iii)), pursuant to the applicable provisions of Delaware General Corporation Law, IDEC shall cause the IDEC Charter (as defined in Section 3.2(a)(ii)) to be amended (the "IDEC Charter Amendment") to (i) change the name of IDEC to "BIOGEN IDEC INC." and (ii) increase the number of authorized shares of IDEC Common Stock to one billion (1,000,000,000) shares, by filing a Certificate of Amendment substantially in the form of Exhibit A hereto (the "IDEC Certificate of Amendment") with the Secretary of State of the State of Delaware in accordance with applicable provisions of the Delaware General Corporation Law.

        SECTION 1.9    Alternative Structure.    Biogen and IDEC may mutually agree to revise the structure of the Merger provided for herein at any time prior to receipt of either Biogen Stockholder Approval (as defined in Section 3.1(c)(iii)) or IDEC Stockholder Approval, or at any time thereafter if, with appropriate disclosure, any required further approval of the revised structure is obtained from the stockholders of Biogen and IDEC, as applicable; provided, however, that under any such revised structure the Merger would qualify as a reorganization within the meaning of Section 368(a) of the Code. Biogen and IDEC agree to consider in good faith the request of the other party to revise the structure of the Merger from that set forth herein.

ARTICLE II

EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES

        SECTION 2.1    Effect on Capital Stock.    Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of IDEC, Merger Sub, Biogen or the holders of any shares of common stock, par value $0.01 per share, of Biogen (together with any associated Biogen Rights (as defined in Section 3.1(b)(i)), "Biogen Common Stock"):

        (a)    Conversion of Biogen Common Stock.    Each share of Biogen Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of Biogen Common Stock to be canceled pursuant to Section 2.1(c) or, subject to Section 2.1(g), held by a Dissenting Holder (as defined in Section 2.1(g)(i)), shall be automatically converted into the right to receive 1.150 (the "Exchange Ratio") fully paid and nonassessable shares of common stock, par value $0.0005 per share ("IDEC Common Stock"), of IDEC (together with any associated IDEC Rights (as defined in Section 3.2(b)(i)), the "Merger Consideration")) upon surrender of the Certificate (as defined in Section 2.2(b)) which immediately prior to the Effective Time represented such share of Biogen Common Stock in the manner provided in Section 2.2(b) (or, in the case of a lost, stolen or destroyed certificate, Section 2.2(i)). As a result of the Merger, at the Effective Time, each holder of a Certificate shall cease to have any rights with respect thereto, except (i) the right to receive the Merger Consideration payable in respect of the shares of Biogen Common Stock represented by such Certificate immediately prior to the Effective Time, any cash in lieu of fractional shares payable pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(c) , all to be issued or paid, without interest, in consideration therefor upon the surrender of such Certificate in accordance with Section 2.2(b) or (ii) in the case of a Dissenting Holder, the rights set forth in Section 2.1(g).

        (b)    Capital Stock of Merger Sub.    Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        (c)    Cancellation of Treasury Shares.    Each share of Biogen Common Stock held in the treasury of Biogen, if any, shall automatically be extinguished without any conversion, and no consideration shall be delivered in respect thereof.

        (d)    Biogen Options and Employee Stock Purchase Plans.    At the Effective Time, (i) all options to purchase Biogen Common Stock (each, a "Biogen Option") issued and outstanding under each Biogen Stock Plan (as defined in Section 3.1(b)(i)) shall be assumed by IDEC in accordance with Section 5.12(a) and (ii) all rights outstanding under Biogen's 1983 Employee Stock Purchase Plan, as amended and restated, and the 1994 International Employee Stock Purchase Plan, as amended and restated (collectively, the "Biogen Purchase Plans"), shall be treated as set forth in Section 5.12(b).

        (e)    Fractional Shares.    No fraction of a share of IDEC Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Biogen Common Stock who would otherwise be entitled to a fraction of a share of IDEC Common Stock (after aggregating all fractional shares of IDEC Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificate(s), receive from IDEC an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of: (i) such fraction, multiplied by (ii) the average closing price of one share of IDEC Common Stock for the ten (10) most recent trading days that IDEC Common

Stock has traded ending on the trading day one day prior to the Effective Time, as reported on the Nasdaq National Market.

        (f)    Adjustments to Exchange Ratio.    The Exchange Ratio shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into IDEC Common Stock or Biogen Common Stock), reorganization, recapitalization, reclassification or other like change with respect to IDEC Common Stock or Biogen Common Stock having a record date on or after the date hereof and prior to the Effective Time.

        (g)    Dissenter's Rights.

            (i)  No conversion under Section 2.1(a) hereof shall occur with respect to the shares of Biogen Common Stock held by a Dissenting Holder; provided, however, that each share of Biogen Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Holder who shall, after the Effective Time, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the applicable provisions of the MBCL, shall be deemed to be converted, as of the Effective Time, into the Merger Consideration as set forth in Section 2.1(a) hereof. The term "Dissenting Holder" shall mean a holder of Biogen Common Stock who has demanded appraisal rights in compliance with the applicable provisions of the MBCL concerning the right of such holder to dissent from the Merger and demand appraisal of such holder's shares of Biogen Common Stock.

           (ii)  Any Dissenting Holder (A) who (1) files with Biogen a written objection to the Merger before the Biogen Stockholders' Meeting (as defined in Section 5.1(b)) and (2) states in such objection that he intends to demand payment for his shares if the Merger is consummated and (B) whose shares are not voted in favor of the Merger shall be entitled to demand payment from Biogen for his shares of Biogen Common Stock and an appraisal of the value thereof, in accordance with the provisions of Sections 86 through 98 of the MBCL.

        SECTION 2.2    Exchange of Shares and Certificates.

        (a)    Exchange Agent.    At or prior to the Effective Time, IDEC shall engage an institution reasonably satisfactory to Biogen to act as exchange agent in connection with the Merger (the "Exchange Agent"), pursuant to an agreement reasonably satisfactory to Biogen. At the Effective Time, IDEC shall deposit with the Exchange Agent, in trust for the benefit of the holders of shares of Biogen Common Stock immediately prior to the Effective Time, certificates representing the shares of IDEC Common Stock issuable pursuant to Section 2.1(a). In addition, IDEC shall make available by depositing with the Exchange Agent, as necessary from time to time after the Effective Time as needed, cash in an amount sufficient to make the payments in lieu of fractional shares pursuant to Section 2.1(e) and any dividends or distributions to which holders of shares of Biogen Common Stock may be entitled pursuant to Section 2.2(c). All cash and IDEC Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

        (b)    Exchange Procedures.    Promptly after the Effective Time, IDEC shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Biogen Common Stock (the "Certificates"), which at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section 2.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as IDEC may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing whole shares of IDEC Common Stock, cash in lieu of any fractional shares pursuant to Section 2.1(e) and any dividends or other distributions payable pursuant to Section 2.2(c). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by IDEC, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of IDEC Common Stock (after taking into account all Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 2.1 (which shall be uncertificated book entry form unless a physical certificate is requested), payment in lieu of fractional shares which such holder is entitled to receive pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(c), and the Certificates so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Biogen Common Stock which is not registered in the transfer records of Biogen, a certificate representing the proper number of shares of IDEC Common Stock may be issued to a Person (as defined in Section 8.3(o)) other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of IDEC Common Stock to a Person other than the registered holder of such Certificate or establish to the satisfaction of IDEC that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration (and any amounts to be paid pursuant to Section 2.1(e) or Section 2.2(c)) upon such surrender. No interest shall be paid or shall accrue on any amount payable pursuant to Section 2.1(e) or Section 2.2(c).

        (c)    Distributions with Respect to Unexchanged Shares.    No dividends or other distributions with respect to IDEC Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of IDEC Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.1(e) hereof, until such Certificate has been surrendered in accordance with this Article II. Subject to Applicable Law (as defined in Section 3.1(g)(i)), following surrender of any such Certificate, there shall be paid to the recordholder thereof, without interest, (i) promptly after such surrender, the number of whole shares of IDEC Common Stock issuable in exchange therefor pursuant to this Article II, together with any cash payable in lieu of a fractional share of IDEC Common Stock to which such holder is entitled pursuant to Section 2.1(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of IDEC Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such whole shares of IDEC Common Stock.

        (d)    No Further Ownership Rights in Biogen Common Stock.    All shares of IDEC Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II and any cash paid pursuant to Section 2.1(e) or Section 2.2(c) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Biogen Common Stock previously represented by such Certificates. At the Effective Time, the stock transfer books of Biogen shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Biogen Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

        (e)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Certificates one year after the Effective Time shall be delivered to IDEC, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to IDEC for payment of their claim for the Merger Consideration, any cash in lieu of fractional shares of IDEC Common Stock pursuant to Section 2.1(e) and any dividends or distributions pursuant to Section 2.2(c).

        (f)    No Liability.    None of IDEC, Merger Sub, Biogen or the Exchange Agent shall be liable to any Person in respect of any shares of IDEC Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to seven years after the Effective Time, or immediately prior to such earlier date on which any shares of IDEC Common Stock, any cash in lieu of fractional shares of IDEC Common Stock or any dividends or distributions with respect to IDEC Common Stock issuable in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(c)(v)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

        (g)    Investment of Exchange Fund.    The Exchange Agent shall invest any cash included in the Exchange Fund as directed by IDEC on a daily basis provided that no such investment or loss thereon shall affect the amounts payable to former stockholders of Biogen after the Effective Time pursuant to this Article II. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable pursuant to this Article II shall promptly be paid to IDEC.

        (h)    Withholding Rights.    IDEC or the Exchange Agent shall be entitled to deduct and withhold from any consideration payable pursuant to this Agreement to any Person who was a holder of Biogen Common Stock immediately prior to the Effective Time such amounts as IDEC or the Exchange Agent may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by IDEC or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

        (i)    Lost, Stolen or Destroyed Certificates.    In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of IDEC Common Stock as may be required pursuant to Section 2.1(a), cash for fractional shares pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.2(c); provided, however, that IDEC may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to IDEC, or a bond in such sum as IDEC may reasonably direct as indemnity, against any claim that may be made against IDEC or the Exchange Agent in respect of the Certificates alleged to have been lost, stolen or destroyed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

        SECTION 3.1    Representations and Warranties of Biogen.    Except as set forth in the disclosure schedule dated as of the date of this Agreement and executed and delivered by Biogen to IDEC concurrently with or prior to the execution and delivery by Biogen of this Agreement (the "Biogen Disclosure Schedule"), Biogen represents and warrants to IDEC and Merger Sub as set forth below. Each exception set forth in the Biogen Disclosure Schedule, and any other information included in the Biogen Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual subsection of this Agreement and shall be deemed to be disclosed solely for purposes of such subsection, except to the extent that disclosure in one subsection of the

Biogen Disclosure Schedule is specifically referred to in another subsection of the Biogen Disclosure Schedule by appropriate cross-reference.

        (a)    Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

            (i)  Organization, Standing and Corporate Power.    Biogen and each of its Subsidiaries (as defined in Section 8.3(p)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is incorporated or otherwise organized, and has the requisite corporate (or similar) power and authority to carry on its business as currently conducted, except for those jurisdictions in which the failure to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect (as defined in Section 8.3(l)) on Biogen. Each of Biogen and its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Biogen.

           (ii)  Charter Documents.    Biogen has delivered or made available to IDEC prior to the execution of this Agreement complete and correct copies of (A) the Articles of Organization of Biogen (including any certificates of designation), as amended and currently in effect (the "Biogen Charter"), and the by-laws of Biogen, as amended and currently in effect (the "Biogen By-Laws," and, together with the Biogen Charter, the "Biogen Organizational Documents"), and (B) the certificate of incorporation and by-laws or like organizational documents of each of the Biogen Significant Subsidiaries (as defined in Section 3.1(a)(iii)), as amended and currently in effect (collectively, the "Biogen Subsidiary Organizational Documents"), and each such instrument is in full force and effect. Biogen is not in violation of the Biogen Organizational Documents and no Biogen Significant Subsidiary is in violation of its Biogen Subsidiary Organizational Documents, except, in the case of such Biogen Significant Subsidiary, as would not reasonably be likely to have a Material Adverse Effect on Biogen.

          (iii)  Subsidiaries.    Section 3.1(a)(iii) of the Biogen Disclosure Schedule lists all the Subsidiaries of Biogen which as of the date of this Agreement are significant subsidiaries (as defined in Rule 102 of Regulation S-X of the U.S. Securities and Exchange Commission (the "SEC")) (the "Biogen Significant Subsidiaries"). All the outstanding shares of capital stock of, or other equity interests in, each Biogen Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by Biogen, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

        (b)    Capital Structure.

            (i)  The authorized capital stock of Biogen consists of 375,000,000 shares of Biogen Common Stock, and 20,000,000 shares of preferred stock, par value $0.01 per share ("Biogen Preferred Stock"). At the close of business on May 31, 2003, (A) 148,964,583 shares of Biogen Common Stock were issued and outstanding; (B) 2,234,719 shares of Biogen Common Stock were held by Biogen in its treasury; (C) no shares of Biogen Preferred Stock were issued and outstanding; (D) 192,220 shares of Biogen Common Stock were reserved for issuance pursuant to the Biogen Purchase Plans; (E) 27,716,417 shares of Biogen Common Stock were reserved for issuance pursuant to the Biogen 1982 Incentive Stock Option Plan, as amended and restated through December 13, 2002, effective December 31, 2002, the Biogen 1985 Non-Qualified Stock Option Plan, as amended and restated through April 11, 2003, the Biogen 1987 Scientific Board Stock

  Option Plan, as amended and restated through February 7, 2003, and the Biogen 2003 Omnibus Equity Plan (such plans, collectively, the "Biogen Stock Plans"), complete and correct copies of which, in each case as amended, have been filed as exhibits to the Biogen SEC Documents (as defined in Section 3.1(d)(i)) prior to the date of this Agreement or delivered to IDEC; and (F) 250,000 shares of Biogen Preferred Stock were designated as Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, and were reserved for issuance upon the exercise of preferred share purchase rights (the "Biogen Rights") issued pursuant to the Biogen Rights Agreement dated May 8, 1999 between Biogen and State Street Bank and Trust Company (as successor in interest to First National Bank of Boston), as amended by the Amendment and Agreement to Rights Agreement dated as of May 31, 2002 between Biogen, State Street Bank and Trust Company, as the old rights agent, and EquiServe Trust Company, N.A., as the new rights agent, and the Second Agreement and Amendment to Rights Agreement dated as of June 20, 2003, between Biogen and EquiServe Trust Company, N.A. (the "Biogen Rights Agreement").

           (ii)  As of the close of business on May 31, 2003, 18,852,124 shares of Biogen Common Stock were subject to issuance pursuant to outstanding Biogen Options under the Biogen Stock Plans. All shares of Biogen Common Stock subject to issuance under the Biogen Stock Plans and the Biogen Purchase Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which Biogen is bound obligating Biogen to accelerate the vesting of any Biogen Option as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Biogen.

          (iii)  No bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which stockholders may vote ("Voting Debt") of Biogen are issued or outstanding as of the date hereof.

          (iv)  Except as otherwise set forth in this Section 3.1(b), as of May 31, 2003, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Biogen or any of its Subsidiaries is a party or by which any of them is bound obligating Biogen or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of Biogen or any of its Subsidiaries, or obligating Biogen or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of Biogen Common Stock, all outstanding Biogen Options, and all outstanding shares of capital stock of each Subsidiary of Biogen have been issued and granted in compliance in all material respects with (A) all applicable securities laws and all other Applicable Law and (B) all requirements set forth in applicable material Contracts (as defined in Section 8.3(d)).

           (v)  Since May 31, 2003 and through the date hereof, other than (A) issuances of Biogen Common Stock pursuant to the exercise of Biogen Options granted under Biogen Stock Plans and outstanding as of May 31, 2003, (B) issuances of Biogen Common Stock pursuant to the Biogen Purchase Plans, (C) repurchases of Biogen Common Stock from employees of Biogen following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (D) issuances of Biogen Common Stock (consisting of newly-issued shares or shares in treasury) as contributions of Biogen Common Stock to defined contribution plans sponsored by Biogen ("Biogen Defined Contribution Plans") and (E) grants of Biogen Options under Biogen Stock Plans in the ordinary course of business consistent with past practice, there has been no change in (1) the outstanding capital stock of Biogen, (2) the number of Biogen Options outstanding, or (3) the number of other options, warrants or other rights to purchase Biogen capital stock.

          (vi)  Neither Biogen nor any Subsidiary of Biogen is a party to any currently effective agreement restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to, any capital stock of Biogen or any of its Subsidiaries or any securities of the type referred to in Section 3.1(b)(iv) hereof.

         (vii)  Other than its Subsidiaries, as of the date hereof, Biogen does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business consistent with past practice in entities which are not individually or in the aggregate material to Biogen and its Subsidiaries taken as a whole.

        (c)    Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents.

            (i)  Authority.    Biogen has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Biogen, and the consummation by Biogen of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Biogen, and no other corporate proceedings on the part of Biogen and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than with respect to approval of this Agreement and the Merger, the Biogen Stockholder Approval. This Agreement has been duly executed and delivered by Biogen. Assuming the due authorization, execution and delivery of this Agreement by IDEC and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of Biogen enforceable against Biogen in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

           (ii)  Board Approval.    The Board of Directors of Biogen has (A) determined that this Agreement and the Merger are advisable and fair to and in the best interest of Biogen and its stockholders, (B) approved and adopted this Agreement, the Merger and the other transactions contemplated hereby, which adoption has not been rescinded or modified, (C) resolved (subject to Section 4.2(d)) to recommend this Agreement and the Merger to its stockholders for approval and (D) directed that this Agreement and the Merger be submitted to its stockholders for consideration in accordance with this Agreement.

          (iii)  Voting Requirements.    The affirmative vote in favor of approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Biogen Common Stock entitled to vote thereon at a duly convened and held Biogen Stockholders' Meeting (the "Biogen Stockholder Approval") is the only vote of the holders of any class or series of Biogen's capital stock necessary to approve and adopt this Agreement, the Merger and the other transactions contemplated hereby.

          (iv)  No Conflict.    The execution and delivery of this Agreement by Biogen does not, and the consummation by Biogen of the transactions contemplated hereby and compliance by Biogen with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination or other right, or the cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Biogen or any of its Subsidiaries or any restriction on the conduct of Biogen's business or operations under, (A) the Biogen Organizational Documents or the Biogen Subsidiary Organizational Documents, (B) any Contract, permit, concession, franchise, license or authorization applicable to Biogen or any of its Subsidiaries or their respective properties or assets, or (C) subject to the governmental filings and other matters referred to in Section 3.1(c)(v), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Biogen or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens, or failure to obtain consents, waivers or approvals, which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Biogen.

           (v)  Required Filings or Consents.    No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required to be made or obtained by or with respect to Biogen or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Biogen or the consummation by Biogen of the transactions contemplated hereby, except for:

    (A)
    the filing of a pre-merger notification and report form by Biogen under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction;

    (B)
    the filing with the SEC of:

    (1)
    a proxy statement relating to the Biogen Stockholders' Meeting (such proxy statement, together with the proxy statement relating to the IDEC Stockholders' Meeting (as defined in Section 5.1(b)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement");

    (2)
    such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby;

    (C)
    the filing of the Articles of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which Biogen is qualified to do business and such filings with state securities or other "blue sky" laws; and

    (D)
    such consents, approvals, orders or authorizations, the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Biogen.

        (d)    SEC Documents; Financial Statements.

            (i)  Biogen has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be so filed by Biogen since January 1, 2001 (excluding the Joint Proxy Statement, the "Biogen SEC Documents"). As of their respective dates, the Biogen SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Biogen SEC Documents, and none of the Biogen SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Biogen SEC Document filed with the SEC prior to the date hereof.

           (ii)  The financial statements of Biogen included in the Biogen SEC Documents, including each Biogen SEC Document filed after the date hereof until the Effective Time, comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Biogen and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material).

          (iii)  Except as reflected or reserved against in the balance sheet of Biogen dated March 31, 2003 included in the Form 10-Q filed by Biogen with the SEC on April 17, 2003 (including the notes thereto, the "Biogen Balance Sheet"), neither Biogen nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of Biogen and its consolidated Subsidiaries or in the notes thereto, other than (A) liabilities and obligations incurred since March 31, 2003 in the ordinary course of business consistent with past practice which would not reasonably be likely to have a Material Adverse Effect on Biogen and (B) liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby.

          (iv)  Neither Biogen nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership or any similar contract or arrangement (including without limitation any contract or arrangement relating to any transaction or relationship between or among Biogen and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate (as defined in Section 8.3(a)), including without limitation any structured finance, special purpose or limited purpose entity or Person, on the other hand), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, Biogen or any of its Subsidiaries in Biogen's or its Subsidiaries' published financial statements.

        (e)    Information Supplied.    None of the information supplied or to be supplied by or on behalf of Biogen for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by IDEC in connection with the issuance of IDEC Common Stock in the Merger (including any amendments or supplements, the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to Biogen's stockholders or at the time of the Biogen Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Biogen with respect to information or statements with respect to IDEC or its Subsidiaries made or incorporated by reference therein supplied by or on behalf of IDEC for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4.

        (f)    Absence of Certain Changes or Events.

            (i)  Since December 31, 2002 through the date hereof, except as and to the extent disclosed in the Biogen SEC Documents filed prior to the date of this Agreement:

    (A)
    Biogen and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice;

    (B)
    there has not been any split, combination or reclassification of any of Biogen's capital stock or any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, in lieu of, or in substitution for, shares of Biogen's capital stock;

    (C)
    except as required by a change in GAAP, there has not been any change in accounting methods, principles or practices by Biogen; and

    (D)
    there has not been any action taken by Biogen or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b), other than actions in connection with entering into this Agreement.

           (ii)  Since December 31, 2002 through the date hereof, there have not been any changes, circumstances or events that, individually or in the aggregate, have had, or would reasonably be likely to have, a Material Adverse Effect on Biogen.

        (g)    Compliance with Applicable Laws; Permits; Litigation.

            (i)  Biogen, its Subsidiaries and employees hold all permits, licenses, easements, variances, exemptions, orders, consents, registrations and approvals of all Governmental Entities (including all authorizations under the Federal Food, Drug and Cosmetic Act of 1938, as amended (the "FDCA"), and the regulations of the U.S. Food and Drug Administration (the "FDA") promulgated thereunder) which are required for the operation of the businesses of Biogen and its Subsidiaries in the manner described in the Biogen SEC Documents filed prior to the date hereof or as they are being conducted as of the date hereof (the "Biogen Permits"), and all Biogen Permits are in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such Biogen Permits individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect on Biogen. As of the date hereof, Biogen and its Subsidiaries are in compliance with the terms of the Biogen Permits and all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Entity (all such laws, statutes, orders, rules, regulations, policies, guidelines, judgments, decisions and orders, collectively, "Applicable Laws") relating to Biogen and its Subsidiaries or their respective business or properties, except where the failure to be in compliance with the terms of the Biogen Permits or such Applicable Laws individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect on Biogen.

           (ii)  As of the date hereof, except as and to the extent disclosed in the Biogen SEC Documents filed prior to the date of this Agreement, including the notes to the financial statements included therein, no action, demand, suit, proceeding, requirement or investigation by any Governmental Entity and no suit, action, mediation, arbitration or proceeding by any Person, against or affecting Biogen or any of its Subsidiaries or any of their respective properties, including Intellectual Property (as defined in Section 8.3(j)), is pending or, to the Knowledge (as defined in Section 8.3(k)) of Biogen, threatened which individually or in the aggregate would reasonably be likely to have a Material Adverse Effect on Biogen.

          (iii)  As of the date hereof, neither Biogen nor any of its Subsidiaries is subject to any outstanding order, injunction or decree which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on Biogen.

        (h)    Labor and Other Employment Matters.

            (i)  As of the date hereof, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Biogen, (a) no work stoppage, slowdown, lockout, labor strike, material arbitrations or other material labor disputes against Biogen or any of its Subsidiaries are pending or, to the Knowledge of Biogen, threatened, (b) no unfair labor practice charges, grievances or complaints are pending or, to the Knowledge of Biogen, threatened against Biogen or any of its Subsidiaries, (c) neither Biogen nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (d) Biogen and each of its Subsidiaries are in compliance with all Applicable Laws respecting labor and employment, including, but not limited to, terms and conditions of employment, workers' compensation, occupational safety and health requirements, plant closings, wages and hours, employment discrimination, disability rights or benefits, equal opportunity, affirmative action, employee benefits, severance payments, labor relations, employee leave issues and unemployment insurance and related matters, (e) there are no complaints, charges or claims against Biogen or any of its Subsidiaries pending with or, to the Knowledge of Biogen, threatened by any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment of any employees by Biogen and or any of its Subsidiaries, other than those occurring in the ordinary course of business, such as claims for workers' compensation or unemployment benefits, (f) Biogen and each of its Subsidiaries have withheld all amounts required by Applicable Law to be withheld from the wages, salaries, and other payments to employees, and is not liable for any arrears of wages or any Taxes (as defined in Section 3.1(j)(xi)) or any penalty for failure to comply with any of the foregoing, (g) neither Biogen nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice), (h) no employee of Biogen or any of its Subsidiaries, at the officer level or above, has given notice to Biogen or any of its Subsidiaries that any such employee intends to terminate his or her employment with Biogen or any of its Subsidiaries, and (i) to the Knowledge of Biogen, no employee of Biogen or any of its Subsidiaries is in any respect in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by Biogen or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Biogen or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

           (ii)  As of the date hereof,

            (A)  neither Biogen nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement with a labor union or labor organization, nor is any such agreement presently being negotiated;

            (B)  no labor organization or group of employees of Biogen or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Biogen, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and

            (C)  to the Knowledge of Biogen, no labor union is seeking to organize any employees of Biogen or any of its Subsidiaries.

        (i)    Benefit Plans.

            (i)  With respect to each bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock-related or performance award, retirement, vacation, severance, disability, death benefit, hospitalization, medical, loan, fringe benefit, disability, sabbatical and other similar plan, arrangement or understanding, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")

  and any employment agreement, consulting agreement or severance agreement (such plans, agreements, arrangements or understandings, collectively, "Benefit Plans") with or for the benefit of any current or former employee, officer or director of Biogen or any of its Subsidiaries or ERISA Affiliates (as defined in Section 3.1(i)(vi)) (the "Biogen Benefit Plans"), no event has occurred and there exists no condition or set of circumstances, which could reasonably be likely to have a Material Adverse Effect on Biogen under ERISA, the Code or any other Applicable Law.

           (ii)  Each Biogen Benefit Plan has been, in all material respects, administered and operated in accordance with its terms, with the applicable provisions of ERISA, the Code and other Applicable Law and the terms of all applicable collective bargaining agreements. Each Biogen Benefit Plan, including any material amendments thereto, that is capable of approval by, or registration or qualification for special tax status with, the appropriate taxation, social security or supervisory authorities in the relevant country, state, territory or the like (each, an "Approval") has received such Approval (or there remains a period of time in which to obtain such Approval retroactive to the date of any material amendment that has not previously received such Approval) and no event has occurred which would be reasonably likely to result in the revocation of such Approval or the imposition of material sanctions by such authorities.

          (iii)  To the Knowledge of Biogen, no oral or written representation or commitment with respect to any material aspect of any Biogen Benefit Plan has been made to an employee or former employee of Biogen or any of its Subsidiaries by an authorized Biogen employee that is not materially in accordance with the written or otherwise preexisting terms and provisions of such Biogen Benefit Plans. To the Knowledge of Biogen, neither Biogen nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other employee representative body or any material number or category of its employees which would prevent, restrict or materially impede the implementation of any lay-off, redundancy, severance or similar program within its or their respective workforces (or any part of them).

          (iv)  There are no material unresolved claims or disputes under the terms of, or in connection with, any Biogen Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced or threatened with respect to any material claim or otherwise in connection with a Biogen Benefit Plan.

           (v)  With respect to each Funded Retirement Plan (as defined below) of Biogen or its Subsidiaries, the aggregate value of the assets of such Funded Retirement Plan is equal to or greater than the aggregate value of its liabilities assessed on an ongoing and terminated basis and calculated in accordance with the actuarial methods and assumptions used in such valuation pursuant to such Funded Retirement Plan and Applicable Law and GAAP. For purposes of this Agreement, "Funded Retirement Plan" means, with respect to a party, a Benefit Plan that is a "pension plan" within the meaning of Section 3(2) of ERISA (whether or not such Benefit Plan is subject to ERISA) and under which the assets to satisfy the benefit obligations are legally segregated from the general assets of such party or its Subsidiaries and are not subject to the creditors of such party or its Subsidiaries. None of Biogen or any other person or entity under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") with Biogen has incurred any liability to a Funded Retirement Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material liability of Biogen and its Subsidiaries taken as a whole, which liability has not been fully paid.

          (vi)  At no time has Biogen or any ERISA Affiliate of Biogen participated in and/or been obligated to contribute to any Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (vii)  No Biogen Benefit Plan provides health benefits (whether or not insured), with respect to employees or former employees of Biogen or any Subsidiary of Biogen after retirement or other termination of service (other than coverage mandated by Applicable Law or benefits, the full cost of which is borne by the employee or former employee).

        (viii)  Neither the negotiation and execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Biogen Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of Biogen or any Subsidiary of Biogen. There is no contract, agreement, plan or arrangement with an employee or former employee of Biogen to which Biogen or any of its Subsidiaries is a party as of the date of this Agreement, that, individually or collectively and as a result of the transaction contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, would reasonably be likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

        (j)    Taxes.

            (i)  Each of Biogen and its Subsidiaries, including any predecessors thereof, has (A) duly and timely filed (or there have been filed on its behalf) all material Tax Returns (as defined below) required to be filed by it (taking into account all applicable extensions) with the appropriate Tax Authority (as defined below) and all such Tax Returns are true, correct and complete in all material respects, (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes for all periods ending through the date hereof, and (C) complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

           (ii)  There are no material Liens for Taxes upon any property or assets of Biogen or any of its Subsidiaries, except for liens for Taxes not yet due and payable and for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the Biogen SEC Documents filed prior to the date of this Agreement.

          (iii)  The unpaid Taxes of Biogen and its Subsidiaries (A) did not, as of the most recent financial statements contained in the Biogen SEC Documents filed prior to the date of this Agreement, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such financial statements (rather than in any notes thereto), and (B) do not exceed that reserve as adjusted for the passage of time since the date of such financial statements in accordance with the past custom and practice of Biogen and its Subsidiaries in filing their Tax Returns.

          (iv)  There is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of Biogen or its Subsidiaries which if determined adversely would be expected to result in a material Tax deficiency. Neither Biogen nor any of its Subsidiaries has received notice of any claim made by a governmental authority in a jurisdiction where Biogen or any of its Subsidiaries, as applicable, does not file a Tax Return, that Biogen or such Subsidiary is or may be subject to taxation by that jurisdiction.

           (v)  The material income Tax Returns of Biogen and each of its Subsidiaries, including any predecessors thereof, have been examined by the applicable Tax Authority (or the applicable statutes of limitations for the assessment of income Taxes for such periods have expired) for all periods through and including December 31, 1997, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid or accrued as a liability on the most recent financial statements contained in the Biogen SEC Documents.

          (vi)  There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against Biogen or any of its Subsidiaries, and no power of attorney granted by either Biogen or any of its Subsidiaries with respect to any Taxes is currently in force.

         (vii)  Neither Biogen nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes imposed on or with respect to any individual or other Person, and neither Biogen nor any of its Subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated income Tax Return (other than the group the common parent of which is Biogen) or (B) has any liability for the Taxes of any Person (other than Biogen or any of its Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

        (viii)  Biogen and each of its Subsidiaries has delivered or made available to IDEC complete copies of all material income Tax Returns of Biogen and each of its Subsidiaries, including any predecessors thereof, for taxable years ending between January 1, 1999 and December 31, 2002, excepting such Tax Returns as have not been filed for the taxable year ending December 31, 2002 pursuant to appropriate extensions with respect thereto.

          (ix)  Neither Biogen nor any of its Subsidiaries has: (A) filed a consent under Section 341(f) of the Code concerning collapsible corporations; (B) agreed to make nor is it required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (C) constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger; or (D) taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

           (x)  Neither Biogen nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (xi)  For purposes of this Agreement, "Audit" means any examination, audit, assessment, action, proceeding, investigation, dispute or claim with respect to Taxes by any Tax Authority or any administrative or judicial proceedings or appeals of such proceedings relating to Taxes; "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any governmental authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers' compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added; "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration or collection of any Taxes; and "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to Taxes, including, without limitation, any information return, claim for refund, amended return, or declaration of estimated Taxes.

        (k)    Regulatory Compliance; Supply.

            (i)  All biological and drug products currently being manufactured, distributed or developed by Biogen or its Subsidiaries, or by any other Person pursuant to a development, commercialization, manufacturing, supply or other collaboration arrangement (other than an arrangement that is solely a license to market, distribute or sell products in a specified territory) with Biogen or any of its Subsidiaries (any such other Person acting under or in respect of such an arrangement, a "Biogen Collaboration Partner" and any such an arrangement with Biogen or any of its Subsidiaries, a "Biogen Collaboration"), that are subject to the jurisdiction of the FDA are, or, in the case of such manufacture, distribution or development by a Biogen Collaboration Partner pursuant to a Biogen Collaboration, to the Knowledge of Biogen are, being manufactured, labeled, stored, tested, distributed, and marketed in compliance with all applicable requirements under the FDCA, the Public Health Service Act, Biological Products, 21 C.F.R. §§ 600-610 (the "Public Health Service Act"), and their applicable implementing regulations, except for such noncompliance which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Biogen. The biological and drug products described in this Section 3.1(k)(i) are sometimes referred to herein as "Biogen Pharmaceutical Products."

           (ii)  All clinical trials being conducted by Biogen or its Subsidiaries are, or, in the case of such trials being conducted by a Biogen Collaboration Partner pursuant to a Biogen Collaboration, to the Knowledge of Biogen are, being conducted in material compliance with the applicable requirements of Good Clinical Practice (as defined in Section 8.3(g)) and all applicable requirements relating to protection of human subjects contained in 21 C.F.R. Parts 50, 54, and 56, except for such noncompliance which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Biogen.

          (iii)  The manufacture of Biogen Pharmaceutical Products is, or, in the case of any Biogen Pharmaceutical Products manufactured by a Biogen Collaboration Partner pursuant to a Biogen Collaboration, to the Knowledge of Biogen is, being conducted in compliance with the FDA's applicable current Good Manufacturing Practice (as defined in Section 8.3(h)) regulations for drug and biological products, except for such noncompliance which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Biogen. In addition, Biogen and its Subsidiaries and, to the Knowledge of Biogen, their respective Biogen Collaboration Partners with respect to their activities pursuant to a Biogen Collaboration, are in compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar Applicable Laws, except for such noncompliance which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Biogen.

          (iv)  No Biogen Pharmaceutical Product has been recalled, suspended or discontinued as a result of any action by the FDA or similar foreign Governmental Entity.

           (v)  Since January 1, 2001, none of Biogen, its Subsidiaries nor, to the Knowledge of Biogen, their respective Collaboration Partners, has received any notice that the FDA or any other Governmental Entity has initiated or is considering initiating any steps, procedures or action to withdraw approval for or enjoin the production, sale, marketing or reimbursement of, or request the recall of, any Biogen Pharmaceutical Product.

          (vi)  None of Biogen, any of its Subsidiaries, nor, to the Knowledge of Biogen, any of their respective Biogen Collaboration Partners with respect to their activities pursuant to a Biogen Collaboration, has committed any act, made any statement or failed to make any statement that would reasonably be likely to provide a basis for the FDA to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Additionally, none of Biogen, its Subsidiaries nor, to the Knowledge of Biogen, any of their respective officers, key employees, agents, nor, to the Knowledge of Biogen, any Biogen Collaboration Partner nor any officer, key employee or agent thereof, has been convicted of any crime or engaged in any conduct (in the case of any Biogen Collaboration Partner or any officer, key employee or agent thereof, arising out of or in connection with acts or omissions pursuant to a Biogen Collaboration) that would reasonably be likely to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or regulation or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

         (vii)  Biogen has, or, to the Knowledge of Biogen, the Biogen Collaboration Partners that manufacture Biogen Pharmaceutical Products pursuant to a Biogen Collaboration have, sufficient manufacturing capacity and access to sufficient supply of materials to satisfy the reasonably anticipated clinical and commercial requirements for Biogen Pharmaceutical Products.

        (l)    Environmental Matters.    As of the date hereof, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on Biogen, (i) the operations of Biogen and its Subsidiaries are in compliance with all applicable Environmental Laws (as defined in Section 8.3(e) ), including possession and compliance with the terms of all licenses required by Environmental Laws, (ii) there are no pending, or to the Knowledge of Biogen, threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against Biogen or its Subsidiaries or involving any real property currently or, to the Knowledge of Biogen, formerly owned, operated or leased by Biogen or its Subsidiaries, (iii) Biogen and its Subsidiaries are not subject to and have received no written allegations of any Environmental Liabilities (as defined in Section 8.3(f)) and, to the Knowledge of Biogen, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of Biogen, formerly owned, operated or leased by Biogen or its Subsidiaries or operations thereon has resulted in or would reasonably be likely to result in Environmental Liabilities, and (iv) all real property owned or operated by Biogen or its Subsidiaries is free of contamination from Hazardous Materials (as defined in Section 8.3(i)) that would have an adverse effect on human health or the environment.

        (m)    Intellectual Property.    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Biogen, (i) Biogen and each of its Subsidiaries owns or has a legally enforceable right to use (in each case, free and clear of any Liens) all Intellectual Property used in or necessary for the conduct of its business as currently conducted, including without limitation all patents and patent applications and all trademark registrations and trademark applications; (ii) to the Knowledge of Biogen, the conduct of the business of Biogen and its Subsidiaries as currently conducted does not infringe on or misappropriate, either directly or indirectly, the Intellectual Property rights of any Person and the use by Biogen or its Subsidiaries of any Intellectual Property is, to the Knowledge of Biogen, in accordance with any applicable grant, license, agreement, instrument or other arrangement pursuant to which Biogen or any Affiliate acquired the right to use such Intellectual Property; (iii) to the Knowledge of Biogen, no Person has advised Biogen or any of its Subsidiaries in writing that it is challenging or threatening to challenge the ownership, use, validity or enforceability of any Intellectual Property owned or used by Biogen or its Subsidiaries; (iv) to the Knowledge of Biogen, no Person is misappropriating, infringing, diluting or otherwise violating any right of Biogen or any of its Subsidiaries with respect to any Intellectual Property owned or used by Biogen or its Subsidiaries; (v) to the Knowledge of Biogen, neither Biogen nor any of its Subsidiaries has received written notice of any pending or threatened claim, order or proceeding with respect to the validity, enforcement or maintenance of any Intellectual Property owned or used by Biogen or its Subsidiaries and, to the Knowledge of Biogen, no Intellectual Property owned or used by Biogen or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property; (vi) to the Knowledge of Biogen, the Intellectual Property owned or used by Biogen or its Subsidiaries has not expired, been cancelled or abandoned and all maintenance and renewal fees necessary to preserve the rights of Biogen in connection with such Intellectual Property have been paid in a timely manner; (vii) neither Biogen nor any of its Subsidiaries has entered into any consent, indemnification, forbearance to sue, settlement agreement, license or other arrangement which reasonably could be expected to provide a third party a defense to patent infringement in connection with any Intellectual Property owned or used by Biogen; (viii) to the Knowledge of Biogen, Biogen and each of its Subsidiaries has implemented commercially reasonable measures to maintain the confidentiality of the Intellectual Property and all other property used in the business of Biogen or its Subsidiaries as presently conducted; (ix) each current and former employee of Biogen or its Subsidiaries who has contributed to or participated in research and development activities has entered into an agreement with Biogen or a Biogen Subsidiary that has accorded Biogen or the Subsidiary full, effective and exclusive ownership rights in and to all tangible or intangible property created thereby; and (x) each employee, officer and director of Biogen or its Subsidiaries has entered into an agreement to maintain the confidential information of Biogen and its Subsidiaries and, to the Knowledge of Biogen, all consultants of Biogen or its Subsidiaries who have been in a position to receive any confidential information of Biogen or its Subsidiaries have entered into written agreements with Biogen or its Subsidiaries to maintain the confidentiality of all such information.

        (n)    State Takeover Statutes.    The Board of Directors of Biogen has adopted a resolution or resolutions approving this Agreement, the Merger and the other transactions contemplated hereby, and, assuming the accuracy of IDEC's representation and warranty contained in Section 3.2(q) (without giving effect to the Knowledge qualification contained therein), such approval constitutes approval of the Merger and the other transactions contemplated hereby by the Board of Directors of Biogen under the provisions of Chapter 110F of the Massachusetts General Laws ("Chapter 110F") such that Chapter 110F does not apply to this Agreement, the Merger or the other transactions contemplated hereby. To the Knowledge of Biogen, no state takeover statute other than Chapter 110F (which has been rendered inapplicable) is applicable to the Merger or the other transactions contemplated hereby.

        (o)    Brokers.    Except for fees payable to Goldman, Sachs & Co., no broker, investment banker, financial advisor or other Person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Biogen.

        (p)    Opinion of Financial Advisor.    Biogen has received the opinion of its financial advisor, Goldman, Sachs & Co., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to the holders of Biogen Common Stock.

        (q)    Ownership of IDEC Common Stock.    None of Biogen, its Subsidiaries or, to the Knowledge of Biogen without independent investigation, any of their respective Affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of capital stock of IDEC, or (ii) within the preceding thirty-six (36) months, beneficially owned directly or indirectly, or was party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of capital stock of IDEC.

        (r)    Material Contracts.

            (i)  For purposes of this Agreement, "Biogen Material Contract" shall mean:

            (1)   any "material contracts" (as such term is used in Item 601(b)(10) of Regulation S-K of the SEC) with respect to Biogen and its Subsidiaries;

            (2)   any Contract to which Biogen or any of its Subsidiaries is a party, which is material to Biogen and its Subsidiaries, taken together, and which (A) contains any covenant limiting or restricting the right of Biogen or any of its Subsidiaries or that would, after the Effective Time, limit or restrict IDEC or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) from (x) engaging or competing in any material line of business or in any geographic area or with any Person in any material line of business or (y) making use of any material Intellectual Property owned by or necessary for the conduct of the businesses of Biogen and its Subsidiaries in the manner described in the Biogen SEC Documents filed prior to the date hereof and as they are currently being conducted, (B) relates to the development, co-promotion, commercialization, manufacturing, supply or distribution of any material product, the out-licensing to third parties of Intellectual Property relating to any material product or the in-licensing from third parties of Intellectual Property relating to any material product, or (C) adversely affects the right of Biogen or any of its Subsidiaries to use, sell, distribute, manufacture or have manufactured or supply any material product; and

            (3)   any Contract or group of Contracts with a Person (or group of affiliated Persons) to which Biogen or any of its Subsidiaries is a party, the termination or breach of which would be reasonably likely to have a Material Adverse Effect on Biogen.

           (ii)  Schedule.    Section 3.1(r)(ii) of the Biogen Disclosure Schedule sets forth a list of all Biogen Material Contracts as of the date hereof.

          (iii)  No Breach.    All Biogen Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that (A) they have previously expired in accordance with their terms or (B) the failure to be in full force and effect, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Biogen. Neither Biogen nor any of its Subsidiaries, nor, to Biogen's Knowledge, any counterparty to any Biogen Material Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Biogen Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on Biogen.

        (s)    Interested Party Transactions.    Since the date of the Biogen Balance Sheet, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

        (t)    Biogen Rights Agreement.    Biogen has taken all action so that the execution of this Agreement, the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Biogen Rights Agreement or enable, require or cause the Biogen Rights to be exercised, distributed or triggered.

        SECTION 3.2    Representations and Warranties of IDEC and Merger Sub.    Except as set forth in the disclosure schedule dated as of the date of this Agreement and executed and delivered by IDEC and Merger Sub to Biogen concurrently with or prior to the execution and delivery by IDEC and Merger Sub of this Agreement (the "IDEC Disclosure Schedule"), IDEC and Merger Sub represent and warrant to Biogen as set forth below. Each exception set forth in the IDEC Disclosure Schedule, and any other information included in the IDEC Disclosure Schedule, is identified by reference to, or has been grouped under a heading referring to, a specific individual subsection of this Agreement and shall be deemed to be disclosed solely for purposes of such subsection, except to the extent that disclosure in one subsection of the IDEC Disclosure Schedule is specifically referred to in another subsection of the IDEC Disclosure Schedule by appropriate cross-reference.

        (a)    Organization, Standing and Corporate Power; Charter Documents; Subsidiaries.

            (i)  Organization, Standing and Corporate Power.    IDEC and each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is incorporated or otherwise organized and has the requisite corporate (or similar) power and authority to carry on its business as currently conducted, except for those jurisdictions in which the failure to be so organized, existing or in good standing would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on IDEC. Each of IDEC and its Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on IDEC.

           (ii)  Charter Documents.    IDEC and Merger Sub have delivered or made available to Biogen prior to the execution of this Agreement complete and correct copies of (A) the Amended and Restated Certificate of Incorporation of IDEC (including any certificates of designation), as amended and currently in effect (the "IDEC Charter"), and the by-laws of IDEC, as amended and currently in effect (the "IDEC By-Laws," and, together with the IDEC Charter, the "IDEC Organizational Documents"), and (B) the Articles of Organization and by-laws of Merger Sub in effect on the date of this Agreement and the like organizational documents of each of the IDEC Significant Subsidiaries (as defined in Section 3.2(a)(iii)), as amended and currently in effect (collectively, the "IDEC Subsidiary Organizational Documents"), and each such instrument is in full force and effect. IDEC is not in violation of the IDEC Organizational Documents and no IDEC Significant Subsidiary is in violation of its IDEC Subsidiary Organizational Documents, except, in the case of such IDEC Significant Subsidiary, as would not reasonably be likely to have a Material Adverse Effect on IDEC.

          (iii)  Subsidiaries.    Section 3.2(a)(iii) of the IDEC Disclosure Schedule lists all the Subsidiaries of IDEC which as of the date of this Agreement are significant subsidiaries (as defined in Rule 102 of Regulation S-X of the SEC) (the "IDEC Significant Subsidiaries"). All the outstanding shares of capital stock of, or other equity interests in, each IDEC Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by IDEC, free and clear of all Liens and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests).

        (b)    Capital Structure.

            (i)  The authorized capital stock of IDEC consists of 500,000,000 shares of IDEC Common Stock and 8,000,000 shares of convertible preferred stock, par value $0.001 per share ("IDEC Preferred Stock"). At the close of business on May 31, 2003 (A) 155,257,594 shares of IDEC Common Stock were issued and outstanding; (B) 2,209,493 shares of IDEC Common Stock were held by IDEC in its treasury; (C) 36,214 shares of IDEC Preferred Stock were issued and outstanding, of which 13,221 shares were designated as Series A-2 shares and 22,993 shares were designated as Series A-3 shares, and 2,172,840 shares of IDEC Common Stock were reserved for issuance upon conversion of the IDEC Preferred Stock; (D) 13,934,774 shares of IDEC Common Stock were reserved for issuance upon conversion of IDEC's subordinated convertible notes, due 2019; (E) 8,661,301 shares of IDEC Common Stock were reserved for issuance upon conversion of IDEC's senior convertible notes, due 2032; (F) 1,001,680 shares of IDEC Common Stock were reserved for issuance pursuant to IDEC 1995 Employee Stock Purchase Plan, as amended and restated through February 19, 2003 (the "IDEC Purchase Plan"); (G) 57,256,742 shares of IDEC

  Common Stock were reserved for issuance pursuant to the IDEC 1988 Stock Option Plan, as amended and restated through January 16, 2001 (the "IDEC 1988 Stock Option Plan"), and the IDEC 1993 Non-Employee Directors Stock Option Plan, as amended and restated through February 19, 2003 (such plans, collectively, the "IDEC Stock Plans"), complete and correct copies of which, in each case as amended, have been filed as exhibits to the IDEC SEC Documents (as defined in Section 3.2(d)(i) ) prior to the date of this Agreement or delivered to Biogen; and (H) 1,000,000 shares of IDEC Preferred Stock were designated as Series X Junior Participating Preferred Stock, par value $0.001 per share, and were reserved for issuance upon the exercise of preferred stock purchase rights (the "IDEC Rights") issued pursuant to the Amended and Restated IDEC Rights Agreement dated July 26, 2001 between IDEC and Mellon Investor Services LLP, as amended by Amendment No. 1 to Rights Agreement dated as of June 20, 2003, between IDEC and Mellon Investor Services LLP (the "IDEC Rights Agreement").

           (ii)  As of the close of business on May 31, 2003, 21,490,254 shares of IDEC Common Stock were subject to issuance pursuant to outstanding options to acquire shares of IDEC Common Stock ("IDEC Options") under the IDEC Stock Plans. All shares of IDEC Common Stock subject to issuance under the IDEC Stock Plans and the IDEC Purchase Plan, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no commitments or agreements of any character to which IDEC is bound obligating IDEC to accelerate the vesting of any IDEC Option as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to IDEC.

          (iii)  No Voting Debt of IDEC is issued or outstanding as of the date hereof.

          (iv)  Except as otherwise set forth in this Section 3.2(b), as of May 31, 2003, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which IDEC or any of its Subsidiaries is a party or by which any of them is bound obligating IDEC or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, Voting Debt or other voting securities of IDEC or any of its Subsidiaries, or obligating IDEC or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. All outstanding shares of IDEC Common Stock, all outstanding IDEC Options, and all outstanding shares of capital stock of each Subsidiary of IDEC have been issued and granted in compliance in all material respects with (A) all applicable securities laws and all other Applicable Law and (B) all requirements set forth in applicable material Contracts.

           (v)  Since May 31, 2003 and through the date hereof, other than (A) issuances of IDEC Common Stock pursuant to the exercise of IDEC Options granted under IDEC Stock Plans and outstanding as of May 31, 2003, (B) issuances of IDEC Common Stock pursuant to the IDEC Purchase Plan, (C) repurchases of IDEC Common Stock from employees of IDEC following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (D) issuances of IDEC Common Stock (consisting of newly-issued shares or shares in treasury) as contributions of IDEC Common Stock to defined contribution plans sponsored by IDEC ("IDEC Defined Contribution Plans") and (E) grants of IDEC Options under IDEC Stock Plans in the ordinary course of business consistent with past practice, there has been no change in (1) the outstanding capital stock of IDEC, (2) the number of IDEC Options outstanding, or (3) the number of other options, warrants or other rights to purchase IDEC capital stock.

          (vi)  Neither IDEC nor any Subsidiary of IDEC is a party to any currently effective agreement restricting the purchase or transfer of, relating to the voting of, requiring registration of, or granting any preemptive or antidilutive rights with respect to, any capital stock of IDEC or any of its Subsidiaries or any securities of the type referred to in Section 3.2(b)(iv) hereof.

         (vii)  Other than its Subsidiaries, as of the date hereof, IDEC does not directly or indirectly beneficially own any securities or other beneficial ownership interests in any other entity except for non-controlling investments made in the ordinary course of business consistent with past practice in entities which are not individually or in the aggregate material to IDEC and its Subsidiaries taken as a whole.

        (viii)  The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, all of which shares are issued and outstanding. IDEC is the legal and beneficial owner of all of the issued and outstanding shares of Merger Sub. Merger Sub was formed at the direction of IDEC on June 11, 2003, solely for the purposes of effecting the Merger and the other transactions contemplated hereby. Except as required by or provided for in this Agreement, Merger Sub (x) does not hold, nor has it held, any assets, (y) does not have, nor has it incurred, any liabilities and (z) has not carried on any business activities other than in connection with the Merger and the transactions contemplated hereby. All of the outstanding shares of capital stock of Merger Sub have been duly authorized and validly issued, and are fully paid and nonassessable and not subject to any preemptive rights.

        (c)    Authority; Board Approval; Voting Requirements; No Conflict; Required Filings and Consents.

            (i)  Authority.    Each of IDEC and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by IDEC and Merger Sub, and the consummation by IDEC and Merger Sub of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of IDEC and Merger Sub, and no other corporate proceedings on the part of IDEC or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, other than with respect to approval of the Share Issuance and the IDEC Charter Amendment, the IDEC Stockholder Approval. This Agreement has been duly executed and delivered by IDEC and Merger Sub. Assuming the due authorization, execution and delivery of this Agreement by Biogen, this Agreement constitutes the legal, valid and binding obligation of each of IDEC and Merger Sub, enforceable against IDEC and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

           (ii)  Board Approval.    The Board of Directors of IDEC has (A) determined that this Agreement, the IDEC Charter Amendment, the Merger and the Share Issuance are advisable and fair to and in the best interest of IDEC and its stockholders, (B) approved and adopted this Agreement, the IDEC Charter Amendment, the Merger, the Share Issuance and the other transactions contemplated hereby, which adoption has not been rescinded or modified, (C) resolved (subject to Section 4.2(d)) to recommend the IDEC Charter Amendment and the Share Issuance to its stockholders for approval and (D) directed that the IDEC Charter Amendment and the Share Issuance be submitted to its stockholders for consideration in accordance with this Agreement.

          (iii)  Voting Requirements.    The affirmative vote in favor of approval of the IDEC Charter Amendment by the holders of a majority of the outstanding shares of IDEC Common Stock entitled to vote thereon and the affirmative vote in favor of approval of the Share Issuance by a majority of the votes cast thereon by holders of shares of IDEC Common Stock present in person or by proxy, in each case at a duly convened and held IDEC Stockholders' Meeting (collectively, the "IDEC Stockholder Approval"), are the only votes of the holders of any class or series of

  IDEC's capital stock necessary to approve and adopt the IDEC Charter Amendment, the Share Issuance, this Agreement, the Merger and the other transactions contemplated hereby.

          (iv)  No Conflict.    The execution and delivery of this Agreement by IDEC and Merger Sub does not, and the consummation by IDEC and Merger Sub of the transactions contemplated hereby and compliance by IDEC and Merger Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, require any consent, waiver or approval under, give rise to any right of termination or other right, or the cancellation or acceleration of any right or obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of IDEC or any of its Subsidiaries or any restriction on the conduct of IDEC's business or operations under, (A) the IDEC Organizational Documents or the IDEC Subsidiary Organizational Documents, (B) any Contract, permit, concession, franchise, license or authorization applicable to IDEC or any of its Subsidiaries or their respective properties or assets or (C) subject to the governmental filings and other matters referred to in Section 3.2(c)(v), any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to IDEC or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (B) and (C), any such conflicts, violations, defaults, rights, losses, restrictions or Liens, or failure to obtain consents, waivers or approvals, which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on IDEC or Merger Sub.

           (v)  Required Filings or Consents.    No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be made or obtained by or with respect to IDEC or any of its Subsidiaries in connection with the execution and delivery of this Agreement by IDEC or Merger Sub, the approval of the IDEC Charter Amendment or the Share Issuance or the consummation by IDEC or Merger Sub of the transactions contemplated hereby, except for:

    (A)
    the filing of a pre-merger notification and report form by IDEC and Merger Sub under the HSR Act and any applicable filings or notifications under the antitrust, competition or similar laws of any foreign jurisdiction;

    (B)
    the filing with the SEC of:

    (1)
    the Form S-4 (including the Joint Proxy Statement);

    (2)
    such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby;

    (C)
    the filing of the Articles of Merger with the Secretary of State and appropriate documents with the relevant authorities of other states in which IDEC or Merger Sub are qualified to do business and such filings with state securities or other "blue sky" laws;

    (D)
    the filing of the IDEC Charter Amendment with the Secretary of State of the State of Delaware; and

    (E)
    such consents, approvals, orders or authorizations, the failure of which to be made or obtained, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on IDEC or Merger Sub.

        (d)    SEC Documents; Financial Statements.

            (i)  IDEC has filed with the SEC all registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be so filed by IDEC since January 1, 2001

  (excluding the Joint Proxy Statement, the "IDEC SEC Documents"). As of their respective dates, the IDEC SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such IDEC SEC Documents, and none of the IDEC SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed IDEC SEC Document filed with the SEC prior to the date hereof.

           (ii)  The financial statements of IDEC included in the IDEC SEC Documents, including each IDEC SEC Document filed after the date hereof until the Effective Time, comply, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q or 8-K of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of IDEC and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material).

          (iii)  Except as reflected or reserved against in the balance sheet of IDEC dated March 31, 2003 included in the Form 10-Q filed by IDEC with the SEC on May 15, 2003 (including the notes thereto, the "IDEC Balance Sheet"), neither IDEC nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) which are required by GAAP to be set forth on a consolidated balance sheet of IDEC and its consolidated Subsidiaries or in the notes thereto, other than (A) liabilities and obligations incurred since March 31, 2003 in the ordinary course of business consistent with past practice which would not reasonably be likely to have a Material Adverse Effect on IDEC and (B) liabilities and obligations incurred in connection with this Agreement or the transactions contemplated hereby.

          (iv)  Neither IDEC nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership or any similar contract or arrangement (including without limitation any contract or arrangement relating to any transaction or relationship between or among IDEC and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including without limitation any structured finance, special purpose or limited purpose entity or Person, on the other hand), where the result, purpose or intended effect of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, IDEC or any of its Subsidiaries in IDEC's or its Subsidiaries' published financial statements.

        (e)    Information Supplied.    None of the information supplied or to be supplied by or on behalf of IDEC or Merger Sub for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to IDEC's stockholders or at the time of the IDEC Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement and the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by IDEC with respect to information or statements with respect to Biogen or its Subsidiaries made or incorporated by reference therein supplied by or on behalf of Biogen for inclusion or incorporation by reference in the Joint Proxy Statement or the Form S-4.

        (f)    Absence of Certain Changes or Events.

            (i)  Since December 31, 2002 through the date hereof, except as and to the extent disclosed in the IDEC SEC Documents filed prior to the date of this Agreement:

    (A)
    IDEC and its Subsidiaries have conducted their business only in the ordinary course consistent with past practice;

    (B)
    there has not been any split, combination or reclassification of any of IDEC's capital stock or any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, in lieu of, or in substitution for, shares of IDEC's capital stock;

    (C)
    except as required by a change in GAAP, there has not been any change in accounting methods, principles or practices by IDEC; and

    (D)
    there has not been any action taken by IDEC or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1(b), other than actions in connection with entering into this Agreement.

           (ii)  Since December 31, 2002 through the date hereof, there have not been any changes, circumstances or events that, individually or in the aggregate, have had, or would reasonably be likely to have, a Material Adverse Effect on IDEC.

        (g)    Compliance with Applicable Laws; Permits; Litigation.

            (i)  IDEC, its Subsidiaries and employees hold all permits, licenses, easements, variances, exemptions, orders, consents, registrations and approvals of all Governmental Entities (including all authorizations under the FDCA and the regulations of the FDA promulgated thereunder) which are required for the operation of the businesses of IDEC and its Subsidiaries in the manner described in the IDEC SEC Documents filed prior to the date hereof or as they are being conducted as of the date hereof (the "IDEC Permits"), and all IDEC Permits are in full force and effect, except where the failure to have, or the suspension or cancellation of, or the failure to be valid or in full force and effect of, any such IDEC Permits individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect on IDEC. As of the date hereof, IDEC and its Subsidiaries are in compliance with the terms of the IDEC Permits and all Applicable Laws relating to IDEC and its Subsidiaries or their respective business or properties, except where the failure to be in compliance with the terms of the IDEC Permits or such Applicable Laws individually or in the aggregate would not reasonably be likely to have a Material Adverse Effect on IDEC.

           (ii)  As of the date hereof, except as and to the extent disclosed in the IDEC SEC Documents filed prior to the date of this Agreement, including the notes to the financial statements included therein, no action, demand, suit, proceeding, requirement or investigation by any Governmental Entity and no suit, action, mediation, arbitration or proceeding by any Person, against or affecting IDEC or any of its Subsidiaries or any of their respective properties, including Intellectual Property, is pending or, to the Knowledge of IDEC, threatened which individually or in the aggregate would reasonably be likely to have a Material Adverse Effect on IDEC or Merger Sub.

          (iii)  As of the date hereof, neither IDEC nor any of its Subsidiaries is subject to any outstanding order, injunction or decree which, individually or in the aggregate, has had or would reasonably be likely to have a Material Adverse Effect on IDEC.

        (h)    Labor and Other Employment Matters.

            (i)  As of the date hereof, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on IDEC, (a) no work stoppage, slowdown, lockout, labor strike, material arbitrations or other material labor disputes against IDEC or any of its Subsidiaries are pending or, to the Knowledge of IDEC, threatened, (b) no unfair labor practice charges, grievances or complaints are pending or, to the Knowledge of IDEC, threatened against IDEC or any of its Subsidiaries, (c) neither IDEC nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees, (d) IDEC and each of its Subsidiaries are in compliance with all Applicable Laws respecting labor and employment, including, but not limited to, terms and conditions of employment, workers' compensation, occupational safety and health requirements, plant closings, wages and hours, employment discrimination, disability rights or benefits, equal opportunity, affirmative action, employee benefits, severance payments, labor relations, employee leave issues and unemployment insurance and related matters, (e) there are no complaints, charges or claims against IDEC or any of its Subsidiaries pending with or, to the Knowledge of IDEC, threatened by any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment of any employees by IDEC and or any of its Subsidiaries, other than those occurring in the ordinary course of business, such as claims for workers' compensation or unemployment benefits, (f) IDEC and each of its Subsidiaries have withheld all amounts required by Applicable Law to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, (g) neither IDEC nor any of its Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice), (h) no employee of IDEC or any of its Subsidiaries, at the officer level or above, has given notice to IDEC or any of its Subsidiaries that any such employee intends to terminate his or her employment with IDEC or any of its Subsidiaries, and (i) to the Knowledge of IDEC, no employee of IDEC or any of its Subsidiaries is in any respect in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by IDEC or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by IDEC or any of its Subsidiaries or to the use of trade secrets or proprietary information of others.

           (ii)  As of the date hereof,

            (A)  neither IDEC nor any of its Subsidiaries is a party to, or otherwise bound by, any collective bargaining agreement or any other agreement with a labor union or labor organization, nor is any such agreement presently being negotiated;

            (B)  no labor organization or group of employees of IDEC or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of IDEC, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; and

            (C)  to the Knowledge of IDEC, no labor union is seeking to organize any employees of IDEC or any of its Subsidiaries.

        (i)    Benefit Plans.

            (i)  With respect to each Benefit Plan with or for the benefit of any current or former employee, officer or director of IDEC or any of its Subsidiaries or ERISA Affiliates (the "IDEC Benefit Plans"), no event has occurred and there exists no condition or set of circumstances, which could reasonably be likely to have a Material Adverse Effect on IDEC under ERISA, the Code or any other Applicable Law.

           (ii)  Each IDEC Benefit Plan has been, in all material respects, administered and operated in accordance with its terms, with the applicable provisions of ERISA, the Code and other Applicable Law and the terms of all applicable collective bargaining agreements. Each IDEC Benefit Plan, including any material amendments thereto, that is capable of Approval has received such Approval (or there remains a period of time in which to obtain such Approval retroactive to the date of any material amendment that has not previously received such Approval) and no event has occurred which would be reasonably likely to result in the revocation of such Approval or the imposition of material sanctions by such authorities.

          (iii)  To the Knowledge of IDEC, no oral or written representation or commitment with respect to any material aspect of any IDEC Benefit Plan has been made to an employee or former employee of IDEC or any of its Subsidiaries by an authorized IDEC employee that is not materially in accordance with the written or otherwise preexisting terms and provisions of such IDEC Benefit Plans. To the Knowledge of IDEC, neither IDEC nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other employee representative body or any material number or category of its employees which would prevent, restrict or materially impede the implementation of any lay-off, redundancy, severance or similar program within its or their respective workforces (or any part of them).

          (iv)  There are no material unresolved claims or disputes under the terms of, or in connection with, any IDEC Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced or threatened with respect to any material claim or otherwise in connection with an IDEC Benefit Plan.

           (v)  With respect to each Funded Retirement Plan of IDEC or its Subsidiaries, the aggregate value of the assets of such Funded Retirement Plan is equal to or greater than the aggregate value of its liabilities assessed on an ongoing and terminated basis and calculated in accordance with the actuarial methods and assumptions used in such valuation pursuant to such Funded Retirement Plan and Applicable Law and GAAP. None of IDEC or any ERISA Affiliate of IDEC has incurred any liability to a Funded Retirement Plan under Title IV of ERISA (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due) that, when aggregated with other such liabilities, would result in a material liability of IDEC and its Subsidiaries taken as a whole, which liability has not been fully paid.

          (vi)  At no time has IDEC or any ERISA Affiliate of IDEC participated in and/or been obligated to contribute to any Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

         (vii)  No IDEC Benefit Plan provides health benefits (whether or not insured), with respect to employees or former employees of IDEC or any Subsidiary of IDEC after retirement or other termination of service (other than coverage mandated by Applicable Law or benefits, the full cost of which is borne by the employee or former employee).

        (viii)  Neither the negotiation and execution of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any IDEC Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or former employee of IDEC or any Subsidiary of IDEC. There is no contract, agreement, plan or arrangement with an employee or former employee of IDEC to which IDEC or any of its Subsidiaries is a party as of the date of this Agreement, that, individually or collectively and as a result of the transaction contemplated hereby (whether alone or upon the occurrence of any additional or subsequent events) or otherwise, would reasonably be likely to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 162(m) of the Code.

        (j)    Taxes.

            (i)  Each of IDEC and its Subsidiaries, including any predecessors thereof, has (A) duly and timely filed (or there have been filed on its behalf) all material Tax Returns required to be filed by it (taking into account all applicable extensions) with the appropriate Tax Authority and all such Tax Returns are true, correct and complete in all material respects, (B) duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all material Taxes for all periods ending through the date hereof, and (C) complied in all material respects with all Applicable Laws relating to the payment and withholding of Taxes.

           (ii)  There are no material Liens for Taxes upon any property or assets of IDEC or any of its Subsidiaries, except for liens for Taxes not yet due and payable and for which adequate reserves have been provided in accordance with GAAP in the most recent financial statements contained in the IDEC SEC Documents filed prior to the date of this Agreement.

          (iii)  The unpaid Taxes of IDEC and its Subsidiaries (A) did not, as of the most recent financial statements contained in the IDEC SEC Documents filed prior to the date of this Agreement, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such financial statements (rather than in any notes thereto), and (B) do not exceed that reserve as adjusted for the passage of time since the date of such financial statements in accordance with the past custom and practice of IDEC and its Subsidiaries in filing their Tax Returns.

          (iv)  There is no audit, examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes or Tax Return of IDEC or its Subsidiaries which if determined adversely would be expected to result in a material Tax deficiency. Neither IDEC nor any of its Subsidiaries has received notice of any claim made by a governmental authority in a jurisdiction where IDEC or any of its Subsidiaries, as applicable, does not file a Tax Return, that IDEC or such Subsidiary is or may be subject to taxation by that jurisdiction.

           (v)  The material income Tax Returns of IDEC and each of its Subsidiaries, including any predecessors thereof, have been examined by the applicable Tax Authority (or the applicable statutes of limitations for the assessment of income Taxes for such periods have expired) for all periods through and including December 31, 1997, and no material deficiencies were asserted as a result of such examinations which have not been resolved and fully paid or accrued as a liability on the most recent financial statements contained in the IDEC SEC Documents.

          (vi)  There are no outstanding requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes or deficiencies against IDEC or any of its Subsidiaries, and no power of attorney granted by either IDEC or any of its Subsidiaries with respect to any Taxes is currently in force.

         (vii)  Neither IDEC nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes imposed on or with respect to any individual or other Person, and neither IDEC nor any of its Subsidiaries (A) has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated income Tax Return (other than the group the common parent of which is IDEC) or (B) has any liability for the Taxes of any Person (other than IDEC or any of its Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

        (viii)  IDEC and each of its Subsidiaries has delivered or made available to Biogen complete copies of all material income Tax Returns of IDEC and each of its Subsidiaries, including any predecessors thereof, for taxable years ending between January 1, 1999 and December 31, 2002, excepting such Tax Returns as have not been filed for the taxable year ending December 31, 2002 pursuant to appropriate extensions with respect thereto.

          (ix)  Neither IDEC nor any of its Subsidiaries has: (A) filed a consent under Section 341(f) of the Code concerning collapsible corporations; (B) agreed to make nor is it required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (C) constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (I) in the two years prior to the date of this Agreement or (II) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in connection with the Merger; or (D) taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code.

           (x)  Neither IDEC nor any of its Subsidiaries is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (k)    Regulatory Compliance; Supply.

            (i)  All biological and drug products currently being manufactured, distributed or developed by IDEC or its Subsidiaries, or by any other Person pursuant to a development, commercialization, manufacturing, supply or other collaboration arrangement (other than an arrangement that is solely a license to market, distribute or sell products in a specified territory) with IDEC or any of its Subsidiaries (any such other Person acting under or in respect of such an arrangement, an "IDEC Collaboration Partner" and any such an arrangement with IDEC or any of its Subsidiaries, an "IDEC Collaboration"), that are subject to the jurisdiction of the FDA are, or, in the case of such manufacture, distribution or development by an IDEC Collaboration Partner pursuant to an IDEC Collaboration, to the Knowledge of IDEC are, being manufactured, labeled, stored, tested, distributed, and marketed in compliance with all applicable requirements under the FDCA, the Public Health Service Act, and their applicable implementing regulations, except for such noncompliance which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on IDEC. The biological and drug products described in this Section 3.2(k)(i) are sometimes referred to herein as "IDEC Pharmaceutical Products."

           (ii)  All clinical trials being conducted by IDEC or its Subsidiaries are, or, in the case of such trials being conducted by an IDEC Collaboration Partner pursuant to an IDEC Collaboration, to the Knowledge of IDEC are, being conducted in material compliance with the applicable requirements of Good Clinical Practice and all applicable requirements relating to protection of human subjects contained in 21 C.F.R. Parts 50, 54, and 56, except for such noncompliance which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on IDEC.

          (iii)  The manufacture of IDEC Pharmaceutical Products is, or, in the case of any IDEC Pharmaceutical Products manufactured by an IDEC Collaboration Partner pursuant to an IDEC Collaboration, to the Knowledge of IDEC is, being conducted in compliance with the FDA's applicable current Good Manufacturing Practice regulations for drug and biological products, except for such noncompliance which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on IDEC. In addition, IDEC and its Subsidiaries and, to the Knowledge of IDEC, their respective IDEC Collaboration Partners with respect to their activities pursuant to an IDEC Collaboration, are in compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207 and all similar Applicable Laws, except for such noncompliance which would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on IDEC.

          (iv)  No IDEC Pharmaceutical Product has been recalled, suspended or discontinued as a result of any action by the FDA or similar foreign Governmental Entity.

           (v)  Since January 1, 2001, none of IDEC, its Subsidiaries nor, to the Knowledge of IDEC, their respective Collaboration Partners, has received any notice that the FDA or any other Governmental Entity has initiated or is considering initiating any steps, procedures or action to withdraw approval for or enjoin the production, sale, marketing or reimbursement of, or request the recall of, any IDEC Pharmaceutical Product.

          (vi)  None of IDEC, any of its Subsidiaries, nor, to the Knowledge of IDEC, any of their respective IDEC Collaboration Partners with respect to their activities pursuant to an IDEC Collaboration, has committed any act, made any statement or failed to make any statement that would reasonably be likely to provide a basis for the FDA to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Additionally, none of IDEC, its Subsidiaries nor, to the Knowledge of IDEC, any of their respective officers, key employees, agents, nor, to the Knowledge of IDEC, any IDEC Collaboration Partner nor any officer, key employee or agent thereof, has been convicted of any crime or engaged in any conduct (in the case of any IDEC Collaboration Partner or any officer, key employee or agent thereof, arising out of or in connection with acts or omissions pursuant to an IDEC Collaboration) that would reasonably be likely to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or regulation or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

         (vii)  IDEC has, or, to the Knowledge of IDEC, the IDEC Collaboration Partners that manufacture IDEC Pharmaceutical Products pursuant to an IDEC Collaboration have, sufficient manufacturing capacity and access to sufficient supply of materials to satisfy the reasonably anticipated clinical and commercial requirements for IDEC Pharmaceutical Products.

        (l)    Environmental Matters.    As of the date hereof, except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect on IDEC, (i) the operations of IDEC and its Subsidiaries are in compliance with all applicable Environmental Laws, including possession and compliance with the terms of all licenses required by Environmental Laws, (ii) there are no pending, or to the Knowledge of IDEC, threatened suits, actions, investigations or proceedings under or pursuant to Environmental Laws against IDEC or its Subsidiaries or involving any real property currently or, to the Knowledge of IDEC, formerly owned, operated or leased by IDEC or its Subsidiaries, (iii) IDEC and its Subsidiaries are not subject to and have received no written allegations of any Environmental Liabilities and, to the Knowledge of IDEC, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the Knowledge of IDEC, formerly owned, operated or leased by IDEC or its Subsidiaries or operations thereon has resulted in or would reasonably be likely to result in Environmental Liabilities, and (iv) all real property owned or operated by IDEC or its Subsidiaries is free of contamination from Hazardous Materials that would have an adverse effect on human health or the environment.

        (m)    Intellectual Property.    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on IDEC, (i) IDEC and each of its Subsidiaries owns or has a legally enforceable right to use (in each case, free and clear of any Liens) all Intellectual Property used in or necessary for the conduct of its business as currently conducted, including without limitation all patents and patent applications and all trademark registrations and trademark applications; (ii) to the Knowledge of IDEC, the conduct of the business of IDEC and its Subsidiaries as currently conducted does not infringe on or misappropriate, either directly or indirectly, the Intellectual Property rights of any Person and the use by IDEC or its Subsidiaries of any Intellectual Property is, to the Knowledge of IDEC, in accordance with any applicable grant, license, agreement, instrument or other arrangement pursuant to which IDEC or any Affiliate acquired the right to use such Intellectual Property; (iii) to the Knowledge of IDEC, no Person has advised IDEC or any of its Subsidiaries in writing that it is challenging or threatening to challenge the ownership, use, validity or enforceability of any Intellectual Property owned or used by IDEC or its Subsidiaries; (iv) to the Knowledge of IDEC, no Person is misappropriating, infringing, diluting or otherwise violating any right of IDEC or any of its Subsidiaries with respect to any Intellectual Property owned or used by IDEC or its Subsidiaries; (v) to the Knowledge of IDEC, neither IDEC nor any of its Subsidiaries has received written notice of any pending or threatened claim, order or proceeding with respect to the validity, enforcement or maintenance of any Intellectual Property owned or used by IDEC or its Subsidiaries and, to the Knowledge of IDEC, no Intellectual Property owned or used by IDEC or its Subsidiaries is being used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property; (vi) to the Knowledge of IDEC, the Intellectual Property owned or used by IDEC or its Subsidiaries has not expired, been cancelled or abandoned and all maintenance and renewal fees necessary to preserve the rights of IDEC in connection with such Intellectual Property have been paid in a timely manner; (vii) neither IDEC nor any of its Subsidiaries has entered into any consent, indemnification, forbearance to sue, settlement agreement, license or other arrangement which reasonably could be expected to provide a third party a defense to patent infringement in connection with any Intellectual Property owned or used by IDEC; (viii) to the Knowledge of IDEC, IDEC and each of its Subsidiaries has implemented commercially reasonable measures to maintain the confidentiality of the Intellectual Property and all other property used in the business of IDEC or its Subsidiaries as presently conducted; (ix) each current and former employee of IDEC or its Subsidiaries who has contributed to or participated in research and development activities has entered into an agreement with IDEC or a IDEC Subsidiary that has accorded IDEC or the Subsidiary full, effective and exclusive ownership rights in and to all tangible or intangible property created thereby; and (x) each employee, officer and director of IDEC or its Subsidiaries has entered into an agreement to maintain the confidential information of IDEC and its Subsidiaries and, to the Knowledge of IDEC, all consultants of IDEC or its Subsidiaries who have been in a position to receive any confidential information of IDEC or its Subsidiaries have entered into written agreements with IDEC or its Subsidiaries to maintain the confidentiality of all such information.

        (n)    State Takeover Statutes.    The Board of Directors of IDEC has adopted a resolution or resolutions approving this Agreement, the Merger, the Share Issuance, and the other transactions contemplated hereby, and, assuming the accuracy of Biogen's representation and warranty contained in Section 3.1(q) (without giving effect to the Knowledge qualification contained therein), such approval constitutes approval of the Merger, the Share Issuance and the other transactions contemplated hereby by the Board of Directors of IDEC under the provisions of Section 203 of the Delaware General Corporation Law ("Section 203") such that Section 203 does not apply to this Agreement, the Share Issuance and the other transactions contemplated hereby. To the Knowledge of IDEC, no state takeover statute other than Section 203 (which has been rendered inapplicable) is applicable to the Merger, the Share Issuance or the other transactions contemplated hereby.

        (o)    Brokers.    Except for fees payable to Merrill Lynch & Co., no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IDEC or Merger Sub.

        (p)    Opinion of Financial Advisor.    IDEC has received the opinion of its financial advisor, Merrill Lynch & Co., dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to holders of IDEC Common Stock.

        (q)    Ownership of Biogen Common Stock.    None of IDEC, Merger Sub, their respective Subsidiaries or, to the Knowledge of IDEC without independent investigation, any of their respective Affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, or is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of capital stock of Biogen, or (ii) within the preceding thirty-six (36) months, beneficially owned directly or indirectly, or was party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of capital stock of Biogen.

        (r)    Material Contracts.

            (i)  For purposes of this Agreement, "IDEC Material Contract" shall mean:

            (1)   any "material contracts" (as such term is used in Item 601(b)(10) of Regulation S-K of the SEC) with respect to IDEC and its Subsidiaries;

            (2)   any Contract to which IDEC or any of its Subsidiaries is a party, which is material to IDEC and its Subsidiaries, taken together, and which (A) contains any covenant limiting or restricting the right of IDEC or any of its Subsidiaries or that would, after the Effective Time, limit or restrict IDEC or any of its Subsidiaries (including the Surviving Corporation and its Subsidiaries) from (x) engaging or competing in any material line of business or in any geographic area or with any Person in any material line of business or (y) making use of any material Intellectual Property owned by or necessary for the conduct of the businesses of IDEC and its Subsidiaries in the manner described in the IDEC SEC Documents filed prior to the date hereof and as they are currently being conducted, (B) relates to the development, co-promotion, commercialization, manufacturing, supply or distribution of any material product, the out-licensing to third parties of Intellectual Property relating to any material product or the in-licensing from third parties of Intellectual Property relating to any material product, or (C) adversely affects the right of IDEC or any of its Subsidiaries to use, sell, distribute, manufacture or have manufactured or supply any material product; and

            (3)   any Contract or group of Contracts with a Person (or group of affiliated Persons) to which IDEC or any of its Subsidiaries is a party, the termination or breach of which would be reasonably likely to have a Material Adverse Effect on IDEC.

           (ii)  Schedule.    Section 3.2(r)(ii) of the IDEC Disclosure Schedule sets forth a list of all IDEC Material Contracts as of the date hereof.

          (iii)  No Breach.    All IDEC Material Contracts are valid and in full force and effect and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether considered in a proceeding in equity or at law), except to the extent that (A) they have previously expired in accordance with their terms or (B) the failure to be in full force and effect, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on IDEC. Neither IDEC nor any of its Subsidiaries, nor, to IDEC's Knowledge, any counterparty to any IDEC

  Material Contract, has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any IDEC Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect on IDEC.

        (s)    Interested Party Transactions.    Since the date of the IDEC Balance Sheet, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Statement of Financial Accounting Standards No. 57 or Item 404 of Regulation S-K of the SEC.

        (t)    IDEC Rights Agreement.    IDEC has taken all action (including without limitation amending the IDEC Rights Agreement to clarify and confirm that, prior to the Effective Time, a Person shall not be deemed the "Beneficial Owner" or to have "Beneficial Ownership" of, or to "Beneficially Own" (as such terms are defined in the IDEC Rights Agreement), any shares of IDEC Common Stock into which, pursuant to Section 2.1(a) of this Agreement, shares of Biogen Common Stock are convertible at the Effective Time) so that, prior to the Effective Time, the execution of this Agreement and the pending Merger and related transactions contemplated hereby do not and will not, in and of themselves, result in the grant of any rights to any Person under the IDEC Rights Agreement or enable, require or cause the IDEC Rights to be exercised, distributed (separately from shares of IDEC Common Stock) or triggered.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

        SECTION 4.1    Conduct of Business.

        (a)    Ordinary Course.    Except as otherwise expressly required by, or provided for, in this Agreement, or as consented to by the other party in writing, during the period from the date of this Agreement to the Effective Time, each of Biogen and IDEC shall, and shall cause each of their respective Subsidiaries to, carry on its business in the ordinary course consistent with past practice, maintain its existence in good standing under Applicable Law and use all commercially reasonable efforts to (i) preserve intact its current business organization, (ii) keep available the services of its current officers and key employees and (iii) preserve its relationships with its customers, suppliers and other persons with which it has significant business relations.

        (b)    Required Consent.    Without limiting the generality of Section 4.1(a), except as otherwise expressly required by, or provided for in, this Agreement, or as set forth in Section 4.1(b) of the Biogen Disclosure Schedule or Section 4.1(b) of the IDEC Disclosure Schedule (as the case may be), without the prior consent of the other party hereto, during the period from the date of this Agreement to the Effective Time, neither Biogen nor IDEC shall do any of the following, and shall not permit any of their respective Subsidiaries to do any of the following:

            (i)  other than dividends and distributions by a direct or indirect wholly owned Subsidiary of a party hereto to its parent, or by a Subsidiary of a party hereto that is partially owned by such party or any of its Subsidiaries, provided that such party or such Subsidiary receives or is to receive its proportionate share thereof, (A) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its or any of its Subsidiary's capital stock, (B) split, combine or reclassify any of its or any of its Subsidiary's capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its or any of its Subsidiary's capital stock, or (C) purchase, redeem or otherwise acquire any shares of its or any of its Subsidiary's capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities

  (except, in the case of clause (C), for (1) the deemed acceptance of shares upon cashless exercise of IDEC Options or Biogen Options outstanding on the date of this Agreement, (2) repurchases by Biogen or IDEC pursuant to a publicly announced repurchase program existing as of December 31, 2002, or (3) purchases by Biogen for Biogen Defined Contribution Plans or purchases by IDEC for IDEC Defined Contribution Plans in the ordinary course of business consistent with past practice);

           (ii)  issue, sell, deliver, pledge, or otherwise encumber or subject to any Lien, any shares of its or any of its Subsidiary's capital stock, any other voting securities or any securities convertible into, or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities, other than (A) the issuance of IDEC Common Stock upon the exercise or conversion of IDEC Options or Biogen Common Stock upon the exercise or conversion of Biogen Options, as the case may be, in each case outstanding as of the date of this Agreement in accordance with their present terms, (B) the issuance of IDEC Options (and shares of IDEC Common Stock upon the exercise thereof) or Biogen Options (and shares of Biogen Common Stock upon the exercise thereof) granted after the date of this Agreement in the ordinary course of business consistent with past practice to employees (so long as such additional amount of IDEC Common Stock subject to IDEC Options or Biogen Common Stock subject to Biogen Options issued to such employees does not exceed a number of shares of IDEC Common Stock or Biogen Common Stock representing in the aggregate more than 0.75% of the shares of IDEC Common Stock or Biogen Common Stock outstanding on the date hereof, as applicable), (C) the issuance of shares of Biogen Common Stock or IDEC Common Stock in the ordinary course of business consistent with past practice to participants in the Biogen Purchase Plans or the IDEC Purchase Plan, respectively, or (D) the contribution of shares of Biogen Common Stock or IDEC Common Stock in the ordinary course of business consistent with past practice to a Biogen Defined Contribution Plan or an IDEC Defined Contribution Plan;

          (iii)  amend any IDEC Organizational Document, IDEC Subsidiary Organizational Document, Biogen Organizational Document or Biogen Subsidiary Organizational Document;

          (iv)  acquire or agree to acquire, by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any Person or any business or division thereof, or otherwise acquire or agree to acquire any assets which are material individually or in the aggregate to its and its Subsidiaries' business, taken as a whole, other than any (y) Permitted Acquisition or (z) any joint venture, development, commercialization, manufacturing, supply or other collaboration arrangement, strategic partnership, alliance, license or sublicense permitted by the exception in Section 4.1(b)(xiv). For purposes of this Agreement, a "Permitted Acquisition" by a party hereto shall mean any acquisition transaction (or series of acquisition transactions), (A) which is in the existing line of business of such party or any of its Subsidiaries, such existing line of business to be deemed to include research in immunology, neurology, dermatology and oncology, and the development, manufacturing, supply, marketing, distribution and sale of therapies for the treatment of cancer and autoimmune, inflammatory, neurogenerative and dermatologic diseases, or a related line of business, (B) in which the fair market value of the total consideration (including the value of indebtedness or other obligations assumed or acquired in connection with such transaction(s)) issued in exchange therefor, does not exceed fifteen million dollars ($15,000,000) in the aggregate and, when taken together with the fair market value of such total consideration issued in previously committed or consummated Permitted Acquisitions pursuant to the exception in (iv)(y) above, does not exceed thirty million dollars ($30,000,000) in the aggregate, (C) which does not present a material risk of delaying the Merger or making it more difficult to obtain any required consents or approvals therefor, and (D) which does not require approval of such party's stockholders;

           (v)  sell, pledge, dispose of, transfer, lease, license or otherwise encumber, or authorize the sale, pledge, disposition, transfer, lease, license or other encumbrance of, any of its or any of its Subsidiary's property or assets (other than Intellectual Property), except (A) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of such property or assets pursuant to and in compliance with binding Contracts in effect as of the date hereof, but not to exceed an aggregate value of ten million dollars ($10,000,000) for all sales, pledges, dispositions, transfers, leases, licenses or encumbrances made in reliance on this clause (A), (B) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of such property or assets in the ordinary course of business consistent with past practice but not to exceed an aggregate value of five million dollars ($5,000,000) for all sales, pledges, dispositions, transfers, leases, licenses or encumbrances made in reliance upon this clause (B), (C) sales, pledges, dispositions, transfers, leases, licenses or encumbrances of such property or assets other than in the ordinary course of business which do not materially impair the conduct of the business of such party and its Subsidiaries, taken as a whole, but not to exceed an aggregate value of two million dollars ($2,000,000) for all such sales, pledges, dispositions, transfers, leases, licenses or encumbrances made in reliance upon this clause (C), (D) sales or dispositions of inventory in the ordinary course of business consistent with past practice, or (E) sales or dispositions of cash equivalents or marketable securities in furtherance of the reinvestment of the proceeds of such sale in the ordinary course of business consistent with past practice;

          (vi)  sell, pledge, dispose of, transfer, encumber, abandon or fail to maintain, or authorize the sale, pledge, disposition, transfer, encumbrance, abandonment or failure to maintain of, any of its or any of its Subsidiary's Intellectual Property, except such sales, pledges, dispositions, transfers, encumbrances, abandonments or failures to maintain in the ordinary course of business consistent with past practice which do not individually or in aggregate materially impair the conduct of the business of such party and its Subsidiaries, taken as a whole;

         (vii)  make any loans, advances or capital contributions to, or investments in, any other Person, other than: (A) in connection with any Permitted Acquisition (it being understood in each case that any such loans, advances, contributions or investments shall be considered obligations assumed or acquired in such transaction), (B) in connection with a joint venture, development, commercialization, manufacturing, supply or other collaboration arrangement, strategic partnership, alliance, license or sublicense permitted by the exception in clause (xiv) below, (C) loans or advances by it or any of its wholly owned Subsidiaries to it or any of its wholly owned Subsidiaries, (D) investments or capital contributions in any of its wholly owned Subsidiaries, (E) employee advances made in the ordinary course of business consistent with past practice, (F) as required by binding Contracts in effect as of the date hereof, all of which Contracts are listed on Section 4.1(b)(vii) of the Biogen Disclosure Schedule or IDEC Disclosure Schedule, as applicable, or (G) in the ordinary course of business consistent with past practice (provided that, in the case of clause (G), the aggregate amount of all such loans, advances, capital contributions and investments made in reliance upon such clause, other than investments in cash equivalents and marketable securities made in the ordinary course of business consistent with past practice, is not more than two million dollars ($2,000,000), and the transactions do not present a material risk of delaying the Merger or making it more difficult to obtain any required consents or approvals therefor, or require approval of such party's stockholders);

        (viii)  incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any Person for borrowed money, other than in the ordinary course of business consistent with past practice, provided the aggregate amount of all such indebtedness for borrowed money, debt securities and obligations outstanding at any time by such party and its Subsidiaries is not more than five million dollars ($5,000,000);

          (ix)  settle any material claim (including any Tax claim), action or proceeding, except (A) settlements in the ordinary course of business consistent with past practice, or (B) settlements to the extent subject to reserves existing as of the date hereof in accordance with GAAP (provided that any settlement made in reliance upon clause (A) or (B) does not materially impair the conduct of the business of such party and its Subsidiaries, taken as a whole);

           (x)  make any material Tax election except in the ordinary course of business and consistent with past practice;

          (xi)  except for increases in the ordinary course of business consistent with past practice, or as required by binding Contracts in effect as of the date hereof, all of which are listed on Section 4.1(b)(xi) of the Biogen Disclosure Schedule or IDEC Disclosure Schedule, as applicable (the "Existing Benefits Commitments"), or as otherwise provided for in Section 4.1(b)(xi) of the Biogen Disclosure Schedule or IDEC Disclosure Schedule, as applicable, (A) increase in any manner the compensation or fringe benefits of any of its officers or directors, or materially increase any of the foregoing in respect of other employees, or (B) enter into any commitment to pay any pension, retirement or severance benefit to any such officers or directors or make any material commitment to pay any of the foregoing to any other employees;

         (xii)  commit itself to, or enter into, any employment agreement involving compensation in excess of two hundred seventy-five thousand dollars ($275,000) per year or other than on an at will basis (for U.S. employees) or a term of more than twelve (12) months (for non-U.S. employees), adopt or commit itself to any material new benefit, base salary or stock option plan or arrangement, or amend, supplement, or, except as required by the Existing Benefits Commitments, accelerate the timing of payments or vesting under, or otherwise materially amend or supplement, any existing benefit, stock option or compensation plan or arrangement (other than as may be required by Applicable Law);

        (xiii)  change any of their respective methods or principles of accounting unless required by GAAP or the SEC as concurred in by its independent auditors;

        (xiv)  enter into, modify or amend in any material respect, or terminate, or waive, release or assign any material benefit or claim under, any joint venture, development, commercialization, manufacturing, supply or other collaboration arrangement, strategic partnership, alliance, license or sublicense which is material to such party and its Subsidiaries taken as a whole, or any other material Contract, except for such joint ventures, collaborations, strategic partnerships, alliances, licenses or sublicenses or Contracts, and such modifications, amendments, terminations, waivers, releases or assignments, which (A) are in the ordinary course of business consistent with past practice, (B) do not confer, grant, license, transfer or assign to a third party, or agree that a third party has, the exclusive right (or co-exclusive right with such party) to sell, develop, offer for sale, market, promote, distribute or otherwise commercialize any product or material Intellectual Property of such party or any its Subsidiaries in any territory, (C) do not involve milestone or other payments of more than ten million dollars ($10,000,000) or adversely alter any existing financial terms, (D) do not materially impair the conduct of the business of such party and its Subsidiaries, taken as a whole, (E) do not present a material risk of delaying the Merger or making it more difficult to obtain any required consents or approvals therefor, and(F) do not require approval of such party's stockholders;

         (xv)  subject to Section 4.2(c), modify or amend in any material respect or terminate, or waive, release or assign any material rights or claims under, any confidentiality or standstill agreement in connection with, or to facilitate, encourage or permit, an Alternative Transaction (as defined in Section 8.3(b)) or a possible Alternative Transaction involving such party or its Subsidiary;

        (xvi)  enter into any new material line of business;

       (xvii)  other than in the ordinary course of business consistent with past practice, subject such party or any of its Subsidiaries to any material non-compete or other similar material restriction on the conduct of any of their respective businesses that would be binding following the Closing; or

      (xviii)  authorize, or commit or agree to take, any of the foregoing actions; provided that the limitations set forth in this Section 4.1(b) (other than clause (iii)) shall not apply to any transaction solely between IDEC or Biogen and any of its wholly owned Subsidiaries or solely between any wholly owned Subsidiaries of IDEC or Biogen, respectively.

        (c)    Consultation.    Without limiting the generality of Section 4.1(a) or Section 4.1(b) , to the extent permitted by Applicable Law, prior to taking any of the following actions, or entering into any agreement in principle, letter of intent or memorandum of understanding or Contract with respect thereto, the party seeking to do so shall use commercially reasonable efforts first to consult with the other party's Chief Executive Officer or a designee thereof, and to consider in good faith the advice of such party with respect to such action:

            (i)  any action permitted by the exception in Section 4.1(b)(iv)(y), if the Permitted Acquisition involves a consideration (including assumed or acquired obligations) in excess of five million dollars ($5,000,000);

           (ii)  any action permitted by the exception in Section 4.1(b)(v)(A), (B) or (C), if the sale, pledge, disposition, transfer, lease, license or encumbrance involves property or assets with an aggregate fair value in excess of (x) two million five hundred thousand dollars ($2,500,000) for an action permitted by Section 4.1(b)(v)(A) or (B) and (y) one million dollars ($1,000,000) for an action permitted by Section 4.1(b)(v)(C);

          (iii)  any action permitted by the exception in Section 4.1(b)(vi), if the sale, pledge, disposition, transfer, encumbrance, abandonment or failure to maintain involves consideration (including milestone payments) of more than three million dollars ($3,000,000);

          (iv)  any action permitted by the exception in clauses (E) or (G) of Section 4.1(b)(vii), if the loan, advance or capital contribution is in an amount greater than one million dollars ($1,000,000);

           (v)  any action permitted by the exception in Section 4.1(b)(viii), if the amount of indebtedness, debt securities or obligations is greater than two million five hundred thousand dollars ($2,500,000);

          (vi)  any settlement of any claim that involves a payment of greater than two million dollars ($2,000,000) or any royalty;

         (vii)  any action permitted by the exception in Section 4.1(b)(xiv) or (xvii); or

        (viii)  any action described in the definition of Transaction Event (as defined in Section 8.3(r)).

        (d)    No Breach or Failure.    Notwithstanding anything in this Agreement to the contrary, provided that Biogen is in material compliance with Section 4.1(c)(viii) hereof, no Transaction Event shall constitute, give rise to, or be deemed to contribute to, a breach by Biogen of any representation, warranty, covenant or other agreement, or a failure by Biogen to satisfy any closing condition, contained herein.

        (e)    Other Actions.    Except as required by law, IDEC, Biogen and Merger Sub shall not, and shall not permit any of their respective Subsidiaries to, voluntarily take any action that would, or that would reasonably be likely to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to "materiality" or "Material Adverse Effect" becoming untrue as of the Closing (for this purpose, without giving effect to any limitation as to any such representation or warranty being made as of the date of this Agreement), (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect as of the Closing (for this purpose, without giving effect to any limitation as to any such representation or warranty being made as of the date of this Agreement), or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

        SECTION 4.2    No Solicitation.

        (a)   Neither Biogen nor IDEC shall, nor permit any of its Subsidiaries to, nor authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly, or indirectly, (i) solicit, initiate or encourage (including by way of furnishing any information), or take any other action to, or which would be reasonably likely to, facilitate, induce or encourage, any inquiries with respect to, or the making, submission or announcement of, any Alternative Transaction Proposal (as defined in Section 8.3(c)), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, any, or any possible, Alternative Transaction Proposal (except to disclose the existence of the provisions of this Section 4.2), (iii) approve, endorse or recommend any Alternative Transaction (except to the extent specifically permitted pursuant to Section 4.2(d)), or (iv) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any possible or proposed Alternative Transaction Proposal. Each of Biogen and IDEC and each of their respective Subsidiaries will immediately cease, and will cause its officers, directors and employees and any investment banker, financial adviser, attorney, accountant or other representative retained by it to cease, any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any possible or proposed Alternative Transaction, and will use its best efforts to enforce (and not waive any provisions of) any confidentiality and standstill agreement (or any similar agreement) relating to any such possible or proposed Alternative Transaction.

        (b)    Notification of Alternative Transactions.    As promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Alternative Transaction Proposal or any request for nonpublic information or any inquiry relating in any way to any, or any possible, Alternative Transaction Proposal, Biogen or IDEC, as the case may be, shall provide the other party with oral and written notice of the material terms and conditions of such Alternative Transaction Proposal, request or inquiry, and the identity of the Person or group making any such Alternative Transaction Proposal, request or inquiry and a copy of all written materials provided to it in connection with such Alternative Transaction Proposal, request or inquiry. In addition, Biogen or IDEC, as the case may be, shall provide the other party as promptly as practicable with oral and written notice setting forth all such information as is reasonably necessary to keep the other party informed in all material respects of all oral or written communications regarding, and the status and details (including material amendments or proposed material amendments) of, any such Alternative Transaction Proposal, request or inquiry, and, without limitation of the other provisions of this Section 4.2, shall promptly provide to the other party a copy of all written materials (including written materials provided by email or otherwise in electronic format) subsequently provided by or to it in connection with such Alternative Transaction Proposal, request or inquiry. Biogen or IDEC, as the case may be, shall provide the other party with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably likely to consider any Alternative Transaction Proposal or Alternative Transaction.

        (c)    Superior Proposals.    Notwithstanding anything to the contrary contained in Section 4.2(a), in the event that Biogen or IDEC, as the case may be, receives an unsolicited, bona fide written Alternative Transaction Proposal which is determined (in accordance with Section 8.3(q)) to be a Superior Proposal (as defined in Section 8.3(q)), it may then take the following actions (but only (1) if and to the extent that (x) its Board of Directors concludes in good faith, after receipt of advice of its outside legal counsel, that the failure to do so is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under Applicable Law, and (y) Biogen or IDEC, as the case may be, has given the other party at least one business day prior written notice of its intention to take any of the following actions and of the identity of the Person or group making such Superior Proposal and the material terms and conditions of such Superior Proposal and (2) if it shall not have breached in any material respect any of the provisions of this Section 4.2):

            (i)  Furnish nonpublic information to the Person or group making such Superior Proposal, provided that (A) prior to furnishing any such nonpublic information, it receives from such Person or group an executed confidentiality and standstill agreement containing terms at least as restrictive as the terms contained in the Confidentiality Agreement, dated as of February 11, 2003, between IDEC and Biogen (the "CDA") and (B) contemporaneously with furnishing any such nonpublic information to such Person or group, it furnishes such nonpublic information to the other party hereto (to the extent such nonpublic information has not been previously so furnished to such party); and

           (ii)  Engage in negotiations with such Person or group with respect to such Superior Proposal.

        (d)    Changes of Recommendation.

            (i)  In response to the receipt of an unsolicited, bona fide written Alternative Transaction Proposal which is determined (in accordance with Section 8.3(q)) to be a Superior Proposal, the Board of Directors of Biogen or IDEC, as the case may be, may withhold, withdraw, amend or modify its recommendation in favor of, in the case of Biogen, approval and adoption of this Agreement and the Merger and, in the case of IDEC, the IDEC Charter Amendment and the Share Issuance, and, in the case of a Superior Proposal that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by a Board of Directors or a committee thereof, a "Change of Recommendation"), if all of the following conditions in clauses (1) through (5) are met:

            (1)   The Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal;

            (2)   The Biogen Stockholders' Meeting or IDEC Stockholders' Meeting, as the case may be, has not occurred;

            (3)   Biogen or IDEC, as the case may be, has (A) provided to the other party hereto five (5) business days' prior written notice which shall state expressly (x) that it has received a Superior Proposal, (y) the material terms and conditions of the Superior Proposal and the identity of the Person or group making the Superior Proposal, and (z) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to the other party hereto a copy of all written materials delivered to the Person or group making the Superior Proposal in connection with such Superior Proposal, (C) made available to the other party hereto all materials and information made available to the Person or group making the Superior Proposal in connection with such Superior Proposal, and (D) during such five business day period, if requested by the other party hereto, engaged in good faith negotiations to amend this Agreement in such a manner that the Alternative Transaction Proposal which was determined to be a Superior Proposal no longer is a Superior Proposal;

            (4)   The Board of Directors of Biogen or IDEC, as the case may be, has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of such Superior Proposal, the failure of the Board of Directors to effect a Change of Recommendation is reasonably likely to result in a breach of its fiduciary obligations to its stockholders under Applicable Law; and

            (5)   Biogen or IDEC, as the case may be, shall have complied with Section 4.2(c)and shall not have breached in any material respect any of the other provisions set forth in this Section 4.2 or in Sections 5.1(b) through 5.1(d).

           (ii)  Without limiting the foregoing, (1) provided no possible or proposed Alternative Transaction Proposal involving Biogen has been made public or is known to the Board of Directors or senior executives of Biogen, the Board of Directors of Biogen may effect a Change of Recommendation (but only insofar as the same involves withholding, withdrawing, amending or modifying its recommendation in favor of the Merger and no action with respect to or in connection with any Alternative Transaction Proposal), so long as (x) a Material Adverse Change (as defined in Section 8.3(l)) of IDEC shall have occurred since the date of this Agreement and be continuing and (y) Biogen shall not have breached in any material respect any of the provisions set forth in this Section 4.2 or Section 5.1; and (2) provided no possible or proposed Alternative Transaction Proposal involving IDEC has been made public or is known to the Board of Directors or senior executives of IDEC, the Board of Directors of IDEC may implement a Change of Recommendation (but only insofar as the same involves withholding, withdrawing, amending or modifying its recommendation in favor of the Merger and no action with respect to or in connection with any Alternative Transaction Proposal), so long as (x) a Material Adverse Change of Biogen shall have occurred since the date of this Agreement and be continuing and (y) IDEC shall not have breached in any material respect any of the provisions set forth in this Section 4.2 or Section 5.1.

        (e)   In the event a Superior Proposal that is a tender offer or exchange offer is made to the stockholders of IDEC or Biogen and the Board of Directors thereof has made a Change of Recommendation, the other party hereto shall be released from the obligations set forth in Section 2.9 or 3.9, respectively, of the CDA.

        (f)    Continuing Obligation to Hold Stockholders' Meeting; No Other Vote.    Notwithstanding anything to the contrary contained in this Agreement, the obligation of Biogen or IDEC to call, give notice of, convene and hold the Biogen Stockholders' Meeting or the IDEC Stockholders' Meeting, as the case may be, shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Alternative Transaction Proposal with respect to it, or by any Change of Recommendation. Neither Biogen nor IDEC shall submit to the vote of its respective stockholders any Alternative Transaction, whether or not a Superior Proposal, or propose to do so.

        (g)    Compliance with Tender Offer Rules.    Nothing contained in this Agreement shall prohibit Biogen or IDEC or their respective Boards of Directors from taking and disclosing to their stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that neither Biogen nor IDEC shall effect, or disclose pursuant to such Rules or otherwise a position which constitutes, a Change of Recommendation unless specifically permitted pursuant to the terms of Section 4.2(d).

ARTICLE V

ADDITIONAL AGREEMENTS

        SECTION 5.1    Preparation of SEC Documents; Stockholders' Meetings.

        (a)   As soon as practicable following the date of this Agreement, IDEC and Biogen shall prepare and file with the SEC the Joint Proxy Statement, and IDEC shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of IDEC and Biogen shall use commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. IDEC will use all commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to IDEC's stockholders, and Biogen will use all commercially reasonable efforts to cause the Joint Proxy Statement to be mailed to Biogen's stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. IDEC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of shares of IDEC Common Stock in the Merger and the conversion of Biogen Options into options to acquire IDEC Common Stock, and Biogen shall furnish all information concerning Biogen and the holders of Biogen Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by IDEC without Biogen's prior consent (which shall not be unreasonably withheld) and without providing Biogen the opportunity to review and comment thereon. IDEC will advise Biogen promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the IDEC Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information (including any Change of Recommendation) relating to IDEC or Biogen, or any of their respective Affiliates, officers or directors, should be discovered by IDEC or Biogen which should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of IDEC and Biogen.

        (b)   Each of Biogen and IDEC shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, take all action necessary in accordance with Applicable Law and the Biogen Organizational Documents, in the case of Biogen, and the IDEC Organizational Documents, in the case of IDEC, to duly give notice of, convene and hold a meeting of its stockholders to be held as promptly as practicable to consider, in the case of IDEC, the Share Issuance, the IDEC Charter Amendment and approval of the New IDEC Stock Plan (as defined in Section 8.3(n)) and the New IDEC Annual Bonus Plan (as defined in Section 8.3(m)) (the "IDEC Stockholders' Meeting") and, in the case of Biogen, the adoption and approval of this Agreement and the Merger (the "Biogen Stockholders' Meeting"). Subject to Section 4.2(d), each of Biogen and IDEC will use all commercially reasonable efforts to solicit from its stockholders proxies in favor of, in the case of IDEC, the Share Issuance, the IDEC Charter Amendment and approval of the New IDEC Stock Plan and the New IDEC Annual Bonus Plan, and, in the case of Biogen, the adoption and approval of this Agreement and the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the Nasdaq National Market or Applicable Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Biogen or IDEC may adjourn or postpone the Biogen Stockholders' Meeting or IDEC Stockholders' Meeting, as the case may be, to the extent necessary to ensure that any necessary supplement or amendment to the Joint Proxy Statement is provided to its respective stockholders in advance of a vote on, in the case of IDEC, the Share Issuance, the IDEC Charter Amendment and approval of the New IDEC Stock Plan and the New IDEC Annual Bonus Plan, and, in the case of Biogen, the approval and adoption of this Agreement and the Merger, or, if, as of the time for which the Biogen Stockholders' Meeting or IDEC Stockholders' Meeting, as the case may be, is originally scheduled, there are insufficient shares of Biogen Common Stock or IDEC Common Stock, as the case may be, represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting. Each of Biogen and IDEC shall ensure that the Biogen Stockholders' Meeting and the IDEC Stockholders' Meeting,

respectively, is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Biogen Stockholders' Meeting or IDEC Stockholders' Meeting, as the case may be, are solicited in compliance with Applicable Law, the rules of the Nasdaq National Market and, in the case of Biogen, the Biogen Organizational Documents, and, in the case of IDEC, the IDEC Organizational Documents. Without the prior written consent of Biogen, the IDEC Charter Amendment, the Share Issuance and approval and adoption of the New IDEC Stock Plan and the New IDEC Annual Bonus Plan are the only matters which IDEC shall propose to be acted on by IDEC's stockholders at the IDEC Stockholders' Meeting. Without the prior written consent of IDEC, approval and adoption of this Agreement and the Merger is the only matter which Biogen shall propose to be acted on by Biogen's stockholders at the Biogen Stockholders' Meeting.

        (c)   Each of Biogen and IDEC will use commercially reasonable efforts to hold the Biogen Stockholders' Meeting and IDEC Stockholders' Meeting, respectively, on the same date as the other party and as soon as reasonably practicable after the date of this Agreement.

        (d)   Except to the extent expressly permitted by Section 4.2(d): (i) the Board of Directors of each of Biogen and IDEC shall recommend that its stockholders vote in favor of, in the case of Biogen, the approval and adoption of this Agreement and the Merger at the Biogen Stockholders' Meeting, and, in the case of IDEC, the Share Issuance, the IDEC Charter Amendment and approval and adoption of the New IDEC Stock Plan and the New IDEC Annual Bonus Plan at the IDEC Stockholders' Meetings, (ii) the Joint Proxy Statement shall include a statement to the effect that the Board of Directors of (A) IDEC has recommended that IDEC's stockholders vote in favor of the Share Issuance, the IDEC Charter Amendment and approval and adoption of the New IDEC Stock Plan and the New IDEC Annual Bonus Plan at the IDEC Stockholders' Meeting and (B) Biogen has recommended that Biogen's stockholders vote in favor of approval and adoption of this Agreement and the Merger at the Biogen Stockholders' Meeting, and (iii) neither the Board of Directors of Biogen or IDEC nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to the other party, the recommendation of its respective Board of Directors that the respective stockholders of Biogen or IDEC vote in favor of, in the case of Biogen, the approval and adoption of this Agreement and the Merger, and, in the case of IDEC, the Share Issuance, the IDEC Charter Amendment and approval and adoption of the New IDEC Stock Plan and the New IDEC Annual Bonus Plan.

        SECTION 5.2    Accountant's Letters.    Each of Biogen and IDEC shall use commercially reasonable efforts to cause to be delivered to the other party two letters from their respective independent accountants, one dated approximately as of the date the Form S-4 is declared effective and one dated approximately as of the Closing Date, each addressed to the other party, in form and substance reasonably satisfactory to the other party and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

        SECTION 5.3    Access to Information; Confidentiality.

        (a)   Subject to the CDA and subject to Applicable Law, each of IDEC and Biogen shall, and shall cause each of its respective Subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records (provided that such access shall not interfere with the business or operations of such party) and, during such period, each of IDEC and Biogen shall, and shall cause each of its respective Subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.3 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

        (b)   Each of IDEC and Biogen will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information in accordance with the terms of the CDA.

        SECTION 5.4    Reasonable Efforts.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use their commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, including all filings required by the HSR Act (the initial filing required by the HSR Act to be filed promptly within the meaning of the HSR Act) and any applicable antitrust, competition or similar laws of any foreign jurisdiction, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Subject to Applicable Laws relating to the exchange of information and in addition to Section 5.4(b) , Biogen and IDEC shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Biogen and its Subsidiaries or IDEC and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

        (b)   Each of IDEC and Biogen shall keep the other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby and work cooperatively in connection with obtaining all required approvals or consents of any Governmental Entity (whether domestic, foreign or supranational). In that regard, each party shall without limitation: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of material oral communications, advise the other orally of) any communications from or with any Governmental Entity (whether domestic, foreign or supranational) with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written (or any material proposed oral) communication with any such Governmental Entity, (iii) not participate in any meeting with any such Governmental Entity unless it consults with the other in advance and to the extent permitted by such Governmental Entity gives the other the opportunity to attend and participate thereat, (iv) furnish the other with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and any such Governmental Entity with respect to this Agreement and the Merger, and (v) furnish the other with such necessary information and reasonable assistance as IDEC or Biogen may reasonably request in connection with its preparation of necessary filings or submissions of information to any such Governmental Entity. Each of IDEC and Biogen may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.4 as "outside counsel only." Such material and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express permission is obtained in advance from the source of the materials (IDEC or Biogen, as the case may be) or its legal counsel.

        (c)   In connection with and without limiting the foregoing, IDEC and Biogen shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or any of the transactions contemplated hereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or any of the transactions contemplated hereby, take all action necessary to ensure that such transactions may be consummated as promptly as practicable on the terms required by, or provided for, in this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

        SECTION 5.5    Indemnification and Insurance.

        (a)   From and after the Effective Time, IDEC will, and will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of Biogen pursuant to any indemnification agreements between Biogen and its directors and officers in effect immediately prior to the Effective Time (the "Indemnified Parties"), subject to Applicable Law. The articles of organization and by-laws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Biogen Charter and the Biogen By-laws as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Biogen, unless such modification is required by law.

        (b)   For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' and fiduciary liability insurance maintained by Biogen (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to former officers and directors of Biogen) only with respect to claims arising from facts or events which occurred at or before the Effective Time.

        SECTION 5.6    Fees and Expenses.    Except as set forth in this Section 5.6 and in Section 7.3, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Biogen and IDEC shall bear and pay one-half of the costs and expenses incurred by IDEC, Merger Sub or Biogen (other than attorneys' fees, accountants' fees and related expenses) in connection with (i) the filing, printing and mailing of the Form S-4 (including financial statements and exhibits), the Joint Proxy Statement (including SEC filing fees) and any preliminary materials related thereto and (ii) the filings of the premerger notification and report forms under the HSR Act and any applicable antitrust, competition or similar laws of any foreign jurisdiction (including filing fees).

        SECTION 5.7    Public Announcements.

        (a)   Biogen and IDEC will consult with each other before issuing, and will provide each other the opportunity to review, comment upon and concur with, and use commercially reasonable efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by Applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or stock market. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

        (b)   Notwithstanding anything to the contrary contained in this Agreement or the CDA, the parties (and each employee, representative or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby beginning on the earliest of (i) the date of the public announcement by the parties of discussions relating to the transactions contemplated hereby, (ii) the date of public announcement by the parties of the transactions contemplated hereby or (iii) the date of the execution of this Agreement; provided, however, that neither party (nor any employee, representative or agent thereof) may disclose any information that is not necessary to understand the tax treatment and tax structure of such transactions (including the identity of the parties and any information that could lead another to determine the identity of the parties), or any other information to the extent that such disclosure could result in a violation of any Applicable Law.

        SECTION 5.8    Listing.    IDEC shall use all commercially reasonable efforts to cause the IDEC Common Stock issuable under Article II, and those shares of IDEC Common Stock required to be reserved for issuance in connection with the Merger, to be authorized for listing on the Nasdaq National Market, upon official notice of issuance.

        SECTION 5.9    Tax-Free Reorganization Treatment.    IDEC and Biogen intend that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, and each shall, and shall cause its respective subsidiaries to, use its reasonable best efforts to cause the Merger to so qualify. Neither IDEC nor Biogen shall knowingly take any action, or knowingly fail to take any action, that would be reasonably likely to jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

        SECTION 5.10    Post-Agreement Operations.

        (a)   Promptly following execution of this Agreement, the parties shall establish a transition planning team (the "Transition Team") consisting of an equal number of representatives of Biogen and IDEC. The Transition Team shall be responsible for facilitating a transition and integration planning process to ensure the successful combination of the operations of Biogen with those of IDEC. The Transition Team shall be responsible for developing, and monitoring the development of, and deliverables due under, an action plan for the combination of the businesses.

        (b)   The Board of Directors of IDEC shall take all actions necessary to cause the appointment, as of the Effective Time, of the individuals named on Schedule 5.10 hereto to the respective offices set forth therein.

        (c)   As of the Effective Time, IDEC shall take all steps necessary to cause the headquarters and the principal executive offices of IDEC to be located in Cambridge, Massachusetts.

        SECTION 5.11    Conveyance Taxes.    Biogen and IDEC shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time.

        SECTION 5.12    Equity Awards and Employee Benefits.

        (a)   At the Effective Time, each then outstanding Biogen Option, whether or not exercisable at the Effective Time, will be assumed by IDEC. Each Biogen Option so assumed by IDEC under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Biogen Option (including any applicable stock option agreement or other document evidencing such Biogen Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each Biogen Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of IDEC Common Stock equal to the product of the number of shares of Biogen Common Stock that were issuable upon exercise of such Biogen Option immediately prior to the Effective Time (disregarding any vesting schedule applicable to such option) multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of IDEC Common Stock and (ii) the per share exercise price for the shares of IDEC Common Stock issuable upon exercise of such assumed Biogen Option will be equal to the quotient determined by dividing the exercise price per share of Biogen Common Stock of such Biogen Option by the Exchange Ratio, rounded up to the nearest whole cent. Each assumed Biogen Option shall be vested immediately following the Effective Time as to the same percentage of the total number of shares subject thereto as it was vested as to immediately prior to the Effective Time, except to the extent such Biogen Option (either by its terms or by the terms of another agreement) provides for acceleration of vesting. As soon as reasonably practicable, IDEC will issue to each holder of an assumed Biogen Option a document evidencing the foregoing assumption of such Biogen Option by IDEC. Immediately following the Effective Time, IDEC shall file a registration statement under the Securities Act on Form S-8 or another appropriate form (and use its commercially reasonable efforts to maintain the effectiveness thereof and maintain the current status of the prospectuses contained therein) with respect to the Biogen Options assumed by IDEC pursuant hereto and shall cause such registration statement to remain in effect for so long as such assumed Biogen Option remain outstanding. Prior to the Effective Time, IDEC shall take all corporate action necessary to reserve for issuance a sufficient number of shares of IDEC Common Stock for delivery in connection with the exercise of the converted Biogen Options. The parties shall use their commercially reasonable efforts to ensure that the conversion of any Biogen Options which are intended to be "incentive stock options" (as defined in Section 422 of the Code) provided for in this Section 5.12(a) shall be effected in a manner consistent with Section 424(a) of the Code.

        (b)   Biogen shall terminate the Biogen Purchase Plans immediately prior to the Effective Time. To the extent any offering period under the Biogen Purchase Plans is in progress prior to such termination, Biogen shall ensure that such offering period ends immediately prior to such termination, and that each participant's accumulated contributions for such offering period are applied towards the purchase of Biogen Common Stock immediately prior to such termination unless the participant has previously withdrawn from such offering period in accordance with the terms of such plan. Effective as soon as practicable after the Effective Time, all Continuing Employees (as defined in Section 5.12(c)) shall be permitted to participate in the IDEC Purchase Plan in accordance with the terms of such plan.

        (c)   For one year following the Effective Time, IDEC shall provide or cause to be provided to those of its employees and employees of the Surviving Corporation or any other Affiliate of IDEC who were employees of Biogen immediately prior to the Effective Time ("Continuing Employees"), employee welfare benefits that, in the aggregate, are no less favorable than the employee welfare benefits package provided to those Continuing Employees by Biogen or a Subsidiary of Biogen immediately prior to the execution of this Agreement.

        (d)   Following the Effective Time, IDEC shall recognize (or cause to be recognized) the service of each Continuing Employee with Biogen or its Subsidiaries for purposes of (i) eligibility and vesting under any IDEC Benefit Plan, (ii) determination of benefits levels under any vacation or severance IDEC Benefit Plan and (iii) determination of "retiree" status under any IDEC Benefit Plan, for which the Continuing Employee is otherwise eligible and in which the Continuing Employee is offered participation, in each case except where such crediting would result in a duplication of benefits. To the extent IDEC establishes or designates an IDEC Benefit Plan to provide group health benefits to Continuing Employees, (i) each such IDEC Benefit Plan shall waive pre-existing condition limitations with respect to Continuing Employees to the same extent waived or no longer applicable under the applicable group health plan of Biogen and (ii) each Continuing Employee shall be given credit under the applicable IDEC Benefit Plan for amounts paid under the corresponding group health plan of Biogen or an Affiliate during the plan year in which the Effective Time occurs for purposes of applying deductibles, co-payments and out-of-pocket maximums for such plan year.

        (e)   As of the Effective Time, IDEC shall assume and agree to perform in accordance with their terms all employment, severance and other compensation agreements and arrangements existing as of the date hereof, and provided to IDEC by Biogen prior to the date hereof, between Biogen or any Biogen Subsidiary and any director, officer or employee thereof and any such agreements or arrangements entered into after the date hereof and prior to the Effective Time by Biogen or any Biogen Subsidiary in compliance with the terms of this Agreement.

        (f)    Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement shall be deemed to (i) guarantee employment for any period of time for, or preclude the ability of either party to terminate, any Continuing Employee for any reason or (ii) require either party to continue any IDEC Benefit Plan or Biogen Benefit Plan or prevent the amendment, modification or termination thereof after the Effective Time.

        SECTION 5.13    Consents of Accountants.    IDEC and Biogen will each use commercially reasonable efforts to cause to be delivered to each other consents from their respective independent auditors, dated the date on which the Form S-4 shall become effective or a date not more than two (2) days prior to such date, in form reasonably satisfactory to the recipient and customary in scope and substance for consents delivered by independent public accountants in connection with registration statements on Form S-4 under the Securities Act.

        SECTION 5.14    IDEC Board.    The Board of Directors of IDEC shall take all action necessary so that:

        (a)   immediately following the Effective Time, the Board of Directors of IDEC consists of 12 members, including William H. Rastetter, Ph.D., James C. Mullen, five (5) members named by IDEC (together with William H. Rastetter, Ph.D., the "IDEC Designated Directors"), and five (5) members named by Biogen (together with James C. Mullen, the "Biogen Designated Directors");

        (b)   immediately following the Effective Time, each of the three (3) classes of the IDEC Board of Directors includes two (2) IDEC Designated Directors and two (2) Biogen Designated Directors and James C. Mullen and William H. Rastetter, Ph.D., are included in the class of directors with the longest remaining term;

        (c)   immediately following the Effective Time, (i) there shall be equal numbers of IDEC Designated Directors and Biogen Designated Directors on each committee of the Board of Directors of IDEC; (ii) William H. Rastetter, Ph.D., shall be the Executive Chairman of the Board of Directors of IDEC; (iii) James C. Mullen shall be the Chief Executive Officer of IDEC; (iv) the chairman of the Compensation and Management Resources committee of the Board of Directors of IDEC shall be an IDEC Designated Director named by IDEC prior to the Effective Time and (v) the respective chairmen of the Corporate Governance and Nominating and the Finance and Audit committees of the Board of Directors of IDEC shall be Biogen Designated Directors named by Biogen prior to the Effective Time; and

        (d)   immediately following the Effective Time, the IDEC Bylaws are amended, effective at the Effective Time, to provide that, until the third anniversary of the Effective Time, the affirmative vote, at a duly convened meeting of IDEC's Board of Directors, of at least eighty percent (80%) of IDEC's entire Board of Directors (excluding for this purpose directors who are then serving as an officer or employee of IDEC) will be required to (i) remove William H. Rastetter, Ph.D., from his position as the Executive Chairman of the Board of Directors of IDEC or significantly diminish his position, authority, duties or responsibilities; (ii) remove James C. Mullen from his position as IDEC's Chief Executive

Officer or significantly diminish his position, authority, duties or responsibilities; or (iii) amend or modify, or adopt any Bylaw inconsistent with, the Bylaw referred to in clauses (i) or (ii) of this Section 5.14(d).

        SECTION 5.15    Affiliate Legends.    Section 5.15 of the Biogen Disclosure Schedule sets forth a list of those Persons who are, in Biogen's reasonable judgment, "affiliates" of Biogen within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145 Affiliates"). Biogen shall notify IDEC in writing regarding any change in the identity of its Rule 145 Affiliates prior to the Closing Date. IDEC shall be entitled to place appropriate legends on the certificates evidencing any shares of IDEC Common Stock to be received by Rule 145 Affiliates in the Merger reflecting the restrictions set forth in Rule 145 promulgated under the Securities Act and to issue appropriate stop transfer instructions to the transfer agent for IDEC Common Stock (provided that such legends or stop transfer instructions shall be removed, one year after the Effective Time, upon the request of any holder of shares of IDEC Common Stock issued in the Merger if such holder is not then a Rule 145 Affiliate).

        SECTION 5.16    Notification of Certain Matters.    IDEC shall give prompt notice to Biogen, and Biogen shall give prompt notice to IDEC, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a)(i) any representation or warranty of such party contained in this Agreement that is qualified as to "materiality" or "Material Adverse Effect" to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of IDEC and the Merger Sub or Biogen, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. In addition, IDEC shall give prompt notice to Biogen and Biogen shall give prompt notice to IDEC of any change or event having, or which would reasonably be likely to have, a Material Adverse Effect on such party or which would be reasonably likely to result in the failure of any of the conditions set forth in Article VI to be satisfied. Notwithstanding the above, the delivery of any notice pursuant to this Section 5.16 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

        SECTION 5.17    Section 16 Matters.    Prior to the Effective Time, each of IDEC and Biogen shall take all such steps as may be required (to the extent permitted under Applicable Law) to cause any dispositions of Biogen Common Stock (including derivative securities) or acquisitions of IDEC Common Stock (including derivative securities with respect to IDEC Common Stock) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Biogen to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

        SECTION 5.18    Rights Plans; State Takeover Laws.

        (a)   Prior to the Effective Time, neither Biogen nor IDEC shall redeem the Biogen Rights or the IDEC Rights or amend, modify (other than to delay any "distribution date" therein or to render the Biogen Rights or the IDEC Rights inapplicable to the Merger or any action permitted under this Agreement) or terminate the Biogen Rights Agreement or the IDEC Rights Agreements unless (i) required to do so by order of a court of competent jurisdiction or (ii) IDEC's or Biogen's Board of Directors, as the case may be, has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of a Superior Proposal with respect to it, the failure to effect such amendment, modification or termination is reasonably likely to result in a breach of its Board of Directors' fiduciary obligations to its stockholders under Applicable Law.

        (b)   Prior to the Effective Time, neither Biogen nor IDEC shall take any action to render inapplicable, or to exempt any third party from, any state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares of capital stock unless (i) required to do so by order of a court of competent jurisdiction or (ii) IDEC's or Biogen's Board of Directors, as the case may be, has concluded in good faith, after receipt of advice of its outside legal counsel, that, in light of a Superior Proposal with respect to it, the failure to take such action is reasonably likely to result in a breach of its Board of Directors' fiduciary obligations to its stockholders under Applicable Law.

        SECTION 5.19    Reservation of IDEC Common Stock.    Effective at or prior to the Effective Time, IDEC shall reserve (free from preemptive rights) out of its reserved but unissued shares of IDEC Common Stock, for the purposes of effecting the conversion of the issued and outstanding shares of Biogen Common Stock pursuant to this Agreement, sufficient shares of IDEC Common Stock to provide for such conversion as well as the issuance of IDEC Common Stock upon the exercise of Biogen Options assumed by IDEC under Section 5.12.

        SECTION 5.20    Actions with Respect to the New IDEC Stock Plan and the New IDEC Annual Bonus Plan.

        (a)    Actions of IDEC.    Promptly following the date hereof, the Board of Directors of IDEC shall approve and adopt the New IDEC Stock Plan and the New IDEC Annual Bonus Plan, in each case subject to the approval of IDEC stockholders and the occurrence of the Effective Time. The Board of Directors of IDEC shall also, at the time at which it approves and adopts the New IDEC Stock Plan, adopt an amendment to the IDEC 1988 Stock Option Plan, which amendment shall be conditioned upon both the occurrence of the Effective Time and the approval by IDEC stockholders of the New IDEC Stock Plan, and which amendment shall provide that after the Effective Time, no new grants or awards shall be made under the IDEC 1988 Stock Option Plan.

        (b)    Actions of Biogen.    The Board of Directors of Biogen shall, following the date hereof, adopt an amendment to each of the Biogen Stock Plans which amendments shall be conditioned upon both the occurrence of the Effective Time and the approval and adoption by the Board of Directors of IDEC, and approval by IDEC stockholders, of the New IDEC Stock Plan, and which amendment shall provide that after the Effective Time, no new grants or awards shall be made under the Biogen Stock Plans.

ARTICLE VI

CONDITIONS PRECEDENT

        SECTION 6.1    Conditions to Each Party's Obligation to Effect The Merger.    The obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

        (a)    Stockholder Approvals.    Each of the IDEC Stockholder Approval and the Biogen Stockholder Approval shall have been obtained.

        (b)    Antitrust Waiting Periods.    The waiting periods (and any extensions thereof) applicable to the Merger under the HSR Act and any applicable foreign antirust laws, rules or regulations shall have been terminated or shall have expired.

        (c)    Governmental Consents and Approvals.    Other than as required by Section 6.1(b), all filings with, and all consents, approvals and authorizations of, any Governmental Entity required to be made or obtained by IDEC, Biogen or any of their Subsidiaries to consummate the Merger, the failure of which to be obtained would, individually or in the aggregate, have a Material Adverse Effect on IDEC

(determined, for purposes of this clause, after giving effect to the Merger), shall have been made or obtained.

        (d)    No Injunctions or Restraints.    No judgment, order, decree, statute, law, ordinance, rule or regulation, or other legal restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction (collectively, "Restraints"), shall be in effect which prohibits, materially restricts, makes illegal or enjoins the consummation of the transactions contemplated by this Agreement.

        (e)    Form S-4.    The Form S-4 shall have become effective under the Securities Act prior to the mailing of the Joint Proxy Statement by each of IDEC and Biogen to their respective stockholders, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated or, to the Knowledge of IDEC or Biogen, threatened by the SEC.

        (f)    Listing.    The shares of IDEC Common Stock issuable to the stockholders of Biogen as provided for in Article II shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

        (g)    Tax Opinions.    Biogen and IDEC shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP and Pillsbury Winthrop LLP, respectively, dated as of the Effective Time, to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such counsel of customary representation letters from each of IDEC, Merger Sub, and Biogen, in each case, in form and substance reasonably satisfactory to such counsel. Each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect. The opinion condition referred to in this Section 6.1(g) shall not be waivable after receipt of the Biogen Stockholder Approval, unless further stockholder approval of Biogen stockholders is obtained with appropriate disclosure.

        SECTION 6.2    Conditions to Obligations of Biogen.    The obligation of Biogen to effect the Merger is further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of IDEC and Merger Sub set forth herein shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IDEC.

        (b)    Performance of Obligations of IDEC and Merger Sub.    Each of IDEC and Merger Sub shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

        (c)    No Material Adverse Change.    No Material Adverse Change of IDEC shall have occurred since the date of this Agreement and be continuing.

        (d)    IDEC Rights Agreement.    The IDEC Rights issued pursuant to the IDEC Rights Agreement shall not have become non-redeemable, exercisable, distributed (separately from shares of IDEC Common Stock) or triggered pursuant to the terms of such agreement.

        (e)    IDEC Charter Amendment.    The IDEC Certificate of Amendment shall have been duly filed with the Secretary of State of the State of Delaware and shall be in effect.

        (f)    Officer's Certificate.    Biogen shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Financial Officer of IDEC to the effect that the conditions set forth in Sections 6.2(a), (b), (c), (d) and (e) have been satisfied.

        SECTION 6.3    Conditions to Obligations of IDEC and Merger Sub.    The obligations of IDEC and Merger Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

        (a)    Representations and Warranties.    The representations and warranties of Biogen set forth herein shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) does not have, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Biogen.

        (b)    Performance of Obligations of Biogen.    Biogen shall have performed, or complied with, in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

        (c)    No Material Adverse Change.    No Material Adverse Change of Biogen shall have occurred since the date of this Agreement and be continuing.

        (d)    Biogen Rights Agreement.    The Biogen Rights issued pursuant to the Biogen Rights Agreement shall not have become non-redeemable, exercisable, distributed (separately from Biogen Common Stock) or triggered pursuant to the terms of such agreement.

        (e)    Officer's Certificate.    IDEC shall have received an officer's certificate duly executed by each of the Chief Executive Officer and Chief Operating Officer of Biogen to the effect that the conditions set forth in Sections 6.3(a), (b), (c) and (d)have been satisfied.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

        SECTION 7.1    Termination.    This Agreement may be terminated at any time prior to the Effective Time by action taken or authorized by the Board of Directors of the terminating party or parties, and (except in the case of Sections 7.1(e) or 7.1(f)) whether before or after the IDEC Stockholder Approval or the Biogen Stockholder Approval:

        (a)   by mutual written consent of Biogen and IDEC, if the Board of Directors of each so determines;

        (b)   by written notice of either Biogen or IDEC (as authorized by the Board of Directors of Biogen or IDEC, as applicable):

            (i)  if the Merger shall not have been consummated by December 15, 2003 (the "Outside Date"), provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of any of the conditions set forth in Section 6.1(b) or Section 6.1(c) and (y) all other conditions set forth in Article VI have heretofore been satisfied or waived or are then capable of being satisfied, then such date shall automatically be extended to January 31, 2004 (which shall then be the "Outside Date"); provided, however that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill in any material respect any obligation of such party, or satisfy any condition to be satisfied by such party, under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the Outside Date;

           (ii)  if a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable; provided however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party which has not used commercially reasonable efforts to resist, resolve or lift as applicable (as contemplated by Section 5.4) any such order, decree, ruling or other action;

          (iii)  if the IDEC Stockholder Approval shall not have been obtained at the IDEC Stockholders' Meeting, or at any adjournment or postponement thereof, at which the vote was taken; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to IDEC if the failure to obtain the IDEC Stockholder Approval shall have been caused by the action or failure to act of IDEC and such action or failure to act constitutes a material breach by IDEC of this Agreement;

          (iv)  if the Biogen Stockholder Approval shall not have been obtained at the Biogen Stockholders' Meeting, or at any adjournment or postponement thereof, at which the vote was taken; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iv) shall not be available to Biogen if the failure to obtain the Biogen Stockholder Approval shall have been caused by the action or failure to act of Biogen and such action or failure to act constitutes a material breach by Biogen of this Agreement;

        (c)   by Biogen (as authorized by its Board of Directors) upon a breach of any representation, warranty, covenant or agreement on the part of IDEC set forth in this Agreement, or if any representation or warranty of IDEC shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in IDEC's representations and warranties or breach by IDEC is curable by IDEC prior to December 12, 2003 through the exercise of its commercially reasonable efforts, then Biogen may not terminate this Agreement under this Section 7.1(c) prior to December 12, 2003, provided that IDEC continues to exercise its commercially reasonable efforts to cure such inaccuracy or breach through December 11, 2003 (it being understood that Biogen may not terminate this Agreement pursuant to this Section 7.1(c) if it shall have materially breached this Agreement (and such breach shall not have been cured) or if such inaccuracy or breach by IDEC is reasonably capable of being cured, and is in fact cured, prior to December 12, 2003);

        (d)   by IDEC (or authorized by its Board of Directors) upon a breach of any representation, warranty, covenant or agreement on the part of Biogen set forth in this Agreement, or if any representation or warranty of Biogen shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Biogen's representations and warranties or breach by Biogen is curable by Biogen prior to December 12, 2003 through the exercise of its commercially reasonable efforts, then IDEC may not terminate this Agreement under this Section 7.1(d) prior to December 12, 2003, provided that Biogen continues to exercise its commercially reasonable efforts to cure such inaccuracy or breach through December 11, 2003 (it being understood that IDEC may not terminate this Agreement pursuant to this Section 7.1(d) if it shall have materially breached this Agreement (and such breach shall not have been cured) or if such inaccuracy or breach by Biogen is reasonably capable of being cured, and is in fact cured, prior to December 12, 2003);

        (e)   by Biogen (as authorized by its Board of Directors), at any time prior to IDEC Stockholder Approval, if IDEC, the IDEC Board of Directors or any committee thereof, for any reason, shall have (i) failed to hold the IDEC Stockholders' Meeting in accordance with Section 5.1(b) on or before December 11, 2003, (ii) failed to include in the Joint Proxy Statement distributed to the stockholders of IDEC its recommendation without modification or qualification in favor of the IDEC Charter Amendment and the Share Issuance, (iii) withdrawn its recommendation in favor of the IDEC Charter Amendment or the Share Issuance, (iv) amended, modified or qualified such recommendation in a manner adverse to the interests of Biogen, (v) failed to reconfirm such recommendation within ten (10) calendar days of receipt of a written request from Biogen to do so, (vi) approved or recommended any Alternative Transaction, or (vii) failed, within ten (10) business days after any tender or exchange offer relating to IDEC Common Stock commenced by any third party shall have been first published, sent or given, to have sent to its security holders a statement disclosing that the Board of Directors of IDEC recommends rejection of such tender offer or exchange offer; or

        (f)    by IDEC (as authorized by its Board of Directors), at any time prior to Biogen Stockholder Approval, if Biogen, the Biogen Board of Directors or any committee thereof, for any reason, shall have (i) failed to hold the Biogen Stockholders' Meeting in accordance with Section 5.1(b) on or before December 11, 2003, (ii) failed to include in the Joint Proxy Statement distributed to the stockholders of Biogen its recommendation without modification or qualification that such stockholders adopt and approve this Agreement and approve the Merger, (iii) withdrawn its recommendation in favor of the adoption and approval of this Agreement or the Merger, (iv) amended, modified or qualified such recommendation in a manner adverse to the interests of IDEC, (v) failed to reconfirm such recommendation within ten (10) calendar days of receipt of a written request from IDEC to do so, (vi) approved or recommended any Alternative Transaction, or (vii) failed, within ten (10) business days after any tender or exchange offer relating to Biogen Common Stock commenced by any third party shall have been first published, sent or given, to have sent to its security holders a statement disclosing that the Board of Directors of Biogen recommends rejection of such tender offer or exchange offer.

        SECTION 7.2    Effect of Termination.    In the event of termination of this Agreement as provided in Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties, except (i) as set forth in Sections 5.3(b), 5.6, this Section 7.2 and Section 7.3, as well as Article VIII (other than Section 8.1) to the extent applicable to such surviving sections, each of which shall survive termination of this Agreement, and (ii) that nothing herein shall relieve any party from liability for any willful breach of any representation or warranty of such party contained herein or any breach of any covenant or agreement of such party contained herein. No termination of this Agreement shall affect the obligations of the parties contained in the CDA, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        SECTION 7.3    Payments.

        (a)    Payment by Biogen.    In the event that this Agreement is terminated by Biogen pursuant to any of Sections 7.1(b)(i) or 7.1(b)(iv), or by IDEC pursuant to any of Sections 7.1(b)(i), 7.1(b)(iv), 7.1(d) or 7.1(f), Biogen shall promptly, but in no event later than two (2) business days after the date of such termination (subject to the further provisions of this Section 7.3(a)), pay IDEC a fee equal to $230,000,000 in immediately available funds (the "Biogen Termination Fee"); provided, that (w) notwithstanding the foregoing, no Biogen Termination Fee shall be payable in the case of a termination by IDEC pursuant to Section 7.1(f) if (1) IDEC's right to terminate this Agreement pursuant to such Section 7.1(f) arises solely out of the Board of Directors of Biogen having effected a Change of Recommendation as permitted by and in compliance with clause (1) of Section 4.2(d)(ii) and (2) following the date hereof and prior to such termination no Person shall have made to Biogen or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to an Alternative Transaction with respect to Biogen, (x) in the case of a termination pursuant to Section 7.1(b)(i), the Biogen Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to Biogen or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition (as defined in Section 7.3(d)) with respect to Biogen and within twelve (12) months following termination of this Agreement, an Acquisition of Biogen is consummated or Biogen enters into an agreement providing for an Acquisition of Biogen, such fee payment to be made concurrently with the earlier of the consummation of such Acquisition or the execution of such agreement, as applicable, (y) in the case of termination pursuant to Section 7.1(b)(iv), unless, at the time of such termination, IDEC had the right to terminate this Agreement pursuant to Section 7.1(f) (in which event the Biogen Termination Fee shall be payable (if applicable) as if this Agreement were terminated by IDEC pursuant to Section 7.1(f)), fifty percent (50%) of the Biogen Termination Fee shall be payable (not later than two (2) business days after such termination) only if following the date hereof and prior to the Biogen Stockholders' Meeting, any Person shall have made to Biogen or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to an Acquisition with respect to Biogen, with the remaining fifty percent (50%) of the Biogen Termination Fee becoming payable only if the first fifty percent (50%) of the Biogen Termination Fee shall have become payable pursuant to this clause (y) and, within twelve (12) months following the termination of this Agreement, an Acquisition of Biogen is consummated or Biogen enters into an agreement providing for an Acquisition of Biogen, in which event such remaining fifty percent (50%) of the Biogen Termination Fee shall be payable concurrently with the earlier of the consummation of such Acquisition or the execution of such agreement, and (z) in the case of a termination under Section 7.1(d), the Biogen Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to Biogen or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to an Alternative Transaction with respect to Biogen.

        (b)    Payment by IDEC.    In the event that this Agreement is terminated by IDEC pursuant to any of Sections 7.1(b)(i) or 7.1(b)(iii), or by Biogen pursuant to any of Sections 7.1(b)(i), 7.1(b)(iii), 7.1(c) or 7.1(e), IDEC shall promptly, but in no event later than two (2) business days after the date of such termination (subject to the further provisions of this Section 7.3(b)), pay Biogen a fee equal to $230,000,000 in immediately available funds (the "IDEC Termination Fee"); provided, that (w) notwithstanding the foregoing, no IDEC Termination Fee shall be payable in the case of a termination by Biogen pursuant to Section 7.1(e) if (1) Biogen's right to terminate this Agreement pursuant to such Section 7.1(e) arises solely out of the Board of Directors of IDEC having effected a Change of Recommendation as permitted by and in compliance with clause (2) of Section 4.2(d)(ii) and (2) following the date hereof and prior to such termination no Person shall have made to IDEC or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to an Alternative Transaction with respect to IDEC, (x) in the case of a termination pursuant to Section 7.1(b)(i), the IDEC Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to IDEC or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to any Acquisition with respect to IDEC and within twelve (12) months following termination of this Agreement, an Acquisition of IDEC is consummated or IDEC enters into an agreement providing for an Acquisition of IDEC, such fee payment to be made concurrently with the earlier of the consummation of such Acquisition or the execution of such agreement, as applicable, (y) in the case of termination pursuant to Section 7.1(b)(iii), unless, at the time of such termination, Biogen had the right to terminate this Agreement pursuant to Section 7.1(e) (in which event the IDEC Termination Fee shall be payable (if applicable) as if this Agreement were terminated by Biogen pursuant to Section 7.1(e)), fifty percent (50%) of the IDEC Termination Fee shall be payable (not later than two (2) business days after such termination) only if following the date hereof and prior to the IDEC Stockholders' Meeting, any Person shall have made to IDEC or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to an Acquisition with respect to IDEC, with the remaining fifty percent (50%) of the IDEC Termination Fee becoming payable only if the first fifty percent (50%) of the IDEC Termination Fee shall have become payable pursuant to this clause (y) and, within twelve (12) months following the termination of this Agreement, an Acquisition of IDEC is consummated or IDEC enters into an agreement providing for an Acquisition of IDEC, in which event such remaining fifty percent (50%) of the IDEC Termination Fee shall be payable concurrently with the earlier of the consummation of such Acquisition or the execution of such agreement, and (z) in the case of a termination under Section 7.1(c), the IDEC Termination Fee shall be payable only if following the date hereof and prior to such termination, any Person shall have made to IDEC or its stockholders, or publicly announced, a proposal, offer or indication of interest relating to an Alternative Transaction with respect to IDEC.

        (c)    Interest and Costs; Other Remedies.    All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by the party to receive payment. Each of IDEC and Biogen acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other party hereto would not enter into this Agreement; accordingly, if IDEC or Biogen, as the case may be, fails to pay in a timely manner the amounts due pursuant to this Section 7.3 and, in order to obtain such payment, the other party hereto makes a claim that results in a judgment against the party failing to pay for the amounts set forth in this Section 7.3, the party so failing to pay shall pay to the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3 at the rate of interest per annum publicly announced by JP Morgan Chase Bank as its prime rate at its principal office in New York City, as in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3 shall not be in lieu of damages incurred in the event of breach of this Agreement, subject to Section 7.2.

        (d)    Certain Definitions.    For the purposes of this Section 7.3 only, "Acquisition," with respect to a party hereto, shall mean any of the following transactions (other than the Merger or any Transaction Event): (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the party pursuant to which the stockholders of the party immediately preceding such transaction hold less than sixty percent (60%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by the party or its Subsidiaries of assets representing in excess of forty percent (40%) of the aggregate fair market value of the consolidated assets of the party and its Subsidiaries immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the party or such Person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of forty percent (40%) of the voting power of the then outstanding shares of capital stock of the party.

        SECTION 7.4    Amendment.    Subject to compliance with Applicable Law, this Agreement may be amended by the parties at any time before or after the IDEC Stockholder Approval or the Biogen Stockholder Approval; provided, however, that after the Biogen Stockholder Approval, there may not be, without further approval of the stockholders of Biogen, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered to the holders of Biogen Common Stock hereunder, or which by law otherwise expressly requires the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto and duly approved by the parties' respective Boards of Directors or a duly designated committee thereof.

        SECTION 7.5    Extension; Waiver.    At any time prior to the Effective Time, a party may, subject to the proviso of Section 7.4 (and for this purpose treating any waiver referred to below as an amendment), (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 7.5 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE VIII

GENERAL PROVISIONS

        SECTION 8.1    Nonsurvival of Representations and Warranties.    None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit the survival of any covenant or agreement of the parties in the Agreement which by its terms contemplates performance after the Effective Time.

        SECTION 8.2    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (receipt confirmed) or sent by a nationally recognized overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)
  if to Biogen to:

    Biogen, Inc.
    14 Cambridge Center
    Cambridge, Massachusetts 02142
    Fax No: 617-679-2838
    Attention: General Counsel

  with a copy to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    One Beacon Street
    Boston, MA 02108
    Fax No.: (617) 573-4822
    Attention: Louis A. Goodman, Esq.
                      Kent A. Coit, Esq.

  (b)
  if to IDEC or Merger Sub, to it at:

    IDEC Pharmaceuticals Corporation
    3030 Callan Road
    San Diego, California 92121
    Fax No: (858) 431-8786
    Attention: Office of the General Counsel

  with a copy to:

    Pillsbury Winthrop LLP
    101 West Broadway, Suite 1800
    San Diego, CA 92101
    Fax No: (619) 236-1995
    Attention: David R. Snyder, Esq.

        SECTION 8.3    Definitions.    For purposes of this Agreement:

        (a)   An "Affiliate" of any Person means another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

        (b)   An "Alternative Transaction" with respect to a party hereto, shall mean any of the following transactions (other than any Transaction Event): (i) any transaction or series of related transactions with one or more third Persons involving: (A) any purchase from such party or acquisition by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of such party or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning ten percent (10%) or more of the total outstanding voting securities of such party or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving such party or any of its Subsidiaries, or (B) any sale, lease (other than in the ordinary course of business consistent with past practice), exchange, transfer, license (other than in the ordinary course of business consistent with past practice), acquisition or disposition of more than ten percent (10%) of the assets of such party or any of its Subsidiaries, taken as a whole, or (ii) any liquidation or dissolution of such party;

        (c)   An "Alternative Transaction Proposal" shall mean any offer or proposal relating to an Alternative Transaction;

        (d)   "Contract" shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect;

        (e)   "Environmental Laws" means any and all federal, state, foreign, interstate, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health, safety or the environment, as currently in effect and includes the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., § 136 et seq., Occupational Safety and Health Act 29 U.S.C. § 651 et seq. and the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes;

        (f)    "Environmental Liabilities" with respect to any Person means any and all liabilities of or relating to such Person or any of its Subsidiaries (including any entity which is, in whole or in part, a predecessor of such Person or any of such Subsidiaries), which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date;

        (g)   "Good Clinical Practice" shall mean the then current standards for clinical trials for pharmaceuticals, as set forth in the FDCA and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the regulatory authorities of the European Union and other organizations and governmental agencies in any other countries in which the products of Biogen or IDEC, as the case may be, are sold or intended to be sold, to the extent such standards are not less stringent than in the United States;

        (h)   "Good Manufacturing Practice" shall mean the regulatory requirements for current good manufacturing practices promulgated by the FDA under the FDCA and under the Public Health Service Act and the regulations promulgated thereunder, as the same may be amended from time to time, and such standards of good manufacturing practice as are required by the applicable regulatory authorities of the European Union and other organizations and governmental agencies in countries in which the products of Biogen or IDEC, as the case may be, are manufactured or sold, or intended to be manufactured or sold, to the extent such standards are not less stringent than in the United States;

        (i)    "Hazardous Materials" means any materials or wastes, defined, listed, classified or regulated as hazardous, toxic, a pollutant, a contaminant or dangerous in or under any Environmental Laws which include petroleum, petroleum products, friable asbestos, urea formaldehyde, radioactive materials and polychlorinated biphenyls;

        (j)    "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, logos and slogans, commercial symbols, business name registrations, domain names, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any domestic or foreign jurisdiction of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries, ideas and biological materials, whether patentable or not, in any domestic or foreign jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations in part and renewal applications), and any renewals, extensions, supplementary protection certificates or reissues thereof, in any such jurisdiction; research and development data (including without limitation the results of research into and development of drug or biologic-based products and drug delivery systems), formulae, know-how, technical information, designs, procedures, laboratory notebooks, trade secrets and confidential information and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not, in any such jurisdiction; computer software; and registrations or applications for registration of copyrights in any domestic or foreign jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights;

        (k)   "Knowledge" of any Person which is not an individual means, with respect to a specified matter, the actual knowledge of any of such Person's executive officers, general counsel or any other officer having primary responsibility for such matter and, in the case of IDEC, includes the actual knowledge of IDEC in-house IP counsel and, in the case of Biogen, includes the actual knowledge of Biogen in-house IP counsel;

        (l)    "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to IDEC or Biogen, any change, event, violation, inaccuracy, circumstance or effect (any such item, an "Effect") that, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Change or Material Adverse Effect, is or is reasonably likely (i) to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such party and its Subsidiaries taken as a whole or (ii) to impair in any material respect the ability of such party to perform its obligations under this Agreement or prevent or materially delay the consummation by such party of any of the transactions contemplated hereby; provided, however, that, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Change with respect to, or a Material Adverse Effect on, any party: (A) any change in such party's stock price or trading volume, in and of itself, (B) any failure by such party to meet published revenue or earnings projections, in and of itself, (C) any Effect that results from changes affecting the biotechnology or pharmaceutical industries generally (to the extent such Effect is not disproportionate with respect to such party in any material respect) or the United States economy generally (to the extent such Effect is not disproportionate with respect to such party in any material respect), (D) any Effect that results from changes affecting general worldwide economic or capital market conditions (to the extent such Effect is not disproportionate with respect to such party in any material respect), or (E) any stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement;

        (m)  "New IDEC Annual Bonus Plan" means an annual cash incentive bonus plan in a form to be agreed to by Biogen and IDEC following the date hereof, approved by the Board of Directors of IDEC and submitted to IDEC stockholders in accordance with the provisions of Sections 5.1 and 5.20 hereof, which plan is intended to allow the grant of awards by IDEC which qualify as performance based compensation under the provisions of Section 162(m) of the Code;

        (n)   "New IDEC Stock Plan" means an omnibus equity plan in a form to be agreed to by Biogen and IDEC following the date hereof, approved by the Board of Directors of IDEC and submitted to IDEC stockholders in accordance with the provisions of Sections 5.1 and 5.20 hereof, pursuant to which 22,500,000 shares of IDEC Common Stock shall be reserved for issuance;

        (o)   "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

        (p)   a "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body is (or, if there are no such voting interests, more than fifty percent (50%) of the equity interests of which are) owned directly or indirectly by such first Person;

        (q)   a "Superior Proposal" with respect to a party, means an unsolicited, bona fide written Alternative Transaction Proposal made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, (A) all or substantially all of the assets of such party or (B) all of the outstanding voting securities of such party and as a result of which the stockholders of such party immediately preceding such transaction would hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction (or its ultimate parent), which the Board of Directors of such party has in good faith determined (taking into account, among other things, (1) the advice of its outside legal counsel and its financial adviser, (2) all terms of such Alternative Transaction Proposal and this Agreement (as it may be proposed to be amended by the other party hereto), and (3) the relative impact of the transaction contemplated by such Alternative Transaction Proposal and this Agreement (as it may be proposed to be amended by the other party hereto) on the other Persons whose interests the Board may consider under Applicable Law) to be more favorable, from a financial point of view, to such party's stockholders (in their capacities as stockholders) than the terms of this Agreement (as it may be proposed to be amended by the other party hereto) and to be reasonably capable of being consummated on the terms proposed, taking into account, all other legal, financial, regulatory and other aspects of such Alternative Transaction Proposal and the Person making such Alternative Transaction Proposal; provided, however, that no Alternative Transaction Proposal will be deemed to be a Superior Proposal if consummation of the transaction contemplated thereby is subject to a financing condition and the financing required to satisfy such condition is not fully committed pursuant to a commitment letter or similar instrument from one or more institutions which are capable of providing such financing; and

        (r)   "Transaction Event" means any (i) (A) amendment, modification or termination of, or waiver, release, consent or other action under or in respect of, any agreement listed in Section 8.3(r) of the Biogen Disclosure Schedule (each, a "Section 8.3(r) Agreement"), or (B) any agreement or transaction (including any transaction described in Section 4.1(b)) involving Biogen or any of its Subsidiaries, to the extent such amendment, modification, termination, waiver, release, consent or other action, or such agreement or transaction, is in connection with (x) Biogen or any of its Subsidiaries obtaining a waiver or consent with respect to the Merger under any Section 8.3(r) Agreement or (y) Biogen or any of its Subsidiaries acquiring or disposing of any asset, right or license which is the subject of any Section 8.3(r) Agreement, or (ii) any act, failure to act, event, effect, change, violation, termination, breach, circumstance, occurrence or state of facts in connection with, or resulting or arising from, any Transaction Event as defined in clause (i) above.

        SECTION 8.4    Terms Defined Elsewhere.    The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
Acquisition	7.3(d)
Affiliate	8.3(a)
Agreement	Preamble
Alternative Transaction	8.3(b)
Alternative Transaction Proposal	8.3(c)
Applicable Laws	3.1(g)(i)
Approval	3.1(i)(ii)
Articles of Merger	1.3
Audit	3.1(j)(xi)
Benefit Plans	3.1(i)(i)
Biogen	Preamble
Biogen Balance Sheet	3.1(d)(iii)
Biogen Benefit Plans	3.1(i)(i)
Biogen By-Laws	3.1(a)(ii)
Biogen Charter	3.1(a)(ii)
Biogen Collaboration	3.1(k)(i)
Biogen Collaboration Partner	3.1(k)(i)
Biogen Common Stock	2.1
Biogen Defined Contribution Plans	3.1(b)(v)
Biogen Designated Directors	5.14(a)
Biogen Disclosure Schedule	3.1
Biogen Material Contract	3.1(r)(i)
Biogen Option	2.1(d)
Biogen Organizational Documents	3.1(a)(ii)
Biogen Permits	3.1(g)(i)
Biogen Pharmaceutical Products	3.1(k)(i)
Biogen Preferred Stock	3.1(b)(i)
Biogen Purchase Plans	2.1(d)
Biogen Rights	3.1(b)(i)
Biogen Rights Agreement	3.1(b)(i)
Biogen SEC Documents	3.1(d)(i)
Biogen Significant Subsidiaries	3.1(a)(iii)
Biogen Stock Plans	3.1(b)(i)
Biogen Stockholder Approval	3.1(c)(iii)
Biogen Stockholders' Meeting	5.1(b)
Biogen Subsidiary Organizational Documents	3.1(a)(ii)
Biogen Termination Fee	7.3(a)
Certificates	2.2(b)
CDA	4.2(c)(i)

Chapter 110F	3.1(n)
Change of Recommendation	4.2(d)(i)
Closing	1.2
Closing Date	1.2
Code	Recitals
Continuing Employees	5.12(c)
Contract	8.3(d)
Dissenting Holder	2.1(g)(i)
Effect	8.3(l)
Effective Time	1.3
Environmental Laws	8.3(e)
Environmental Liabilities	8.3(f)
ERISA	3.1(i)(i)
ERISA Affiliate	3.1(i)(v)
Exchange Act	3.1(c)(v)(B)(2)
Exchange Agent	2.2(a)
Exchange Fund	2.2(a)
Exchange Ratio	2.1(a)
Existing Benefits Commitments	4.1(b)(xi)
FDA	3.1(g)(i)
FDCA	3.1(g)(i)
Form S-4	3.1(e)
Funded Retirement Plan	3.1(i)(v)
GAAP	3.1(d)(ii)
Good Clinical Practice	8.3(g)
Good Manufacturing Practice	8.3(h)
Governmental Entity	3.1(c)(v)
Hazardous Materials	8.3(i)
HSR Act	3.1(c)(v)(A)
Indemnified Parties	5.5(a)
Intellectual Property	8.3(j)
IDEC	Preamble
IDEC 1988 Stock Option Plan	3.2(b)(i)
IDEC Balance Sheet	3.2(d)(iii)
IDEC Benefit Plans	3.2(i)(i)
IDEC By-Laws	3.2(a)(ii)
IDEC Certificate of Amendment	1.8
IDEC Charter	3.2(a)(ii)
IDEC Charter Amendment	1.8
IDEC Collaboration	3.2(k)(i)
IDEC Collaboration Partner	3.2(k)(i)
IDEC Common Stock	2.1(a)
IDEC Defined Contribution Plans	3.2(b)(v)
IDEC Designated Directors	5.14(a)
IDEC Disclosure Schedule	3.2
IDEC Material Contract	3.2(r)(i)
IDEC Options	3.2(b)(ii)
IDEC Organizational Documents	3.2(a)(ii)
IDEC Preferred Stock	3.2(b)(i)
IDEC Permits	3.2(g)(i)

IDEC Pharmaceutical Products	3.2(k)(i)
IDEC Purchase Plan	3.2(b)(i)
IDEC Rights	3.2(b)(i)
IDEC Rights Agreement	3.2(b)(i)
IDEC SEC Documents	3.2(d)(i)
IDEC Significant Subsidiaries	3.2(a)(iii)
IDEC Stock Plans	3.2(b)(i)
IDEC Stockholder Approval	3.2(c)(iii)
IDEC Stockholders' Meeting	5.1(b)
IDEC Subsidiary Organizational Documents	3.2(a)(ii)
IDEC Termination Fee	7.3(b)
Joint Proxy Statement	3.1(c)(v)(B)(1)
Knowledge	8.3(k)
Liens	3.1(a)(iii)
Material Adverse Change	8.3(l)
Material Adverse Effect	8.3(l)
MBCL	Recitals
Merger	Recitals
Merger Consideration	2.1(a)
Merger Sub	Preamble
New IDEC Annual Bonus Plan	8.3(m)
New IDEC Stock Plan	8.3(n)
Outside Date	7.1(b)(i)
Permitted Acquisition	4.1(b)(iv)
Person	8.3(o)
Public Health Service Act	3.1(k)(i)
Restraints	6.1(d)
Rule 145 Affiliates	5.15
SEC	3.1(a)(iii)
Secretary of State	1.3
Section 8.3(r) Agreement	8.3(r)
Section 203	3.2(n)
Securities Act	3.1(d)(i)
Share Issuance	Recitals
Subsidiary	8.3(p)
Superior Proposal	8.3(q)
Surviving Corporation	1.1
Tax Authority	3.1(j)(xi)
Tax Return	3.1(j)(xi)
Taxes	3.1(j)(xi)
Transaction Event	8.3(r)
Transition Team	5.10(a)
Voting Debt	3.1(b)(iii)

        SECTION 8.5    Interpretation.    When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

        SECTION 8.6    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

        SECTION 8.7    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (including the CDA and the documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Section 5.5 (which are intended to benefit the Indemnified Parties, including Indemnified Parties who or which are not parties hereto), is not intended to confer upon any Person other than the parties any rights or remedies.

        SECTION 8.8    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof, provided, however, that the Merger shall be governed by the MBCL.

        SECTION 8.9    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        SECTION 8.10    Consent to Jurisdiction.    Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

        SECTION 8.11    Headings, etc.    The headings and table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 8.12    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        SECTION 8.13    Failure or Indulgence Not Waiver; Remedies Cumulative.    No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 8.14    Waiver of Jury Trial.    EACH OF IDEC, MERGER SUB AND BIOGEN HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HERBY OR THE ACTIONS OF IDEC, MERGER SUB OR BIOGEN IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

        SECTION 8.15    Specific Performance.    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

        IN WITNESS WHEREOF, Biogen, IDEC and Merger Sub have caused this Agreement to be executed under seal by their respective officers thereunto duly authorized, all as of the date first written above.

BIOGEN, INC.
By:	/s/ JAMES C. MULLEN
	Name:	James C. Mullen
	Title:	Chairman, Chief Executive Officer and President
By:	/s/ MICHAEL F. PHELPS
	Name:	Michael Phelps
	Title:	Vice President and Treasurer
IDEC PHARMACEUTICALS CORPORATION
By:	/s/ WILLIAM RASTETTER
	Name:	William H. Rastetter, Ph.D.
	Title:	Chairman of the Board and Chief Executive Officer
BRIDGES MERGER CORPORATION
By:	/s/ WILLIAM RASTETTER
	Name:	William H. Rastetter, Ph.D.
	Title:	President
By:	/s/ JOHN DUNN
	Name:	John M. Dunn
	Title:	Treasurer

EXHIBIT A

FORM OF IDEC CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
IDEC PHARMACEUTICALS CORPORATION

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

        IDEC Pharmaceuticals Corporation, a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

        FIRST:    Article I of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

ARTICLE I

        The name of this corporation is "BIOGEN IDEC INC."

        SECOND:    Article IV(A) of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

          (A)  Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Billion Eight Million (1,008,000,000) shares. One Billion (1,000,000,000) shares shall be Common Stock, par value $0.0005 per share, and Eight Million (8,000,000) shares shall be Preferred Stock, par value $0.001 per share.

        THIRD:    The foregoing amendments were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this    day of                        , 2003.

IDEC PHARMACEUTICALS CORPORATION
By:

	Name:	William H. Rastetter, Ph.D.
	Title:	Chairman of the Board and Chief Executive Officer

AA-1

ANNEX B

IDEC PHARMACEUTICALS CORPORATION
2003 OMNIBUS EQUITY PLAN

1.
Purpose; Establishment.

        The IDEC Pharmaceuticals Corporation 2003 Omnibus Equity Plan (the "Plan") is intended to encourage ownership of shares of IDEC Pharmaceuticals Corporation Common Stock by selected Employees of the Company and its Affiliates and to provide an additional incentive to those Employees to promote the success of the Company and its Affiliates. The Plan has been adopted and approved by the Board of Directors, conditioned upon the Closing and subject to the approval of the stockholders of the Company, and shall become effective as of the Effective Date.

2.
Definitions.

        As used in the Plan, the following definitions apply to the terms indicated below:

  (a)
  "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

  (b)
  "Agreement" shall mean either the written agreement between the Company and a Participant or a written notice from the Company to a Participant evidencing an Award.

  (c)
  "Award" shall mean any Option, Restricted Stock, Phantom Stock, Stock Bonus, Stock Appreciation Right or Other Award granted pursuant to the terms of the Plan.

  (d)
  "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed an effective Schedule 13G.

  (e)
  "Board of Directors" shall mean the Board of Directors of the Company.

  (f)
  "Closing" shall mean the closing of the Merger.

  (g)
  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

  (h)
  "Committee" shall mean, at the discretion of the Board of Directors, the full Board of Directors or a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an "outside director" within the meaning of Section 162(m) of the Code and a "nonemployee director" within the meaning of Rule 16b-3.

  (i)
  "Company" shall mean IDEC Pharmaceuticals Corporation, a Delaware corporation.

  (j)
  "Common Stock" shall mean the common stock of the Company, par value $0.0005 per share.

  (k)
  A "Corporate Change in Control" shall be deemed to have occurred upon the first of the following events:

  (i)
  any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 50% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction which is a merger or consolidation;

  (ii)
  the election to the Board of Directors, without the recommendation or approval of a majority of the incumbent Board of Directors (as of the effective date of the Merger, but giving effect to the consummation of the Merger), of directors constituting a majority of the number of directors of the Company then in office, provided, however, that directors whose election or appointment following the Effective Date is approved by a majority of the members of the incumbent Board of Directors shall be deemed to be members of the incumbent Board of Directors for purposes hereof, provided further that directors whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company will not be considered as members of the incumbent Board of Directors for purposes of this paragraph (ii); or

    (iii)
    the occurrence of any other event which the incumbent Board of Directors in its sole discretion determines should be considered a Corporate Change in Control.

    (iv)
    The consummation of the Merger shall not be considered or deemed to be a Corporate Change in Control for the purposes of the Plan.

  (l)
  A "Corporate Transaction" shall be deemed to have occurred upon the first of the following:

  (i)
  there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation (unless following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto represent less than 60% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation and the transaction results in those persons who are members of the incumbent Board of Directors immediately prior to such merger or consolidation constituting less than 50% of the membership of the Board of Directors or the board of directors of such surviving or parent entity immediately after, or subsequently at any time as contemplated by such merger or consolidation (in which case the transaction shall be a Corporate Transaction)) or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

  (ii)
  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

  (iii)
  The consummation of the Merger shall not be considered or deemed to be a Corporate Transaction for the purposes of the Plan.

  (m)
  "Covered Employee" shall have the meaning set forth in Section 162(m) of the Code.

  (n)
  "Designated Employee" shall mean an Employee designated by the Committee, in its sole discretion, as a "Designated Employee" for purposes of the Plan at any time prior to the effective date of a Corporate Transaction.

  (o)
  "Effective Date" shall mean the date that the Merger is consummated.

  (p)
  "Employee" shall mean a person employed by the Company or an Affiliate as a common law employee (determined under the regular personnel policies, practices and classifications of the Company or the Affiliate, as applicable). A person is not considered an Employee for purposes of the Plan if the person is classified as a consultant or contractor under the Company or an Affiliate's regular personnel classifications and practices, or if the person is a party to an agreement to provide services to the Company or an Affiliate without participating in the Plan, notwithstanding that such person may be treated as a common law employee for payroll tax, coverage requirements under Section 410(b) of the Code, nondiscrimination requirements under Section 401(a)(4) of the Code or other legal purposes.

  (q)
  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  (r)
  "Fair Market Value" of the Common Stock shall be calculated as follows: (i) if the Common Stock is listed on a national securities exchange or traded on the NASDAQ National Market or the NASDAQ SmallCap Market and sale prices are regularly reported for the Common Stock, then the Fair Market Value shall be the closing selling price for the Common Stock reported on the applicable composite tape or other comparable reporting system on the applicable date, or if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (ii) if closing selling prices are not regularly reported for the Common Stock as described in clause (i) above but bid and asked prices for the Common Stock are regularly reported, then the Fair Market Value shall be the arithmetic mean between the closing or last bid and asked prices for the Common Stock on the applicable date or, if the applicable date is not a trading day, on the most recent trading day immediately prior to the applicable date; or (iii) if prices are not regularly reported for the Common Stock as described in clause (i) or (ii) above, then the Fair Market Value shall be such value as the Committee in good faith determines.

  (s)
  "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an incentive stock option.

  (t)
  "Merger" shall mean the merger of Bridges Merger Corporation, a wholly owned subsidiary of the Company, with and into Biogen Inc., with Biogen Inc. continuing as the surviving corporation, pursuant to the Agreement and Plan of Merger dated as of June 20, 2003.

  (u)
  "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

  (v)
  "Option" shall mean an option to purchase shares of Common Stock granted pursuant to Section 7.

  (w)
  "Other Award" shall mean an award granted pursuant to Section 11.

  (x)
  "Participant" shall mean an Employee to whom an Award is granted pursuant to the Plan.

  (y)
  "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation or other business entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

  (z)
  "Phantom Stock" shall mean the right, granted pursuant to Section 9, to receive in cash, shares or other property an amount, the value of which is related to the Fair Market Value of a share of Common Stock.

        (aa) "Restricted Stock" shall mean a share of Common Stock which is granted pursuant to the terms of Section 8 or Section 7(d) and which is subject to restrictions as set forth in Section 8(d).

        (bb) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

        (cc) "Stock Appreciation Right" shall mean the right to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock (as determined on the date of exercise), over (i) if the Stock Appreciation Right is not related to an Option, the purchase price of a share of Common Stock on the date the Stock Appreciation Right was granted, or (ii) if the Stock Appreciation Right is related to an Option, the purchase price of a share of Common Stock specified in the related Option, and pursuant to such further terms and conditions as are provided under Section 11.

        (dd) "Stock Bonus" shall mean a bonus payable in shares of Common Stock granted pursuant to Section 10.

        (ee) "Vesting Date" shall mean the date established by the Committee on which an Award shall vest.

3.
Stock Subject to the Plan.

(a)
Shares Available for Awards. The maximum number of shares of Common Stock reserved for issuance under the Plan shall be 17,400,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

(b)
Individual Limitation. The total number of shares of Common Stock subject to Awards (including Awards which may be payable in cash but denominated as shares of Common Stock), awarded to any Participant shall not exceed 1,500,000 shares in any tax year of the Company (subject to adjustment as provided herein).

(c)
Limitation for Non-Option Awards. The maximum number of shares of Common Stock subject to Awards other than Options under the Plan shall be 3,100,000.

(d)
Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, reclassification, stock split, reverse stock split, reorganization, merger (other than the Merger), consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any outstanding Award, and (4) the maximum number of shares subject to Awards which may be awarded to any Participant during any tax year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

(e)
Adjustment for Change or Exchange of Shares for Other Consideration. In the event the outstanding shares of Common Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, reorganization, merger (other than the Merger), consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event ("Transaction"), then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) each outstanding Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Common Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such Transaction, provided that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and (2) each outstanding Award that is not an Option and that is not automatically changed in connection with the Transaction shall represent the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Common Stock covered by the outstanding Award would have been changed or exchanged had they been held by a stockholder of the Company.

  (f)
  Reuse of Shares. The following shares of Common Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever; (2) any shares of Restricted Stock forfeited and (3) any previously owned or withheld shares of Common Stock obtained by the Participant pursuant to an Award and received by the Company in exchange for Option shares upon a Participant's exercise of an Option, as permitted under Section 7(c)(ii).

4.
Administration of the Plan.

        The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Common Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in any applicable performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

        The Committee may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after termination of employment or service to the Company or an Affiliate and, except as otherwise provided herein, adjust any of the terms of any Award. The Committee may also (a) accelerate the date on which any Award granted under the Plan becomes exercisable or (b) accelerate the Vesting Date or waive or adjust any condition imposed hereunder with respect to the vesting or exercisability of an Award, provided that the Committee determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances. Notwithstanding anything in the Plan to the contrary, no Award outstanding under the Plan may be repriced, regranted through cancellation or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a Corporate Transaction or other change in the Company's capitalization) without the approval of the Company's stockholders.

5.
Eligibility.

        The persons who shall be eligible to receive Awards pursuant to the Plan shall be such Employees (including officers of the Company, whether or not they are members of the Board of Directors) as the Committee shall select from time to time.

6.
Awards Under the Plan; Agreement.

        The Committee may grant Options, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses, Stock Appreciation Rights and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. Each Award granted under the Plan shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.
Options.

(a)
Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Each Option shall state the number of shares of the Common Stock to which it pertains.

(b)
Exercise Price. Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. Subject to Section 7(e) (if applicable), the option exercise price per share shall be determined by the Committee at the time of grant; provided, however, that in no event shall the option exercise price per share be less than the Fair Market Value of the Common Stock on the date of grant. Unless otherwise determined by the Committee, the per share option exercise price shall equal the Fair Market Value of the Common Stock on the date of grant.

(c)
Term and Exercise of Options.

(i)
Each Option shall become exercisable at the time or times determined by the Committee or upon the achievement of the performance objectives determined by the Committee, in each case as set forth in the applicable Agreement. Subject to Section 7(e) (if applicable), the expiration date of each Option shall be ten (10) years from the date of the grant thereof, or at such earlier or later time as the Committee shall expressly state in the applicable Agreement.

(ii)
An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Company. The option exercise price shall be payable upon the exercise of the Option. It shall be payable (A) in United States dollars in cash or by check, (B) if permitted by the Committee, in shares of the Common Stock held by the Participant (or a permitted transferee of such person) for at least six months having a Fair Market Value as of the date of exercise equal to the option exercise price of the Option, (C) at the discretion of the Committee, in accordance with a cashless exercise program established with a securities brokerage firm, or (D) at the discretion of the Committee, by any combination of (A), (B), and (C) above.

(iii)
Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

  (d)
  Repurchase Rights. Upon the exercise of an Option, and to the extent the applicable Agreement so provides, unvested shares of Restricted Stock may be issued under the Plan which are subject to Sections 8(b), (d), (e), (f) and (g) of the Plan and to repurchase by the Company in accordance with the following provisions:

  (i)
  Upon a Participant's termination of employment with the Company or an Affiliate while holding unvested shares of Restricted Stock issued upon the exercise of an Option, the Company shall have the right to repurchase any or all of those unvested shares at the option exercise price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the applicable Agreement.

  (ii)
  The Board of Directors, in its discretion, may determine at the time that the unvested shares of Restricted Stock are issued or at any time thereafter that any or all of the Company's outstanding repurchase rights shall terminate, and that any or all shares subject to such terminated rights shall become vested in full, upon the occurrence of any Corporate Change in Control.

  (iii)
  The Committee shall have the discretionary authority, exercisable either before or after the Participant's termination of employment, to cancel the Company's outstanding repurchase rights with respect to any or all unvested shares of Restricted Stock purchased or purchasable by the Participant under the Plan and thereby accelerate the vesting of those shares in whole or in part at any time.

  (e)
  Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or an Affiliate shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

  (f)
  No Incentive Stock Option may be granted to a person if, at the time of the proposed grant, such person owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

8.
Restricted Stock.

(a)
Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

(b)
Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. Except as otherwise provided herein (including the provisions of Section 12, 13 and 14 hereof), and except for shares of Restricted Stock issued upon the exercise of Options pursuant to Section 7(d), no shares of Restricted Stock shall have a Vesting Date that is earlier than the third anniversary of the date of grant of such Award. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Section 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) shall lapse.

  (c)
  Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

  (d)
  Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

  (e)
  Dividends on Restricted Stock. The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions or conditions to the vesting of such shares have lapsed.

  (f)
  Issuance of Certificates. (1) Following the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. Each such stock certificate shall bear the following legend:

      The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in or imposed pursuant to the IDEC Pharmaceuticals Corporation 2003 Omnibus Equity Plan.

      Such legend shall not be removed until such shares vest pursuant to the terms hereof.

    Each certificate issued pursuant to this Section 8(f), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

  (g)
  Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted (or a permitted transferee of such person), a certificate evidencing such share, free of the legend set forth in Section 8(f).

  (h)
  Effect of Termination of Employment. Except as set forth in Section 12(c), (d) or (e) or as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee's authority under Section 4, upon the termination of a Participant's employment for any reason other than For Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company together with any dividends paid on such shares; provided that if the Committee, in its sole and absolute discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, the Company shall repay to the Participant any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

  (i)
  In the event of the termination of a Participant's employment For Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares.

  (j)
  Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this Section 8 to Covered Employees may be based on the attainment of performance goals pre-established by the Committee. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures has been certified by the Committee.

9.
Phantom Stock.

(a)
General. Units of Phantom Stock may be granted by the Committee in its discretion, provided that any such Award shall be granted only in lieu of salary or cash bonuses payable to the Participant and shall (except as otherwise provided in Section 12, 13 or 14 hereof) have a Vesting Date not earlier than the first anniversary of the date of grant of the Award.

(b)
Vesting Date. At the time of the grant of units of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such units (subject to the provisions of Section 9(a) hereof). The Committee may divide such units into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a unit of Phantom Stock imposed pursuant to Section 9(d) are satisfied, and except as provided in Section 9(e), upon the occurrence of the Vesting Date with respect to a unit of Phantom Stock, such unit shall vest.

(c)
Benefit Upon Vesting. Upon the vesting of a unit of Phantom Stock, the Participant (or a permitted transferee of such person) shall be paid, within 30 days of the date on which such unit vests, an amount, in cash and/or shares of Common Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Common Stock on the date on which such unit of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the unit of Phantom Stock was granted and terminating on the date on which such unit vests.

(d)
Conditions to Vesting. At the time of the grant of units of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate, to be contained in the Agreement.

(e)
Effect of Termination of Employment. Except as set forth in Section 12(c), (d) or (e) or as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee's authority pursuant to Section 4, units of Phantom Stock that have not vested, together with any dividends credited on such units, shall be forfeited upon the Participant's termination of employment for any reason.

(f)
Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 9 to Covered Employees may be based on the attainment of performance criteria as described in Section 8(j), in each case, to the extent applicable, as determined in accordance with generally accepted accounting principles. No payment in respect of any such Phantom Stock award shall be paid to a Covered Employee (or a permitted transferee of such person) until the attainment of such performance measures have been certified by the Committee.

10.
Stock Bonuses.

        Stock Bonus Awards may be granted by the Committee in its discretion, provided that any such Award shall be granted only in lieu of salary or cash bonuses payable to the Participant and shall (except as otherwise provided in Section 12, 13 or 14 hereof) have a Vesting Date not earlier than the first anniversary of the date of grant of the Award. In the event that the Committee grants a Stock Bonus, a certificate for the shares of Common Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

11.
Other Awards; Stock Appreciation Rights.

(a)
Other forms of Awards (including any Stock Appreciation Rights, hereinafter "Other Awards") valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to other Awards under the Plan. Other Awards may be granted by the Committee in its discretion, provided that any such Other Award shall be granted only in lieu of salary or cash bonuses payable to the Participant and shall (except as otherwise provided in Section 12, 13 or 14 hereof or with respect to Stock Appreciation Rights granted in connection with an Option) have a Vesting Date not earlier than the first anniversary of the date of grant of the Award. Subject to the provisions of the Plan (including those set forth in the preceding sentence), the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

(b)
A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant of the Option or at any time thereafter during the term of the Option, or may be granted unrelated to an Option.

(c)
A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, in order to receive payment of any amount computed pursuant to Section 11(f). Such Option will, to the extent surrendered, then cease to be exercisable.

(d)
In the case of Stock Appreciation Rights granted in relation to Options, if the Appreciation Right covers as many shares as the related Option, the exercise of a related Option shall cause the number of shares covered by the Stock Appreciation Right to be reduced by the number of shares with respect to which the related Option is exercised. If the Stock Appreciation Right covers fewer shares than the related Option, when a portion of the related Option is exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only to the extent necessary so that the number of remaining shares subject to the Stock Appreciation Right is not more than the remaining shares subject to the Option.

(e)
Subject to Section 11(k) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

  (f)
  Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

  (i)
  The difference obtained by subtracting the option exercise price per share specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

  (ii)
  The number of shares as to which such Stock Appreciation Rights will have been exercised.

  (g)
  A Stock Appreciation Right granted without relationship to an Option will be exercisable as determined by the Committee but in no event after ten years from the date of grant.

  (h)
  A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

  (i)
  The difference obtained by subtracting the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is granted from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

  (ii)
  The number of shares as to which such Stock Appreciation Rights will have been exercised.

  (i)
  Notwithstanding Sections 11(f) and 11(h) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted in the applicable Agreements.

  (j)
  Payment of the amount determined under Sections 11(f) and 11(h) above may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares of Common Stock. If the Committee decides that full payment will be made in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

  (k)
  The Committee may impose such additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem necessary or desirable to secure for holders of Stock Appreciation Rights the benefits of Rule 16b-3, or any successor provision in effect at the time of grant or exercise of a Stock Appreciation Right or as it may otherwise deem advisable.

12.
Termination of Employment.

(a)
A Participant who ceases (for any reason other than death, total and permanent disability, Retirement or termination of employment For Cause) to be an Employee of the Company or of an Affiliate may exercise any Option, Stock Appreciation Right or Other Award to the extent that such Award has vested on the date of such cessation. Except as set forth in the next sentence or as otherwise set forth in the Plan, such Option, Stock Appreciation Right or Other Award shall be exercisable only within three (3) months after such date of cessation, or, if earlier, within the originally prescribed term of the Award, unless the Committee shall set forth a different period in the applicable Agreement. For purposes of the Plan, employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate. If any Option, Stock Appreciation Right or Other Award is not exercised following the Participant's termination within the time specified, the Award shall terminate and the shares covered by such Option, Stock Appreciation Right or Other Award shall revert to the Plan.

  (b)
  A Participant whose employment with the Company or an Affiliate is terminated For Cause shall forthwith immediately upon notice of such termination cease to have any right to exercise any Option, Stock Appreciation Right or Other Award, and the Option, Stock Appreciation Right or Other Award shall terminate and the shares covered by such Option, Stock Appreciation Right or Other Award shall revert to the Plan. For purposes of the Plan, termination "For Cause" shall be deemed to include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by a Participant of any provision of any employment, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and conduct substantially prejudicial to the business of the Company or an Affiliate. The determination of the Committee as to the existence of circumstances warranting a termination For Cause shall be conclusive. Any definition in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of For Cause and which is in effect at the time of such termination, shall supersede the definition in the Plan with respect to the Participant.

  (c)
  If a Participant ceases to be an Employee of the Company or of an Affiliate by reason of total and permanent disability, as determined by the Committee in accordance with the provisions of this Section 12(c), any Award held by such person (or a permitted transferee of such person) on the date of disability shall be fully exercisable as of the date of such cessation. A disabled Participant (or a permitted transferee of such person) may exercise such Award only within a period of one (1) year after the date of such cessation or within such different period as may be determined by the Committee and set forth in the applicable Agreement, or, if earlier, within the originally prescribed term of the Award. If any Award is not exercised following the Participant's total and permanent disability within the time specified, the Award shall terminate and the shares covered by such Award shall revert to the Plan. For purposes of the Plan, a Participant shall be deemed to have a total and permanent disability if such Participant is entitled to receive benefits under the applicable long-term disability program of the Company or an Affiliate of the Company, or, if no such program is in effect with respect to such Participant, if the Participant has become totally and permanently disabled within the meaning of Section 22(e)(3) of the Code.

  (d)
  If a Participant dies while the Participant is an Employee of the Company or of an Affiliate, any Award held by such person (or a permitted transferee of such person) at the date of death shall be fully exercisable as of the date of the Participant's death. A deceased Participant's legal representatives or one who acquires the Award by will or by the laws of descent and distribution (or a permitted transferee of such person) may exercise such Award only within a period of one (1) year after the date of death or within such different period as may be determined by the Committee and set forth in the applicable Agreement, or, if earlier, within the originally prescribed term of the award. If any Award is not exercised following the Participant's death within the time specified, the Award shall terminate and the shares covered by such Award shall revert to the Plan.

  (e)
  Unless otherwise set forth in the applicable Agreement, immediately upon a Participant's Retirement, such person's then unvested Awards, including those held by a permitted transferee of such person, shall automatically accelerate and become fully vested for fifty percent (50%) of the number of shares covered by such unvested Awards and for an additional ten percent (10%) of the number of shares covered by such unvested Awards for every year of employment by the Company or any of its Affiliates beyond ten (10) years, up to the remaining amount of the unvested Award. Upon Retirement, a retired Participant (or permitted transferee of such person) may exercise any then outstanding Awards to the extent vested only within a period of three (3) years after the date of Retirement or within such different period as may be determined by the Committee and set forth in the applicable Agreement or, if earlier, within the originally prescribed term of the Award. If any Award is not exercised following the Participant's Retirement within the time specified, the Award shall terminate and the shares covered by such Award shall revert to the Plan. For purposes of the Plan, the term "Retirement" as to any Employee of the Company or any of its Affiliates shall mean such person's leaving the employment of the Company and its Affiliates after reaching age 55 with ten (10) years of service with the Company or its Affiliates, but not including pursuant to any termination For Cause or pursuant to any termination for insufficient performance, as determined by the Company.

  (f)
  Leave of Absence. A Participant to whom an Award has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability, or who is on a permitted leave of absence for any purpose, shall not, during the period of any such absence, be deemed by virtue of such absence alone, to have terminated his employment with the Company or with an Affiliate except as the Committee may otherwise expressly provide in the applicable Agreement.

13.
Effect of Corporate Transaction.

(a)
Options. In the event of a Corporate Transaction, the Committee shall, prior to the effective date of the Corporate Transaction, as to each outstanding Option under the Plan either (i) make appropriate provisions for the Options to be assumed by the successor corporation or its parent or be replaced with a comparable options to purchase shares of the capital stock of the successor corporation or its parent; or (ii) upon written notice to the Participants provide that all Options must be exercised and the Plan will terminate (all Options having been made fully exercisable as set forth below in this Section 13; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the then aggregate Fair Market Value of the shares subject to such Options (all Options having been made fully exercisable as set forth below in this Section 13) over the aggregate option exercise price thereof. Each outstanding Option under the Plan which is assumed in connection with a Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of the Common Stock as are subject to such Option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option exercise price payable per share, provided the aggregate option exercise price payable for such securities shall remain the same.

(b)
Other Awards. In the event of a Corporate Transaction, the Committee shall, prior to the effective date of the Corporate Transaction, as to each outstanding Award (other than an Option) under the Plan either (i) make appropriate provisions for the Awards to be assumed by the successor corporation or its parent or be replaced with a comparable award with respect to the successor corporation or its parent; (ii) provide that such Awards shall be fully vested and exercisable, as applicable, prior to such Corporate Transaction and, to the extent that such Awards (other than awards of Restricted Stock) are not exercised prior to such Corporate Transaction, shall terminate upon the consummation of the Corporate Transaction; or (iii) terminate all such Awards in exchange for a cash payment equal to the then aggregate Fair Market Value of the shares of Common Stock and cash payments subject to such Award (all Awards having been made fully exercisable as set forth below in this Section 13), less any applicable exercise price.

  (c)
  Involuntary Employment Action. If at any time within two (2) years of the effective date of a Corporate Transaction there is an Involuntary Employment Action with respect to any Designated Employee, each then outstanding Award assumed or replaced under this Section 13 and held by such Designated Employee (or a permitted transferee of such person) shall, upon the occurrence of such Involuntary Employment Action, automatically accelerate so that each such Award shall immediately become fully vested or exercisable, as applicable. Upon the occurrence of an Involuntary Employment Action with respect to a Designated Employee, any outstanding Options or Stock Appreciation Right held by such Designated Employee (and a permitted transferee of such person) shall be exercisable within one (1) year of the Involuntary Employment Action or, if earlier, within the originally prescribed term of the Option or Stock Appreciation Right. An "Involuntary Employment Action" as to a Designated Employee shall mean the involuntary termination of the Designated Employee's employment with the Company or an Affiliate other than For Cause, or the termination by the Designated Employee of his employment with the Company and its Affiliates upon the occurrence, without the Participant's express written consent, of any of the following circumstances unless such circumstances are corrected (provided such circumstances are capable of correction): (i) any adverse and material alteration and diminution in the Participant's position, title or responsibilities (other than a mere change in title or reporting relationship) as they existed immediately prior to the Corporate Transaction or as the same may be increased from time to time thereafter, (ii) a reduction of the Participant's annual base salary or targeted bonus opportunity, in each case as in effect on the date prior to the Corporate Transaction or as the same may be increased from time to time thereafter, or (iii) relocation of the offices at which the Participant is employed which increases the Participant's daily commute by more than 100 miles on a round trip basis.

  (d)
  Determination of Comparability. The determination of comparability under this Section 13 shall be made by the Committee and its determination shall be final, binding and conclusive.

  (e)
  Other Adjustments. The class and number of securities available for issuance under the Plan on both an aggregate and per participant basis shall be appropriately adjusted by the Committee to reflect the effect of the Corporate Transaction upon the Company's capital structure.

  (f)
  Termination of the Plan. In the event the Company terminates the Plan or elects to cash out Options or Stock Appreciation Rights in accordance with clauses (ii) and (iii) of paragraph (a) or (b) of this Section 13, then the exercisability of each affected Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Transaction, become fully vested and may be exercised prior to such Corporate Transaction for all or any portion of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence.

14.
Acceleration Upon Corporate Change in Control.

        In the event of a Corporate Change in Control the exercisability or vesting of each Award outstanding under the Plan shall be automatically accelerated so that each such Award shall immediately prior to such Corporate Change in Control, become fully vested or exercisable for the full number of shares of the Common Stock purchasable or cash payable under an Award to the extent not previously exercised and may be exercised for all or any portion of such shares or cash within the originally prescribed term of such Award. The Committee shall, in its discretion, determine the timing and mechanics required to implement the foregoing sentence. However, an outstanding Award under the Plan shall not be accelerated under this Section 14 if and to the extent one or more limitations imposed by the Committee at the time of grant preclude such acceleration upon a Corporate Change in Control.

15.
Rights as a Stockholder.

        No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

16.
No Employment Rights; No Right to Award.

        Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or an Affiliate or interfere in any way with the right of the Company or an Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant. No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a Participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

17.
Securities Matters.

(a)
Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)
The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant (or a permitted transferee of such person) in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant (or a permitted transferee of such person) may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.
Withholding Taxes.

        Whenever cash is to be paid pursuant to an Award, the Company or Affiliate by which the Participant is employed shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever shares of Common Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company or Affiliate by which the Participant is employed in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Common Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market

Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

19.
Notification of Election Under Section 83(b) of the Code.

        If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

20.
Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

        Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Common Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

21.
Amendment or Termination of the Plan.

        No amendment to the Plan which (i) increases the number of shares of Common Stock issuable under the Plan (ii) materially changes the class of persons eligible to participate in the Plan, (iii) would have the effect of materially increasing the benefits accruing under the Plan to Participants or (iv) materially alters the provisions of the second paragraph of Section 4 shall be effective without approval by the stockholders of the Company. Except as set forth in the preceding sentence, the Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall also be required for any such amendment if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other applicable law or the requirements of any securities exchange upon which the securities of the Company trade. Nothing herein shall restrict the Committee's ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.

22.
Transferability.

        Awards granted under the Plan shall not be transferable by a participant other than (i) by will or by the laws of descent and distribution, or (ii) with respect to Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order, as defined by the Code or Title 1 of the Employee Retirement Income Security Act or the rules thereunder, or (iii) as otherwise determined by the Committee. The designation of a beneficiary of an Award by a Participant shall not be deemed a transfer prohibited by this Section. Except as provided in the preceding sentence, an Award shall be exercisable, during a Participant's lifetime, only by the Participant (or by his or her legal representative) and shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any Award contrary to the provisions of this Section 22, or the levy of any attachment or similar process upon an Award, shall be null and void. Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution (or by a permitted transferee of such person). No transfer of an Award by will or the laws of descent and distribution, or as otherwise permitted by this Section 22, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

23.
Dissolution or Liquidation of the Company.

        Upon the dissolution or liquidation of the Company other than in connection with transactions to which Section 13 is applicable, all Awards granted hereunder shall terminate and become null and void; provided, however, that if the rights hereunder of a Participant or one who acquired an Award by will or by the laws of descent and distribution, or as otherwise permitted by Section 22, have not otherwise terminated and expired, the Participant or such person shall have the right immediately prior to such dissolution or liquidation to exercise any Award granted hereunder to the extent that the right to exercise such Award has accrued as of the date immediately prior to such dissolution or liquidation. Awards of Restricted Stock that have not vested as of the date of such dissolution or liquidation shall be forfeited as of the date of such dissolution or liquidation.

24.
Effective Date and Term of Plan.

        The Plan shall be subject to the requisite approval of the stockholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless extended or earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective Date. No extension of the Plan shall operate to permit the grant of Incentive Stock options following the tenth anniversary of the Effective Date. Awards outstanding at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

25.
Applicable Law.

        The Plan shall be construed and enforced in accordance with the law of the State of Delaware, without reference to its principles of conflicts of law.

26.
Participant Rights.

        No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants.

27.
Unfunded Status of Awards.

        The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

28.
No Fractional Shares.

        No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

29.
Beneficiary.

        A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

30.
Interpretation.

        The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

31.
Severability.

        If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

ANNEX C

IDEC PHARMACEUTICALS CORPORATION
PERFORMANCE BASED MANAGEMENT INCENTIVE PLAN

I.
Purpose

        This Performance Based Management Incentive Plan (the "Plan") is maintained by IDEC Pharmaceuticals Corporation (the "Company") to:

A.
Attract and retain persons of outstanding competence.

B.
Stimulate outstanding effort to bring about exceptional operating performance and reward the contributors to this performance by providing them with a share of the resulting benefits.

        The Plan is intended to supplement a person's base salary and result in total cash compensation for above average performance that exceeds the average compensation levels of comparable companies. Incentive awards paid under the Plan are intended to satisfy the "qualified performance-based compensation" requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

II.
Basic Concepts

        Since the purpose of the Plan is to stimulate and reward outstanding performance in the accomplishment of specific objectives, the Plan should generally be formally integrated with the objectives of the total management system. The Plan should thus support a continuing and meaningful emphasis on the effective use of goal setting and management by objectives and generally should be aligned with the goals reflected in the approved annual plan of the Company.

        Annual incentive award programs under the Plan shall be developed under the following basic concepts:

A.
The advance identification of the participants in the Plan and the establishment of target incentive awards, specific performance goals and the extent to which each such objective shall determine the actual award.

B.
The establishment of a range in the actual incentive awards available under the Plan to reflect the achievements of the respective participants as well as the achievement of the Company-wide performance goals.

III.
Eligibility

A.
Participation in the Plan shall be limited to executive officers of the Company and its subsidiaries and affiliates and certain other key employees of the Company and its subsidiaries nominated by the Chief Executive Officer (the "CEO") and approved by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee"), or selected by the Compensation Committee (each employee participating in the Plan a "Participant").

B.
Unless otherwise specifically authorized by the Compensation Committee, persons approved for participation in the Plan (each employee participating in the Plan a "Participant") shall be excluded from participation in any other cash bonus or incentive program of the Company or its subsidiaries and affiliates.

IV.
Basis of Participation

A.
Participants may receive incentive awards under the Plan on the basis of percentages established in advance as recommended by the CEO and approved by the Compensation Committee as part of the annual compensation plan, or as established by the Compensation Committee.

B.
The target incentive award for a Participant shall be developed in accordance with the following:

          1.     In connection with the planning of their performance goals for the plan year, the CEO shall recommend (for approval by the Compensation Committee), or the Compensation Committee shall establish, the individual Participants and the target incentive award for each Participant (expressed as a percentage of the annual base pay of the Participant).

          2.     The target incentive award for each Participant (expressed as a percentage of annual base pay of the Participant) shall be established in accordance with guidelines established by the Compensation Committee.

            (a)   Because of the many variables in establishing base salary structures, the Plan does not contemplate achieving any degree of uniformity in the relationship of incentive awards to annual base pay. Therefore, the range of target incentive awards will be rather broad. Individual target incentive awards should be based upon consideration of:

              (i)    relative significance of the individual's function in directly influencing the performance of the Company;

              (ii)   the target incentive awards for individuals in similar roles at competing companies; and

              (iii)  the relative competitive total compensation for the respective positions.

C.
Each plan year, the Compensation Committee shall establish a formula for determining the amount of incentive award a Participant may receive and such formula shall specify the Participants or class of Participants to which such formula applies. Generally, a formula established by the Compensation Committee shall reflect both (1) Company-wide goals ("Corporate Goals") which generally should be based on key elements of the Company's annual plan and (2) specific goals relating to the performance of the respective Participant ("Individual Goals"). Corporate Goals and Individual Goals shall be objective and the formula shall be objective and state the method for computing the amount that may be paid to a Participant if the performance goal or goals are attained. A formula established by the Compensation Committee may provide that if certain specified goals are not met, no incentive awards will be awarded under the Plan for the plan year to which such formula applies.

D.
Subject to Sections VII.C, VIII.B, VIII.C and VIII.D, the actual incentive award to a Participant under the Plan shall be computed according to the formula determined pursuant to Section IV.C; provided, however, that the Compensation Committee shall have the discretion to decrease the amount of the incentive award payable. A Participant may receive an incentive award that is less than, equal to or greater than his or her target incentive award provided, however, that the calculation shall not be discretionary but rather shall be pursuant to an objective formula for computing the amount of compensation payable to the Participant if the applicable performance goals are attained.

E.
Individual Goals shall be established as follows:

          1.     Individual Goals shall be based on one or more of the business criteria set forth in Section V.B and shall relate to significant and measurable areas that require special attention during the plan year. The purpose is to add special emphasis to those particular activities and reward for their accomplishments. From year-to-year, it is expected that the emphasis will change both in relation to the selected Individual Goals as well as to the importance of such goals in determining the actual incentive award.

          2.     Individual Goals shall be precise in establishing the targets and the basis for measurement of accomplishment, and if there can be variations in the degree of accomplishment of an individual goal, the extent to which such goal will be considered satisfied upon attainment of the levels of accomplishment shall be clearly stated.

          3.     Where Individual Goals relate to dollar objectives, they should be identified with or reconciled to amounts reflected in the Company's approved annual operating plan.

V.
Code Section 162(m) Requirements

A.
Notwithstanding any provision of the Plan to the contrary, incentive awards shall be paid solely on account of the attainment of one or more objective performance goals which (1) are pre-established by the Compensation Committee, (2) are based on one or more of the business criteria listed below in Section V.B, and (3) state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to a Participant if the goal is attained; provided, however, that incentive awards may also be paid in accordance with Section VIII.B.

B.
Notwithstanding any provision of the Plan to the contrary, performance goals shall be based on one or more of the following business criteria: revenue growth; earnings per share; return on capital employed; profits after taxes; total return to stockholder and earnings before any one or more of the following items: interest, taxes, depreciation or amortization; operating income; cash flow; return on equity; return on invested capital; return on assets; cost reductions or savings; funds from operations; appreciation in the market value of Company common stock; progress on the Company's product pipeline; research productivity; movement of programs from research to development; product development; product market share; in-licensing and/or out-licensing; mergers and/or acquisitions; sales of assets and/or subsidiaries; litigation; information services related projects; employee turnover and/or other human resources activities; manufacturing quality; production measures; inventory levels; supply chain management; support services; site, plant, building and/or facility development; government relations; management and board of directors composition; leadership development and/or talent management.

C.
Notwithstanding any provision of the Plan to the contrary, the calculation of an incentive award (including any increase above the target incentive award but excluding any decrease in the award payable) shall not be discretionary but rather shall be pursuant to an objective formula for computing the amount of incentive award payable to a Participant if the applicable goals are attained.

D.
Notwithstanding any provision of the Plan to the contrary, to the extent necessary to comply with the qualified performance-based compensation requirements of Code Section 162(m), award formulas shall be adopted in each performance period by the Compensation Committee no later than the latest time permitted by Code Section 162(m) (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). No incentive awards shall be paid to Participants unless and until the Compensation Committee makes a certification in writing with respect to the attainment of the performance goals with respect to such incentive award as required by Code Section 162(m). Although the Compensation Committee may in its sole discretion reduce an incentive award payable to a Participant pursuant to the applicable formula, subject to Section VIII.B the Compensation Committee shall have no discretion to increase the amount of a Participant's incentive award as determined under the applicable formula.

VI.
Administration

A.
The overall administration of the Plan shall be under the direction of the Compensation Committee. The Compensation Committee shall consist solely of two or more members of the Company's Board of Directors who qualify as "outside directors" for purposes of Code Section 162(m).

B.
Responsibility for the operating administration of the Plan shall be under the direction of the Company's senior human resources officer.

VII.
Determination of Incentive Awards

A.
Promptly following the close of a plan year, the respective managers shall evaluate the performance of the Participants, determine the extent to which Individual Goals were achieved (in terms of percentage achievement, subject to a maximum percentage established annually by the Compensation Committee, which in no event shall be more than 225%) and, with assistance from the Company's chief human resources officer, forward a report on such evaluations and determinations to the Compensation Committee for review and approval. In all cases, the extent to which Individual Goals were achieved shall be determined only after a self-assessment has been completed.

B.
The final determination of the extent to which Corporate Goals were achieved (in terms of percentage achievement, subject to a maximum percentage established annually by the Compensation Committee, which in no event shall be more than 225%) will be made by the Compensation Committee, promptly following the availability of year-end financial and technical results.

C.
Subject to the limitation that the maximum amount payable under the Plan to any employee during any calendar year may not exceed $3,500,000 and subject to Sections IV.D, VIII.B, VIII.C and VIII.D, incentive awards to Participants shall be computed according to the formula established under Section IV.C, using, to the extent applicable to such formula, the percent achievement determined in accordance with Section VII.A and the percent achievement determined in accordance with Section VII.B.

VIII.
Payments, Termination of Employment and General Conditions

A.
Subject to Section VIII.C and VIII.D, payments to Participants who have been determined to be entitled to incentive awards shall be made in cash generally not later than the fifteenth day of the third calendar month following the close of the Company's fiscal year.

B.
A Participant must be employed by the Company on the last day of a plan year to be eligible for an incentive award. A Participant whose employment with the company is terminated prior to the end of a plan year due to death, disability or a change of ownership or control of the Company may receive an incentive award at the discretion of the Compensation Committee. A Participant whose employment with the Company is terminated for any reason other than death, disability or a change of ownership or control of the Company may receive an incentive award at the discretion of the Compensation Committee only if the applicable performance goals were attained prior to such termination.

C.
While it is the intent of the Company to continue the Plan during any year for which it is established and to make incentive awards to Participants in accordance with these policies and guidelines, the Company reserves the right to amend, modify or terminate the Plan, any annual incentive program under the Plan or any Participant's participation in the Plan at any time or on such conditions as the Compensation Committee shall deem appropriate; provided, however, that once the Compensation Committee has established the performance goals underlying an incentive award the Compensation Committee may not change either such performance goals or the formula for computing whether such goals were met and the Compensation Committee may not increase the amount of the target incentive award (the Compensation Committee may, however, decrease the amount of a Participant's actual incentive award). No Participant shall have any right to any incentive award under the Plan until such award and the amount thereof has been finally approved by the Compensation Committee and communicated to such Participant after the end of the plan year for which the award is being made.

D.
No incentive awards shall be paid under the Plan unless and until the material terms of the performance goals under which incentive awards may be paid have been approved by the Company's stockholders as required by Section 162(m) of the Code. So long as the Plan shall not have been previously terminated by the Company, the material terms of the performance goals under which incentive awards may be paid shall be resubmitted for approval by the Company's stockholders in the fifth year after the material terms of the performance goals under which incentive awards may be paid shall have first been approved by the Company's stockholders and every fifth year thereafter. In addition, the material terms of the performance goals under which incentive awards may be paid shall be resubmitted to the Company's stockholders for approval if the Plan is amended in any way which changes the persons eligible under the Plan, the business criteria listed in Section V.B, the maximum amount of compensation which may be paid to any Participant under the Plan in any calendar year, or the material terms of the performance goals.

E.
A Participant may designate a beneficiary or beneficiaries who, in the event of the Participant's death, shall receive payment of any incentive award that may be determined under Section VIII.B. Such designation shall be made by the Participant on a form prescribed by the Compensation Committee. The Participant may, at any time, change or revoke such designation. A beneficiary designation, or revocation of a prior beneficiary designation, will be effective only if it is made in writing on a form provided by the Compensation Committee, signed by the Participant and received by the Company. If a Participant does not designate a beneficiary or the beneficiary dies prior to receiving any payment of an incentive award, awards payable under the Plan otherwise to a beneficiary shall be paid to the Participant's estate. Submission of a beneficiary designation form and its receipt by the Company does not in any way alter or diminish the discretionary authority granted to the Compensation Committee under Section VIII.B.

F.
The Plan is not a contract between the Company and any Participant. Neither the establishment of the Plan, nor any action taken hereunder, shall be construed as giving any Participant any right to be retained in the employ of the Company. The Company is under no obligation to continue the Plan.

G.
A Participant's right and interest under the Plan may not be assigned or transferred, except as provided in Section VIII.E, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay incentive awards with respect to the Participant.

H.
The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of awards.

I.
The Company shall have the right to deduct from incentive awards paid any taxes or other amounts required by law to be withheld.

J.
It is the intent of the Company that the Plan and incentive awards under the Plan comply with the applicable provisions of Section 162(m) of the Code. To the extent that any legal requirement of Section 162(m) of the Code as set forth in the Plan ceases to be required under Section 162(m) of the Code, that Plan provisions shall cease to apply.

K.
The validity, construction, interpretation and effect of the Plan shall exclusively be governed by and determined in accordance with the laws of the State of Delaware, without giving effect to its conflict of laws provisions.

ANNEX D

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

        June 20, 2003

Board of Directors
IDEC Pharmaceuticals Corporation
3030 Callan Road
San Diego, CA 92121

Members of the Board of Directors:

        Biogen, Inc. ("Biogen"), and IDEC Pharmaceuticals Corporation ("IDEC") and Bridges Merger Corporation, a newly formed, wholly owned subsidiary of IDEC ("Sub"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which Sub will be merged with Biogen in a transaction (the "Merger") in which each outstanding share of Biogen's common stock, par value $0.01 per share (the "Biogen Shares"), will be converted into the right to receive 1.15 shares (the "Exchange Ratio:) of the common stock of IDEC, par value $0.0005 per share (the "IDEC Shares").

        You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of the IDEC Shares.

        In arriving at the opinion set forth below, we have, among other things:

  (1)
  Reviewed certain publicly available business and financial information relating to Biogen and IDEC that we deemed to be relevant;

  (2)
  Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of Biogen and IDEC, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger (the "Expected Synergies") furnished to us by Biogen and IDEC, respectively;

  (3)
  Conducted discussions with members of senior management of Biogen and IDEC concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

  (4)
  Reviewed the market prices and valuation multiples for the Biogen Shares and the IDEC Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (5)
  Reviewed the results of operations of Biogen and IDEC and compared them with those of certain publicly traded companies that we deemed to be relevant;

  (6)
  Participated in certain discussions and negotiations among representatives of Biogen and IDEC and their financial and legal advisors;

  (7)
  Reviewed the potential pro forma impact of the Merger, before and after giving effect to the Expected Synergies;

  (8)
  Reviewed the Agreement; and

  (9)
  Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

        In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such

D-1

information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of Biogen or IDEC or been furnished with any such evaluation or appraisal, nor have we evaluated the solvency or fair value of Biogen or IDEC under any state or federal laws relating to bankruptcy, insolvency or similar matters. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of Biogen or IDEC. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by Biogen or IDEC, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of Biogen's or IDEC's management as to the expected future financial performance of Biogen or IDEC, as the case may be, and the Expected Synergies. We have further assumed that the Merger will qualify as a tax-free reorganization for U.S. federal income tax purposes.

        Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed, in all respects material to our analysis, that all governmental, regulatory or other consents or approvals (contractual or otherwise) necessary for or in connection with the Merger will be obtained without any adverse effect on IDEC or Biogen or on the contemplated benefits of the Merger. We have also assumed, in all respects material to our analysis, that the Merger will be consummated as described in the Agreement, that all representations and warranties of each party contained in the Agreement are true and correct, that each party to the Agreement will perform all of the covenants and agreements required to be performed by it thereunder without any consents or waivers of the other parties thereto and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We note that we are not legal, tax or regulatory experts and have relied upon, without assuming any responsibility for independent verification or liability therefor, the assessment of IDEC's legal, tax and regulatory advisors with respect to the legal, tax and regulatory matters related to the Merger.

        In connection with the preparation of this opinion, we have not been authorized by IDEC or the Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of IDEC.

        We are acting as financial advisor to IDEC in connection with the Merger and will receive a fee from IDEC for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, IDEC has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to IDEC and/or its affiliates and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the IDEC Shares and other securities of IDEC, as well as the Biogen Shares and other securities of Biogen, for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

        This opinion is for the use and benefit of the Board of Directors of IDEC. Our opinion does not address the merits of the underlying decision by IDEC to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger or any matter related thereto. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of IDEC, other than the holders of the IDEC Shares.

        We are not expressing any opinion herein as to the prices at which the IDEC Shares or the Biogen Shares will trade following the announcement or consummation of the Merger.

        On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of the IDEC Shares.

D-2

ANNEX E

Opinion of Goldman, Sachs & Co.

PERSONAL AND CONFIDENTIAL

June 20, 2003

Board of Directors
Biogen, Inc.
14 Cambridge Center
Cambridge, Massachusetts 02142

Madame and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $0.01 per share (the "Shares"), of Biogen, Inc. (the "Company") of the exchange ratio of 1.150 shares of Common Stock, par value $0.0005 per share (the "IDEC Common Stock"), of IDEC Pharmaceuticals Corporation ("IDEC") to be received for each Share (the "Exchange Ratio") pursuant to the Agreement and Plan of Merger, dated as of June 20, 2003 (the "Agreement"), by and among IDEC, Bridges Merger Corporation, a direct wholly owned subsidiary of IDEC, and the Company.

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Merger (as defined in the Agreement). We expect to receive fees for our services in connection with the Merger, a substantial portion of which fees are contingent upon consummation of the Merger, and the Company has agreed to indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the Company in the past, and may provide investment banking services to the Company, IDEC and the combined company in the future, for which services we have received, or we may receive, compensation. Goldman, Sachs & Co. provides a full range of financial advisory, financing and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold long and short positions in securities, including derivative securities, of the Company or IDEC for its own account and for the accounts of customers.

In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company and IDEC for the five years ended December 31, 2002; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and IDEC; certain other communications from the Company and IDEC to their respective stockholders; certain internal financial analyses and forecasts for the Company prepared by the management of the Company and certain internal analyses and forecasts for IDEC prepared by the management of IDEC, as adjusted by the management of Biogen (collectively, the "Forecasts"); and certain cost savings and operating synergies projected by the managements of the Company and IDEC to result from the transaction contemplated by the Agreement (the "Synergies"). We also have held discussions with members of the senior managements of the Company and IDEC regarding their assessment of the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and IDEC Common Stock, compared certain financial and stock market

E-1

Board of Directors
Biogen, Inc.
June 20, 2003
Page Two

information for the Company and IDEC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company and IDEC and that the Forecasts and the Synergies will be realized in the amounts and time periods contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or IDEC or any of their respective subsidiaries and we have not been furnished with any such evaluations or appraisals. We also have assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the transaction contemplated by the Agreement will be obtained without any adverse effect on the Company or IDEC or on the contemplated benefits of the transaction contemplated by the Agreement. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of or other business combination with the Company. Our opinion does not address the relative merits of the transaction contemplated by the Agreement as compared to any alternative business transaction that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the transaction contemplated in the Agreement. In addition, we are not expressing any opinion as to the prices at which the Shares or the IDEC Common Stock will trade at any time. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Shares.

E-2

ANNEX F

MASSACHUSETTS APPRAISAL RIGHTS STATUTE
Sections 85 through 98 of the
Massachusetts Business Corporation Law

Section 85. Dissenting stockholder; right to demand payment for stock; exception.

        A stockholder in any corporation organized under the laws of Massachusetts which shall have duly voted to consolidate or merge with another corporation or corporations under the provisions of sections seventy-eight or seventy-nine who objects to such consolidation or merger may demand payment for his stock from the resulting or surviving corporation and an appraisal in accordance with the provisions of sections eighty-six to ninety-eight, inclusive, and such stockholder and the resulting or surviving corporation shall have the rights and duties and follow the procedure set forth in those sections. This section shall not apply to the holders of any shares of stock of a constituent corporation surviving a merger if, as permitted by subsection (c) of section seventy-eight, the merger did not require for its approval a vote of the stockholders of the surviving corporation.

Section 86. Sections applicable to appraisal; prerequisites.

        If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

Section 87. Statement of rights of objecting stockholders in notice of meeting; form.

        The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

        "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."

Section 88. Notice of effectiveness of action objected to.

        The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

Section 89. Demand for payment; time for payment.

        If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

Section 90. Demand for determination of value; bill in equity; venue.

        If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

Section 91. Parties to suit to determine value; service.

        If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

Section 92. Decree determining value and ordering payment; valuation date.

        After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

Section 93. Reference to special master.

        The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

Section 94. Notation on stock certificates of pendency of bill.

        On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

Section 95. Costs; interest.

        The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

Section 96. Dividends and voting rights after demand for payment.

        Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

        (1)   A bill shall not be filed within the time provided in section ninety;

        (2)   A bill, if filed, shall be dismissed as to such stockholder; or

        (3)   Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

        Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

Section 97. Status of shares paid for.

        The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

Section 98. Exclusive remedy; exception.

        The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

        Article XI of IDEC's certificate of incorporation provides for the indemnification of directors or officers, in accordance with the bylaws, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article VII of the bylaws of IDEC provides that IDEC shall indemnify and hold harmless, to the fullest extent permitted by law, any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of IDEC or any subsidiary or constituent corporation or served any other enterprise at the request of IDEC, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action. The General Corporation Law of the State of Delaware provides for the indemnification of directors and officers under certain conditions.

        The directors and officers of IDEC are insured under a policy of directors' and officers' liability insurance.

Item 21. Exhibits and Financial Statement Schedules

        (a)   The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 20, 2003 by and among IDEC, Bridges Merger Corporation and Biogen[1]
3.1	Form of amendment to the Amended and Restated Certificate of Incorporation of the Registrant
3.2	Form of amendment to the Bylaws of the Registrant
5	Opinion of Pillsbury Winthrop LLP regarding the validity of the securities being registered[2]
8.1	Opinion of Pillsbury Winthrop LLP regarding material federal income tax consequences relating to the merger[2]
8.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding material federal income tax consequences relating to the merger[2]
10.1	Employment Agreement dated as of June 20, 2003 between IDEC and William H. Rastetter, Ph.D.
10.2	Employment Agreement dated as of June 20, 2003 between IDEC and James C. Mullen
23.1	Consent of KPMG LLP (for IDEC)
23.2	Consent of PricewaterhouseCoopers LLP (for Biogen)
23.3	Consent of Pillsbury Winthrop LLP (included in the opinions filed as Exhibit 5 and Exhibit 8.1 to this Registration Statement)[2]
23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in the opinion filed as Exhibit 8.2 to this Registration Statement)[2]
23.5	Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated[2]

23.6	Consent of Goldman, Sachs & Co.[2]
24	Power of Attorney (included on the signature page to this Registration Statement)
99.1	Form of IDEC Proxy Card[2]
99.2	Form of Biogen Proxy Card[2]

1
Filed as Exhibit 2.1 to the Registrant's Form 8-K filed with the SEC on June 23, 2003 and incorporated herein by reference.

2
To be filed by amendment.

Item 22. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2)   That every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4)   To respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized in the city of San Diego, State of California, on the Sixteenth day of July 2003.

IDEC Pharmaceuticals Corporation
By:	/s/ WILLIAM H. RASTETTER, PH.D. William H. Rastetter, Ph.D. Chairman and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William H. Rastetter, Ph.D. and John M. Dunn, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ WILLIAM H. RASTETTER, PH.D. William H. Rastetter, Ph.D.	Chairman and Chief Executive Officer (Principal Executive Officer)	July 16, 2003
/s/ EDWARD M. RODRIGUEZ Edward M. Rodriguez	Vice President—Finance and Controller (Principal Financial Officer and Principal Accounting Officer)	July 16, 2003
/s/ HERBERT BOYER, PH.D. Herbert Boyer, Ph.D.	Director	July 16, 2003
/s/ ALAN B. GLASBERG, M.D. Alan B. Glasberg, M.D.	Director	July 16, 2003

/s/ KAZUHIRO HASHIMOTO Kazuhiro Hashimoto	Director	July 16, 2003
/s/ FRANKLIN P. JOHNSON, JR. Franklin P. Johnson, Jr.	Director	July 16, 2003
/s/ ROBERT W. PANGIA Robert W. Pangia	Director	July 16, 2003
/s/ BRUCE R. ROSS Bruce R. Ross	Director	July 16, 2003
/s/ LYNN SCHENK Lynn Schenk	Director	July 16, 2003
/s/ WILLIAM D. YOUNG William D. Young	Director	July 16, 2003

QuickLinks

MERGER PROPOSAL—YOUR VOTE IS IMPORTANT
REFERENCES TO ADDITIONAL INFORMATION
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MERGER
SUMMARY
RISKS RELATING TO THE MERGER
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
THE PROPOSED MERGER
THE COMPANIES
OPINIONS OF FINANCIAL ADVISORS
INTERESTS OF CERTAIN PERSONS IN THE MERGER
THE MERGER AGREEMENT
PRO FORMA FINANCIAL DATA
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME Three Months Ended March 31, 2003 (Amounts in thousands, except per share amounts)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME Year Ended December 31, 2002 (Amounts in thousands, except per share amounts)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET As of March 31, 2003 (Amounts in thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
INFORMATION ABOUT THE MEETINGS AND VOTING
OTHER IDEC MEETING PROPOSALS
COMPARISON OF STOCKHOLDER RIGHTS AND CORPORATE GOVERNANCE MATTERS
DESCRIPTION OF IDEC CAPITAL STOCK
LEGAL MATTERS
EXPERTS
ADDITIONAL INFORMATION FOR STOCKHOLDERS
WHERE YOU CAN FIND MORE INFORMATION
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
ARTICLE I THE MERGER
ARTICLE II EFFECTS OF THE MERGER; EXCHANGE OF CERTIFICATES
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS
ARTICLE V ADDITIONAL AGREEMENTS
ARTICLE VI CONDITIONS PRECEDENT
ARTICLE VII TERMINATION, AMENDMENT AND WAIVER
ARTICLE VIII GENERAL PROVISIONS
  EXHIBIT A
ANNEX B IDEC PHARMACEUTICALS CORPORATION 2003 OMNIBUS EQUITY PLAN
ANNEX C IDEC PHARMACEUTICALS CORPORATION PERFORMANCE BASED MANAGEMENT INCENTIVE PLAN
ANNEX D Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
ANNEX E Opinion of Goldman, Sachs & Co.
ANNEX F MASSACHUSETTS APPRAISAL RIGHTS STATUTE Sections 85 through 98 of the Massachusetts Business Corporation Law
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 20. Indemnification of Directors and Officers
  Item 21. Exhibits and Financial Statement Schedules
  Item 22. Undertakings.
SIGNATURES
POWER OF ATTORNEY